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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Commission File No. 000-29643
GRANITE CITY FOOD & BREWERY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Preliminary Copy
Filed Pursuant to Rule 14(a)-6(a)

        GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

April 12, 2011

Dear Shareholder:

        You are cordially invited to attend a special meeting of shareholders of Granite City Food & Brewery Ltd. which we will hold at 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota, on May 10, 2011, at 9:00 a.m. central time.

        We have entered into an agreement with Concept Development Partners LLC, or CDP, for a transaction that we feel will improve our capital position and provide financing for future growth. CDP is a portfolio company of CIC II LP, a fund of CIC Partners Firm LP (or CIC Partners), which is a mid-market private equity firm that has invested in more than 40 companies with revenues of $10 million to $1 billion in industries including energy exploration, food, healthcare services, restaurants and retail. We feel the investment by CDP and the industry talent that it brings will allow our company to gain revenue by adding much-needed space at key existing restaurant locations, building new restaurants in select markets, and improving the efficiency of our operations through upgraded technology. We also believe that the development of a sustained, strategic growth plan will also allow us to minimize turnover of seasoned store managers.

        We will also gain additional depth in management and at the board of directors level. Robert Doran, formerly the Executive Vice President of McDonald's USA, will be appointed as the Chief Executive Officer of Granite City, with Steve Wagenheim continuing to serve as the President. Dean Oakey, President of CDP, will assume the role of Chief Concept Officer, exploring strategic initiatives for our company to enhance top line revenues. Other board members proposed by CDP include Michael Rawlings, partner of CIC Partners, Chairman and CEO of Legends Hospitality and former President of Pizza Hut; Lou Mucci, former Chief Financial Officer at BJ's Restaurants Inc. and former partner at PricewaterhouseCoopers LLP; Michael H. Staenberg, President and Founder of THF Realty, and Fouad Bashour, partner of CIC Partners, who will become Chairman of the Board of Granite City.

        As a part of the transaction, we have entered into a stock purchase agreement with CDP for the sale of 3,000,000 shares of convertible preferred stock for $9.0 million, each share of which will be convertible into two shares of our common stock, equivalent to a conversion price of $1.50 per share. The new preferred stock will carry a dividend rate of 9% per annum through December 31, 2013, which will be paid 4.5% in cash and 4.5% in the form of newly issued common stock. CDP will become our largest shareholder as a result of this transaction. The sale of the preferred stock is subject to certain conditions, including a requirement that we obtain a $10.0 million credit facility. The proceeds of such financing will be used to fund our repurchase of 3,000,000 shares of common stock from a related party and to repay certain indebtedness, as described below.

        We also have entered into a stock repurchase agreement with DHW Leasing, L.L.C., or DHW, our current largest shareholder, to repurchase 3,000,000 shares of our outstanding common stock for $7.05 million. In addition, we have also entered into separate agreements with Dunham Capital Management, L.L.C., or DCM, relating to the restructuring of existing leases to provide significant rent reductions and for options to purchase certain restaurant lease interests, and for the purchase of a certain parcel of developable property in Troy, Michigan for the approximately $2.6 million.

        Our board of directors has called the special meeting, among other purposes, to ask our shareholders to consider and vote upon a proposal to approve the stock purchase agreement and proposed sale of preferred stock to CDP, which (1) would result in a change in control of our company under applicable NASDAQ Listing Rules and require shareholder approval and (2) would result in the issuance of securities convertible into more than 20% of our common stock outstanding prior to the issuance of the preferred stock at a price that may be less than the greater of book or market value of our common stock, which also requires shareholder approval under applicable NASDAQ Listing Rules. At the special meeting, we will also ask shareholders to vote on the stock repurchase agreement and the related stock repurchase. YOUR INDEPENDENT DIRECTORS HAVE UNANIMOUSLY APPROVED THESE AGREEMENTS AND THE RELATED TRANSACTIONS AND RECOMMEND THAT YOU VOTE IN FAVOR OF THEM AT THE SPECIAL MEETING.

        The transactions contemplated by the stock purchase agreement with CDP and the stock repurchase agreement with DHW must be approved by a majority of the voting power of our outstanding shares and a majority of our shares not owned by DHW and its affiliates present in person or by proxy at the meeting. DHW beneficially owned 63.1 percent of our common stock as of March 17, 2011. DHW has agreed to vote all of its shares in favor of the approval of these agreements and the related transactions.

        In addition to the proposed transactions, we are asking you to approve:

  •
  an option exchange program approved by the compensation committee of our board, pursuant to which we have awarded to employees holding options for the purchase of 191,279 shares of common stock with exercise prices in excess of $6.00 per share, new options for the purchase of the same number of shares of common stock at an exercise price of $2.00 per share, subject to optionees' participation in the program; and

  •
  a modification to a bridge loan agreement pursuant to which a director of our company may receive shares of our common stock.

        We also are asking you to vote upon an advisory proposal concerning our executive compensation program and an advisory proposal concerning whether shareholder votes on our executive compensation program will occur every one, two or three years. We have included these proposals as a result of the "say-on-pay" rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

        It is important that your shares be represented and voted at the special meeting, whether or not you are able to attend personally. You are urged to complete, sign, date, and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the meeting and vote in person, even if you have previously returned your proxy card.

        Our board of directors and management look forward to your support.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim President and Chief Executive Officer
Minneapolis, Minnesota April 12, 2011

GRANITE CITY FOOD & BREWERY LTD.
5402 Parkdale Drive, Suite 101
Minneapolis, Minnesota 55416

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2011

        NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Granite City Food & Brewery Ltd., a Minnesota corporation, will be held at 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota, on May 10, 2011, at 9:00 a.m. central time, or any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying proxy statement:

  1.
  To consider and vote upon a proposal to approve the Stock Purchase Agreement, dated as of February 8, 2011, as it may be amended from time to time, by and between Granite City and CDP, and the related issuance of 3,000,000 shares of newly issued convertible preferred stock for $9,000,000, with each preferred share convertible into two shares of common stock, equivalent to a conversion price of $1.50 per share;

  2.
  To consider and vote upon a proposal to approve the Stock Repurchase Agreement, dated as of February 8, 2011, as it may be amended from time to time, between DHW, Donald A. Dunham, Jr., Christine Dunham, Charles J. Hey, DCM, CDP and Granite City, and the related repurchase of 3,000,000 shares of outstanding common stock for $7,050,000 from a related party;

  3.
  To consider and vote upon a proposal to approve an option exchange program, which would permit the exchange of outstanding options held by employees for the purchase of 191,279 shares of common stock with exercise prices in excess of $6.00 per share for new options for the purchase of the same number of shares of common stock at an exercise price of $2.00 per share;

  4.
  To consider and vote upon an amendment to our 2009 Bridge Loan Agreement with Harmony Equity Income Fund, L.L.C., pursuant to which a director of our company may acquire our common stock by reason of his ownership interest in Harmony;

  5.
  To consider and vote upon an advisory proposal concerning our executive compensation program; and

  6.
  To consider and vote upon an advisory proposal concerning whether shareholder votes on our executive compensation program will occur every one, two or three years.

        Only shareholders of record at the close of business on March 17, 2011, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim President and Chief Executive Officer

Minneapolis, Minnesota
April 12, 2011

i

Page
EXECUTIVE COMPENSATION	62
Summary Compensation Table	62
Outstanding Equity Awards at Fiscal Year-End	65
Potential Payments upon Termination or Change in Control	66
PROPOSAL NO. 3 APPROVAL OF OPTION EXCHANGE PROGRAM	67
Overview	67
Reasons for the Option Exchange Program	67
Description of the Option Exchange Program	68
Implementing the Option Exchange Program	69
U.S. Federal Income Tax Consequences	70
Potential Modification to Terms of Option Exchange Program to Comply with Governmental Requirements	70
Financial Accounting Consequences	70
Effect on Shareholders	71
Interests of our Executive Officers in the Program	71
New Plan Benefits	72
Vote Required	72
EQUITY COMPENSATION PLAN INFORMATION	73
PROPOSAL NO. 4 APPROVAL OF AMENDMENT TO 2009 BRIDGE LOAN AGREEMENT	74
Introduction	74
Vote Required	74
PROPOSAL NO. 5 ADVISORY VOTE ON EXECUTIVE COMPENSATION	75
Introduction	75
Vote Required	76
PROPOSAL NO. 6 ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION	76
Introduction	76
Vote Required	76
ANNUAL REPORT ON FORM 10-K	77
DESCRIPTION OF CAPITAL STOCK	77
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING	78
WHERE YOU CAN FIND MORE INFORMATION	78
APPENDIX A: STOCK PURCHASE AGREEMENT BY AND BETWEEN GRANITE CITY FOOD & BREWERY LTD. AND CONCEPT DEVELOPMENT PARTNERS LLC	A-1
APPENDIX B: AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT	B-1
APPENDIX C: AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT	C-1

APPENDIX D: STOCK REPURCHASE AGREEMENT BY AND BETWEEN DHW LEASING, LLC, DONALD A. DUNHAM, JR., CHRISTINE DUNHAM, CHARLES J. HEY, DUNHAM CAPITAL MANAGEMENT, L.L.C., CONCEPT DEVELOPMENT PARTNERS LLC, AND GRANITE CITY FOOD & BREWERY LTD.

D-1
APPENDIX E: AMENDMENT NO. 1 TO STOCK REPURCHASE AGREEMENT	E-1
APPENDIX F: FAIRNESS OPINION FROM MADISON WILLIAMS AND COMPANY, LLC	F-1
APPENDIX G: VOTING AGREEMENT AND IRREVOCABLE PROXY	G-1
APPENDIX H: ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2010	H-1

ii

GRANITE CITY FOOD & BREWERY LTD.
5402 PARKDALE DRIVE, SUITE 101
MINNEAPOLIS, MINNESOTA 55416

PROXY STATEMENT FOR
SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2011

INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement is furnished by the board of directors of Granite City Food & Brewery Ltd. and contains information relating to a special meeting of our shareholders to be held on May 10, 2011, beginning at 9:00 a.m. central time, at 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota. This proxy statement and accompanying proxy card are being distributed on or about April 12, 2011.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on April 26, 2011

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are furnishing our proxy materials on the Internet. "Proxy materials" means this proxy statement, our most recent annual report and any amendments or updates to these documents. Our proxy materials are available on the Internet to the general public at www.gcfb.net/SpecialProxy2011/.

What is the purpose of the special meeting?

        At our special meeting, shareholders will vote on the following items of business:

  1.
  Approval of the Stock Purchase Agreement, dated as of February 8, 2011, as it may be amended from time to time, by and between Granite City and CDP, and the related issuance of 3,000,000 shares of newly issued convertible preferred stock for $9,000,000, with each preferred share convertible into two shares of common stock, equivalent to a conversion price of $1.50 per share;

  2.
  Approval of the Stock Repurchase Agreement, dated as of February 8, 2011, as it may be amended from time to time, between DHW, Donald A. Dunham, Jr., Christine Dunham, Charles J. Hey, DCM, CDP and Granite City, and the related repurchase of 3,000,000 shares of outstanding common stock for $7,050,000 from a related party;

  3.
  Approval of an option exchange program, which would permit the exchange of outstanding options held by employees for the purchase of 191,279 shares of common stock with exercise prices in excess of $6.00 per share for new options for the purchase of the same number of shares of common stock at an exercise price of $2.00 per share;

  4.
  Approval of a modification to a bridge loan agreement pursuant to which a director of our company may receive shares of our common stock by reason of his ownership interest in the holder of such debt;

  5.
  Advisory approval of our executive compensation program; and

  6.
  Advisory approval regarding the frequency of shareholder votes on our executive compensation program, specifically whether such vote will occur every one, two or three years.

        We are seeking shareholder approval of Proposal No. 1 because our common stock is listed on the NASDAQ Capital Market. NASDAQ Stock Market rules require us to seek shareholder approval in the case of a change of control as defined under NASDAQ Listing Rules and because our sale of preferred stock may involve the issuance of securities convertible into more than 20% of our common stock outstanding prior to our sale of the preferred stock at a price that may be less than the greater of book or market value of our common stock.

        We are also seeking approval of Proposals No. 3 and 4 because our common stock is listed on the NASDAQ Capital Market. NASDAQ Stock Market rules require us to seek shareholder approval of transactions that materially amend stock options held by executive officers and transactions that may result in the issuance of stock that may be acquired by a director of our company. NASDAQ deems our option exchange program and our bridge loan modification, respectively, to be such transactions.

        To the extent applicable, approval of Proposal No. 2 by our shareholders will constitute shareholder approval of the stock repurchase agreement and the related repurchase pursuant to Section 302A.553 of the Minnesota Business Corporation Act, which requires shareholder approval for certain repurchases of shares.

What are our directors' recommendations?

        The independent members of our board of directors, who constitute a majority of our board, have unanimously approved the stock purchase agreement and the related issuance of convertible preferred stock and the stock repurchase agreement and the related repurchase of outstanding common stock from a related party. Donald A. Dunham Jr. and Charles J. Hey, who are interested directors, and Steven J. Wagenheim, our President and CEO, did not participate in the negotiation or approval of the transactions. Our compensation committee has approved the option exchange program. As a result, our board of directors recommends that you vote:

  •
  FOR approval of the Stock Purchase Agreement, dated as of February 8, 2011, as it may be amended from time to time, among Granite City and CDP, and the related issuance of 3,000,000 shares of newly issued convertible preferred stock for $9,000,000, with each preferred share convertible into two shares of common stock, equivalent to a conversion price of $1.50 per share (see Proposal No. 1);

  •
  FOR approval of the Stock Repurchase Agreement, dated as of February 8, 2011, as it may be amended from time to time, between DHW, Donald A. Dunham, Jr., Christine Dunham, Charles J. Hey, DCM, CDP and Granite City, and the related repurchase of 3,000,000 shares of outstanding common stock for $7,050,000 from a related party (see Proposal No. 2);

  •
  FOR approval of an option exchange program, which would permit the exchange of outstanding options held by employees for the purchase of 191,279 shares of common stock with exercise prices in excess of $6.00 per share for new options for the purchase of the same number of shares of common stock at an exercise price of $2.00 per share (see Proposal No. 3);

  •
  FOR approval of an amendment to our 2009 bridge loan agreement with Harmony Equity Income Fund, L.L.C. pursuant to which a director our company, Joel C. Longtin, may acquire our common stock by reason of his ownership interest in Harmony (see Proposal No. 4);

  •
  FOR advisory approval of our executive compensation program (see Proposal No. 5); and

  •
  FOR advisory approval of THREE YEARS as the desired frequency with which our shareholders will be asked to approve our executive compensation program (see Proposal No. 6).

Why do the independent directors recommend voting in favor of the transactions?

        Our independent directors are recommending the transactions to our shareholders because we believe that these transactions will improve our capital position and provide financing for future growth. CDP is a portfolio company of CIC Partners, which is a mid-market private equity firm that has invested in more than 40 companies with revenues of $10 million to $1 billion in industries including energy exploration, food, healthcare services, restaurants and retail. We feel the investment by CDP and the industry talent that it brings will allow our company to gain revenue by adding much-needed space at key existing restaurant locations, building new restaurants in select markets, and improving the efficiency of our operations through upgraded technology. We also believe that the development of a sustained, strategic growth plan will also allow us to minimize turnover of seasoned store managers.

        In addition, the new members of management and the new directors who would join us upon the closing of the transactions are sophisticated individuals that bring significant public company experience in the restaurant industry. At the same time, CDP's investment was conditioned on becoming our controlling shareholder, and so the stock repurchase transaction with DHW allows CDP to accomplish that goal and provides an exit for DHW. We believe that our company can grow and deliver long-term value to our shareholders with the association and backing of CDP and its affiliates.

        Furthermore, in certain circumstances, termination of our stock purchase agreement with CDP would require us to pay CDP its expenses up to $500,000 and a break-up fee of $500,000. Alternatively, if either we or CDP terminate the agreement because our shareholders do not approve the transaction or the lenders to our company under the anticipated credit facilities withdraw, we would be required to pay CDP either $100,000 plus 200,000 shares of our common stock or $200,000, at CDP's discretion. In either case, we would also continue to be responsible for our transaction costs, including our legal fees and the fees paid in connection with the fairness opinion obtained in connection with the transaction, as well as the consulting fees paid to CDP, which we estimate will aggregate approximately $1.5 million. Finally, we believe that failure to close the transaction with CDP would likely have an adverse effect on the trading price of our common stock, which increased substantially following the announcement of the proposed transaction.

        Our directors and officers have interests in these transactions as well as other proposals set forth in this proxy statement. Such interests are discussed in response to the next question and answer.

What interests do our directors and officers hold in these proposals?

        Proposals 1 and 2.    In connection with the transactions, each of our independent directors will receive cash fees of $7,500 and each has been awarded a ten-year option to purchase 12,500 shares of our common stock to compensate him for his service in considering and approving the transactions, except for our chairman, Joel C. Longtin, who will receive a fee of $40,000 and has been awarded a ten-year option to purchase 25,000 shares of common stock for his role as lead director in negotiating such transactions.

        In addition, our board of directors has decided to provide non-cash, stock-based compensation to the members of the board who will be resigning upon closing of the transactions to compensate them for the forfeitures of stock options or ordinary course options they would have otherwise received. Specifically, Donald A. Dunham, Jr. and David A. Timpe each hold unvested options for the purchase of 5,000 shares that would otherwise have been forfeited upon their resignation from the board, and those options will be modified to vest upon their departure from the board and so they may exercised for five years thereafter. Donald A. Dunham, Jr., Brian K. Gramm and Charles J. Hey will each receive a new ten-year option for the purchase of 5,000 shares in lieu of the non-employee director awards for 5,000 shares that would have been awarded to them during 2011 in the ordinary course. These options will immediately vest and be exercisable for five years thereafter. These grants and option modifications are contingent on the closing of the transactions.

        Steven J. Wagenheim, our current President and Chief Executive Officer, has agreed to execute an amendment and restatement of his employment agreement with our company that will become effective upon closing of the transactions. The primary changes made by this amended and restated agreement are to provide for Mr. Wagenheim's new position as President and Founder of our company, instead of President and Chief Executive Officer. It will also clarify that the consummation of the transactions does not constitute a "Change in Control" under his employment agreement, so he will be waiving any right to terminate the agreement and/or receive severance based on the closing of the transactions.

        Finally, the stock repurchase from DHW is a related party transaction because DHW is owned by two of our board members, Donald A. Dunham, Jr. and Charles J. Hey, as discussed below under "Why is the stock repurchase from DHW considered to be a related party transction involving a potential conflict of interest?"

        Proposal 3.    Our four executive officers hold options for the purchase of an aggregate of 138,494 shares which would be eligible for surrender in the option exchange program. The value of such options following exchange, calculated as of the business day immediately prior to the record date, aggregates to $184,199 and ranges from $11,304 to $100,856 per executive officer. Further detail regarding such interests appears under the caption "Proposal No. 3 Approval of Option Exchange Program—Interests of our Executive Officers in the Program."

        Proposal 4.    Before he became a member of our board, Joel C. Longtin, our Chairman of the Board, purchased a 1.0% interest in Harmony Equity Income Fund, L.L.C. and a 1.6% interest in Harmony Equity Income Fund II, L.L.C. (collectively, "Harmony"). Pursuant to this membership interest, Mr. Longtin would be entitled to receive shares of our common stock if Harmony elected to exercise its conversion rights under the notes and distributed such shares to its members. If Proposal No. 4 is approved, Harmony's rights to convert would extend to the entire debt, rather than only 20% thereof, so a greater amount could potentially be distributed to Mr. Longtin if Harmony chose to convert and distribute to its members. Based upon the percentages set forth above and assuming Harmony converts 100% of its debt to common stock and distributes such stock to its members, Mr. Longtin cold gain the right to 2,773 shares of common stock.

Why is the stock repurchase from DHW considered to be a related party transaction involving a potential conflict of interest?

        DHW is our principal shareholder. As of March 17, 2011, DHW beneficially owned 4,666,666 shares, or 63.1 percent, of our outstanding common stock. DHW is a South Dakota limited liability company formed to engage in the business of leasing equipment and other related activities. Donald A. Dunham, Jr., a member of our board of directors, is the managing member of DHW, the sole member of DCM, 70 percent owner of Dunham Equity Management, L.L.C., or DEM, and chairman, chief executive officer and founder of the Dunham organization. Charles J. Hey, another member of our board of directors, is a co-owner of DHW.

        DCM and DEM are entities that either are the landlord or the general partner in various limited partnerships that own real estate leased to our company. Mr. Dunham, as an individual, also owns a limited partnership interest in three of the limited partnerships that own real estate leased to our company. Mr. Hey, as an individual, also owns a limited partnership interest in eight of the limited partnerships that own real estate leased to our company. As of March 17, 2011, Messrs. Dunham and Hey held interests, directly and indirectly, in the leases of 14 of our 26 restaurants.

        As a consequence of the foregoing relationships, the stock repurchase from DHW is considered to be a related party transaction and neither Mr. Dunham nor Mr. Hey participated in the negotiation or approval of the transactions.

How might the transactions adversely affect our common stockholders?

        Ownership of our company will be concentrated.    We plan to issue 3,000,000 shares of preferred stock to CDP in the transaction contemplated by Proposal No. 1. Those shares of preferred stock will be convertible into 6,000,000 shares of common stock. As of March 17, 2011, we had 7,393,502 total outstanding shares of common stock. Because we intend to repurchase 3,000,000 shares of common stock from DHW, assuming (1) conversion of the preferred stock to common stock and (2) no other changes in our capitalization, CDP would own 6,000,000 of our 10,393,502 shares of common stock, or 57.7 percent of our common stock. In addition to becoming our majority owner, we have agreed to elect five CDP designees to our board of directors and elect two CDP designees as executive officers upon completion of the CDP transaction. As a result, CDP will have significant influence on the outcome of all corporate actions requiring shareholder approval independent of how our other shareholders may vote, including:

  •
  the election of our directors;

  •
  any amendment of our articles of incorporation or bylaws;

  •
  the approval of mergers and other significant corporate transactions, including a sale of substantially all of our assets; and

  •
  the defeat of any non-negotiated takeover attempt that might otherwise benefit our other shareholders.

        This concentration of ownership could depress our stock price.

        CDP will have rights and preferences greater than our common stockholders.    The Series A Convertible Preferred Stock will have voting rights, earn dividends, and have liquidation preference and anti-dilution protection. The existence of this preferred stock may discourage takeovers and business combinations that our other shareholders might consider to be in their best interests by delaying, deterring or preventing takeover attempts and other changes in control of our company not approved by CDP. Further details regarding the rights and preferences of the Series A Convertible Preferred Stock appear under the caption "Proposal No. 1 Approval of Stock Purchase Agreement and Related Issuance of Preferred Stock—Series A Preferred Stock."

        Our future performance will depend upon CDP.    Assuming shareholder approval and closing of the CDP transaction and the availability of the anticipated credit facilities, our future performance will depend, in part, on our ability to realize the anticipated benefits of the CDP transaction. Even if the transaction is successfully closed, we may not successfully execute our growth strategy of building new restaurants, creating private dining rooms and expanding bar areas of existing restaurants and improving our technology. Furthermore, even with the anticipated lease restructuring and permanent rent reductions, we may not be able to continue to generate cash flow from operations. If we are not able to develop successful strategies and implement a business plan that achieves these objectives and benefits from our relationship with CDP and its board and management designees, the anticipated benefits of the CDP transaction may not be realized, which would have an adverse impact on our company and the market price of our shares.

        The transactions will have a dilutive effect on our common stockholders.    The issuance of preferred stock to CDP pursuant to the stock purchase agreement, even when combined with the repurchase of common stock from DHW pursuant to the stock repurchase agreement, will have a dilutive effect on our existing shareholders' percentage ownership interest and voting power in our company. Assuming no changes in our outstanding shares of common stock after March 17, 2011, other than the preferred stock issuance and the common stock repurchase, the beneficial owners of 100 percent of our common stock before the transactions will beneficially own approximately 42.3 percent of our common stock immediately after the transactions. Further details regarding this dilution appear under the caption "Introduction to Proposal No. 1 and Proposal No. 2—Ownership of Shares after the Transactions."

        In addition, Proposals No. 3 and 4 would also have the potential to dilute our existing shareholders. Approval of the option exchange program will likely result in the exercise of options for the purchase of up to 191,279 shares of our common stock, as such options are likely to be "in-the-money" or below the current price range of our common stock, and thus dilutive to shareholders. If all optionees participate in the exchange, the optionees would acquire less than 1.6% of our fully diluted common stock. The additional 162,323 shares that may be issued to Harmony upon conversion would represent less than 1.8% of our fully diluted common stock. The issuance of such additional shares of common stock will adversely affect the voting power of our common stock and earnings per share since there will be more outstanding shares of common stock following approval of these proposals and the related exercise of exchanged options and conversion of Harmony's debt.

What shares are entitled to vote?

        As of March 17, 2011, the record date for the meeting, we had 7,393,502 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

Does the way in which I hold my shares affect how I submit my vote?

        Yes. Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between the voting of shares held of record and those owned beneficially.

        Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting.

        Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 17, 2011, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 8:45 a.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the special meeting?

        Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the special meeting?

        Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, or executing and delivering a later dated proxy. You may also change your vote or revoke your proxy by appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Secretary, or hand-delivered to Ms. Underwood before the vote at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

        Proposals 1 and 2.    Assuming the presence of a quorum, approval of each of these proposals requires the affirmative vote of (1) a majority of the voting power of the outstanding shares and (2) a majority of the shares not owned by DHW and its affiliates present in person or by proxy at the meeting. As a result, abstentions and broker non-votes will have the same effect as votes against these proposals. We will only proceed with the proposed issuance of preferred stock and the proposed repurchase of common stock if both Proposal No. 1 and Proposal No. 2 are approved by our shareholders.

        Proposals 3, 4 and 5.    Assuming the presence of a quorum, approval of each of these proposals requires the affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

        Proposal No. 6.    Assuming the presence of a quorum, the affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, will determine the frequency (every year, every two years or every three years) selected by shareholders for shareholder votes on executive compensation. However, because this is an advisory vote, our board of directors may determine it is in the best interests of our company and our shareholders to hold an advisory vote on executive compensation more or less frequently than the selection made by our shareholders.

        DHW and certain of our officers and directors have entered into a voting agreement with our company and CDP providing that they will vote in favor of Proposals 1, 2 and 3.

        If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. Brokers are not permitted to exercise discretionary authority on any of the proposals set forth in this proxy statement. However, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not have any effect on the outcome of the vote, other than with respect to Proposals 1 and 2 for which they will be considered votes against those proposals.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

        For each of the first five proposals, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal. For the sixth proposal, you may vote 1 YEAR, 2 YEARS or 3 YEARS, or you may indicate that you wish to ABSTAIN from voting on the proposal.

        Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors on Proposals 1 through 6 (FOR approval of the stock purchase agreement, as it may be amended from time to time, and the related issuance of 3,000,000 shares of newly issued convertible preferred stock for $9.0 million, FOR approval of the stock repurchase agreement, as it may be amended from time to time, and the related repurchase of 3,000,000 shares of outstanding common stock for $7.05 million from a related party; FOR approval of the option exchange program, FOR approval of the bridge loan modification, FOR advisory approval of our executive compensation program, and THREE YEARS as advisory approval for the desired frequency with which our shareholders will be asked to approve our executive compensation program).

Who will count the proxy votes?

        Votes will be counted by our transfer agent, Wells Fargo Shareowner Services, which has been appointed to act as the inspector of election for the special meeting.

Who is paying for this proxy solicitation?

        We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. We have engaged Georgeson Inc. to solicit proxies for which we will pay a fee of $7,500 plus reimbursement of reasonable expenses. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Who can help answer my questions?

        If you have any questions about the proposals or you need additional copies of this proxy statement or the enclosed proxy card, please contact Georgeson Inc., our proxy solicitor, at (866) 695-6075.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 17, 2011, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director and each CDP designee for director, (c) each executive officer named in the summary compensation table below, and (d) all current executive officers and directors as a group. The percentage of beneficial ownership is based on 7,393,502 shares outstanding as of March 17, 2011. As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below, the named individual has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security. Unless otherwise indicated, the address for each listed shareholder is c/o Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)		Percentage of Common Stock(1)
Donald A. Dunham, Jr.(2)	4,776,707	(3)	64.1%
Charles J. Hey(4)	4,687,687	(5)	63.2%
DHW(6)	4,666,666		63.1%
Steven J. Wagenheim(7)	215,467	(8)	2.9%
James G. Gilbertson	63,749	(9)		*
Darius H. Gilanfar	43,826	(10)		*
Milton D. Avery	22,500	(11)		*
Joel C. Longtin	34,570	(12)		*
Brian K. Gramm	17,500	(13)		*
David A. Timpe	17,500	(13)		*
Fouad Z. Bashour	0		0
Robert J. Doran	0		0
Louis M. Mucci	0		0
Dean S. Oakey	0		0
Michael S. Rawlings	0		0
Michael H. Staenberg	0		0
All directors and executive officers as a group (10 persons)	5,224,671	(14)	67.3%

*
Represents less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of March 17, 2011.

(2)
Mr. Dunham may be deemed to be the indirect beneficial owner of the securities held by DHW. The number of shares reported in this proxy statement as beneficially owned by Mr. Dunham includes the 4,666,666 shares held by DHW. The address of this shareholder is 230 S. Phillips Avenue, Suite 202, Sioux Falls, SD 57104.

(3)
Includes 64,097 shares purchasable upon the exercise of warrants held by Mr. Dunham, Dunham Capital Management, L.L.C. and Dunham Equity Management, L.L.C., two entities controlled by Mr. Dunham. Mr. Dunham has pledged 44,638 of the shares he directly owns to Security National Bank of Sioux Falls, South Dakota as collateral for financing of a development project.

(4)
Mr. Hey may be deemed to be the indirect beneficial owner of the securities held by DHW. The number of shares reported in this proxy statement as beneficially owned by Mr. Hey includes the 4,666,666 shares held by DHW. The address of this shareholder is 1 South Pintail Place, Sioux Falls, South Dakota 57105.

(5)
Includes 21,021 shares purchasable upon the exercise of warrants.

(6)
DHW has entered into a stock pledge agreement with each of Great Western Bank, CorTrust Bank and Dacotah Bank (collectively, the "Lenders"), each dated October 5, 2009, pursuant to which DHW has pledged 2,916,666 shares to Great Western Bank, 1,166,666 shares to CorTrust Bank and 583,333 shares to Dacotah Bank as collateral under its loan arrangements with the Lenders. Upon a default under such loan arrangements by DHW, the Lenders may exercise control over their respective portion of the shares, including exercising the right to vote and/or dispose of such portion of the shares. The address of this shareholder is 230 S. Phillips Avenue, Suite 202, Sioux Falls, SD 57104. DHW also has entered into the stock repurchase agreement described in, and subject to shareholder approval of, Proposal No. 2.

(7)
Mr. Wagenheim may be deemed to be the indirect beneficial owner of the securities held by Brewing Ventures LLC. The number of shares reported in this proxy statement as beneficially owned by Mr. Wagenheim includes the 96,979 shares held by Brewing Ventures LLC.

(8)
Includes 102,914 shares purchasable upon the exercise of options within 60 days of March 17, 2011.

(9)
Includes 56,249 shares purchasable upon the exercise of options within 60 days of March 17, 2011.

(10)
Includes 43,746 shares purchasable upon the exercise of options within 60 days of March 17, 2011.

(11)
Includes 12,500 shares purchasable upon the exercise of options within 60 days of March 17, 2011. Mr. Avery may be deemed to be the indirect beneficial owner of the securities held by Avery Brothers, LLC. The number of shares reported in this proxy statement as beneficially owned by Mr. Avery includes the 10,000 shares held by Avery Brothers, LLC.

(12)
Includes 2,930 shares purchasable upon the exercise of warrants, 2,000 shares held by Mr. Longtin's spouse's IRA and 25,000 shares purchasable upon the exercise of options within 60 days of March 17, 2011.

(13)
Includes 12,500 shares purchasable upon the exercise of options within 60 days of March 17, 2011.

(14)
Includes 88,048 shares purchasable upon the exercise of warrants and 276,824 shares purchasable upon the exercise of options within 60 days of March 17, 2011. Also includes securities held by DHW, Brewing Ventures LLC, Avery Brothers, LLC and Mr. Longtin's spouse's IRA.

        In October 2009, we completed a debt conversion transaction with DHW as contemplated under the debt conversion agreement between our company and DHW dated September 21, 2009. In the transaction, approximately $15 million of our indebtedness to DHW was converted into 4,666,666 shares of our company's common stock at a conversion price of approximately $3.24 per share. As a result, DHW came to beneficially own approximately 63.3% of our common stock, which constituted a change in control of our company. DHW has entered into a stock pledge agreement pursuant to which DHW has pledged the shares to its Lenders as described in footnote (6) to the above table. DHW also has entered into the stock repurchase agreement described in, and subject to shareholder approval of, Proposal No. 2. Closing of the transactions contemplated by Proposal No. 1 and Proposal No. 2 would result in a change in control of our company. Further information regarding the proposed transactions appears below.

INTRODUCTION TO PROPOSAL NO. 1 AND PROPOSAL NO. 2

Overview

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand these proposals, and for a complete description of the terms of the transactions proposed, you should read this entire proxy statement carefully, as well as those additional documents to which we refer you. In particular, you should read the documents attached to this proxy statement, including the stock purchase agreement which is attached as Appendix A, the amendments to the stock purchase agreement attached as Appendix B and C, the certificate of designation of Series A Convertible Preferred Stock which is attached as an exhibit to Appendix C, the stock repurchase agreement which is attached as Appendix D and the amendment to the stock repurchase agreement attached as Appendix E, and the fairness opinion which is attached as Appendix F. Also, see "Where You Can Find More Information" on page 78 of this proxy statement.

        In February 2011, we entered into definitive agreements with Concept Development Partners LLC ("CDP"), DHW and Dunham Capital Management, L.L.C. ("DCM") that, subject to obtaining shareholder approval of Proposal No. 1 and Proposal No. 2, would result in (1) our issuance to CDP of $9.0 million of newly issued convertible preferred stock (see Proposal No. 1), (2) availability of a new $10.0 million credit facility for our company, (3) our repurchase of 3,000,000 shares of common stock currently held by DHW (see Proposal No. 2), and (4) other arrangements that would focus on lowering our restaurant occupancy costs.

        Because we view the above-described transactions as an integrated whole, but we have determined to solicit separate shareholder approval of (1) the stock purchase agreement and the related issuance of preferred stock and (2) the stock repurchase agreement and the related repurchase of common stock, we present certain information germane to both Proposal No. 1 and Proposal No. 2 in this introductory section. In particular, this introductory section contains information regarding the following topics:

  •
  Parties

  •
  Background

  •
  Interests of our directors and executive officers

  •
  Opinion of financial advisor

  •
  Dissenters' rights

  •
  Effect on our shareholders

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  Effect on our management and operation

  •
  Ownership of our shares

  •
  Our stock listing

  •
  Accounting consequences

  •
  Tax consequences

Detailed information regarding the issuance of preferred stock and the repurchase of common stock appears under the captions "Proposal No. 1" and "Proposal No. 2," respectively. Information set forth in such sections includes, but is not limited to, details regarding the obligations of the parties, representations and warranties, conditions, termination provisions, termination fees and other agreements.

 Parties to the Transactions

Granite City Food & Brewery Ltd.

        Granite City is a modern American upscale casual restaurant chain that operates twenty-six restaurants in eleven Midwestern states, featuring on-premises breweries, substantially all of which operate under the name Granite City Food & Brewery®. Our menu features high quality, yet affordable family menu items prepared from made-from-scratch recipes and served in generous portions. We also operate a centrally-located beer production facility in Ellsworth, Iowa, which facilitates the initial stage of our brewing process, the product of which is transported to our restaurants where the brewing process is completed. In 2007, we were granted our first patent by the United States Patent Office for this brewing process. Our restaurant revenue was $89.3 million for the fiscal year ended December 28, 2010. Shares of our common stock trade on the NASDAQ Capital Market under the symbol "GCFB". Granite City is a corporation organized under the laws of the state of Minnesota and its corporate headquarters are located at 5402 Parkdale Drive, Suite 101, Minneapolis, MN 55416, tel: (952) 215-0676.

Concept Development Partners LLC

        Concept Development Partners LLC, a Delaware limited liability company, or CDP, is owned by an affiliate of CIC Partners' fund, CIC II LP, and CDP Management Partners, LLC, of Malibu, California. CDP states that it seeks to make equity investments and provide operational expertise to restaurant companies. CDP is located at 5724 Calpine Drive, Malibu, CA 90265, tel: (310) 457-0356.

        CIC Partners.    CIC Partners is a mid-market private equity firm based in Dallas, Texas. CIC Partners has invested in more than 40 companies with revenues of $10 million to $1 billion in industries including energy exploration, food, healthcare services, restaurants and retail. CIC Partners and its predecessor firm's prior restaurant and retail investments include Buffet Partners (dba Furr's), DF&R Restaurants Inc. (Don Pablo's), Main Street Restaurant Group, the largest T.G.I. Friday's franchisee, Restoration Hardware, and Quiznos.

        CDP Management Partners, LLC.    A merchant banking firm focused on investments and consulting in restaurants, food processing, and retail industries, CDP Management is a partnership between Robert J. Doran and Dean S. Oakey.

        Mr. Doran, 64, has been a Managing Partner of CDP Management Partners, LLC, a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries, since April 2010. He is the founder of Doran Consulting, a niche consulting group specializing in executive coaching since 1999, providing services to McDonald's Corporation, Bell South, Boston Markets, and Delphi Auto Parts. Mr. Doran was employed with McDonald's Corporation from January 1967 to March 1999 and served in a variety of regional director and vice president positions, most recently as Executive Vice President of McDonald's USA. Mr. Doran currently serves on the board of directors of Hawaii Development Company and McDonald's of Hawaii.

        Mr. Oakey, 53, has been a Managing Partner of CDP Management Partners, LLC, a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries, since April 2009. From June 1997 to April 2010, Mr. Oakey served as Managing Director of Investment Banking for SMH Capital Corp., an investment banking firm. In this capacity, Mr. Oakey was responsible for business development and management duties, with a focus on the consumer products and services industries. Mr. Oakey has served as a director of People's Liberation Inc., a publicly traded company engaged in marketing and selling high-end casual apparel, since November 2005 and as a director of RT Holdings, LLC, the privately held parent company of Ruby Tequilas Mexican Kitchen, since February 2008.

DHW Leasing, L.L.C.

        DHW is our principal shareholder. As of March 17, 2011, DHW beneficially owned 4,666,666 shares, or 63.1 percent, of our outstanding common stock. DHW is a South Dakota limited liability company formed to engage in the business of leasing equipment and other related activities. Donald A. Dunham, Jr., a member of our board of directors, is the managing member of DHW, the sole member of DCM, 70 percent owner DEM, and chairman, chief executive officer and founder of the Dunham organization. Charles J. Hey, another member of our board of directors, is a co-owner of DHW. DHW is located at 230 South Phillips Avenue, Suite 202, Sioux Fall, SD 57104, tel: (605) 330-9402.

        DCM and DEM are entities that either are the landlord or the general partner in various limited partnerships that own real estate leased to our company. Mr. Dunham, as an individual, also owns a limited partnership interest in three of the limited partnerships that own real estate leased to our company. Mr. Hey, as an individual, also owns a limited partnership interest in eight of the limited partnerships that own real estate leased to our company. As of March 17, 2011, Messrs. Dunham and Hey held interests, directly and indirectly, in the leases of 14 of our 26 restaurants.

Background

        We experienced significant growth during the last decade, developing 26 restaurants between June 1999 and February 2009. All of these restaurants have been leased from private developers. Between September 2003 and February 2009, we opened 23 new restaurants that were developed and leased to us under leases or sub-leases by DCM. Throughout this period, we became highly leveraged and experienced negative cash flows. For the ten-year period ended December 29, 2009, we had an accumulated deficit of approximately $51.2 million. Beginning in 2008, we, along with the rest of the nation's casual dining restaurant industry, experienced significant declines in restaurant revenue as a result of the current economic downturn. During this time period most restaurants in the casual dining sector experienced revenue declines of 5-25% on an annual basis, depending on the price point of the concept.

        In September 2008, we engaged an investment banking firm as a financial advisor to our board of directors in connection with possible financing. This firm undertook a study concerning our business and contacted, on our behalf, more than 100 potential parties in the restaurant industry and private equity firms with an interest in restaurant industry investments, to determine whether there was interest in either financing or acquiring our company. These efforts did not result in any commitment with respect to investment in, or acquisition of, our company. We believe that, while there was interest in our business concept and restaurant model, potential investors or acquirers declined to seriously pursue any transaction because of our highly leveraged state, the high rent structure of our restaurant leases, and the unfriendly economic environment to the overall restaurant industry.

        In January 2009, we entered into negotiations with DCM in an effort to lower our overall rent structure. As a result of these negotiations, including negotiations with other independent landlords, we were able to obtain $1.5 million in lease reductions for a period of one year. As the economic climate continued to deteriorate, we made the decision in summer 2009 to hire a third party workout firm to work directly with all of our lease holders and lenders to pursue permanent reductions of our lease costs. By 2009, in connection with various restaurant construction, leasing expenditures and working capital needs, we had become indebted to DHW in the amount of approximately $15 million. To reduce our debt and negative cash flow, we entered into a debt conversion agreement with DHW in October 2009, pursuant to which we issued to DHW 4,666,666 shares of our common stock in exchange for:

  •
  the cancellation of our indebtedness to DHW;

  •
  a 30-day deferral of rent due DCM;

  •
  an amendment to a previously negotiated master agreement whereby DCM, DHW and DEM would use reasonable commercial efforts to obtain a total of $1.7 million in rent reductions during calendar year 2010, instead of $1.5 million as previously agreed; and

  •
  agreements with DCM landlords to accept the above-referenced approximately $1.7 million in annual rent reductions and a limited deferral of 30% of the rent due under our lease agreements (approximately $1.0 million in the aggregate), which deferral we repaid in 2010;

  •
  a cooperative agreement with DHW and DCM to use reasonable commercial efforts to obtain at least $500,000 of rent concessions for at least two years on properties leased to us pursuant to ground leases.

        From 2008 through the end of 2010, we undertook an extensive restructuring in an effort to improve operations, reduce corporate overhead, and restructure debt, primarily through rent reductions. During this period, in addition to the restructuring of the leases, we improved store-level income before occupancy expense by approximately $3.0 million and reduced corporate cash costs by approximately $4.2 million. These positive changes were completed during a period when the stalled economy caused our revenue to drop approximately $7.0 million. Notwithstanding that drop, we produced positive cash flow of over $2.0 million in 2010.

        In August 2010, our management was contacted by CDP, which expressed an interest in investing in our company. Following this contact, our management and CDP began exploring on a preliminary basis the merits of a strategic investment. As these discussions progressed, a non-disclosure agreement was executed by CDP in August 2010 to facilitate further discussion regarding a strategic investment. As these discussions progressed, it became clear to our management that CDP could be a significant strategic partner, bringing both capital and additional management expertise to our company. Joel C. Longtin, our chairman of the board, led discussions with CDP.

        On September 14, 2010, we received an initial proposal from CDP that included:

  •
  the purchase for $9,000,000 of newly issued convertible preferred stock,

  •
  the arrangement of a new $10,000,000 credit facility,

  •
  permanent yearly rent reductions from DCM in the amount of $360,000,

  •
  the repurchase of substantially all of the shares of common stock of our company that were then held by DHW, structured to be purchased over a period of five years, and

  •
  an option from DCM to purchase a two-acre site in Troy, Michigan, owned by DCM, for approximately $2,500,000.

        CDP also indicated it would provide assistance in structuring various other transactions, including lease reductions. Upon the closing of the proposed transaction, CDP proposed that it would have the right to appoint five of seven directors of our company and five of the directors appointed by DHW would resign from the board at the time of closing. The proposal included the retention of Steven J. Wagenheim, our chief executive officer and a founder of our company, as a member of the board and our president. Robert Doran would be elected by our board of directors as executive chairman and chief executive officer, and Dean Oakey would be appointed as chief concept officer. Messrs. Doran and Oakey are the principals of CDP Management.

        In September and October of 2010, CDP conducted separate discussions with DCM and DHW's owners. By late October 2010, our chairman believed that CDP's proposal may be advantageous to our company and recommended that it be reviewed by our board.

        On October 26, 2010, the members of our board of directors, other than Donald A. Dunham, Jr. and Charles J. Hey, who were interested parties in the proposed transactions, had a meeting to discuss the CDP proposal. Our chief financial officer, James G. Gilbertson, also participated in the meeting and discussed the background of the initial contacts with CDP in late August and the subsequent meetings with CDP and members of DHW and DCM. Mr. Gilbertson described the key elements of the proposed transaction and indicated that our company's management was impressed by the management of CDP who appeared to have a passion for our company's vision for growth and development. Mr. Gilbertson also reported that CDP's partners have a background in restaurant operations, development and finance and have the potential to build Granite City into a stronger company. At that meeting of the disinterested directors, legal counsel to the company reviewed the following key terms of CDP's proposal:

  •
  CDP would purchase 9,000,000 shares of convertible preferred stock for $9.0 million. The preferred stock would be convertible into common stock at a ratio equivalent to a conversion price of $1.50 per share at any time.

  •
  The preferred stock would have a dividend rate of 10% per annum, which would be paid 40% in cash and 60% in the form of additional preferred shares.

  •
  If not already converted, the preferred stock would convert automatically on December 31, 2013, if the company had positive net income.

  •
  CDP would seek to arrange $10.0 million of debt financing which would be used to repurchase 3,000,000 shares of common stock from DHW at price of $2.35 per share. This number of shares would represent approximately 64% of DHW's shares in our company.

  •
  Granite City would have a right of first refusal to purchase any of DHW's shares of common stock in our company that DHW desires to sell after the closing, but prior to the fifth anniversary of the closing.

  •
  DCM would agree to reduce rent on properties leased to us by $360,000 per year.

  •
  If DHW sells shares of our common stock after the closing, DCM would agree to decrease rents ratably by five percent of every dollar of proceeds from such sales.

  •
  At closing, DHW would grant us options to acquire any or all of certain leased properties by paying off DCM's debt remaining on such properties.

  •
  At the closing, we would purchase free and clear certain real estate in Troy, Michigan, owned by DCM, for a total cost of $2.45 million.

  •
  Granite City would be required to achieve other annual rent reductions totaling $250,000 in the aggregate from the Dunham organization or third-party landlords.

  •
  Amendments would be made to the debt conversion and registration rights agreements entered into with DHW in 2009 and to the master agreement entered into with DCM in 2009.

  •
  Upon closing, CDP would appoint five of seven members of our board and DHW would be entitled to appoint the two remaining members.

  •
  Following the transaction, we would employ the two principal officers of CDP and continue to employ Steven J. Wagenheim as president.

  •
  CDP would receive a fee equal to $450,000 plus a cash financing fee of 1.5% of the face amount of any new debt facility in connection with the transaction.

  •
  CDP also would receive financing fees in the future to the extent the capacity of credit facilities is increased.

  •
  CDP would require a 90-day no-shop period and a break-up fee equal to its out-of-pocket expenses plus $500,000 if we or DHW determine not to proceed with the transaction, or if either breaches certain provisions of the letter of intent.

        Our board concluded its meeting on October 26, 2010 by inviting representatives to CDP to make a presentation to the board regarding its proposal at a forthcoming board meeting.

        On October 28, 2010, our board of directors, including Donald A. Dunham, Jr. and Charles J. Hey, met to review the CDP proposal. At the meeting, representatives of CDP made a presentation concerning its proposal and its plans for the growth of Granite City. It presented selected financial projections and thoughts regarding new restaurant development. After the departure of representatives of CDP, our board discussed CDP's presentation and its proposed growth model for Granite City. It was the consensus of the board that the CDP proposal should be pursued and that our company should proceed with negotiations. Legal counsel to our company presented an overview of the legal responsibilities of the board of directors in connection with its consideration of the CDP proposal, including conflicts of interest that were inherent in the transactions inasmuch as they involved the purchase of stock from our largest shareholder, DHW, which is controlled by two members of our board of directors, Mr. Dunham and Mr. Hey. Standards for independence in review of the proposed transactions were discussed, along with the process for reviewing and negotiating the transactions. After the discussions, it was determined by the board that the CDP proposal, including the proposed purchase of stock from DHW and related transactions with DCM, be reviewed by members of our board who are independent and disinterested, namely Messrs. Longtin, Avery, Gramm and Timpe, and that our interested board members, Mr. Dunham and Mr. Hey, and Mr. Wagenheim, our Chief Executive Officer, not participate in negotiations or deliberations concerning the proposal.

        Mr. Longtin continued discussing the proposal with CDP, DHW and DCM. Our independent board members met again on November 8, 2010 to review the status of negotiations with the parties. Our independent board members determined that they were generally in favor of the structure of CDP proposal, including the purchase of convertible preferred stock, the arrangement of a credit facility and the repurchase of 3,000,000 shares of DHW's Granite City stock. The independent directors further determined:

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  Granite City has insufficient capital to support future growth. For more than two years, Granite City has sought, unsuccessfully, to raise additional capital. An investment banker was engaged in 2008, but was not able to provide any financing from financial or strategic investors.

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  The independent directors view the CDP proposal as a strategic transaction that will position Granite City for long-term growth, given the strength of CDP, its principals, and CIC Partners, which is a successful private equity firm.

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  Neither our current principal shareholder, DHW, nor DCM, is able to provide additional investment or other form of financing to enable our company to improve our financial condition and initiate a growth plan.

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  The proposed sale of stock would provide a capital source to enable us to replace our current principal shareholder and substitute the new investor who would make a significant capital investment and facilitate a $10.0 million credit facility.

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  The proposed purchase price and conversion ratio of the preferred was generally within the range of discounts for similar PIPE transactions based on our company's analysis of U.S. PIPE transactions valued between $1.0 million and $5.0 million by issuers with market capitalizations of less than $50 million at announcement that closed between January 2009 and August 2009.

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  The transactions would be subject to approval of the holders of a majority of the outstanding shares of our company's common stock not owned by DHW or its affiliates that are present in person or by proxy at the meeting.

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  The proposed transaction is expected to result in minimal disruption to our business, and current operating management would stay in place.

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  The principals of CDP Management offer extensive experience in the restaurant industry and corporate finance, and Robert J. Doran would become our chief executive officer.

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  CDP is owned by an affiliate of CIC Partners' fund, CIC II LP and seeks to make equity investments and provide operational expertise to restaurant companies. CIC Partners is a mid-market private equity firm based in Dallas, Texas. CIC has invested in more than 40 companies with revenues of $10 million to $1 billion in industries including energy exploration, food, healthcare services, restaurants and retail. CIC's prior restaurant and retail investments include Buffet Partners (dba Furr's), DF&R Restaurants Inc. (Don Pablo's), Main Street Restaurant Group, the largest T.G.I. Friday's franchisee, Restoration Hardware, and Quiznos. The strategic relationship with CDP and CIC created by the stock purchase agreement is expected to be of long-term benefit to our company and its shareholders.

        Our independent directors again considered whether to engage an investment banking firm to advise the board and conduct a market check or an auction. It considered the cost of engaging an investment banking firm and its current relationship with KeyBanc Capital Markets. Our independent directors determined that it would not be cost effective or desirable for our company to conduct a separate market check, inasmuch as since late 2008 and early 2009 when KeyBanc was engaged to advise us, we had not been able to stimulate any significant interest in investment or acquisition of our company, and the market price and trading volume in our common stock have not improved since that time. Our independent directors determined that they would require a fairness opinion from an independent investment banker to the effect that the transactions proposed by CDP would be fair to our disinterested shareholders from a financial point of view. Also, our independent directors determined that our company must have a fiduciary-out in any agreement with CDP in the event a superior proposal would arise following the announcement and before holding of a special meeting our shareholders to approve any transactions. Our independent directors also determined that initiation of an auction process would be both costly, time-consuming, ineffective and would probably result in a loss of the current proposed investor.

        Negotiations with CDP continued throughout November 2010, and CDP's proposal and our counter-proposals were reviewed by our independent directors who met on November 10th, 16th, 17th and 26th, 2010, and approved in principle the key terms of CDP's proposal. The members of our audit committee, Milton D. Avery, David A. Timpe and Brian K. Gramm, participated as independent directors in all of these meetings, but also held a separate meeting on November 17, 2010, to consider the CDP proposal as it involved a related party transaction with DHW and two of our directors, Mr. Dunham and Mr. Hey. It also involved proposed modifications to leases with DCM and the proposed purchase of the Troy, Michigan real estate from DCM. Our audit committee approved the findings of our independent directors that the transactions in the CDP proposal were in the best interests of our company and our minority shareholders.

        On November 26, 2010, our independent directors reviewed our relationship with KeyBanc Capital Markets, with which we had an investment banking relationship. James G. Gilbertson, our chief financial officer, reported on discussions with representatives of KeyBanc, and that KeyBanc, while indicating an initial interest in being a financial advisor to our company and rendering a fairness opinion, had declined to accept such engagement. The independent directors discussed the engagement of a separate financial advisor and determined that Mr. Longtin should interview the Madison Williams firm regarding engagement to render a fairness opinion. Our board also discussed our investment banking agreement with KeyBanc and our potential obligations to KeyBanc arising out of the proposed transactions under the CDP proposal, independent of whether KeyBanc provided a fairness opinion in connection with the proposed transactions. After a consideration of engagement of other potential advisors, our independent committee engaged Madison Williams as a financial advisor on December 6, 2010.

        On December 23, 2010, after receiving a fairness opinion from Madison Williams, our company, DHW and DCM entered into a letter of intent with CDP. The final letter of intent contained changes from the proposal from CDP received in October 2010, which were negotiated by the parties. The principal changes were as follows:

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  CDP would purchase, and we would issue, 3,000,000 rather than 9,000,000 shares of convertible preferred stock for $9.0 million, each of which would be convertible into two shares of our common stock, equivalent to a conversion price of $1.50 per share.

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  The dividend rate on the preferred stock was reduced from 10% to 9%, payable one-half in cash and one-half in newly-issued shares of our common stock, rather than in our preferred stock, and our common stock would be valued at its average closing price for a 90-day trading period preceding a dividend payment date.

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  DCM would reduce rents on properties leased to us by $300,000 per year.

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  At the closing, we would purchase the real estate in Troy, Michigan, owned by DCM, for a total cost of approximately $2.6 million.

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  CDP would receive a transaction fee in the amount of $485,000, but would not receive a financing fee in respect to any future debt financing of our company.

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  CDP would be paid up to $400,000 of out-of-pocket expenses and a break-up fee of $300,000 if we elected not to proceed with the proposed transactions; or if we failed to consummate the proposed transactions following a 90-day no-shop period and within 90 days thereafter entered into an alternative transaction we would pay up to $500,000 of CDP's expenses and a break-up fee of $500,000.

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  No break-up fee would be paid by us if a favorable fairness opinion is not received, and no break-up fee would be payable if we did not receive shareholder approval or our lenders withdraw commitments to us, preventing us from completing the proposed transactions; but in such cases, we would pay to CDP as an expense reimbursement, at its option, either a $100,000 fee plus 200,000 shares of our common stock, or a total of $200,000 payable $100,000 upon failing to receive shareholder approval and the remainder over a 24-month period.

        Between the execution of the final letter of intent and February 8, 2011, the parties worked on drafting and finalizing the definitive transaction documents. Our independent directors received multiple drafts of the transaction documents and Mr. Longtin participated in the negotiations with the other parties. On February 7, 2011, the full board of directors met, received an update from the company's counsel and reviewed the status of all the transactions and the transaction documents.

        On February 8, 2011, our independent directors met and determined that the stock purchase agreement, the stock repurchase agreement, and the transactions thereunder were each fair and in the best interests of the company's shareholders, and fair and in the best interests of the company's shareholders other than DHW and its affiliates. They unanimously approved, subject to shareholder approval, the stock purchase agreement, the stock repurchase agreement, the ancillary agreements and the transactions thereunder, authorized the special meeting, and unanimously recommended the company's shareholders approve the stock purchase agreement, the stock repurchase agreement and the transactions thereunder. In addition, they provided that each agreement was subject to approval by the audit committee and by (a) a majority of the voting power of the outstanding stock and (b) a majority of the voting power of the outstanding stock not owned by DHW and its affiliates present in person or by proxy at the meeting. Finally, the independent directors also authorized the designation of the Series A Convertible Preferred Stock and other matters related to the transaction. Also on February 8, 2011, the audit committee met and approved the stock purchase agreement, including approval for purposes of the business combination provisions of the Minnesota Business Corporation Act, and the stock repurchase agreement, including approval under the company's related person transaction policy.

        On February 8, 2011, CDP and Granite City executed the definitive stock purchase agreement described in detail under Proposal No. 1 below. On February 8, 2011, DHW, Donald A. Dunham, Jr., Charles J. Hey, DCM, CDP and Granite City executed the definitive stock repurchase agreement described in detail under Proposal No. 2 below.

Consulting Agreement

        On January 12, 2011, we entered into an engagement agreement with CDP Management pursuant to which CDP Management will act as an operating consultant to our company in connection with planning and executing a management strategy to ensure the growth stability of our company prior to the closing on the issuance of preferred stock to CDP. This engagement provides for the management services of Robert J. Doran and Dean S. Oakey for the period of time commencing January 10, 2011 through the date of the shareholder vote on Proposal No. 1.

        In connection with its engagement, CDP Management will consult and advise our company management in operating the company, analyzing operating practices, analyzing operating costs, analyzing existing restaurant facilities for upgrades to drive revenue growth, and analyzing and establishing a go-forward development plan for new restaurant growth. For CDP Management's services, we have agreed to pay a fee of $7,500 per week. In addition, we have agreed to reimburse CDP Management for its reasonable third-party out-of-pocket expenses, not to exceed $6,000 per month.

Opinion of Financial Advisor to Granite City

        In November 2010, we initiated discussion with several investment banking firms to select a firm to act as a financial advisor to our board. After discussions with several firms, our board approved the engagement of Madison Williams and Company, LLC as its financial advisor. Madison Williams, as a part of its investment banking business, is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. We entered into an engagement letter with Madison Williams on December 6, 2010. The engagement was limited to giving a fairness option as to the transactions described in Proposal No. 1 and Proposal No. 2, which are inter-related and dependent upon each other, and viewed by Madison Williams collectively as a single transaction. Madison Williams was not engaged for any other purpose.

        At a meeting of our board of directors on December 22, 2010, Madison Williams delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of the date of the opinion and subject to the assumptions, qualifications and limitations set forth in the written opinion, the proposed transactions contemplated by our company including (a) the purchase by the investor of 3,000,000 shares of newly-issued convertible preferred stock of our company for $9,000,000, where each share of convertible preferred stock will be convertible into two shares of common stock at an effective conversion price of $1.50 per share; (b) a new credit facility of not less than $10,000,000 to be provided by a third party lender arranged by the investor, to be used along with the proceeds from the sale of the preferred stock to repurchase shares of our common stock and purchase the Troy, Michigan property and repay certain of our indebtedness; (c) the repurchase by our company of 3,000,000 shares of our common stock from DHW for cash consideration of $7.05 million; (d) the purchase of the Troy, Michigan property for approximately $2.6 million; (e) the reduction of fixed rents on certain properties owned by DCM that are leased to our company for an aggregate rent reduction of $300,000 per annum; (f) an option granted to our company to purchase certain properties owned by the Dunham organization for a fixed price for a five-year period; and (g) the amendment of the debt conversion and registration rights agreements entered into with DHW in 2009 and of the master agreement entered into with DCM in 2009 (further described under the caption "Proposal No. 2 Approval of Stock Repurchase Agreement and Related Repurchase of Common Stock—Previous Agreements with DHW"), when taken together, were fair from a financial point of view to our non-affiliated shareholders. The executed copy of the fairness opinion was delivered to our company on January 3, 2011. We have attached as Appendix D to this proxy statement the full text of Madison Williams' written opinion and urge you to read the opinion in its entirety.

        The procedures followed, the assumptions made, the matters considered and the limitations on the review undertaken by Madison Williams are set forth in the opinion and are incorporated in this proxy statement by reference. The summary of the Madison Williams opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

        In reading the discussion of the fairness opinion set forth in this proxy statement, you should be aware that Madison Williams' opinion:

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  was provided for the use and benefit of our board of directors that was considering the transactions through its independent directors, and the opinion was not for the benefit of members of our board of directors or their affiliates who are participating in the transactions as members of DHW or the Dunham organization;

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  does not constitute a recommendation to any shareholder as to how such shareholder or any other person should vote on the transactions under consideration pursuant to this proxy statement;

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  does not address our company's underlying business decision to pursue such transactions; and

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  no opinion was expressed as to the price at which shares of our common stock actually will trade following the announcement of the transactions.

Madison Williams also stated that its opinion was subject to the assumptions and conditions set forth in the letter and is based upon market, economic, financial and other conditions as they exist and can be evaluated on, and on the information available to Madison Williams, as of the date of its letter. Madison Williams also assumed that the transactions will be consummated on terms similar to the letter of intent that provided the basis for the transactions. Madison Williams did not review the stock purchase agreement attached to this proxy statement as Appendix A, the amendments to the stock purchase agreement attached to this proxy statement as Appendix B and C, the certificate of designation of Series A Convertible Preferred Stock attached to this proxy statement as an exhibit to Appendix C, or the stock repurchase agreement attached to this proxy statement as Appendix D and the amendment to the stock repurchase agreement attached to this proxy statement as Appendix E, as such documents did not exist at the time the opinion was rendered. Madison Williams assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion.

        Although Madison Williams evaluated the fairness, from a financial point of view, of the transactions contemplated by the letter of intent dated December 23, 2010, the terms of the proposed transactions were determined by the parties to such letter and Madison Williams did not provide advice to our company during the course of its negotiations with the other parties. We did not provide specific instructions to, or place any limitations on, Madison Williams with respect to the procedures to be followed or the factors to be considered by it in performing its analyses or providing its opinion.

        In arriving at its opinion, Madison Williams reviewed and analyzed, among other things:

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  Publicly available information concerning our company that Madison Williams believed to be relevant to its analyses, including, without limitation, our Form 10-K and Form 10-Qs for the past fiscal year;

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  Certain financial and operating information with respect to the business, operations, and prospects of our company, including financial and operating projections furnished by our management before and after giving effect to the transactions;

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  The historical market prices of our publicly-traded securities during the last five years;

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  A comparison of the historical financial results and present financial condition of our company with those of other publicly-traded companies that it deemed relevant (selected peers) based upon criteria such as restaurant category, average check size and absence of franchising revenues;

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  Published estimates of independent research analysts with respect to the future financial performance of selected peer companies in the casual dining sector of the U.S. restaurant industry;

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  Recent precedent change-of-control transactions involving other companies in the casual dining sector of the U.S. restaurant industry that it deemed relevant based on criteria such as restaurant category, average check size and absence of franchising revenues;

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  Information received from our management with respect to the proposed transactions and other matters concerning our company;

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  The letter of intent dated December 23, 2010 among our company, CDP, DHW, DCM, Donald A. Dunham, Jr. and Charles J. Hey; and

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  Such other information, financial studies, analyses and investigations as Madison Williams deemed relevant.

        In arriving at its opinion, Madison Williams assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information, and further relied upon the assurances of our management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to our financial projections, Madison Williams assumed, with our consent, that the projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgment of our management as to our company's future financial performance and that our company would perform substantially in accordance with such projections. With our consent, Madison Williams also assumed that the net operating loss schedule provided to it by our independent public accountants was reasonably prepared on a basis reflecting the best currently available historical information and judgments of our management. In arriving at its opinion, Madison Williams did not conduct a physical inspection of our properties and facilities and did not make or obtain from third parties any evaluations or appraisals of our assets and liabilities.

        Madison Williams noted that as of the date of its opinion, it understood that the parties had not completed financial due diligence or commenced drafting of definitive documentation for the transactions. As a result, Madison Williams made, with our consent, certain additional assumptions, including:

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  the credit facility of not less than $10,000,000 would be secured by closing and would contain commercially reasonable terms, including being secured on terms that are acceptable to us and our independent directors;

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  the Troy, Michigan property owned by DCM would be purchased by us for approximately $2.6 million at the end of 2010 and then immediately resold to an unrelated third party at a price of $1.5 million;

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  no fixed rent reductions would be achieved for us from DCM through the reduction of DCM's indebtedness to third-party lenders;

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  no fixed rent reductions would be achieved by us with respect to properties held by owners other than DCM; and

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  the definitive documentation for the transactions would be consistent with the parties' letter of intent dated December 23, 2010 and the transactions contemplated therein would be consummated on terms substantially similar to those contained in such letter of intent.

        With respect to all accounting and tax matters arising in connection with the contemplated transactions, Madison Williams relied, without independent verification, on the accuracy and completeness of the advice provided to our company by our accountants and other financial advisers.

        In arriving at its opinion, Madison Williams did not attribute any particular weight to any analyses or factor considered by it. Accordingly, Madison Williams stated that it believed its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

  Review of Granite City

        In performing its analyses of our company, Madison Williams reviewed:

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  Our historical financial performance;

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  Financial projections for the five-year period ending December 31, 2015, assuming our company continued to operate as a stand-alone entity in a manner consistent with our current infrastructure (the "Status Quo Financial Projections");

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  Our historical valuations;

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  The trading history of our stock;

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  The price performance of our stock; and

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  Our ownership profile.

  Financial Analysis of Our Publicly-Traded Peers

        Madison Williams reviewed the following publicly-traded restaurant companies in terms of their financial metrics and ratios and operating statistics:

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  Darden Restaurants

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  Cheesecake Factory

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  P.F. Chang's China Bistro

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  Texas Roadhouse

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  California Pizza Kitchen

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  O'Charley's

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  BJ's Restaurants

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  Ruby Tuesday

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  Red Robin Gourmet Burgers

        In particular, Madison Williams focused on the latter six peers (the "Comparable Companies") as it deemed them to be most comparable to our company. For the Comparable Companies, Madison Williams analyzed certain financial metrics and ratios including sales growth, gross profit margin, EBITDA (earnings before interest, taxes, depreciation, and amortization) margin, EBITDAR (earnings before interest, taxes, depreciation, amortization, and occupancy expenses) margin, and total adjusted debt/EBITDAR. Madison Williams also analyzed certain operating statistics including check size, revenue per square foot, average unit volume, occupancy expense as a percentage of sales, occupancy expense per square foot, and food and beverage costs as a percentage of sales.

        Throughout the financial analyses it conducted in conjunction with its opinion, Madison Williams defined EBITDAR as earnings before interest, taxes, depreciation, amortization, and occupancy expenses, such as rent expense, common area maintenance charges (CAM), and property insurance expense. Further, it defined adjusted debt as debt obligations including operating leases capitalized and relevant purchase obligations.

  Analysis of Precedent Transactions

        Madison Williams performed a precedent transaction analysis that calculated the implied valuation multiples in certain transactions in which target companies in the restaurant industry were acquired or recapitalized resulting in a change of control. After standardizing relevant financial statistics, such as EBITDA and EBITDAR, Madison Williams calculated implied valuation multiples such as enterprise value to EBITDA and adjusted enterprise value to EBITDAR and utilized such multiples to derive a theoretical valuation of our company's common stock. Throughout the analyses conducted in support of its opinion, Madison Williams defined adjusted enterprise value as enterprise value plus operating leases capitalized and relevant purchase obligations.

        Madison Williams identified over 40 transactions that occurred between 2005 and 2010 and selected the following 18 transactions (the "Precedent Transactions") from such group as being most relevant for its analysis, based on similarities to our company.

Target / Acquiror	Completion Date
• Rubio's Restaurants / Mill Road Capital	August 21, 2010
• Landry's Restaurants / Private Investor Group	October 6, 2010
• Max & Erma's Restaurants / G&R Acquisition	July 10, 2008
• RARE Hospitality International / Darden Restaurants	October 1, 2007
• Applebee's International / IHOP	November 29, 2007
• Champps Entertainment / Fox & Hound	October 23, 2007
• Friendly's Ice Cream Corp / Sun Capital Partners	August 30, 2007
• OSI Restaurant Partners / Bain Capital	June 14, 2007
• 120 Joe's Crab Shacks / JCS Holdings	November 17, 2006
• Lone Star Steakhouse & Saloon / Lone Star Management	December 14, 2006
• Real Mex Restaurants / Sun Capital Partners	August 21, 2006
• Ryan's Restaurant Group / Buffets	November 1, 2006
• Main Street Restaurant / The Briad Group	June 30, 2006
• NPC International / Merrill Lynch	May 4, 2006
• Fox & Hound Restaurant / Newcastle Partners	February 27, 2006
• Perkins & Marie Callender's / Castle Harlan Partners	May 3, 2006
• Worldwide Restaurant Concepts / Pacific Equity Partners	September 22, 2005
• Charlie Brown's / Trimaran Capital Partners	March 7, 2005

        Madison Williams noted that many of the target companies in the Precedent Transactions are substantially larger and more profitable, operate at greater levels of efficiency and possess greater geographical diversity as compared to our company. In addition, Madison Williams noted that an environment of higher asset prices and greater availability of debt financing to finance acquisitions persisted during the 2005-2007 timeframe, which generally resulted in higher implied valuations than have been attainable in either a normalized or depressed transaction environment for restaurant operators. These factors were taken into account by Madison Williams in its opinion.

  Comparable Company Analysis

        Madison Williams also performed an analysis that calculated the implied valuation multiples of the Comparable Companies based on publicly-available information. The Comparable Companies selected were generally similar to our company from an operational perspective, taking into account average check size, average volume per store, menu offerings, and operations. After standardizing relevant financial statistics, such as EBITDA and EBITDAR, Madison Williams used implied financial ratios such as enterprise value to EBITDA and adjusted enterprise value to EBITDAR to derive a theoretical valuation of our company's common stock. Madison Williams noted that many of the Comparable Companies are substantially larger and more profitable, operating at greater levels of efficiency, possess geographical diversity and have meaningfully larger equity values that provide investors with greater liquidity. These factors were taken into account by Madison Williams in its opinion.

  Leveraged Buyout Analysis

        Using our Status Quo Financial Projections, Madison Williams performed an analysis of the theoretical consideration for each share of our common stock that could be paid in an acquisition of our company by a financial buyer having certain rate of return criteria. For the purposes of this analysis, Madison Williams assumed:

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  Given the current financial leverage (debt including capital leases and capitalized operating leases) of our company, no additional third-party debt was assumed to be obtainable to fund such a theoretical transaction;

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  Given our relative size and sector-specific challenges, an internal rate of return required by a financial buyer of 25% to 30% over a five-year holding period; and

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  An exit multiple range of 4.5x to 5.5x of the full-year December 31, 2015 EBITDAR.

  Discounted Cash Flow Analysis

        Madison Williams calculated a range of values for our common stock based upon (i) the present value of the unlevered cash flows derived from our Status Quo Financial Projections, (ii) the unlevered terminal value of our Company, based upon exit multiples of EBITDAR as of a theoretical exit date of December 31, 2015, (iii) the present value of any tax benefits to us derived from utilization of our net operating loss carryforwards, and (iv) our current capital structure. In performing this analysis, Madison Williams utilized discount rates ranging from 14% to 18%, which were selected based on a calculation of our weighted average cost of capital using the Capital Asset Pricing Model, the betas of the Comparable Companies and our own capital structure. Madison Williams utilized terminal multiples of EBITDAR ranging from 4.0x to 6.0x. Madison Williams also used the same assumptions to determine the present value of our company's current net operating losses (NOL).

  Valuation Summary

        The following table summarizes Madison Williams' valuation analyses for our common stock, assuming our company continues to operate as a stand-alone entity in a manner consistent with our Status Quo Financial Projections:

Method of Analysis	Valuation Range
Precedent Transactions (enterprise value/EBITDA)	$1.63 to $2.21
Precedent Transactions (adjusted enterprise value/EBITDAR)	$2.13 to $2.88
Precedent Transactions (enterprise value/revenue)	$0.53 to $0.71
Trading Comparables (enterprise value/EBITDA)	$2.28 to $3.08
Trading Comparables (enterprise value/EBITDAR)	$3.63 to $4.91
Leveraged Buyout Analysis	$1.00 to $1.50
Discounted Cash Flow Analysis	$0.00 to $3.09

        In its presentation of these results, Madison Williams noted that the then-current trading price of our common stock was $1.77 per share.

  Pro Forma Discounted Cash Flow Analysis

        Madison Williams performed a second set of discounted cash flow analyses utilizing financial projections provided by our management that present an expansion plan comprised of 17 new restaurants and 25 branded pub locations over a five-year period ending December 31, 2015 (the "Growth/Recapitalization Financial Projections"), as well as the capital structure and financing adjustments pro forma for the transactions contemplated herein. Madison Williams utilized discount rates of 14% to 18% and exit multiples of 4.0x to 6.0x 2015 EBITDAR. Madison Williams further assumed two scenarios, one that includes the full 25 pub rollout and one which excludes the incremental expansion. The results of these analyses, as compared to the discounted cash flow analysis of the Status Quo Financial Projections, are summarized below:

	Valuation Range
Scenario	Low ($ / Share)	High ($ / Share)
Status Quo Financial Projections	$0.00	$3.09
Growth/Recapitalization Financial Projections with Pubs	$2.66	$8.84
Growth/Recapitalization Financial Projections without Pubs	$0.56	$4.80

  Accretion/Dilution Analysis

        Madison Williams performed an earnings accretion / dilution analysis using both the Status Quo Financial Projections and Growth/Recapitalization Financial Projections. An accretion / dilution analysis calculates the impact of a proposed transaction on the company's earnings per share. A transaction that is accretive is one where the earnings per share increase as a result of the transaction while a dilutive transaction decreases the earnings per share. Madison Williams performed the following accretion / dilution analysis using both the Status Quo Financial Projections and Growth / Recapitalization Financial Projections:

		Earnings Per Share
Scenario	2011E	2012E	2013E	2014E	2015E
Status Quo Financial Projections	$(0.20)	$(0.13)	$(0.15)	$(0.07)	$(0.00)
Growth/Recapitalization Financial Projections with Pubs	$(0.25)	$(0.16)	$0.03	$0.48	$0.59
Growth/Recapitalization Financial Projections without Pubs	$(0.25)	$(0.16)	$(0.07)	$0.13	$0.34
Accretion / Dilution
Growth/Recapitalization Financial Projections with Pubs	$(0.05)	$(0.02)	$0.18	$0.55	$0.59
Growth/Recapitalization Financial Projections without Pubs	$(0.05)	$(0.03)	$0.08	$0.20	$0.34

  Net Impact to Non-Participating GCFB Shares

        Madison Williams performed an analysis of the net impact of the contemplated transactions to the holders of our shares other than DHW and its affiliates. To understand the net impact, Madison Williams compared the difference between the effective share price of the common stock repurchase from DHW and the effective share price of the preferred stock to be issued to the investor. In determining the effective share price of the common stock repurchase transaction, Madison Williams compared the approximately $7.0 million of proceeds in consideration for the 3,000,000 shares repurchased with the present value of the $300,000 annual rent concession. Using a 20 year term on the rent leases and a 7.5% discount rate, the present value of the rent relief was determined to be approximately $3.1 million, resulting in an effective net consideration to DHW for the repurchase of 3,000,000 shares of approximately $4.0 million or $1.33 per share. This represents an approximate 24.9% discount to the then-current market price of $1.77 as of December 21, 2010.

        In determining the effective share price of the preferred stock to be issued, Madison Williams adjusted the investor's $9.0 million investment for the fees to be received by the investor at transaction close and the present value of quarterly cash dividends to be received through December 31, 2013. Inclusive of the additional shares to be earned by the investor through quarterly in-kind dividends (assuming a stock price of $1.50), Madison Williams calculated an effective purchase price per share of $1.17.

        Comparing the effective share price received by DHW for the sale of its 3,000,000 shares of our company's common stock and the effective price per share paid by the investor for its newly issued convertible preferred stock, Madison Williams determined that there was a $0.16 difference per share or $480,000 in aggregate. When considering this difference across the approximately 4.4 million non-participating shares, Madison Williams calculated net dilution of $0.11 per non-participating share, which was equivalent to 6.2% of the then-current market price of $1.77 as of December 21, 2010. Madison Williams considered the effect of this dilution relative to the direct and indirect financial benefits of the contemplated transactions to the non-participating shares overall, and these factors were taken into account by Madison Williams in rendering its fairness opinion.

  Compensation to Madison Williams

        Under the terms of our engagement letter with Madison Williams, we paid Madison Williams a total fee of $157,500. We have agreed to indemnify Madison Williams against certain liabilities in connection with its engagement, other than liabilities determined by a court to have resulted primarily from gross negligence, bad faith or willful misconduct.

Interests of Our Directors and Executive Officers in the Transactions

        As of March 17, 2011, our directors and executive officers beneficially owned and were entitled to vote 5,224,671 shares of our common stock, representing approximately 67.3 percent of our outstanding common stock. Of such shares, 4,666,666 shares, or 63.1 percent of our outstanding common stock, were beneficially owned by DHW. The two owners and officers of DHW, Donald A. Dunham, Jr. and Charles Hey, serve on our board of directors.

        Steven J. Wagenheim, our current President and Chief Executive Officer, has agreed to execute a contingent amendment and restatement of his employment agreement with our company that will become effective upon closing of the transactions. This amended and restated agreement will provide for Mr. Wagenheim's new position as President and Founder of our company. It will clarify that the consummation of the transactions contemplated by Proposals No. 1 and 2 set forth herein does not constitute a "Change in Control" under his employment agreement. It will also specify that Mr. Wagenheim is eligible for annual incentive compensation and would receive $140,000 in annual incentive compensation for 2011 assuming performance at target across each of four applicable performance metrics (sales, income before occupancy, general and administrative expense less stock option expense, and earnings per share less stock option expense and exit costs).

        In March 2011, our board of directors resolved to provide certain cash and non-cash, stock-based compensation to its members who will remain on the board following the closing of the transactions, and those who intend to resign from the board concurrent with the closing. These awards are in consideration of their service to the company.

        Our board of directors will pay fees to its independent members, including its chairman, in connection with the transactions. Mr. Longtin, the chairman of our board, will receive $40,000 for his role as lead director in negotiating the transactions, and each of our other independent directors (Messrs. Avery, Gramm and Timpe) will receive $7,500 for his service in reviewing and approving the transactions.

        Our board of directors determined to provide non-cash, stock-based compensation to resigning members to compensate them for the forfeitures of stock options or ordinary course awards they would otherwise experience due to their planned resignations in connection with the transactions, and to continuing members for their service in connection with negotiating, reviewing and approving the transactions.

        The following summarizes actions taken by our board:

  •
  modify certain outstanding options to purchase 5,000 shares of our common stock held by each of Messrs. Dunham and Timpe, two non-employee directors whose annual option awards would not otherwise vest, to provide that such options will vest upon their departure from our board, and that such options may be exercised for five years after departure from our board;

  •
  grant upon closing of the transactions ten-year options to purchase 5,000 shares of our common stock to certain of our resigning non-employee directors (Messrs. Dunham, Gramm and Hey), in place of the non-employee director options that would have otherwise been awarded to them during 2011 in the ordinary course, which options would immediately vest and that would be exercisable for five years after departure from our board;

  •
  grant a ten-year option to purchase 25,000 shares of our common stock to Mr. Longtin, our chairman of the board, for his service as lead director in negotiating the transactions, to be vested immediately and exercisable through the earlier to occur of five years after his departure from the board or the tenth anniversary of the date of grant; and

  •
  grant a ten-year option to purchase 12,500 shares of our common stock to each of our other independent directors (Messrs. Avery, Gramm and Timpe) for his service in reviewing and approving the transactions, to be vested immediately and exercisable through the earlier to occur of five years after his departure from the board or the tenth anniversary of the date of grant.

        Each of our directors and executive officers has indicated his present intention to vote, or cause to be voted, the shares of common stock beneficially owned by him "FOR" approval of Proposals No. 1, 2 and 3.

Voting Agreements

        Also in connection with the entry into the stock purchase agreement and stock repurchase agreement, we entered into a voting agreement with DHW and its affiliates, as well as two of our continuing directors, Steven J. Wagenheim and Joel C. Longtin, and each of our executive officers acting as shareholders of our company. Pursuant to the voting agreement, these shareholders will vote their shares of our common stock (which represent, in the aggregate, approximately 65.5% of our outstanding common stock as of March 17, 2011) in favor of Proposals No. 1, 2 and 3 in this proxy statement. Each shareholder also appointed Joel C. Longtin and Steven J. Wagenheim, or each of them individually, as his, her or its proxies and attorneys-in-fact to vote for such approval at the shareholder meeting. The voting agreements terminate upon the earlier of (i) the termination of the stock purchase agreement and stock repurchase agreement or (ii) the closing of the transactions.

        Effective as of the closing of the transactions contemplated by the stock purchase agreement and the stock repurchase agreement, CDP and DHW intend to enter into a shareholder and voting agreement. Pursuant to the shareholder and voting agreement:

  •
  DHW will agree to vote its shares for CDP's five nominees to our board of directors;

  •
  CDP will agree to vote its shares for DHW's two nominees to our board of directors;

  •
  at any meeting of our shareholders, DHW will agree to vote its shares in the same manner as CDP on any other matter presented to the shareholders; and

  •
  DHW will be permitted to have three observers at each meeting of our board of directors.

The shareholder and voting agreement will terminate on the earliest to occur of (1) the mutual agreement of CDP and DHW, (2) the fifth anniversary of the date of the shareholder and voting agreement, (3) the date on which DHW and its affiliates no longer own at least 250,000 shares of our common stock, (4) the date on which DHW's loans to its primary lenders are reduced to an aggregate principal amount of $250,000 or less and (5) the date on which CDP and its affiliates no longer own any of our capital stock.

        The above voting agreement descriptions are qualified in their entirety by reference to the drafts of such agreements which appear at Appendix G and as an exhibit to Appendix E, respectively, of this proxy statement.

Regulatory Approvals

        In connection with the transactions, we have determined that we are required to give post-closing notice to certain federal and state agencies regulating our sale of alcoholic beverages and brewing of beer in order to maintain our licenses for those activities. We have further determined that the transactions are not subject to pre-closing regulatory approval other than in the State of Nebraska. We have begun the process of obtaining such approval and expect to receive it prior to the date of our special meeting. In addition, the issuance of preferred stock to CDP will be exempt from registration under Rule 506 promulgated under the Securities Act of 1933.

No Dissenters' Rights

        Under the Minnesota Business Corporation Act, shareholders are not entitled to exercise dissenters' rights in connection with the transactions.

Expected Benefits of the Transactions

        Our board of directors is recommending the transactions to our shareholders for a number of reasons. We expect that the transactions will improve our capital position and finance our growth, and the partnership with CDP will create growth opportunities for our company. The principals of CDP and its affiliated CIC funds are private equity investors with experience in managing, investing in, and financing restaurant companies. The new members of management and the new directors who would join us upon the closing of the transactions are sophisticated individuals that bring significant public company experience in the restaurant industry. At the same time, CDP's investment was conditioned on becoming our controlling shareholder, and so the stock repurchase transaction with DHW allows CDP to accomplish that goal and provides an exit for DHW. We believe that our company can grow and deliver long-term value to our shareholders with the association and backing of CDP and its affiliates.

Effects of Issuance of Preferred Stock on Rights of Granite City Shareholders

        In connection with Proposal No. 1, we intend to issue shares of Series A Convertible Preferred Stock. The powers, preferences, rights and limitations of such series will be as set forth in the certificate of designation which appears as an exhibit to Appendix C to this proxy statement. This preferred stock will have preference over the common stock in the event of an involuntary or voluntary liquidation or dissolution of our company, and we are obligated to pay 9% dividends on the preferred stock through 2013, one-half of which is in the form of common stock, which will further dilute existing shareholders. The consent of at least a majority of the preferred will be required for us to authorize stock on a parity with or preferential to the preferred to adversely amend the rights of the preferred, or to make a material acquisition of another company or sale of substantially all our assets. Each holder of Series A Convertible Preferred Stock will have 0.77922 votes per preferred share on all matters submitted to our shareholders, subject to proportionate adjustment upon adjustment to the conversion price under the certificate of designation upon a stock split or reverse stock split. The existence of this preferred stock, especially held by a controlling shareholder, may delay, deter or prevent takeover attempts and other changes in control of our company, which may prevent our other shareholders from realizing a premium over the then-prevailing market price of our common stock and may depress the price of our common stock.

        Finally, each share of Series A Convertible Preferred Stock is convertible into two shares of our common stock, at the holder's option, until a full, automatic conversion on the first business day on or after December 31, 2014, on which the average closing sale prices of our common stock for the trading days within the 90 calendar day period ending on the date prior to the automatic conversion date is greater than $4.00 per share. The issuance of common stock upon discretionary or automatic conversion will cause significant dilution to other shareholders. See "Proposal No. 1 Series A Preferred Stock" and the certificate of designation which appears as an exhibit to Appendix C to this proxy statement.

Consequences if the Transactions are Not Approved by Granite City Shareholders

        If the transaction with CDP is not completed, we may be unable to pursue our growth plans and would incur significant expense. In particular, if the CDP transaction is not completed, we will not receive the expected benefits of the transaction which include:

  •
  establishing a $10.0 million third-party credit facility, which is a condition to closing that would enable us to execute our growth strategy of building new restaurants, creating private dining rooms and expanding bar areas of existing restaurants and improving our technology;

  •
  restructuring certain of our leases and obtaining permanent rent reductions;

  •
  replacing our current majority shareholder, DHW, with CDP, a portfolio company of CIC II LP, a fund of CIC Partners Firm LP, a private equity firm with significant experience in investing in restaurants; and

  •
  employing Robert J. Doran as our chief executive officer and Dean S. Oakey as our chief concept officer, electing five new directors designated by CDP to our board and benefitting from their experience in the restaurant industry.

        Furthermore, in certain circumstances, termination of our stock purchase agreement with CDP would require us to pay CDP its expenses up to $500,000 and a break-up fee of $500,000. Alternatively, if either we or CDP terminate the agreement because our shareholders do not approve the transaction or the lenders to our company under the anticipated credit facilities withdraw, we would be required to pay CDP either $100,000 plus 200,000 shares of our common stock or $200,000, at CDP's discretion. In either case, we would also continue to be responsible for our transaction costs, including our legal fees and the fees paid in connection with the fairness opinion obtained in connection with the transaction, as well as the consulting fees paid to CDP, which we estimate will aggregate approximately $1.5 million. Finally, we believe that failure to close the transaction with CDP would likely have an adverse effect on the trading price of our common stock, which increased substantially following the announcement of the proposed transaction.

Management and Operation of Granite City after the Transactions

        Following the transactions described in Proposals No. 1 and 2, we will continue to operate our present business; however, significant management changes will result.

        Changes In Officers.    Following the transactions, Steven J. Wagenheim, our chief executive officer, president and a founder of our company, will continue as our president and founder and will remain a director of our company. Robert J. Doran will succeed Mr. Wagenheim as our full-time chief executive officer. Dean S. Oakey will be elected our chief concept officer and become a full-time employee. James G. Gilbertson will continue as our chief financial officer and Darius H. Gilanfar will continue as our chief operating officer.

        We expect to enter into employment agreements with Robert J. Doran as chief executive officer and Dean S. Oakey as chief concept officer. We anticipate that each agreement will provide for employment with the company through December 31, 2012, to be extended for additional one-year terms upon the mutual agreement of the company and the executive. We expect the executive will be entitled to severance benefits including one year of base compensation if his employment is terminated without cause or for good reason, including upon a change in control, in addition to the balance of executive's compensation for the remainder of the term. We expect the agreements will provide for an annual base salary, which may be increased by our board of directors, eligibility for an annual bonus of up to 50% of base salary based on achieving performance targets determined by our compensation committee, participation in our company's other employee benefit plans and expense reimbursement. We anticipate each executive will also agree to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain non-competition and non-recruitment provisions during the term of his employment and for a certain period thereafter. We expect the annual base salaries for such executives will be as follows: Mr. Doran ($355,000) and Mr. Oakey ($300,000).

        Mr. Oakey and Mr. Doran also have served in a consulting capacity for our company under a consulting arrangement with CDP, described above under "Consulting Agreement," since January 2011. There are no familial relationships between Mr. Doran, Mr. Oakey, and our executive officers or directors, including the directors designated by CDP. Messrs. Doran and Oakey are control persons of CDP, which will be our majority shareholder upon the closing of the transactions, and their appointments are in conjunction with that change in control. Otherwise, there are no transactions in which Mr. Doran or Mr. Oakey has an interest requiring disclosure under Item 404(a) of Regulation S-K.

        In addition, Steven J. Wagenheim, our current President and Chief Executive Officer, has executed a contingent amendment and restatement of his employment agreement with our company that will become effective upon closing of the transactions. This amended and restated agreement serves to address Mr. Wagenheim's new position as President and Founder of our company. It also clarifies that the consummation of the transactions contemplated by Proposals No. 1 and 2 set forth herein does not constitute a "Change in Control" under his employment agreement.

        Changes In Board Composition.    Following the transactions, we expect that the number of directors on the board of directors will be increased from seven to eight persons. Donald A. Dunham, Jr., Brian K. Gramm, Charles J. Hey, and David A. Timpe will resign, and Joel C. Longtin, Milton D. Avery and Mr. Wagenheim will remain on our board. CDP has proposed the following successors: Fouad Z. Bashour, Robert J. Doran, Michael S. Rawlings, Louis M. Mucci, and Michael H. Staenberg. Fouad Bashour will serve as the chairman of our board.

        The following information has been supplied by the prospective new board members:

        Fouad Z. Bashour, 35, is a partner of CIC Partners. Prior to joining CIC Partners in 1999, he was an associate at The Boston Consulting Group, where he advised companies in business strategy and operations. Mr. Bashour currently serves as a director and a compensation committee member of Red Mango, Inc., a privately held company engaged in franchising one of the leading all natural frozen yogurt and smoothie concepts and Schuepbach Energy LLC, a privately held company engaged in international exploration and development of energy reserves. During the last five years, Mr. Bashour has previously served as a director of Bagby Energy Holdings, LP, Triumph Pacific Oil and Gas Company, Buffet Partners, L.P. (doing business as Furr's) and GreenLeaf Auto Recyclers LLC, where he served as co-chairman. Mr. Bashour brings business strategy consulting, capital market and private equity experience to our board.

        Robert J. Doran, 64, has been a Managing Partner of CDP Management Partners, LLC, a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries, since April 2010. He is the founder of Doran Consulting, a niche consulting group specializing in executive coaching since 1999. Mr. Doran was employed with McDonald's Corporation from January 1967 to March 1999 serving in a variety of regional director and vice president positions, most recently as Executive Vice President of McDonald's USA. Mr. Doran currently serves on the board of directors of Hawaii Development Company and McDonald's of Hawaii. Mr. Doran brings business consulting, executive leadership and extensive multi location restaurant experience to our board.

        Michael S. Rawlings, 56, has been Managing Partner of CIC Partners since 2004. From 1997 to 2003, he was President of Pizza Hut, Inc. Before joining Pizza Hut, he was CEO of DDB Needham Dallas Group (formerly Tracy-Locke), the largest marketing communications agency in the Southwest, whose clients have included Frito-Lay, Pepsi, GTE and American Airlines. Mr. Rawlings currently serves as Chairman and Acting CEO of Legends Hospitality Management, LLC, Chairman of River Point Farms and as a director of Adams Produce Company, LLC and Adina for Life, Inc. During the last five years he has served as a former director of Ace Cash Express, Inc., Buffet Partners L.P., Quizno's, Signstorey and Vertis, Inc. Mr. Rawlings serves as the City of Dallas Park and Recreation Board President and formerly served as Dallas's Homeless Czar, a position to which he was appointed by the Mayor of Dallas, and he has also served as Chairman for the Dallas Convention & Visitors Bureau. In addition, he is on the Board of Trustees at Jesuit College Preparatory and has been an active lecturer at many universities, as well as an adjunct professor at Southern Methodist University. Mr. Rawlings brings restaurant operations and leadership, marketing and communications and private equity experience to our board.

        Louis M. Mucci, 69, has served as an advisor to the board of directors of Ruby's Tequilas, a restaurant company since June 2007. From February 2007 until June 2009, Mr. Mucci was a senior advisor to SMH Capital Corp., an investment banking group. He held the position of Chief Financial Officer at BJ's Restaurants, Inc. and served on that company's board of directors from May 2002 until September 2005. Mr. Mucci also served as an advisor to the board of directors of BJ's Restaurants until December 31, 2008. He retired from PricewaterhouseCoopers LLP in 2001 after 25 years as a partner with the firm. Mr. Mucci's most recent position at PricewaterhouseCoopers was Chairman of the West Coast Retail Group. Mr. Mucci has served on the board of directors of Build-A-Bear Workshop, Inc. since November 2004. Mr. Mucci is also the "audit committee financial expert" at Build-A-Bear Workshop, Inc. Mr. Mucci obtained extensive financial and accounting expertise while serving as a partner of an independent accounting firm. During his tenure as Chief Financial Officer of BJ's Restaurants, Inc., he gained additional financial and accounting expertise in addition to store operations, human resources, workers compensation, insurance, corporate administration, and strategic planning experience. In addition, given his experience with other consumer-focused businesses, Mr. Mucci brings valuable insights and perspectives regarding financing and operation to our board.

        Michael H. Staenberg, 56, has been the President of THF Realty, a leasing, development, and real estate management company, since he founded the company in September 1991. THF Realty currently has over 22 million square feet of property and retail shopping centers under management. Mr. Staenberg has served as the developer of more than 100 shopping centers in over 25 states. Prior to founding THF Realty, Mr. Staenberg was employed as a real estate broker and served as Senior Vice President and Director of Real Estate for Leo Eisenberg Company, a national real estate development company from 1981 to 1990. Mr. Staenberg has served on the Advisory Board of Directors of US Bank, N.A. since March 2011. In addition, he has been a member of the International Council of Shopping Centers since 1976 and the Metropolitan St. Louis Board of Realtors since 1984.

        Messrs. Bashour, Doran, Mucci, Rawlings and Staenberg have been designated by CDP, which will be our majority shareholder upon the closing of the transactions, and its selections are in conjunction with that change in control. Otherwise, there are no transactions in which Messrs. Bashour, Doran, Mucci, Rawlings or Staenberg has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no familial relationships between Messrs. Bashour, Doran, Mucci, Rawlings or Staenberg and any of our directors or executive officers. It is our expectation that the board to be constituted following closing of the CDP transaction will determine that each of the above-referenced CDP designees is an independent director within NASDAQ's definition of such term with the exception of Mr. Doran, who will be an officer of our company.

Ownership of Shares after the Transactions

        The issuance of preferred stock to CDP pursuant to the stock purchase agreement, even when combined with the repurchase of common stock from DHW pursuant to the stock repurchase agreement, will have a dilutive effect on our existing shareholders' percentage ownership interest and voting power in our company. Assuming no changes in our outstanding shares of common stock after March 17, 2011, other than the preferred stock issuance and common stock repurchase, the beneficial owners of 100 percent of our common stock before the transactions will beneficially own approximately 42.3 percent of our common stock immediately after the transactions.

        The following table sets forth (1) the actual beneficial ownership of our common stock by DHW, CDP, our directors and executive officers as a group, and each person we know to beneficially own 5% or more of our common stock as of March 17, 2011, and (2) the pro forma beneficial ownership of such persons assuming the transactions were to have closed on that date. Shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. The information set forth below is adjusted to give effect to the changes in the identity of our directors and executive officers associated with the transactions. To our knowledge, DHW and Messrs. Dunham and Hey have each entered into a voting agreement with our company pursuant to which it or he has, among other things, agreed to vote all shares of our common stock that it or he beneficially owns to approve Proposals No. 1, 2 and 3. The information set forth in the following table is also premised on there being no changes in our outstanding shares of common stock after March 17, 2011, other than the preferred stock issuance and common stock repurchase. Furthermore, the information set forth assumes the conversion of the 3,000,000 shares of preferred stock to be sold to CDP into 6,000,000 shares of common stock, no other sales by DHW, and no other issuances by our company. In addition, no effect is given for the issuance of any common stock that may be issuable as dividends to CDP for the period following closing through December 31, 2013.

	Beneficial Ownership Pre-Closing(1)			Beneficial Ownership Post-Closing(1)
	Number of Shares		Percent	Number of Shares		Percent
Donald A. Dunham, Jr.(2)	4,776,707	(3)	64.1%	1,776,707		17.0%
Charles J. Hey(4)	4,687,687	(5)	63.3%	1,687,687		16.2%
DHW(6)	4,666,666		63.1%	1,666,666		16.0%
Concept Development Partners LLC	0		0%	6,000,000	(7)	57.7%
Our directors and executive officers as a group(8)	5,224,671	(9)	67.3%	6,477,061	(10)	60.7%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of March 17, 2011.

(2)
Mr. Dunham may be deemed to be the indirect beneficial owner of the securities held by DHW. The number of shares reported in this proxy statement as beneficially owned by Mr. Dunham includes the 4,666,666 shares held by DHW. The address of this shareholder is 230 S. Phillips Avenue, Suite 202, Sioux Falls, SD 57104.

(3)
Includes 64,097 shares purchasable upon the exercise of warrants held by Mr. Dunham, DCM and DEM, two entities controlled by Mr. Dunham. Mr. Dunham has pledged 44,638 of the shares he directly owns to Security National Bank of Sioux Falls, South Dakota as collateral for financing of a development project.

(4)
Mr. Hey may be deemed to be the indirect beneficial owner of the securities held by DHW. The number of shares reported in this proxy statement as beneficially owned by Mr. Hey includes the 4,666,666 shares held by DHW. The address of this shareholder is 1 South Pintail Place, Sioux Falls, SD 57105.

(5)
Includes 21,021 shares purchasable upon the exercise of warrants.

(6)
DHW has entered into a stock pledge agreement with each of the Lenders each dated October 5, 2009, pursuant to which DHW has pledged 2,916,666 shares to Great Western Bank, 1,166,666 shares to CorTrust Bank and 583,333 shares to Dacotah Bank as collateral under its loan arrangements with the Lenders. Upon a default under such loan arrangements by DHW, the Lenders may exercise control over their respective portion of the shares, including exercising the right to vote and/or dispose of such portion of the shares. The address of this shareholder is 230 S.

  Phillips Avenue, Suite 202, Sioux Falls, SD 57104. DHW also has entered into the stock repurchase agreement described in, and subject to shareholder approval of, Proposal No. 2.

(7)
Represents shares issuable upon conversion of preferred stock.

(8)
Pre-closing this group consists of Milton D. Avery, Donald A. Dunham, Jr., Darius H. Gilanfar, James G. Gilbertson, Brian K. Gramm, Charles J. Hey, Joel C. Longtin, David A. Timpe, Monica A. Underwood and Steven J. Wagenheim. Post-closing this group consists of Milton D. Avery, Fouad Z. Bashour, Robert J. Doran, Darius H. Gilanfar, James G. Gilbertson, Joel C. Longtin, Louis M. Mucci, Dean S. Oakey, Michael S. Rawlings, Michael H. Staenberg, Monica A. Underwood and Steven J. Wagenheim.

(9)
Includes 88,048 shares purchasable upon the exercise of warrants and 276,824 shares purchasable upon the exercise of options within 60 days of March 17, 2011. Also includes securities held by DHW, Brewing Ventures LLC, Avery Brothers, LLC and Mr. Longtin's spouse's IRA.

(10)
Includes 2,930 shares purchasable upon the exercise of warrants, 276,824 shares purchasable upon the exercise of options within 60 days of March 17, 2011, and 6,000,000 shares issuable upon conversion of preferred stock. Includes securities held by CDP, Brewing Ventures, LLC, Avery Brothers, LLC and Mr. Longtin's spouse's IRA.

Listing of Granite City Common Stock

        Following the transactions, we expect that our common stock will continue to trade on the NASDAQ Capital Market under the symbol "GCFB".

Financial Statements

        Audited financial statements have been filed with the SEC as part of our Annual Report on Form 10-K for the fiscal year ended December 28, 2010, and are being delivered to shareholders along with this proxy statement as Appendix F. Representatives of our independent public accountants, Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. are expected to be present at the special meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Accounting and Tax Consequences

        Our ability to use our net operating loss carryforwards ("NOLs") and tax credits will be limited if, as we expect, the CDP transaction results in an "ownership change" as defined in Section 382 of the Internal Revenue Code of 1986, as amended. It is also possible that a portion of our tax basis deductions would be limited if such an ownership change were to occur. For 2009 tax reporting purposes, we had approximately $36.4 million of federal NOLs available to offset future income and $2.1 million of tax credits to offset future taxes. The use of a portion of these NOLs and credits is already limited under Section 382 as a result of "ownership changes" that occurred in October 2009. As a result of the October 2009 transaction, approximately $27.8 million of the NOLs will not be able to be utilized before they expire and approximately $1.9 million of the tax credits will not be able to be utilized before expiration. If the CDP transaction occurs, it will further limit the previously unlimited NOLs and tax credits.

        Due to the ownership change we expect to incur in the CDP transaction, our future period tax liability would be greater than it would otherwise have been in the absence of such ownership change and, accordingly, could adversely impact our future period cash flows. Limitations pertaining to the use of our NOLs and tax credits could also result in the statutory expiration of a portion of those NOLs and credits prior to use.

 PROPOSAL NO. 1

APPROVAL OF STOCK PURCHASE AGREEMENT AND
RELATED ISSUANCE OF PREFERRED STOCK

Overview

        This section of the proxy statement describes the proposed stock purchase agreement that has been entered into by our company and CDP, but does not include all the information that a shareholder may wish to know or should know. Significant additional information regarding the proposed issuance of preferred stock appears above under the caption "Introduction to Proposal No. 1 and Proposal No. 2." The stock purchase agreement, the amendments to the stock purchase agreement, and the related certificate of designation are attached to this proxy statement as Appendix A, Appendix B and C, and an exhibit to Appendix C, respectively. We urge you to read those documents and the other portions of this proxy statement in their entirety.

        If the stock purchase agreement and the related issuance of preferred stock is approved by the holders of a majority of our shares of outstanding common stock, including a majority of the shares not owned by DHW or its affiliates present in person or by proxy at the meeting, we intend to sell, subject to the conditions of the stock purchase agreement, 3,000,000 shares of convertible preferred stock to CDP.

        We are seeking shareholder approval of Proposal No. 1 because our common stock is listed on the NASDAQ Capital Market. NASDAQ Stock Market rules require us to seek shareholder approval in the case of a change of control as defined under NASDAQ Listing Rules and because our sale of preferred stock may involve the issuance of securities convertible into more than 20% of our common stock outstanding prior to our sale of the preferred stock at a price that may be less than the greater of book or market value of our common stock. In addition, because the transactions contemplated by the stock purchase agreement will fund our repurchase of 3,000,000 shares of common stock owned by DHW (see Proposal No. 2), our board of directors (excluding Donald A. Dunham, Jr. and Charles J. Hey, who have recused themselves from board actions concerning the stock purchase agreement and the stock repurchase agreement) is requiring that the transactions be approved by a majority of the outstanding shares of common stock not owned by DHW or its affiliates present in person or by proxy at the meeting.

        Pursuant to this Proposal No. 1, we are seeking shareholder approval of the stock purchase agreement, as it may be amended from time to time, and the related issuance of preferred stock to CDP.

Stock Purchase Agreement

        The securities purchase agreement contains various representations and warranties of the parties, limitations on the conduct of our business before closing, prohibitions against the solicitation of other offers, various conditions to closing, termination provisions, termination fees and other terms and conditions. The following paragraphs describe such provisions but these descriptions are qualified in their entirety by reference to the stock purchase agreement and the amendments thereto which appear as Appendix A, Appendix B and Appendix C to this proxy statement.

  Representations and Warranties of CDP

        The stock purchase agreement, which we sometimes refer to in this section as the agreement, contains customary representations and warranties of CDP relating to, among other things:

  •
  corporate organization and qualification;

  •
  corporate authority and board approval;

  •
  exemptions from the securities laws and related representations;

  •
  current ownership of our stock;

  •
  its financial capability to engage in the transactions;

  •
  no brokers or finders; and

  •
  the restrictions on transfer of the shares.

  Representations and Warranties of Granite City

        The stock purchase agreement contains customary representations and warranties of our company relating to, among other things:

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  corporate organization and qualification, including the organization and qualification of our subsidiaries;

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  corporate authority and board approval;

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  capital structure;

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  absence of conflicts and required filings and consents;

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  reports filed with the SEC and our financial statements and the absence of undisclosed liabilities;

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  absence of certain changes since September 28, 2010;

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  litigation;

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  intellectual property;

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  tax status;

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  absence of materially adverse contracts;

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  transactions with affiliates;

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  permits;

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  environmental matters;

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  real property;

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  the Investment Company Act;

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  brokers;

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  registration rights;

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  registration of our common stock;

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  labor relations;

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  insurance;

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  employee benefits plans;

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  disclosure;

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  disclosure controls; and

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  distribution determination.

  Conduct of Our Business Before Closing

        Subject to certain exceptions, during the period from the signing of the agreement until the closing or the termination of the agreement:

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  We will carry on our business in substantially the same manner as before the signing of the agreement, and use our reasonable commercial efforts to retain our current officers and employees and preserve relationships with customers, suppliers, licensors, governmental entities, licensees, distributors and others having business dealings with us, in each case consistent with past practice.

  •
  We have agreed that we and our subsidiaries will not, without CDP's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), or as set forth on the disclosure schedule:

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  pay dividends, split or reclassify our capital stock, or purchase or redeem our securities;

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  issue our stock or rights, warrants, or options for our capital stock, with certain exceptions;

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  amend our articles of incorporation or bylaws;

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  acquire or agree to acquire a business or material assets;

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  sell or encumber any of our properties or assets, except in the ordinary course of business consistent with past practice;

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  incur any indebtedness or make any loans;

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  make or incur any capital expenditure, except in the ordinary course of business consistent with past practice;

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  make changes regarding tax or accounting matters;

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  except to the extent permitted by the agreement (as described under "Acquisition Proposals," below), waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which we are a party;

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  adopt a plan of dissolution, restructuring, recapitalization or reorganization;

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  enter into any new collective bargaining agreement;

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  change any accounting principle used, except as required by applicable laws or generally accepted accounting principles;

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  settle or compromise any material litigation;

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  except for as provided, enter into or amend employment arrangements or grant any stock options or stock awards;

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  cancel any debts or waive any claims or rights of substantial value;

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  except for as provided, enter into contracts not in the ordinary course of business that would require us to expend more than $200,000 individually or $500,000 in the aggregate in any fiscal year, or modify or terminate obligations;

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  except as permitted by the agreement (as described under "Acquisition Proposals," below), agree, authorize or commit to do any of the foregoing or any action or fail to take any action which would result in any of CDP's closing conditions not being satisfied or that would reasonably be expected to result in a material adverse effect, as defined in the stock purchase agreement; or

    •
    authorize any of, or commit or agree to take any of, the foregoing actions.

  Acquisition Proposals

        We have agreed that we will not, and we will use reasonable commercial best efforts to cause our representatives not to, directly or indirectly:

  •
  solicit, initiate or knowingly take any action to facilitate or encourage any acquisition proposal, as defined below;

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  enter into, or participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any acquisition proposal; or

  •
  enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement with respect to any acquisition proposal or enter into any agreement or agreement in principle requiring us to abandon, terminate or fail to consummate the transactions contemplated by our agreement with CDP or breach our obligations under such agreement or propose or agree to do any of the foregoing.

        We also agreed to cease, and use commercially reasonable efforts to cause our representatives to cease, all discussions and negotiations with other parties that were commenced before entry into the agreement, and require such parties to return or destroy all confidential information furnished to them.

        Notwithstanding these prohibitions, if we receive a superior proposal, as defined below, or an unsolicited acquisition proposal, and our board of directors determines in good faith, after consultation with its outside counsel, that such acquisition proposal is reasonably likely to lead to a superior proposal and the failure to take any action would be reasonably likely to result in a breach of our board of directors' fiduciary duties, it may, after promptly notifying CDP, take the following actions:

  •
  furnish information about our company to the third party making the acquisition proposal, provided we enter into a customary confidentiality agreement with the third party; and

  •
  participate in discussions or negotiations with the third party regarding its proposal.

        In addition, we have agreed to promptly (within 48 hours) provide to CDP a written summary of the material terms of any acquisition proposal and keep CDP reasonably informed of any material changes to the terms and conditions thereof. We will also promptly (within 48 hours) notify CDP of any request for information or discussions by a third party considering making an acquisition proposal.

        We have agreed to prepare and send this proxy statement and to call, hold and convene a meeting of our shareholders promptly after entry into the agreement. Our independent directors agreed to unanimously recommend to our shareholders the approval of the issuance of 3,000,000 shares of convertible preferred stock to CDP (this proposal) and the repurchase of 3,000,000 shares of our common stock from DHW (See Proposal No. 2).

        We further agreed that our independent directors and the committees of our board would not:

  •
  except as permitted by the agreement, withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to CDP, the approval or recommendation of Proposals No. 1 and 2;

  •
  cause or permit our company to enter into any alternative acquisition agreement providing for the consummation of a transaction contemplated by an acquisition proposal; or

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  except as permitted by the agreement, approve, recommend, or propose publicly to approve or recommend any acquisition proposal.

        Notwithstanding these obligations, at any time prior to obtaining shareholder approval, our board of directors may withdraw, qualify or modify or propose publicly to withdraw, qualify or modify its approval of the transactions or recommend any superior proposal if it determines in good faith, after consultation with outside counsel, that failure to do so would reasonably be expected to result in a breach of its obligations under applicable law. However, our board of directors may change its recommendation only after delivering a notice to CDP advising it that the board intends to change its recommendation, specifying the terms of the superior proposal, identifying the party making the superior proposal, and waiting three business days, during which the board shall continue to negotiate in good faith with CDP so that such acquisition proposal may cease to constitute a superior proposal. If material changes are made to the superior proposal during that three-day period, our board of directors will be required to deliver a new notice to CDP and a new two-day notice period, along with the other requirements discussed above, will apply.

        Our board of directors is not, however, prohibited from taking and disclosing to our shareholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or making other disclosures to our shareholders if, in the good faith judgment of our board of directors after consulting with outside legal counsel, failure to so disclose is reasonably likely to result in a breach of its fiduciary duties to our shareholders under applicable law. However, a recommendation that our shareholders tender securities in connection with a tender or exchange offer or other approval of an acquisition proposal shall be made only after a change in company recommendation, as discussed in the preceding paragraph, and such disclosure shall be deemed to be a change in company recommendation unless the board of directors expressly reaffirms its recommendation in favor of CDP at CDP's request.

        "Acquisition proposal," under the stock purchase agreement, means (i) any proposal or offer for a merger, consolidation, dissolution, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving our company or (ii) any proposal or offer to acquire in any manner, directly or indirectly, over 10% of the equity securities or consolidated total assets (including, without limitation, equity securities of our subsidiaries) of our company, in each case other than the transactions contemplated by the agreement.

        "Superior proposal" means any bona fide written acquisition proposal made by a third party and not solicited in violation of the agreement, to acquire more than 50% of the equity securities or more than 50% of the assets of our company and its subsidiaries, taken as a whole, pursuant to a tender or exchange offer, a merger, a recapitalization, a consolidation or a sale of its assets, which our board of directors determines in its good faith judgment (after consultation with its financial advisor) (i) to be more favorable from a financial point of view to our shareholders than the transactions contemplated by the stock purchase agreement and (ii) is reasonably capable of being completed on the terms proposed therein, after taking into account the likelihood and timing of completion (as compared to the transactions contemplated by the agreement) and after taking into account all financial (including the financing terms of such acquisition proposal), regulatory, legal and other aspects of such proposal.

  Reasonable Best Efforts; Access to Information; Confidentiality

        We and CDP have agreed, in each case subject to restrictions of applicable law, to cooperate and use our reasonable best efforts to consummate and make effective the transactions contemplated under the stock purchase agreement and the related agreements, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the transactions. We and CDP have the right to review in advance, and to the extent practicable will consult each other on, the information relating to the other party in such filings.

        We and CDP have also agreed to:

  •
  furnish the other party with information concerning itself, its directors, officers, shareholders and such other matters as may be reasonably necessary in connection with any statements;

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  keep the other apprised of the status of matters related to the completion of the transactions, and give prompt notice of any change that is reasonably likely to result in a material adverse effect or prevent, materially delay or materially impair the consummation of the transactions; and

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  upon reasonable notice, we will, and cause each of our subsidiaries to, afford to CDP's representatives, reasonable access during normal business hours during the period prior to the closing to our properties, books, contracts, records and personnel and furnish promptly to CDP all information concerning our business, properties and personnel as may reasonably be requested.

        We and CDP also agreed to treat all our discussions and information we have furnished to CDP as confidential, with disclosure only (i) to representatives of CDP who need to know such information for purposes of evaluating the transactions at hand or (ii) with our written consent, for two years from the date of the stock purchase agreement.

  Indemnification and Insurance

        We and CDP have each agreed, subject to certain dollar thresholds and an indemnity cap for aggregate losses of $2,500,000, to indemnify, defend and hold harmless the other party and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any and all losses, claims, or written threats thereof, damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred) or other liabilities resulting from or arising out of any breach of our company's representation or warranty, covenant or agreement under the stock purchase agreement or the other transaction documents, except for those related to a claim or action by our company against any indemnified party for the breach (or alleged breach) of the agreement or related documents by such party.

        Furthermore, we have agreed that to the extent a CDP-affiliated party is entitled to indemnity, the Company and CDP shall consider the fact that CDP has an ownership interest in the Company and will bear a portion of the burden of any indemnification payment by the Company to CDP.

        For so long as CDP beneficially owns (as defined in Rule 13d-3 promulgated under the 1934 Act) the preferred shares or common stock issued on conversion thereof, we will use our best efforts and, where applicable, shall cause each of our subsidiaries to maintain or cause to be maintained with financially sound and reputable insurers that have a rating of "A-" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), directors' liability insurance providing at least the same coverage and amounts and containing terms and conditions which are not less advantageous in any material respect than the directors' liability insurance maintained by our company as of the closing date.

  Other Agreements

        Under the stock purchase agreement, we have also agreed to:

  •
  To use our best efforts to maintain the listing of our common stock on the NASDAQ Capital Market or any equivalent or replacement exchange;

  •
  Repurchase 3,000,000 shares of our common stock from DHW pursuant to the terms of the Stock Repurchase Agreement with DHW (see Proposal No. 2), and not to materially amend or consent to any material provision of the stock repurchase agreement without CDP's consent; and

  •
  Purchase the Troy Property (see Proposal No. 2).

  Conditions to Closing

        The obligations of both parties under the stock purchase agreement are subject to the satisfaction or mutual waiver on or prior to the closing date of the following conditions:

  •
  Approval by our Shareholders.  Both the stock purchase agreement and the stock repurchase agreement must have been approved by both (1) a majority of the voting power of our outstanding shares and (2) a majority of the shares not owned by DHW and its affiliates present in person or by proxy at the meeting; and

  •
  No Restraints.  No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing, or rendering illegal, the consummation and performance of the agreement shall be in effect; provided, however, that prior to asserting this condition, we shall have used reasonable best efforts to prevent the entry of any such injunction or other order, to have any such order or injunction lifted or withdrawn, and to appeal as promptly as practicable any such injunction or other order that may be entered;

        In addition to the above, our obligation to issue the shares to CDP at closing is subject to the satisfaction or waiver on or prior to the closing date of the following additional conditions:

  •
  Execution of Transaction Documents and Payment.  CDP shall have executed and delivered the transaction documents and paid us $9,000,000;

  •
  Representations and Warranties.  The representations and warranties of CDP shall be true and correct in all material respects as of the date when made and as of the closing date as though made at that time (except for representations and warranties that speak as of a specific date);

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  Performance of Obligations.  CDP shall have performed, satisfied and complied in all material respects with its covenants, agreements and conditions required by the agreement to be performed, satisfied or complied with by it at or prior to the closing;

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  Credit Facility.  The credit facility shall have been signed, closed, and the proceeds available thereunder shall have been made available to draw down; and

  •
  Execution of Ancillary Agreements.  CDP shall have executed and delivered the ancillary agreements to which they are a party.

        In addition to the above, CDP's obligation to purchase the shares at closing is subject to the satisfaction or waiver on or prior to the closing date of the following conditions:

  •
  Delivery of Transaction Documents and Stock Certificate.  We must have executed and delivered the stock purchase agreement, the stock repurchase agreement, and the registration rights agreement to CDP, as well as a stock certificate representing the shares duly executed by the appropriate officers of our company, and have obtained all material consents required to complete the transaction;

  •
  Execution of Ancillary Agreements.  The applicable parties must have executed and delivered the ancillary agreements;

  •
  Performance of Agreements.  The parties other than CDP shall have performed, satisfied and complied in all material respects with their covenants, agreements and conditions required by the stock repurchase agreement, the lease restructuring and option agreement, the voting agreement and irrevocable proxy, and the lock-up agreements;

  •
  Financing.  CDP shall have arranged for the credit facility;

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  Due Diligence.  CDP shall have completed its due diligence and the results shall be acceptable to it;

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  Filing of Certificate of Designation.  We shall have provided evidence to CDP of the filing of the Certificate of Designation of the preferred stock with the Secretary of State of the State of Minnesota;

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  Landlord Lease Reductions.  We shall have secured the permanent rent reductions of $250,000 per year referenced in the agreement;

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  Representations, Warranties and Covenants.  The representations and warranties of our company shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the closing date as though made at such time (except for representations and warranties that speak as of a specific date), and we shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the agreement to be performed, satisfied or complied with by us, as applicable, at or prior to the closing date;

  •
  No Material Adverse Effect.  There shall have been no change in the assets, liabilities (contingent or otherwise), affairs, business, operations, prospects or conditions (financial or otherwise) of our company or its subsidiaries that would constitute a material adverse effect; and

  •
  Company Certificate.  We shall have delivered to CDP a certificate, signed by our chief executive officer and chief financial officer, as to our compliance with the representations, warranties and covenants hereunder.

  Termination

        The stock purchase agreement may be terminated at any time prior to closing, whether before or after approval by our shareholders:

  •
  by mutual written consent of our company and CDP;

  •
  by either party, if:

  •
  the closing has not occurred by July 31, 2011, which is referred to as the termination date, provided that such date may be extended up to December 31, 2011, except that this right to terminate the merger agreement is not available to any party that has breached in any material respect its obligations under the agreement in any manner that shall have proximately contributed to the failure of the transactions to close by such date;

  •
  if the conditions applicable to both parties under the stock purchase agreement have not been satisfied or waived; or

  •
  if any order permanently restraining, enjoining or otherwise prohibiting consummation of the transactions shall become final and non-appealable.

  •
  by our company, if:

  •
  prior to obtaining shareholder approval, our board of directors authorizes the company to enter into a binding written agreement for a transaction constituting a superior proposal, and CDP does not make an offer within two days that is at least as favorable, from a financial point of view, as the third-party offer (in the good faith determination of our board after consultation with its financial advisors); or

    •
    the conditions to our obligation to close have not been satisfied or waived, provided that we are not in breach of the agreement because our representations, warranties and covenants are not true and correct on that date.

  •
  By CDP, if:

  •
  our board of directors has effected a change in company recommendation or fails publicly to reaffirm its recommendation of the transactions within 20 business days of CDP's request to do so; or

  •
  if the conditions applicable to its obligation to close have not been satisfied or waived and such breach or condition is not curable by the termination date, provided that CDP is not in breach of this agreement because its representations, warranties and covenants are not true and correct on that date.

  Expenses and Break-Up Fees

        Upon the closing of the transactions, we have agreed to pay CDP a cash transaction fee of $485,000 plus its reasonable out-of-pocket expenses associated with the transactions and the ancillary agreements.

        Alternatively, if CDP terminates this agreement pursuant to the following, we have agreed to pay CDP its expenses up to $500,000 and a break-up fee in the amount of $500,000:

  •
  if we or CDP terminate this agreement because the closing has not occurred by the termination date, and we consummate an Acquisition Proposal within 12 months of such termination;

  •
  if we terminate this agreement because, prior to obtaining shareholder approval, our board of directors authorizes the company to enter into a binding written agreement for a transaction constituting a superior proposal, and CDP does not make an offer within two business days that is at least as favorable, from a financial point of view, as the third-party offer (in the good faith determination of our board after consultation with its financial advisors), and we consummate an Acquisition Proposal within 12 months of such termination; or

  •
  if CDP terminates this agreement because our board of directors has effected a change in company recommendation or fails publicly to reaffirm its recommendation of the transactions within twenty business days of CDP's request to do so; or

  •
  if CDP terminates this agreement because the conditions applicable to its obligation to close have not been satisfied or waived and such breach or condition is not curable by the termination date, provided that CDP is not in breach of this agreement because its representations, warranties and covenants are not true and correct on that date.

        Alternatively, if either we or CDP terminate this agreement because of the following, we have agreed to pay CDP its expenses equal to (i) $100,000 plus the issuance of 200,000 shares of our common stock or (ii) $100,000 immediately available funds and $100,000 payable without interest equally over 24 months, at CDP's sole option:

  •
  our shareholders do not approve the transactions; or

  •
  the lenders to our company under the credit facility or a commitment letter therefor withdraw their commitment.

        We will not be obligated to pay CDP any expenses or a termination fee if this agreement is terminated because of an order permanently restraining consummation of the transactions, if CDP terminates based on its due diligence, the landlord lease reductions are not received, or the conditions applicable to our performance have been satisfied or waived, provided that we are not in breach of the agreement because our representations, warranties and covenants are not true and correct on that date.

Commitment Letter and Term Sheet for Credit Facilities

        In addition to other conditions, our obligation to issue the shares to CDP at closing is subject to our company obtaining a $10.0 million credit facility. On March 30, 2011, we received a commitment letter and term sheet from Fifth Third Bank, or FTB, which summarizes the terms of senior secured credit facilities totaling $10.0 million.

        The commitment letter and term sheet, are intended as an outline only and do not purport to summarize all of the terms, conditions and covenants that would be contained in the legal documents governing the credit facilities. The facilities will be subject to satisfactory completion of FTB's due diligence, including but not limited to, background checks on key personnel, a pre-funding field audit, satisfactory legal documentation, real estate and other appraisals (as necessary and relevant), and a review of all documents relating to the stock purchase agreement and stock repurchase agreement. We are responsible for all reasonable and documented out-of-pocket costs and expenses incurred by FTB relative to the credit facilities including, but not limited to, legal, due diligence and closing expenses, whether or not the proposed transactions are successfully closed.

        The commitment letter and term sheet includes the following terms:

  •
  Up to $10.0 million of senior secured credit facilities, consisting of a $5.0 million term loan and a $5.0 million credit facility;

  •
  The term loan of $5.0 million would be advanced in one draw on the closing date, have a term of three years with straight-line amortization over seven years, and require the first principal repayment on December 31, 2011; and

  •
  The line of credit facility of up to $5.0 million would have a sub-limit of up to $100,000 for standby letters of credit, would be available for a period of three years and would be used solely to (a) provide capital to build new restaurants, (b) make strategic acquisitions, and (c) finance ongoing capital expenditures and working capital needs.

        Amounts we repay under the term loan may not be re-borrowed. The outstanding balance of the loan at maturity will either be repayable in full or, at our discretion, refinanced by FTB or another financial institution.

        Borrowings under the line of credit facility will be available for up to three years after closing. We will be required to pay interest only during the calendar year of each draw, with the total balance of draws made during each calendar year, if not repaid in full before each calendar year end, converted to a term loan with a seven-year amortization. Amounts outstanding under the line of credit may not exceed the commitment amount and amounts repaid on the line of credit may not be re-borrowed.

        The outstanding principal balance of draws made under the line of credit at maturity will either be repayable in full or, at our discretion, refinanced by FTB or another financial institution.

        FTB will receive a first priority perfected security interest in substantially all of the assets of our company and its subsidiaries including, but not limited to, accounts receivable, owned real estate, inventory, equipment and general intangibles, subject to customary exceptions and other exceptions to be mutually agreed-upon. Our collateral must be free and clear of all liens, claims and encumbrances, subject to customary exceptions and other exceptions to be mutually agreed-upon. Our existing and future subsidiaries must guarantee the credit facilities.

        The outstanding principal balance under the facilities will require us to pay interest, at our option, at a fluctuating per year rate equal to a base rate plus 3.5% or LIBOR plus 6%. We will be required to pay interest on the term loan portion at a fixed rate of 6.75% per year. An unused fee of 0.50% per year will be assessed on our line of credit usage if borrowings are less than or equal to 50% of the committed amount, and 0.375% per year if such borrowings are greater than 50% of such amount. Other terms and conditions include the following:

  •
  We would be required to prepay amounts borrowed to the extent of (1) 25% of any net proceeds of equity we issue, (2) net proceeds we receive of indebtedness other than permitted indebtedness, (3) net cash proceeds of insurance (other than business interruption insurance), or (4) proceeds of asset sales and dispositions outside the normal course, above certain baskets to be determined and subject to reinvestment rights and exceptions for the acquisition of property in connection with the opening of new business units and the sale and leaseback of the Troy, Michigan property, and other exceptions to be mutually agreed-upon.

  •
  Excess cash flow payments to be defined by us and FTB will require prepayment within an agreed-upon number of days after fiscal year-end of up to 75% of the excess cash flow, stepping down to 50% if our leverage ratio is less than 2.00x for the subject fiscal year. Capital expenditures for which we are committed or we expect to make in cash will be excluded from these excess cash flow payments for the subject year but will not be excluded from any later calculations of excess cash flow.

  •
  We will be obligated to pay a closing fee of 1% of the committed amount at closing.

  •
  Letter of credit fees will be equal to 0.25% of the face amount of each letter of credit issued, in addition to other customary charges. There is also an annual participation fee of 3.25% for loans under the line of credit on the face amount of each letter, payable at the end of every quarter.

  •
  We will be obligated to pay all reasonable out-of-pocket due diligence expenses, including background checks, field examination expenses, and legal fees incurred by FTB in connection with the closing of the credit facilities.

  •
  We will be obligated to comply with customary requirements for reporting to lenders, including the furnishing of annual audited financial statements, monthly unaudited company-prepared financial statements, covenant compliance certificates, monthly sales reporting and budget projections, annual budget with monthly projections, and at least one field exam performed annual by FTB or an outside examiner.

        The credit facility will contain financial covenants customary for transactions of this type, including:

  •
  minimum fixed charge coverage ratio of 1.20x;

  •
  maximum senior debt (net of cash which (1) is subject to a first priority perfected lien in favor of FTB and (2) does not exceed an amount equal to the anticipated payments of principal and interest of the credit facilities during the preceding 12-month period) to EBITDA ratio set at 80-85% of projections;

  •
  maximum total debt (net of cash which (1) is subject to a first priority perfected lien in favor of FTB and (2) does not exceed an amount equal to the anticipated payments of principal and interest of the credit facilities during the preceding 12-month period) to EBITDA ratio set at 80-85% of projections; and

  •
  maximum unfunded capital expenditures set at 80-85% of projections (with carryforward of certain unused amounts to the immediately succeeding year).

        The credit facilities will contain other usual and customary covenants for transactions of this type, including but not limited to restrictions on dividends, distributions and stock repurchases, asset sales, investments, loans and other indebtedness, advances, guarantees, liens, change of control/ownership (to be defined in a mutually agreeable manner), in each case subject to baskets and qualifications to be agreed. Quarterly dividend payments on the preferred stock to be issued to CDP pursuant to the stock purchase agreement may be paid provided (1) both before and after giving effect to such payments and any loans made in connection therewith, no event of default is outstanding and we are in pro forma compliance with all financial covenants, and (2) such preferred stock is issued on terms and pursuant to documentation reasonably satisfactory to FTB. We anticipate that exceptions for the fee interests anticipated to be acquired in connection with the opening of new business units and the sale and leaseback of the fee interest in Troy, Michigan at closing will be included.

        The credit facilities will provide for events of default customary for transactions of this type, subject to baskets, grace and cure periods, and qualifications to be determined, and including events such as failure to pay any interest, principal or fees when due, failure to meet any covenant or agreement, inaccurate or false representation or warranties, cross default, change of control, insolvency, bankruptcy, ERISA, and judgment defaults.

        We will be obligated to consolidate substantially all of our treasury management and depository accounts at FTB, with exceptions for petty cash accounts.

        Other terms and conditions to obtaining the financing pursuant to the credit facilities include:

  •
  Our senior management shall have made themselves and our facilities reasonably available (through scheduled bank meetings, company visits or other venues) to FTB prior to final approval.

  •
  Initial satisfactory field examination of our books and accounting records. This field exam will include on-site fieldwork prepared by an outside examiner chosen by FTB.

  •
  No material adverse change, as reasonably determined by FTB, in our financial condition or operations will have occurred during the period commencing on the date of this letter and ending on the date of closing ("Interim Period").

  •
  There shall not have been instituted or threatened, during the Interim Period, any material, as reasonably determined by FTB, litigation or proceeding in any court or administrative forum to which we or any of our subsidiaries is, or is threatened to be, a party.

  •
  We and our subsidiaries shall have executed and caused to be delivered to FTB, such loan agreements as FTB's counsel might reasonably request in connection with the funding of the credit facilities and as are mutually agreed-upon. The loan agreements shall contain, in addition to the terms outlined above, such representations, warranties, affirmative covenants and conditions precedent to advances as are reasonably acceptable to FTB and normally contained in documents relating to transactions of this type (subject to basket and qualifications to be determined).

  •
  FTB must be reasonably satisfied that our historical and projected operating performance would indicate an ability to sufficiently service our future debt obligations.

  •
  Other terms and conditions for a credit facility of this type including compliance with all local and federal laws, reasonably satisfactory opinion of counsel and reasonably satisfactory legal documentation.

        We have agreed to indemnify FTB against losses, liabilities, claims, damages, or expenses relating to the use of loan proceeds or commitments or environmental problems of the our company and its subsidiaries, including but not limited to reasonable attorney's fees and settlement costs, other than with respect to those losses, liabilities, claims, damages and expenses resulting from FTB's gross negligence, bad faith or willful misconduct.

Series A Convertible Preferred Stock

        Overview.    Our amended and restated articles of incorporation authorize our board of directors to issue, without any action by our shareholders, up to 10,000,000 shares of preferred stock, in any classes or series the board of directors determines, and to specify the rights, preferences and privileges of such shares. Subject to shareholder approval of this proposal, our board of directors intends to create and designate 3,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (referred to in this section as the preferred stock). Shares of the preferred stock will have a stated value of $3.00 per share (the "stated value"). Certain terms of the certificate of designation for the preferred stock are summarized below. The following summary of rights, preferences, privileges and restrictions of the preferred stock is qualified in its entirety by reference to the certificate of designation for the preferred stock, a copy of which is attached to this proxy statement as an exhibit to Appendix C.

        Voting Rights.    The holders of the preferred stock will have 0.77922 votes per preferred share and will vote as a single class with the holders of common stock, except on matters adversely affecting them as a class. The consent of the holders of at least a majority of the outstanding preferred stock will be required to:

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  declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the preferred stock as to dividends and upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of our company ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution or winding-up and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition we are in default with respect to any dividend payable on, or any obligation to retire shares of, the preferred stock;

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  authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to the preferred stock as to payment of dividends or as to payment or distribution of assets upon the liquidation or dissolution of our company; or

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  amend, alter or repeal any of the provisions of our amended and restated articles of incorporation, or the certificate of designation of the preferred stock, so as to adversely affect the preferences, rights, privileges or powers of the preferred stock.

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  acquire or agree to acquire another business or assets that would be material, in the aggregate, to our company; or

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  sell, lease, exchange or dispose of all or substantially all of our assets.

        Dividends.    The holders of the preferred stock will be entitled to receive cash dividends, out of funds legally available therefore, at a rate of 9% per share per year, through December 31, 2013. Dividends will be payable on September 30, December 31, March 31 and June 30 of each year. If we are unable to pay a dividend on a dividend payment date, the dividend shall be cumulative and shall accrue from and after the date of original issuance of the preferred stock, whether or not declared by our board of directors. Accrued dividends will bear interest at the rate of ten percent per year. We may not declare a cash dividend on any other class or series of stock ranking on a parity with, or junior to, the preferred stock as to dividends, unless we also declare and pay on the preferred stock any unpaid dividends.

        Dividends will be paid 50% in cash and 50% in shares of our common stock, valued at market price. Market price, as long as our stock is listed on the NASDAQ Capital Market, will mean the closing sale price averaged over a period of ninety (90) consecutive trading days prior to the date as of which market price is being determined.

        Liquidation.    In the event of an involuntary or voluntary liquidation or dissolution of our company, the holders of the preferred stock will be entitled to receive out of our assets an amount per share equal to the stated value, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon. We must make this payment to holders of the preferred stock before we make any payment or distribute any assets to the holders of our common stock or any other class of our shares raking junior to the preferred stock with respect to the payment upon dissolution or liquidation of our company.

        Optional Conversion to Common Stock.    The holders of the preferred stock may at any time prior to automatic conversion (described below) convert any or all of the shares of preferred stock into fully paid and non-assessable shares of common stock (or shares or units of any security into which our common stock is changed). Each share of preferred stock will be convertible into two shares of common stock.

        Automatic Conversion.    The preferred stock will automatically be converted into common stock on the first business day on or after December 31, 2014, on which the average closing sale prices of our common stock for the trading days within the 90 calendar day period ending on the date prior to the automatic conversion date is greater than $4.00 per share.

        Anti-Dilution Provisions.    The rate at which shares of preferred stock may be converted to common stock will be adjusted from time to time in order to prevent dilution if we issue or sell any shares of common stock or securities convertible into or exercisable for common stock for a consideration per share less than the conversion price by means of broad-based weighted-average adjustments, except with respect to:

  •
  options, warrants or other rights outstanding on the date of the first issuance of the preferred stock (including options that are part of the option exchange program which is the subject matter of Proposal No. 3), provided that there is no adjustment to the terms of such options, warrants or other rights on or after the date of issuance of the preferred stock;

  •
  options to purchase shares of common stock and the issuance of awards of common stock pursuant to stock option or employee stock purchase plans adopted by our company and shares of common stock issued upon the exercise of such options granted pursuant to such plans; or

  •
  common stock issued to holders of the preferred stock upon conversion or as dividends.

  Other Preferred Stock

        In addition, our board of directors is empowered to establish, and to designate the name of, an additional class or series of preferred stock from the remaining 7,000,000 shares authorized as preferred stock, and to set the terms of such shares, including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion, voting rights and preferences and other rights, subject to the rights of the Series A Convertible Preferred as set forth above. Accordingly, the board of directors, without shareholder approval, may issue shares of preferred stock with terms, including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion, voting rights and preferences and other rights, that could adversely affect the voting power and other rights of holders of the common stock.

        The undesignated preferred stock may have the effect of discouraging an attempt, through the acquisition of a substantial number of shares of common stock, to acquire control of our company with a view to effecting a merger, sale or exchange of assets or a similar transaction. For example, our board of directors could issue such shares as a dividend to holders of common stock or place such shares privately with purchasers who may side with our board of directors in opposing a takeover bid. The anti-takeover effects of the undesignated preferred stock may deny shareholders the receipt of a premium on their common stock and may also have a depressive effect on the market price of the common stock. We have no current plans to issue preferred stock other than the Series A Convertible Preferred.

Registration Rights Agreement

        We have also entered into a registration rights agreement with CDP which grants CDP certain registration rights applicable to the shares of our common stock issuable upon conversion of their preferred shares, which we refer to as the registrable shares. Under the registration rights agreement, shares cease to be registrable shares ten years after the closing or earlier upon being effectively registered under the Securities Act and disposed of, having been sold to the public pursuant to Rule 144 or another exemption from the securities laws, or becoming eligible for resale under Rule 144 without volume limitations.

        We agreed to file a registration statement with the Securities and Exchange Commission, or SEC, covering the resale of the registrable shares within 75 calendar days after closing, and to use our best efforts to cause that registration statement to become effective within 120 days after closing. We will use our best efforts to keep the registration statement continuously effective until all the registrable securities cease to be registrable securities. We will pay our fees and expenses associated with the registration and have agreed to customary indemnification provisions.

Use of Proceeds

        We intend to use the proceeds from the sale of the shares to CDP and proceeds obtained from drawdowns under the credit facility agreement as follows:

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  $7,050,000 to repurchase shares of our common stock pursuant to the stock repurchase agreement with DHW (see Proposal No. 2);

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  $2,600,000 to purchase the Troy, Michigan property;

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  $485,000 in payment of a cash transaction fee to CDP;

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  Repayment of certain outstanding indebtedness substantially as follows, although our board may, in lieu of repayment, renegotiate or extend the terms of such debt:

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  Harmony Bridge Loan in the approximate amount of $686,106

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  First National Bank in the approximate amount of $1,125,021

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  Carlton equipment leases in the approximate amount of $708,008

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  Transaction costs of approximately $2.5 million, representing approximately $300,000 in consulting fees to CDP and unrelated third parties, $500,000 in investment banking fees, $1.5 million in professional fees, including the fees of our counsel, CDP's counsel, DHW's counsel, and our outside auditors, $100,000 in printing and mailing fees, and $62,500 in board fees; and

  •
  Otherwise for general corporate purposes.

Vote Required

        Approval of this proposal requires the affirmative vote of (1) a majority of the voting power of the outstanding shares and (2) a majority of the voting power of the outstanding shares not owned by DHW or its affiliates present in person or by proxy at the meeting. As a result, abstentions and broker non-votes will have the same effect as votes against this proposal. We will only proceed with the proposed issuance of preferred stock and the proposed repurchase of common stock if both Proposal No. 1 and Proposal No. 2 are approved by our shareholders. The independent members of our board of directors consider approval of the stock purchase agreement, as it may be amended from time to time, and the related issuance of preferred stock to be in the best interests of our company and our shareholders and unanimously recommend that you vote "FOR" approval of this proposal.

 PROPOSAL NO. 2

APPROVAL OF STOCK REPURCHASE AGREEMENT AND RELATED REPURCHASE OF COMMON STOCK

Overview

        This section of the proxy statement describes the proposed stock repurchase agreement that has been entered into by our company and DHW, but does not include all the information that a shareholder may wish to know or should know. Significant additional information regarding the proposed repurchase of common stock appears above under the caption "Introduction to Proposal No. 1 and Proposal No. 2." The stock repurchase agreement and an amendment to the stock repurchase agreement are attached to this proxy statement as Appendix D and Appendix E, respectively. We urge you to read the other portions of this proxy statement and that document in their entirety.

        If the stock repurchase agreement and the related repurchase of common stock is approved by the holders of a majority of our shares of outstanding common stock, including a majority of the shares not owned by DHW or its affiliates present in person or by proxy at the meeting, we intend to repurchase, subject to the conditions of the stock repurchase agreement, 3,000,000 shares of our issued and outstanding common stock from DHW.

        Pursuant to this Proposal No. 2, we are seeking shareholder approval of the stock repurchase agreement, as it may be amended from time to time, and the related repurchase of common stock from DHW. DHW is currently our controlling shareholder, so the stock repurchase agreement constitutes an affiliated transaction under our Related Person Transaction Policy. Accordingly, Donald A. Dunham, Jr. and Charles J. Hey, the owners and officers of DHW, have recused themselves from board actions concerning the stock purchase agreement and the stock repurchase agreement. In addition, the transactions have been approved and recommended to our shareholders by our independent directors, and our board of directors (excluding Mr. Dunham and Mr. Hey) is requiring that the transactions be approved by a majority of the outstanding shares of common stock not owned by DHW or its affiliates present in person or by proxy at the meeting. Furthermore, to the extent applicable, shareholder approval of Proposal No. 2 will constitute shareholder approval of the stock repurchase agreement and the related repurchase pursuant to Section 302A.553 of the Minnesota Business Corporation Act, which requires shareholder approval for certain repurchases of shares.

Stock Repurchase Agreement

        On February 8, 2011, we entered into a stock repurchase agreement with DHW and its affiliates, including Messrs. Dunham and Hey, two of our directors, DCM and CDP, pursuant to which we have agreed to repurchase from DHW, 3,000,000 shares of our issued and outstanding common stock. As of March 17, 2011, DHW beneficially owned 4,666,666 shares of our common stock, representing approximately 63.1% of our outstanding shares. After our repurchase of such shares, DHW will continue to own approximately 16.0% of our outstanding stock, calculated on a fully diluted basis (assuming (1) the conversion of 3,000,000 shares of preferred stock to be sold to CDP into 6,000,000 shares of common stock, (2) no other sales by DHW and (3) no other issuances by our company). The funds for the repurchase of the DHW shares will be provided by our sale of 3,000,000 shares of convertible preferred stock to CDP for $9.0 million and a draw from the credit facilities we anticipate establishing with FTB bank.

        In making its proposal to acquire a majority equity position in our company, CDP desired to acquire a controlling stock position through investment in convertible preferred stock, the proceeds of which would be used to repurchase approximately 64.3% of DHW's shares. Upon the closing of the repurchase transaction, four of our seven directors will resign and be replaced by directors designated by CDP. CDP's appointees are expected to be Fouad Z. Bashour, Robert J. Doran, Michael S. Rawlings, Louis M. Mucci, and Michael H. Staenberg. In addition, we expect that the number of directors on our board will be increased from seven to eight persons, Steven J. Wagenheim will remain a director, and DHW will have the right to appoint the two remaining directors or determine that two of its existing designees will remain directors. DHW has informed us that Joel C. Longtin and Milton D. Avery will remain on our board as its designees.

        The purchase price for the shares purchased from DHW will be $7.05 million. The purchase price, before attributing any value to lease restructuring, options and other considerations, represents $2.35 per share. DHW acquired such shares in October 2009 at an approximate cost of $3.24 per share.

  Obligations of DHW Prior to Closing

        In the stock repurchase agreement, DHW and its members agreed that, prior to the closing:

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  DHW will carry on its business in a manner consistent with past practices and in the normal and ordinary course;

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  Other than as permitted by the stock repurchase agreement, no disposition, sale, offer for sale or option to purchase, the shares to be sold or any other shares of our common stock beneficially owned by DHW, will be made or entered into with any person; and

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  DHW will not redeem the shares to be sold or any other shares of our common stock it beneficially owns.

  Representations and Warranties of DHW and its Members

        DHW and its members made customary representations and warranties to our company, including representations as to:

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  title to the shares to be sold in absence of liens;

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  legal status;

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  authority and binding obligations of DHW to enter into the stock repurchase agreement and perform its obligations;

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  no conflict with DHW's organizational documents or result in a breach or default or the creation of a lien under agreements with third parties;

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  access to information; and

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  independent investment decision.

  Representations of Granite City

        We made representations as to:

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  our corporate organization, standing and power;

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  our authority to enter into the stock repurchase agreement and consummate the transactions contemplated by that agreement, that our execution of such agreement was authorized by our board of directors, and that our board of directors has taken all necessary action to carry out our obligations under the agreement, subject to shareholder approval;

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  the agreement constituting a legal, valid and binding obligation enforceable against our company in accordance with its terms, except as enforceability may be limited by creditors' rights generally or by general principals of equity; and

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  the filing of all reports required to be filed with the SEC for the preceding 12 months, the preparation of our financial statements in accordance with GAAP and the fair presentation of our financial position.

  Right of First Refusal

        Contingent upon our repurchase of the shares from DHW pursuant to the stock repurchase agreement, DCM has granted us a right of first refusal to purchase any additional shares which DHW may determine to sell prior to the later of the fifth anniversary of closing or, if later, the date on which DHW has repaid in full its current obligations to its banks (CorTrust Bank, Great Western Bank, and Dacotah Bank), which are in the aggregate amount of approximately $14 million. Under the right of first refusal, DHW is obligated to give us written notice of such intent and we must exercise our right to purchase such shares within seven business days following a receipt of such notice, on the same terms. The purchase price for shares to be purchased in a non-public transaction will be the per share price set forth in DHW's written notice, which will be a bona fide arms-length price with a third party or, if DHW proposes to sell such shares in the public market, the purchase price will be the closing price of our common stock on the date of the notice. If we do not elect to purchase all of the common stock contained in DHW's offer notice, CDP shall have the right to purchase all or the remainder of the common stock on the terms set forth in DHW's notice.

  Conditions to Closing

        The obligations of both parties under the stock repurchase agreement are conditioned on:

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  Approval by our shareholders;

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  Closing of the preferred stock issuance pursuant to the stock purchase agreement with CDP;

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  Our entry into the credit facility and use of it as necessary to fund the stock repurchase and the purchase of the Troy, Michigan property;

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  Our determination that the stock repurchase does not violate Minn. Stat. Section 302A.551;

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  No injunction or other legal restraint is in effect;

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  Completion of the purchase and sale of the Troy, Michigan property pursuant to the real estate purchase agreement; and

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  Each of the ancillary agreements, as defined therein, have been executed and delivered.

        In addition, our obligations under the stock repurchase agreement are conditioned on:

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  DHW's delivery to the escrow agent of the shares free of any liens or similar rights (except for those created by the stock purchase agreement);

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  DHW's representations and warranties are true and correct at the closing date;

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  The resignation of certain of our incumbent directors previously designated by DHW, effective on the closing date; and

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  Compliance of DHW and its members with their obligations and covenants under the stock repurchase agreement in all material respects.

        In addition, the obligations of DHW under the stock repurchase agreement are conditioned on:

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  Our delivery of the $7,050,000 purchase price;

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  The representations and warranties of our company are true and correct at the closing date; and

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  Our performance of our obligations and covenants under the stock purchase agreement.

  Termination

        The stock repurchase agreement may be terminated by either party if the conditions precedent to closing have not been met or if the closing has not occurred by July 31, 2011, provided that such date may be extended up to December 31, 2011, which we refer to as the outside date, by mutual agreement of the parties; provided, however, that the right to terminate the agreement is not available to a party whose failure to fulfill any obligation under the agreement has been the cause of or resulted in the failure of the transaction to occur on or before the outside date.

        The agreement may also be terminated by either party upon a breach or failure by the other party to perform its representations, warranties, covenants or obligations under the agreement, with 30 days notice if such breach is curable, provided that the other party is not then in material breach of its representations and warranties.

  Certain Other Agreements with DHW, DCM, Dunham and Hey

        The stock repurchase agreement contains, or refers to, the following additional agreements:

        Use of Proceeds.    We will pay the $7,050,000 purchase price for the DHW shares to an escrow agent, who will deliver it pursuant to release and escrow agreements with each of DHW's three banks to partially pay off DHW's existing loans from such banks, which we refer to as the DHW Loans. In addition, DHW has agreed to use the proceeds of the sale of any additional shares of our common stock after the closing to prepay the DHW Loans.

        Indemnification.    DHW, DCM and DHW's members have agreed to indemnify our company and our directors, officers, employees and agents from any losses, claims or damages resulting from their breach of any warranty or agreement contained in the stock repurchase agreement or any statement, document, exhibit or certification furnished to us pursuant thereto, any liabilities arising out of their breach of their obligations under the ancillary agreements, or our liability for payments to CDP (including break-up fees and expenses) under the termination provisions of the stock purchase agreement, if any of them fail to perform their obligations under the stock repurchase agreement.

        We have similarly agreed to indemnify DHW and its members, directors, officers, employees and agents from claims based upon or arising out of our breach of any warranty or agreement we made in the stock purchase agreement or in any statement, document, exhibit or certification furnished by us pursuant thereto, or any liabilities or obligations arising from our breach of our obligations to DHW or DCM under the ancillary agreements.

        Transfer Taxes.    DHW will pay all taxes arising out of the sale of its shares to our company.

        Board Observers.    DHW may appoint three observers to our board of directors.

        DHW Legal Fees.    We will pay the reasonable legal fees of DHW's counsel incurred in the transaction, including the legal and appraisal fees of DHW's banks, not to exceed $100,000 in the aggregate.

        Amendments to Prior Agreements.    We have agreed with DHW to amend the debt conversion agreement we entered into with DHW in October 2009 to provide that DHW may not sell or dispose of our shares until December 31, 2015, except as set forth in the stock repurchase agreement. We also agreed that DHW's rights to appoint members of our board of directors would be as set forth in the shareholder voting agreement and to terminate DHW's right to participate in future issuances of new shares. In addition, we agreed with DHW to amend the registration rights agreement we entered into in October 2009 to provide that DHW's registration rights will be suspended until at least 780,000 of the shares of common stock underlying the preferred stock to be issued to CDP are registered for resale. Finally, we have agreed with DCM, Dunham Equity Management ("DEM") and DHW to enter into an amendment to a master agreement we entered into with DCM and DEM in February 2009 to remove the sections therein relating to board observers, information covenants, and the appointment of the Chairman of the Board.

Other Agreements between Granite City and DHW and its Affiliates

        Agreements with DCM.    DCM has entered into a lease restructuring and option agreement with our company pursuant to which DCM has agreed to reduce fixed rents on six leases by $300,000 per year. The leases are for restaurants leased to us in Fort Wayne, Indiana; Creve Coeur, Missouri; Madison, Wisconsin; Roseville, Minnesota; Rockford, Illinois; and Maumee, Ohio. DCM and GC Rosedale, L.L.C. also agreed that there would be no additional common area or management charges due on the properties unless they are flow-through payments required under the respective land leases. DCM and GC Rosedale, L.L.C. further agreed that to the extent DHW sells additional shares of our common stock or otherwise reduces its loans to banks following closing of the repurchase transaction, the aggregate of rents due on the above-specified leases will be decreased ratably by $0.0425 for every dollar of proceeds from DHW's sales of common stock owned by DHW or, without duplication, for each dollar of principal amount that the DHW Loans are decreased. The aggregate amount of such additional reductions resulting from such stock sales may not exceed $297,500 per year.

        Purchase Options.    Upon closing the repurchase transaction, DCM and GC Rosedale, L.L.C. will also grant us a five-year option to acquire fee title to improvements on the leased premises for which the rents are to be reduced and to assume the ground leases on such properties by paying off the respective debt owed on the properties at the time as amortized to the date of exercise. DCM and GC Rosedale, L.L.C. have agreed to reduce the debt owed to its lenders, which are secured by such properties, in accordance with an agreed-upon amortization and has agreed that it will not create additional debt against the properties through the end of the five-year option period. After our company assumes one or more ground leases, any maintenance or other capital expenditures required to be made on such properties would be made by us in accordance with the provisions of existing land leases for those properties. If upon exercise of our options to acquire title to the improvements and assume the leases, a full release of DCM's or GC Rosedale, L.L.C.'s obligations, as applicable, under the leases cannot be achieved, we have agreed to indemnify DCM or GC Rosedale, L.L.C., as applicable, against any obligation which has not been released.

Purchase of Troy, Michigan Property

        On February 18, 2011, we entered into a real estate purchase agreement to purchase an approximately two-acre site in Troy, Michigan, together with all plans, permits and related assets associated with the property, from DCM for approximately $2.6 million. We entered into this agreement in connection with the stock purchase agreement with CDP and stock repurchase agreement with DHW.

        The Troy, Michigan property was acquired by DCM on August 1, 2008 for $2.0 million for the purpose of constructing a Granite City restaurant to be leased to us. As a result of the economic challenges faced by the restaurant industry and our profit margins, we declined to proceed with such development and entered into an agreement with DCM to reimburse it for its carrying costs of such real estate. Since August 1, 2008, we have paid an aggregate of $106,972 to DCM in reimbursement of DCM's interest expense and taxes paid with respect to such site.

        Pursuant to this agreement, we agreed to pay for the closing costs of the real estate transaction and to accept the property in "As Is" condition. In addition, our obligation to close on the real estate transaction is contingent on (i) closing the CDP transaction, and (ii) the removal or waiver of certain repurchase rights granted to the developer that originally sold the property to DCM.

Other Landlord Lease Reductions

        We have agreed that we will achieve permanent rent reductions in the amount of $250,000 per year from other non-DCM affiliated landlords on DCM land leases or on fee-simple restaurants owned by third parties. This reduction is in addition to the reductions which DCM has agreed to make in the amount of $300,000 per year. DCM has agreed to use commercially reasonable efforts to assist us in obtaining such rent reductions.

Previous Agreements with DHW

        As a result of the October 2009 debt conversion transaction by and between us and DHW, DHW became the beneficial owner of approximately 63.3% of our common stock. DHW has historically been our primary source of financing for furniture, fixtures and equipment.

        The original members of DHW were Donald A. Dunham, Jr., Charles J. Hey and Steven J. Wagenheim. We have historically treated DHW as a related person because Mr. Wagenheim, our President, Chief Executive Officer and a director, held a 10.2% voting interest in DHW and had agreed to personally guarantee 20% of DHW's indebtedness to its lenders, for which we did not compensate Mr. Wagenheim. Mr. Wagenheim was prohibited from receiving any distribution of cash or allocation of profit or loss from DHW. Mr. Wagenheim's interest in DHW was fully redeemed in September 2009 in consideration for Mr. Wagenheim's release from guarantees of DHW's bank debt. As a result, Mr. Wagenheim has no interest of any kind in DHW. Mr. Wagenheim was not entitled to receive any of the shares of common stock we issued to DHW in the October 2009 debt conversion transaction.

        Mr. Dunham, one of the two remaining principals of DHW, DCM and 70% owner of DEM, became one of our directors in October 2009 upon closing of the debt conversion transaction. DHW, DCM and DEM are collectively referred to herein as the "Dunham Entities." As of March 17, 2011, Mr. Dunham beneficially owned approximately 64.1% of our common stock, including the shares held by DHW. Mr. Hey, the other remaining principal of DHW, became one of our directors in June 2010 upon the resignation of Todd W. Hanson, who was appointed to our board in October 2009 upon the closing of the debt conversion transaction. As of March 17, 2011, Mr. Hey beneficially owned approximately 63.2% of our common stock, including the shares held by DHW.

        DCM and DEM are entities that either are the landlord or the general partner in various limited partnerships that own real estate leased to our company. Mr. Dunham, as an individual, also owns a limited partnership interest in three of the limited partnerships that own real estate leased to our company. Mr. Hey, as an individual, also owns a limited partnership interest in eight of the limited partnerships that own real estate leased to our company. In particular, as of March 17, 2011, Messrs. Dunham and Hey held interests, directly and indirectly, in the leases of 14 of our restaurants, as follows:

	Location/Address	Owner/Landlord Name	General Partner	Dunham Percentage	Hey Percentage	Annual Rent
1	Granite City—Davenport, IA 5280 Utica Road, Davenport, IA	GC CedarRapids/ Davenport LP	DEM	26.57%	11.84%	$341,250
2	Granite City—Lincoln, NE 6150 "O" Street, Lincoln, NE	GC Lincoln LP	DEM	10%	13.5%	$105,200	(1)
3	Granite City—Wichita, KS 2244 N. Webb Road, Wichita, KS	GC Wichita LP	DCM	26.86%	0%	$226,800
4	Granite City—Eagan, MN 3330 Pilot Knob Road, Eagan, MN	GC Eagan LP	DEM	20.42%	29.85%	$396,375
5	Granite City—Zona Rosa, MO 8461 Prairie View Road, Kansas City, MO	GC Holdings LP	DEM	24.89%	6.26%	$298,200
6	Granite City—Olathe, KS 15085 W. 119th Street, Olathe, KS	GC Olathe LP	DEM	17.61%	9.69%	$414,750
7	Granite City—Omaha, NE 1001 N. 102nd Street, Omaha, NE	GC Omaha LP	DEM	40%	7.5%	$220,500	(1)
8	Granite City—Rosedale, MN 10 Rosedale Center, Roseville, MN	GC Rosedale, L.L.C.	Single member LLC (2)	100%	0%	$115,500	(1)
9	Granite City—Creve Coeur, MO 11411 Olive Street Rd., St. Louis, MO	DCM	Single member LLC	100%	0%	$150,000	(1)
10	Granite City—Fort Wayne, IN 3809 Coldwater Road, Fort Wayne, IN	DCM	Single member LLC	100%	0%	$166,500	(1)
11	Granite City—West Towne 66 West Towne Mall, Madison, WI	DCM	Single member LLC	100%	0%	$78,511	(1)

	Location/Address	Owner/Landlord Name	General Partner	Dunham Percentage	Hey Percentage	Annual Rent
12	Granite City—Maumee, OH 2300 Village Drive West, #130, Maumee, OH	DCM	Single member LLC	100%	0%	$165,000	(1)
13	Granite City—Cherryvale—Rockford, IL 7140 Harrison Ave, Rockford, IL	DCM	Single member LLC	100%	0%	$180,000	(1)
14	Granite City—East Peoria, IL 230 Conference Center Drive, E. Peoria, IL	GC Peoria, LLC	N/A	(3)	(3)	$468,300

(1)
A Dunham entity is a party to a land lease for this location. Rent due to the land lease landlord is generally paid by our company directly to the land lease landlord. These amounts are not included in the annual rent presented herein.

(2)
Mr. Dunham owns 100% of GC Rosedale, LLC.

(3)
Peoria Holdings, LP owns 50% of GC Peoria, LLC. DEM is the general partner of and owns 10% of Peoria Holdings LP. Mr. Dunham owns a 12.85% limited partnership interest in Peoria Holdings, LP. Mr. Hey owns a 6.43% limited partnership interest in Peoria Holdings, LP.

        On November 19, 2010, GC Des Moines LP, the owner and landlord of the Des Moines restaurant location from which we previously leased such restaurant for annual rent of $294,000, sold the lease to an unrelated third party. Mr. Dunham held a 15.29% interest, directly and in directly, in the lease of the restaurant. Mr. Hey held a 21.18% interest directly and indirectly, in the lease of the restaurant. GC Des Moines LP dissolved in December 2010.

  Equipment Lease Commitment

        In December 2007, we entered into an equipment lease commitment with DHW relating to the lease of furniture, fixtures and equipment for our restaurants. Under the terms of the equipment lease commitment, DHW agreed to purchase and lease to us equipment costing up to $16 million. Each five-year lease was for equipment costing a minimum of $0.8 million and a maximum of $1.25 million per restaurant, and had an interest rate equal to the DHW bank base rate plus 4.8%. Our company and DHW agreed upon a form of master equipment lease that provided, among other things, for a lease fee equal to 0.25% of the principal amount financed upon origination of each equipment lease. We had the option to purchase the leased equipment for $1.00 upon payment in full of all rent payments due under each lease.

        While the equipment lease commitment was outstanding, DHW purchased and leased to us equipment costing an aggregate of $16 million. The value of the equipment financed at each restaurant was approximately $1 million, and the annual interest rate on each lease ranged from 10.3% to 12.3%. As part of the October 2009 debt conversion transaction described below, the aggregate balance then outstanding on these leases of approximately $15 million was extinguished through the issuance of 4,666,666 shares of common stock and DHW conveyed to us all of the furniture, fixtures and equipment subject to financing lease arrangements between DHW and our company.

  Rent and Cash Flow Reductions

        In February 2009, we entered into a master agreement with the Dunham Entities to provide rent or other cash flow reductions to our company in the amount of $2.5 million for the calendar year 2009 and $1.5 million for calendar year 2010, which we refer to as the master agreement. At the time of entering into the master agreement, DCM had an ownership interest in 16 of our restaurants. The master agreement provided that DCM would amend and restate applicable leases and subleases with our company to reflect negotiated rent reductions. We agreed to deem rent reductions received from non-Dunham landlords to be part of the above-referenced aggregate rent reductions for 2009 and 2010. As a part of the master agreement, DCM also agreed to amend its leases with us that were treated as capital leases for accounting purposes by reducing their terms to periods which would thereafter qualify the leases to be treated as operating leases in accordance with generally accepted accounting principles.

        As part of the October 2009 debt conversion transaction described below, the parties entered into an amendment to the master agreement, under which the Dunham Entities agreed to use reasonable commercial efforts to seek rent reductions on real estate leases of up to $1.7 million in 2010 (rather than the above-referenced $1.5 million), and the Dunham Entities and the other entities who hold our leases who are affiliated with Dunham (the "Dunham landlords") amended their building leases. The amended terms were effective January 1, 2009, and in most cases the expiration date of the lease is December 31, 2018. We have determined that ten of the amended leases (including Rogers, Arkansas) qualify as operating leases and seven will remain capital leases. As a result of these amendments, we removed approximately $20 million of assets and $22 million of liabilities from our balance sheet. The resulting gain will be recognized over the life of the amended leases.

        We also agreed to the following additional provisions: to provide DCM with financial information concerning our operations, including a monthly comparison of actual income and expense compared to budgeted income and expense; to allow DCM, for a period of two years or such earlier time that the master agreement shall have been terminated, to appoint a board observer who will have the right to attend board meetings; to provide for a Chairman of the Board who is an independent director; to confirm our obligation to reimburse DCM for out-of-pocket losses incurred in the closing of the Rogers, Arkansas location and resulting from the decision not to build on the Troy, Michigan site, less net sales proceeds from any real estate or lease income associated with such sites; to refrain from developing any new restaurants in 2009 without the consent of DCM, with the exception of the Indianapolis, Indiana restaurant; and to amend certain leases to provide that we will pledge to DCM the liquor license owned by us for such restaurant locations. Reimbursement of costs related to the Rogers, Arkansas and Troy, Michigan sites will be amortized and payable to DCM over a 60-month period commencing January 2011, at a 6% annual interest rate. Such reimbursement includes the carrying cost of the related land until its disposal.

        In consideration of the agreements of DCM provided in the master agreement, we issued to the Dunham Entities a warrant to purchase 166,666 shares of our common stock at an exercise price of $1.584 per share, representing 110% of the closing price of our common stock on the trading date prior to the date of signing the master agreement. The warrant became exercisable upon satisfaction of the covenants applicable to the Dunham Entities set forth in that certain rent reduction agreement, which provided for cash flow reductions, rent relief and other accommodations from the Dunham Entities to our company, which covenants were satisfied in February 2009.

        In 2010, our board and our audit committee authorized our company to enter into 11 lease amendments with the Dunham landlords. Based on such lease amendments, six existing operating leases will convert back to capital leases due to the parties extending the lease term over a longer period of time. Based on such lease amendments, six existing operating leases will convert back to capital leases due to the parties extending the lease term over a longer period of time. As a result of these amendments, we recorded additional assets and capital lease liabilities of approximately $5.8 million in the aggregate. Such assets and liabilities were each reduced by a write off of approximately $1.7 million of deferred gain related to these properties.

  Debt Conversion

        In October 2009, we completed a debt conversion transaction with DHW as contemplated under the debt conversion agreement between our company and DHW dated September 21, 2009. In the debt conversion transaction, approximately $15 million of our indebtedness to DHW was converted into 4,666,666 shares of our company's common stock at a conversion price of approximately $3.24 per share. We obtained a waiver under the financial viability exception from NASDAQ to its shareholder approval requirements, so the debt conversion transaction was not subject to approval by our shareholders. The debt conversion transaction was approved, however, by a special committee of our company's independent directors, by our board of directors, and by our audit committee. As a result, DHW came to beneficially own approximately 63.3% of our common stock, which constituted a change in control of our company. Because of this change in control, our use of federal net operating loss carryforwards to offset future taxable income are limited.

        In connection with the closing of the debt conversion transaction, we entered into a number of ancillary agreements with DHW. In addition to the amendment to the master agreement discussed above, a Master Amendment to Leases was entered into by and among our company and the Dunham landlords. Under the Master Amendment to Leases, the Dunham landlords agreed to a limited deferral of 30% of the rent due under lease agreements between our company and the Dunham landlords. In addition, for all rent payments due on or after June 1, 2009 under restaurant leases with the Dunham landlords, rent was deferred for one month. The deferred rents would be repaid upon the first to occur of (a) our completing a debt or equity financing in the amount of $2 million or (b) October 5, 2010. The monthly accrued and deferred rent was approximately $73,000 per month. In addition, the Dunham landlords waived any defaults or events of default existing under the leases as of October 5, 2009. In June 2010, our board and our audit committee authorized our company to pay rent current to the Dunham landlords; hence, the above-referenced one month deferral is no longer operative.

        In addition, in connection with the debt conversion transaction, our company and three of our executive officers, Steven J. Wagenheim, James G. Gilbertson and Darius H. Gilanfar, entered into amendments to their existing employment agreements which provided that each will have employment through October 5, 2010, and will be entitled to severance benefits that include one year of base compensation if employment is terminated without cause, in addition to the balance of the one-year term, if terminated prior to the end of such term. The employment agreements are automatically extended for one-year terms unless either our company or the executive gives notice at least 60 days prior to the termination date to the other of an intent not to extend. In addition, Mr. Wagenheim's employment agreement was amended to reduce his severance benefit from 18 months to 12 months.

        We also entered into a Registration Rights Agreement with DHW under which we granted DHW certain registration rights with respect to the shares that DHW received in the debt conversion transaction. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement with the SEC covering 777,777 of DHW's shares within 90 days of the closing date, and agreed, upon request by DHW and if DHW has sold the shares previously registered, to file registration statements covering 777,777 additional shares each six months thereafter. Under the Registration Rights Agreement, we are not obligated to file (a) more than six registration statements; (b) registration statements more frequently than every six months; or (c) any registration statement after October 5, 2012. The first of such resale registration statements became effective in February 2010.

        In connection with the debt conversion transaction, the DHW nominees became members of our board of directors. Mr. Pesicka resigned from our board in February 2010. David A. Timpe joined our board in March 2010 as Mr. Pesicka's replacement. Mr. Hanson resigned from our board in June 2010. Charles J. Hey joined our board in June 2010 as Mr. Hanson's replacement.

  August 2010 Transaction involving DHW

        On August 31, 2010, we reached an agreement with DCM, the landlord at our South Bend, Indiana and Indianapolis, Indiana restaurant locations, and its lender, First Midwest Bank, or First Midwest, to acquire ownership of improvements leased by DCM to our company at these leased locations. The total amount of DCM debt on these improvements approximated $1.8 million. We agreed to acquire ownership of such improvements by assuming $1.35 million of DCM's debt to First Midwest and paying $438,000 of DCM's remaining obligation to First Midwest. The total purchase price we will pay is based upon a 20-year amortization, with a balloon payment due January 1, 2018. This debt requires the payment of interest at 5% per year until July 1, 2015, at which time the interest rate adjusts to the then market rate, but not to exceed 7% per year. Because the terms of this debt are more favorable than our prior lease arrangements, we estimate annual cash flow savings of approximately $180,000 per year following the transaction at the current interest rate. Our obligations to First Midwest, our payment to DCM and our acquisition of the improvements are subject to a number of conditions including, but not limited to, entering into amended ground leases and other agreements with the owners of the shopping centers in which the leased restaurants are located and other customary conditions.

        The above-described related-party transactions were approved by our board of directors and audit committee in accordance with our policy for the review and approval of related person transactions.

Minnesota Business Corporation Act Requirements

        Section 302A.553, Subd. 3 of the Minnesota Business Corporation Act ("MBCA") includes "anti-greenmail" provisions pursuant to which a public corporation may not generally, directly or indirectly, repurchase or agree to repurchase any of its voting shares, for more than their market value, from any person or group that beneficially owns more than 5% of the voting power of a public company's shares and has beneficially owned the repurchased shares for less than two years. Approval of Proposal No. 2 is intended to constitute approval of the repurchase for purposes of Section 302A.553, Subd. 3, of the MBCA. Such approval may not be required if DHW's shares are repurchased for less than their market value. As of the date of the proxy statement, the cash payment to DHW of $2.35 per share is less than the average closing price of our stock during the 30-trading day period ending March 17, 2011. Because we cannot know what the market value of our shares will be on the closing date of the proposed transaction with DHW, we are treating approval of Proposal No. 2 as approval of a repurchase of shares pursuant to Section 302A.553, Subd. 3 of the MBCA.

        The MBCA also regulates repurchases of shares from shareholders. The MBCA creates a basic condition that, after repurchasing shares, we must be able to pay our debts in the ordinary course of business. In connection with the repurchase of DHW shares, we have made a projected cash flow analyses based upon our business forecast and budget that has permitted our board of directors to conclude that our known obligations can be reasonably expected to be satisfied over the period of such forecast. Our board has taken into account the fact that the capital to fund the repurchase of DHW's shares will derive from the preferred stock investment of CDP, and will not result from withdrawals from our existing cash reserves or cash flow from operations.

Vote Required

        Approval of this proposal requires the affirmative vote of (1) a majority of the voting power of the outstanding shares and (2) a majority of the voting power of the outstanding shares not owned by DHW or its affiliates present in person or by proxy at the meeting. As a result, abstentions and broker non-votes will have the same effect as votes against this proposal. We will only proceed with the proposed issuance of preferred stock and the proposed repurchase of common stock if both Proposal No. 1 and Proposal No. 2 are approved by our shareholders. The independent members of our board of directors consider approval of the stock repurchase agreement, as it may be amended from time to time, and the related repurchase of common stock to be in the best interests of our company and our shareholders and unanimously recommend that you vote "FOR" approval of this proposal.

NON-EMPLOYEE DIRECTOR COMPENSATION

Standard Compensation Arrangements

        Our non-employee directors receive (1) an annual retainer of $10,000, paid quarterly on the first day of each quarter, and (2) $500 per meeting for attending board meetings, committee meetings and our annual meeting of shareholders. In February 2010, we determined to provide additional compensation to our Chairman of the Board for his extensive involvement in connection with the renegotiation and restructuring of our leases. These additional services, for which we paid our Chairman $5,000 per month in his capacity as a non-employee director, were rendered for a period of three months. The chairmen of our audit committee and compensation committee each receive an additional annual retainer of $5,000. The chairman of our corporate governance and nominating committee receives an additional annual retainer of $2,500.

        In addition, non-employee directors also receive automatic awards of stock options for the purchase of 2,500 shares of common stock per year on the anniversary of his election to the board under our Amended and Restated Equity Incentive Plan. Such awards, which become exercisable in full on the first anniversary of the date of grant, have a ten-year term. In May 2010, our board of directors increased the number of shares under such automatic awards of stock options to 5,000 shares per year.

        In March 2011, our board of directors resolved to provide certain cash and non-cash, stock-based compensation to its members who will remain on the board following the closing of the transactions, and those who intend to resign from the board concurrent with the closing. These awards are in consideration of their service to the company. Further information regarding such compensation appears under the caption "Introduction to Proposal No. 1 and Proposal No. 2—Interests of Our Directors and Executive Officers in the Transactions."

Director Compensation Table

        Compensation of persons who served as non-employee directors during 2010 appears in the following table:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)	Total ($)
Joel C. Longtin	$39,250	$8,002	$47,252
Milton D. Avery(b)	$13,628	—	$13,628
Donald A. Dunham, Jr.	$16,500	$8,002	$24,502
Brian K. Gramm(b)	$15,453	—	$15,453
Charles J. Hey(b)	$8,802	—	$8,802
David A. Timpe(c)	$22,750	—	$22,750
Todd W. Hanson(d)	$8,198	—	$8,198
Eugene E. McGowan(d)	$11,372	—	$11,372
John A. Pesicka(e)	$4,500	—	$4,500
Bruce H. Senske(d)	$13,047	—	$13,047

(a)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are those set forth in Note 1 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 28, 2010. The persons who served as non-employee directors during 2010 held the following unexercised options at fiscal year-end 2010. Each unexercisable option set forth below is exercisable in full on October 5, 2011, the first anniversary of the date of grant.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Joel C. Longtin	0	5,000	1.82	10/5/2020
Milton D. Avery	0	0	N/A	N/A
Donald A. Dunham, Jr.	0	5,000	1.82	10/5/2020
Brian K. Gramm	0	0	N/A	N/A
Charles J. Hey	0	0	N/A	N/A
David A. Timpe	0	0	N/A	N/A
Todd W. Hanson	0	0	N/A	N/A
Eugene E. McGowan	2,500	0	28.44	1/1/2011
	2,500	0	30.72	6/18/2011
	2,500	0	15.96	6/18/2011
	2,500	0	1.962	6/18/2011
John A. Pesicka	0	0	N/A	N/A
Bruce H. Senske	2,500	0	31.44	6/18/2011
	2,500	0	20.04	6/18/2011
	2,500	0	2.3406	6/18/2011

(b)
Messrs. Avery, Gramm and Hey commenced serving as directors on June 18, 2010.

(c)
Mr. Timpe commenced serving as a director on March 10, 2010.

(d)
Messrs. Hanson, McGowan and Senske resigned from our board on June 18, 2010.

(e)
Mr. Pesicka resigned from our board on February 28, 2010.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2010 and 2009. Mr. Wagenheim, who also serves as a director, receives no additional compensation for his board service.

Name and Principal Position	Year	Salary ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Steven J. Wagenheim	2010	300,000	267,103	78,960	39,164	685,227
President, Chief Executive Officer	2009	300,000	10,673	0	32,655	343,328
and Director
James G. Gilbertson	2010	225,000	207,310	55,979	4,200	492,489
Chief Financial Officer	2009	225,000	10,673	0	4,200	239,873
Darius H. Gilanfar	2010	202,860	207,310	44,775	6,000	460,945
Chief Operating Officer	2009	202,860	10,673	0	6,000	219,533

(a)
As of January 1, 2011, our named executive officers had the following annual base salaries: Mr. Wagenheim, $300,000; Mr. Gilbertson, $225,000; and Mr. Gilanfar, $202,860.

(b)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are those set forth in Note 1 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 28, 2010.

(c)
In late 2008, Messrs. Wagenheim, Gilbertson and Gilanfar voluntarily waived the non-equity incentive compensation to which they would have otherwise been entitled for 2009 performance. Had our named executive officers not waived such compensation, they would have earned the following amounts under our non-equity incentive compensation plan for 2009 performance: Mr. Wagenheim ($21,000), Mr. Gilbertson ($28,130) and Mr. Gilanfar ($15,000). Further information regarding such plan appears below in the subsection captioned "Components of Executive Officer Compensation."

(d)
All other compensation for fiscal year 2010 was as follows:

Name	Car Allowance	Guaranty Fees	Total
Steven J. Wagenheim	7,655	31,509	39,164
James G. Gilbertson	4,200	—	4,200
Darius H. Gilanfar	6,000	—	6,000

  Components of Executive Officer Compensation

        Base Salary.    Named executive officers receive a base salary to compensate them for services rendered throughout the year. Base salary is intended to recognize each officer's responsibilities, role in the organization, experience level, and contributions to the success of our company. The compensation committee sets base salaries for the named executive officers at or above market level for the industry based on our benchmarking data.

        Pursuant to the terms of our employment agreement with our named executive officers, the compensation committee reviews individual performance and base salary level each year. In general, the compensation committee has the sole discretion to increase (but not decrease) the base salaries of our named executive officers.

        Stock Option Awards.    The compensation committee grants stock options to our named executive officers to provide additional incentives to maximize our company's share value, and to make equity ownership an important component of executive compensation. Stock option award levels are determined based on market data, and vary based on an individual's position within our company, time at our company, and contributions to our company's performance. Stock options are granted at the closing market price of our common stock on the date of grant and vest over time. Stock options are granted from time to time based on the recommendation of our Chief Executive Officer.

        Annual Incentive Compensation.    Our named executive officers receive annual incentive compensation to reward achievement of our key financial performance goals in accordance with our non-equity incentive plan. These annual key financial performance goals are sales, restaurant-level EBITDA, general and administrative cost control, and earnings per share. They are based on annual operating budgets established by management and submitted to our board of directors for review. Annual incentive compensation is paid quarterly in cash. We weigh financial metrics differently for our named executive officers, depending on the different outcomes we are seeking to incentivize. Our compensation committee can, at its discretion, adjust awards based on the executive's individual performance. Fifty percent of the quarterly bonuses are held in reserve, subject to verification of our company's performance after audited financial results become available. The targeted amounts for annual incentive compensation are set at or above market level for the industry based on our benchmarking data. As noted above, in late 2008, Messrs. Wagenheim, Gilbertson and Gilanfar voluntarily waived the non-equity incentive compensation to which they would have otherwise been entitled for 2009 performance. The non-equity incentive plan was in effect for our named executive officers for 2010 performance and is in effect for our named executive officers for 2011 performance.

  Employment Agreements with Named Executive Officers

        We have entered into employment agreements with Steven J. Wagenheim, our president and chief executive officer; James G. Gilbertson, our chief financial officer; and Darius H. Gilanfar, our chief operating officer, providing for their employment on an at-will basis. Each agreement, as amended in June 2010, provides that the executive will have employment through October 6, 2012. Each executive will be entitled to severance benefits that include one year of base compensation if his employment is terminated without cause or for good reason, as defined therein, in addition to the balance of the applicable term, if terminated prior to the end of such term. Each employment agreement is automatically extended for a one-year term unless either our company or the executive gives notice at least 60 days before the termination date to the other of an intent not to extend. If we elect not to extend the executive's employment beyond October 6, 2012, or beyond the end of any applicable extension, and terminate executive's employment, such termination will be deemed to be a termination without cause for purposes of severance benefits and the continuation of base compensation through the end of the applicable term. The agreements also provide for a base annual salary which may be increased by our board of directors, incentive compensation as determined by our compensation committee from time to time, and participation in our company's other employee benefit plans. In addition, each agreement includes change in control provisions that entitle the executive to receive severance pay equal to 12 months of salary if there is a change in control of our company and his employment is involuntarily terminated for any reason other than for cause, as defined in the agreement, or death or disability. Each executive has also agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain non-competition, non-recruitment and/or non-interference provisions during the term of his employment and for a certain period thereafter.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year-end 2010:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven J. Wagenheim	4,166	(a)	0	9.90	12/30/2011
	5,000	(b)	0	14.70	2/11/2013
	8,333	(c)	0	21.72	10/24/2013
	25,000	(d)	0	25.86	3/15/2015
	16,666	(e)	0	25.38	2/22/2016
	16,666	(f)	0	37.20	4/13/2017
	4,167	(f)	8,333	1.0752	4/2/2019
	18,750	(g)	56,250	2.25	5/26/2020
	0	(f)	69,958	2.00	12/28/2020
James G. Gilbertson	29,166	(h)	0	21.48	11/26/2017
	4,167	(f)	8,333	1.0752	4/2/2019
	18,750	(g)	56,250	2.25	5/26/2020
	0	(f)	34,244	2.00	12/28/2020
Darius H. Gilanfar	12,499	(c)	4,167	25.32	09/24/2017
	2,082	(c)	2,084	11.94	06/17/2018
	2,082	(c)	2,084	10.50	07/24/2018
	4,166	(f)	8,334	1.0752	4/2/2019
	18,750	(g)	56,250	2.25	5/26/2020
	0	(f)	34,244	2.00	12/28/2020

(a)
This option became exercisable in full on the date of grant.

(b)
This option became exercisable for one-fourth of the shares purchasable thereunder on the date of grant, one-half of the shares purchasable thereunder on the first anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(c)
This option is exercisable for one-fourth of the shares purchasable thereunder on the first anniversary of the date of grant, one-half of the shares purchasable thereunder on the second anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the third anniversary of the date of grant and in full on the fourth anniversary of the date of grant.

(d)
This option became exercisable for one-half of the shares purchasable thereunder on the date of grant, five-sixths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(e)
This option became exercisable in full on December 31, 2006.

(f)
This option is exercisable for one-third of the shares purchasable thereunder on the first anniversary of the date of grant, two-thirds of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(g)
This option is exercisable for one-fourth of the shares purchasable thereunder on August 25, 2010, one-half of the shares purchasable thereunder on the first anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(h)
This option became exercisable for three-sevenths of the shares purchasable thereunder on the date of grant, five-sevenths of the shares purchasable thereunder on the first anniversary of the date of grant and in full on the second anniversary of the date of grant.

Potential Payments upon Termination or Change in Control

        Upon the termination of a named executive officer with or without a change in control of the company, a named executive officer may be entitled to payments or the provision of other benefits, depending on the triggering event, pursuant to the terms of his employment agreement. Furthermore, our Amended and Restated Equity Incentive Plan provides that involuntary termination of any optionee in connection with a change in control will cause the immediate vesting of any unvested stock options then held by the optionee.

        The events that would trigger a named executive officer's entitlement to payments or other benefits upon termination or upon termination following a change in control, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of December 28, 2010, and a stock price of $1.905 per share, which was the price of one share of our common stock on such date.

	Steven J. Wagenheim	James G. Gilbertson	Darius H. Gilanfar
Involuntary Termination without Cause or Voluntary Termination for Good Reason, not upon a Change in Control
Severance	$300,000	$225,000	$202,860
Acceleration of Equity Awards	0	0	0
COBRA Continuation Payments	9,858	9,858	9,858

Total:	$309,858	$234,858	$212,718

Involuntary Termination without Cause or Voluntary Termination for Good Reason, within 12 months of Change in Control
Severance	$300,000	$225,000	$202,860
Acceleration of Equity Awards(a)	1,951	1,951	1,951
COBRA Continuation Payments	9,858	9,858	9,858

Total:	$311,809	$236,809	$214,669

(a)
Represents accelerated vesting of an option for the purchase of 8,333 shares of our common stock at an exercise price of $1.0752 per share held by each of our named executive officers, computed in accordance with FASB ASC Topic 718.

        Upon an involuntary termination without cause or a voluntary termination for good reason, the affected executive also would be entitled to receive base compensation through the end of the applicable employment agreement term. Because the amount of such base compensation is indeterminable, it is not included in the amounts set forth above. Furthermore, if we elect not to extend the executive's employment beyond October 6, 2012, or beyond the end of any applicable extension, and terminate executive's employment, such termination will be deemed to be a termination without cause for purposes of the severance benefits set forth above and the continuation of base compensation through the end of the applicable term.

  Amended and Restated Equity Incentive Plan

        Our Amended and Restated Equity Incentive Plan provides that involuntary termination of any optionee in connection with a change in control will cause the immediate vesting of any unvested stock options then held by the optionee. As noted above, Mr. Wagenheim has a similar provision in his employment agreement.

PROPOSAL NO. 3

APPROVAL OF OPTION EXCHANGE PROGRAM

Overview

        Our compensation committee has determined that it would be in the best interests of our company and our shareholders to implement a one-time stock option exchange program, as described in detail below, subject to shareholder approval. The option exchange program would permit our employees and executive officers to exchange outstanding options with an exercise price in excess of $6.00 per share for the same number of new options with an exercise price of $2.00 per share. This price is greater than the closing sales price of one share of our common stock as quoted by the NASDAQ Capital Market on the date of the new grant, namely December 28, 2010. As a result, our compensation committee has determined that this new exercise price represents "fair market value" under the plan.

        The compensation committee believes the option exchange program would (1) enhance long-term shareholder value by improving our ability to incentivize and retain our employees and (2) prevent additional equity award "overhang" (that is, the number of shares subject to outstanding equity awards relative to the total number of shares of our common stock outstanding) through the cancellation of outstanding options that currently provide no meaningful retention or incentive value to our employees.

        Shareholder approval is required for the option exchange program under our Amended and Restated Equity Incentive Plan and the rules of the NASDAQ Capital Market. We must receive an affirmative vote of a majority of the total number of shares present in person or represented by proxy and entitled to vote on the proposal at the meeting in order for this proposal to be approved.

Reasons for the Option Exchange Program

        Equity awards have been, and continue to be, a key part of our incentive compensation and retention programs and are designed to motivate and reward the efforts of our employees. If approved by our shareholders, the option exchange program would be open to all employees, including our executive officers, as of December 28, 2010. For purposes of the option exchange program, we refer to the employees described above as "eligible employees." We believe that to retain qualified individuals, we need to maintain competitive compensation and incentive programs.

        Like many other companies in the restaurant industry, our stock price has experienced significant volatility and decline over the past years. As a result, 34 eligible employees hold options for the purchase of an aggregate of 191,279 shares of common stock with exercise prices significantly higher than the current market price of our common stock. Specifically, the weighted average exercise price of such options held by eligible employees was $23.16 per share as compared to a $1.905 closing price for one share of our common stock on December 28, 2010. As such, these options may not be sufficiently effective to retain and motivate these individuals to enhance long-term shareholder value, yet we continue to recognize significant compensation expense for accounting purposes with respect to these underwater options. We believe an option exchange program can link long-term incentives of our employees with the desired increase in shareholder value.

        When considering how best to retain and provide incentives to our eligible employees holding options that are priced above the current market price, we considered other alternatives, including granting additional equity awards and paying stay bonuses in cash. Granting additional options or other types of equity awards to such persons at current market prices could substantially increase our overhang and potentially cause dilution to our shareholders in excess of that which would be associated with having the options for 191,279 shares that are eligible for exchange exercised as a result of their reduced exercise price. We determined not to pay stay bonuses in an effort to preserve our cash.

        We then considered an option exchange program. We determined that a program under which eligible employees could exchange options that are priced above $6.00 per share for the same number of options with an exercise price of $2.00 per share was most attractive for a number of reasons, including the following:

  •
  Reasonable Incentives.  As described in more detail below, under the program participating eligible employees would surrender fully or partially-vested options that are priced substantially above the current market price of our common stock for the same number of unvested options that would have an exercise price equal to $2.00 per share. We believe the grant of options with an exercise price that reflects a more current stock price that vests in full on December 28, 2011 is a reasonable exchange for underwater options and would have a much stronger current impact on retention than do underwater options.

  •
  Restore Retention Incentives.  We rely on skilled and educated managers and other employees at our restaurant locations. Competition for these employees is significant. We continue to believe that equity awards are an important component of the total compensation of our employees. We believe that substantially underwater options do not have sufficient impact on employee motivation and retention (and in fact, may have the reverse impact), and that for our stock options to serve their intended purposes, they need to be exercisable at least near the current price of our common stock. The failure to address the underwater option issue in the near to medium term may make it more difficult for us to retain our key employees. If we cannot retain these employees, our business, results of operations and future stock price could be adversely affected.

  •
  Prevent Additional Overhang.  Not only do underwater options have little or no retention value, they cannot be removed from our pool of awarded equity options until they are exercised, expire or otherwise terminate (for example, when an employee leaves our employment). If all eligible options are exchanged, options to purchase approximately 191,279 shares would be surrendered and cancelled, while new options covering 191,279 shares would be issued, resulting in no increase in our equity award "overhang."

        Approval of the option exchange program could cause dilution to our existing shareholders. Potential dilution is discussed below under "Effect on Shareholders."

Description of the Option Exchange Program

Eligible Employees

        If approved by our shareholders, the option exchange program would be open to all of our employees, including our executive officers, as of December 28, 2010. Thirty-four persons are eligible employees. Of such total, four persons are executive officers. Collectively, our four executive officers hold eligible options for the purchase of 138,494 shares of our common stock out of the total 191,279 shares of our common stock that are subject to existing options which would be eligible for surrender in the option exchange program. Participation in the program would be voluntary.

Eligible Options

        The only options that eligible employees may exchange in the option exchange program are those outstanding options with an exercise price in excess of $6.00 per share.

        If an eligible employee has more than one eligible option grant, then he or she may pick and choose which eligible option grant(s) to exchange. But if the eligible employee elects to exchange an individual eligible option grant, the entire option grant must be tendered.

        As of December 28, 2010, eligible employees held eligible options to purchase 191,279 shares of our common stock, with a weighted average exercise price of $23.16 per share and a weighted average remaining term of 5.05 years. Of the eligible options, options for the purchase of 138,494 shares with a weighted average exercise price of $23.89 and a weighted average remaining term of 5.31 years were held by executive officers and options for the purchase of 52,785 shares with a weighted average exercise price of $21.25 and a weighted average remaining term of 4.38 years were held by non-executive officer employees.

Exchange Ratio

        The option exchange program is a one-for-one exchange. Eligible employees surrendering outstanding options would receive new options covering the same number of shares that are covered by the surrendered options.

Vesting Schedule

        The vesting schedule of the new options will not be the same as that which applied to the eligible options prior to participation in the exchange program. The new options will instead vest in full on December 28, 2011, one year following the date of approval of the option exchange program by our board of directors.

Term

        The term of the new options will be the same as that which applied to the eligible options prior to participation in the exchange program.

Implementing the Option Exchange Program

        We have not commenced the option exchange program and will not do so unless our shareholders approve this proposal. If we receive shareholder approval of the program, the program will commence at a time determined by our board of directors. It is currently anticipated that the program will commence in June 2011 and expire in July 2011, subject to approval of the program by our shareholders. If approved, we intend to commence the option exchange program promptly following the shareholders' meeting.

        Upon the commencement of the option exchange program, eligible employees holding eligible options would receive written materials explaining the precise terms and timing of the program (an "offer to exchange"). Eligible employees would be given at least 20 business days to elect to exchange some or all of their eligible options. Eligible employees would make this election by filling out an election form which would be distributed to them as part of the offer to exchange and submitting the form to our designated representative within the 20 business day period (or such longer period as we choose to keep the offer open). After the offer to exchange is closed, all eligible options that were surrendered for exchange would be cancelled, and participants would receive the new replacement options granted on December 28, 2010 under our Amended and Restated Equity Incentive Plan. All new options granted pursuant to the option exchange program will retain the same status as the eligible option it replaces to the extent permissible under the law (e.g., if an eligible option was intended to be a incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), then the new option will be an incentive stock option to the extent permissible under the law).

        At or before commencement of the option exchange program, we would file the offer to exchange with the Securities and Exchange Commission (the "SEC") as part of the tender offer statement on Schedule TO. Employees, as well as shareholders and members of the public, would be able to obtain the offer to exchange and other documents we file with the SEC free of charge from the SEC's website at www.sec.gov.

U.S. Federal Income Tax Consequences

        The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the option exchange program. A more detailed summary of the applicable tax considerations to participants will be provided in the offer to exchange. We believe the exchange of eligible options for replacement options pursuant to the option exchange program should be treated as a non-taxable exchange and neither we nor any of the participants should recognize any income for U.S. federal income tax purposes upon the surrender of eligible options for replacement options. However, the tax consequences of the option exchange program are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. All holders of eligible options are urged to consult their own tax advisors regarding the tax treatment of participating in the option exchange program under all applicable laws prior to participating in the option exchange program.

Potential Modification to Terms of Option Exchange Program to Comply with Governmental Requirements

        The terms of the option exchange program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to materially modify the program's terms, it is possible that we may need to alter the terms of the program to comply with comments from the SEC. In addition, we may find it necessary or appropriate to change the terms of the exchange program to take into account our administrative needs, accounting rules, company policy decisions that make it appropriate to change the exchange program and the like. Our board of directors will thus retain the discretion to make any such necessary or desirable changes to the terms of the program for purposes of complying with comments from the SEC or addressing the factors described in the preceding sentence.

Financial Accounting Consequences

        We account for stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation ("ASC 718"). Under ASC 718, to the extent the fair value of each award of stock options granted pursuant to the option exchange program exceeds the fair value of the surrendered options at the modification date, such excess is considered incremental compensation. This excess, in addition to any remaining unrecognized expense for the eligible options surrendered in exchange for the new options, will be recognized by our company as an expense for compensation. This expense will be recognized ratably over the vesting period of the new options in accordance with the requirements of ASC 718. In the event that any awards of new options are forfeited prior to their vesting due to termination of an employee's employment, the compensation cost related to the forfeited stock options will not be recognized.

 Effect on Shareholders

        We are unable to predict how many or which eligible employees may exchange their eligible options. The following table summarizes the effect of the program, assuming all eligible options were exchanged, as of December 28, 2010:

	Prior to Exchange	After Exchange
Shares of Common Stock Outstanding	7,387,895	7,387,895
All Outstanding Options	1,121,389	1,121,389
Weighted Average Exercise Price	$6.19	$2.55
Weighted Average Remaining Term	8.5 years	8.5 years

        Approval of the option exchange program will likely result in the exercise of options for the purchase of up to 191,279 shares of our common stock, as such options are likely to be "in-the-money" or below the current price range of our common stock, and thus dilutive to shareholders. If all optionees participate in the exchange, the optionees would acquire less than 1.6% of our fully diluted common stock. The issuance of such additional shares of common stock will adversely affect the voting power of our common stock and earnings per share since there will be more outstanding shares of common stock following approval of this proposals and the exercise of exchanged options.

        If you are both a shareholder and an employee holding eligible options, please note that voting to approve the option exchange program does not constitute an election to participate in the program.

 Interests of Our Executive Officers in the Program

        As noted above, our four executive officers hold eligible options for the purchase of 138,494 shares of common stock out of the total 191,279 shares of common stock that are subject to existing options which would be eligible for surrender in the option exchange program. Although participation in the program would be voluntary, the following chart sets for details regarding the eligible options held by our executive officers and their interests in the outcome of Proposal No. 3. The option values set forth in the table below are based upon price per share of our common stock of $3.33, the closing price of one share of our common stock on the NASDAQ Capital Market on March 16, 2011, the trading date immediately preceding the record date. In order to realize the benefits set forth under the caption "Option Value After Exchange," our executive officers would be required to hold such options until they vest, on December 28, 2011, exercise such options, then sell the underlying shares at the closing price on which such values were calculated.

Name	Number of Securities Underlying Eligible Options	Current Option Exercise Price	Current Option Value	Option Exercise Price After Exchange	Option Value After Exchange
Steven J. Wagenheim	4,166	$9.90	$0	$2.00	$5,541
	5,000	$14.70	$0	$2.00	$6,650
	8,333	$21.72	$0	$2.00	$11,083
	25,000	$25.86	$0	$2.00	$33,250
	16,666	$25.38	$0	$2.00	$22,166
	16,666	$37.20	$0	$2.00	$22,166

Totals:	75,831		$0		$100,856

James G. Gilbertson	29,166	$21.48	$0	$2.00	$38,781

Totals:	29,166		$0		$38,791

Darius H. Gilanfar	16,666	$25.32	$0	$2.00	$22,166
	4,166	$11.94	$0	$2.00	$5,541
	4,166	$10.50	$0	$2.00	$5,541

Totals:	24,998		$0		$33,248

Monica A. Underwood	3,333	$14.70	$0	$2.00	$4,433
	1,666	$21.72	$0	$2.00	$2,216
	2,500	$25.86	$0	$2.00	$3,325
	1,000	$31.02	$0	$2.00	$1,330

Totals:	8,499		$0		$11,304

New Plan Benefits

        The decision to participate in the option exchange program is completely voluntary. Therefore, we are not able to predict who or how many employees will elect to participate, how many options will be surrendered for exchange or the number of shares of our common stock which will be issued in exchange for canceled options.

Vote Required

        The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal. The board of directors considers approval of the option exchange program to be in the best interests of our company and our shareholders and recommends that you vote "FOR" approval of this proposal.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of the end of fiscal year 2010 with respect to compensation plans under which our equity securities are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,113,890		$5.34	5,937	(1)
Equity compensation plans not approved by security holders	260,278	(2)	$1.88	—
Total	1,374,168		$5.34	5,937

(1)
Represents shares remaining available for future issuance under our Amended and Restated Equity Incentive Plan. On January 1st of each year, the aggregate number of shares of stock that may be awarded under the Amended and Restated Equity Incentive Plan automatically increases by 150,000 shares of stock. As a result, an additional 150,000 shares (not shown above) became available for future issuance under our Amended and Restated Equity Incentive Plan as of January 1, 2011.

(2)
Represents (a) an aggregate of 4,166 shares of common stock underlying ten-year options exercisable at $9.90 per share issued on December 27, 2001, to an executive officer who also serves as a director; (b) an aggregate of 3,333 shares of common stock underlying ten-year options exercisable at $14.70 per share issued on February 11, 2003 to a former executive officer who also served as a director; (c) an aggregate of 199,447 shares of common stock underlying five-year warrants exercisable at a weighted average per-share price of $1.60 issued between February 7, 2009 and August 25, 2009 to certain of our landlords; and (d) an aggregate of 53,332 shares of common stock underlying five-year warrants exercisable at $1.52 per share issued to a bridge lender of which a former director is a member and in which such former director has a beneficial interest on March 30, 2009.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO 2009 BRIDGE LOAN AGREEMENT

Introduction

        On March 15, 2011, we entered into an amendment to our bridge loan agreement with Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. (collectively, "Harmony"). Subject to shareholder approval, this amendment gives Harmony the right to convert two promissory notes in the original aggregate principal amount of $800,000, together with accrued interest thereon, into our common stock, at a conversion price of $3.00 per share. As consideration for this amendment, Harmony has agreed to defer all payments of principal and interest on the notes to the earlier of June 30, 2011 or the tenth business day after the closing of the transactions contemplated by our stock purchase agreement with CDP. Under the terms of the notes as originally issued, only 20% of the principal amount of those notes was convertible at a conversion price of $3.00 per share.

        If the proposed bridge loan modification is approved by our shareholders and Harmony converts the entire principal amount of the notes and all accrued interest thereon through June 30, 2011, we would issue an estimated 215,656 shares of common stock to Harmony. Without this modification, only $160,000 in principal of the notes held by Harmony could be converted into an aggregate of 53,333 shares.

        Our bridge loan agreement with Harmony was entered into on March 30, 2009. Prior to that date and prior to becoming a member of our board of directors, Joel C. Longtin, who has served as our Chairman of the Board since October 2009, purchased a 1.0% interest in Harmony Equity Income Fund, L.L.C. and a 1.6% interest in Harmony Equity Income Fund II, L.L.C. Pursuant to this membership interest, Mr. Longtin would be entitled to receive shares of our common stock if Harmony elected to exercise its conversion rights under the notes and distributed such shares to its members.

        We believe that full conversion of the notes is desirable as it will preserve capacity in our anticipated credit facilities with FTB and enhance our liquidity through the reduction of our debt and interest thereon without requiring us to use our available cash. There can be no assurance that Harmony will elect to convert the notes in whole or in part, and if it does not convert, we may use our available cash or borrowings to retire such notes upon completion of the transactions contemplated by Proposal No. 1 and Proposal No. 2.

        Under NASDAQ Listing Rule 5635(c), a NASDAQ-listed company must seek shareholder approval when it establishes or materially amends an arrangement pursuant to which stock may be acquired by a director. We are seeking shareholder approval of the amendment to the bridge loan agreement to comply with such listing rule. The proposed amendment to the bridge loan agreement was approved by our audit committee, as a related party transaction, and by our board of directors, with Mr. Longtin abstaining from any vote thereon.

        If approved, this proposal would be dilutive to our current shareholders as it could result in the potential issuance upon Harmony's conversion of up to 162,323 additional shares of common stock, representing less than 1.8% of our fully diluted common stock. The issuance of such additional shares of common stock will adversely affect the voting power of our common stock and earnings per share since there will be more outstanding shares of common stock following approval of this proposals and the conversion of Harmony's debt.

Vote Required

        The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal. The board of directors recommends that you vote "FOR" approval of this proposal.

 PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

        We are committed to a compensation philosophy that:

  •
  Attracts and retains named executive officers;

  •
  Motivates our named executive officers to achieve our company's business objectives; and

  •
  Aligns the interests of our named executive officers with the long-term interests of our company's shareholders.

        To fulfill this philosophy, our compensation committee seeks to:

  •
  Compensate our named executive officers at or above market level for the industry; and

  •
  Tie the compensation provided our named executive officers to the performance of our company.

        Our objective is to set compensation at market level for the industry. Our compensation committee endeavors to attract top management during our company's early growth years. By tying annual incentive compensation to our key financial performance goals, the committee seeks to motivate our named executive officers to achieve our corporate goals and objectives. These efforts result in the alignment of our named executive officers with the growth and success of our company, and ultimately results in satisfying the long-term interests of our company's shareholders.

        We have structured our annual and long-term incentive-based cash and non-cash executive compensation programs to motivate executives to achieve the business goals of our company and reward them for achieving these goals. We believe our executive compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the "Executive Compensation" section of this proxy statement for additional details regarding our executive compensation.

        Congress has enacted requirements commonly referred to as "say on pay" rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As required by these rules, we are asking our shareholders to vote on the adoption of the following resolution:

  BE IT RESOLVED by the shareholders of Granite City Food & Brewery Ltd. ("Granite City") that the shareholders approve the compensation of Granite City's named executive officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules.

        As an advisory vote, this proposal is non-binding. Although this vote is non-binding, our board of directors and compensation committee value the opinions of our shareholders, and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

 Vote Required

        The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to approve this proposal. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares on this proposal. The board of directors recommends that you vote "FOR" approval of this proposal.

 PROPOSAL NO. 6

ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

Introduction

        As part of the "say on pay" rules adopted by Congress, our shareholders may indicate, by a non-binding advisory vote, the frequency at which they desire to have an advisory vote on the compensation paid to our named executive officers. (In other words, how often a proposal similar to Proposal No. 4 will be included in the matters to be voted upon at annual meetings by our shareholders.) The choices available under the "say on pay" rules are every year, every other year, or every third year.

        Our board of directors recommends that the frequency of shareholder votes on executive compensation should be every three years. Our compensation committee views the way it compensates our named executive officers as an essential part of its strategy for achieving sustainable economic growth. Our board believes that a triennial vote will permit our company to continue to focus on developing compensation practices that are in the best long-term interests of our shareholders, while simultaneously giving shareholders the time frame they need to fully evaluate the design and effectiveness of those practices. Our board believes that more frequent advisory votes could have the unintended consequence of causing our company to focus on the short-term impact of its compensation practices to the possible detriment of the long-term health of our company.

        The frequency selected by the shareholders for conducting say on pay voting at the annual meetings of shareholders is not a binding determination. However, the frequency selected will be given due consideration by our board of directors in its discretion.

Vote Required

        The affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on this proposal at the meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required to determine the frequency selected by the shareholders. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of a particular frequency. Broker non-votes are counted towards a quorum, but are not counted for any purpose with respect to this matter. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote for a particular frequency. The board of directors recommends that you select "3 YEARS" as the desired frequency for shareholder votes on executive compensation under the say on pay rules.

 ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 28, 2010, as filed with the SEC, including the financial statements thereto, is attached as Appendix F to this proxy statement. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Shareholders may obtain these exhibits by requesting them in writing from Monica A. Underwood, Vice President Finance and Secretary, at 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416 or by telephone from Ms. Underwood at (952) 215-0662.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of March 17, 2011, there were 7,393,502 shares of common stock issued and outstanding.

        All outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are entitled to one vote for each share held of record on all matters voted upon by shareholders and may not cumulate votes for the election of directors. Thus, the owners of a majority of the common stock outstanding may elect all of the directors if they choose to do so, and the owners of the balance of such shares would not be able to elect any directors. Subject to the rights of any future series of preferred stock which may be designated, each share of outstanding common stock is entitled to participate equally in any distribution of net assets made to the shareholders in liquidation, dissolution or winding up of our company and is entitled to participate equally in dividends as and when declared by the board of directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of common stock. All shares of common stock have equal rights and preferences.

        At present, no shares of preferred stock are issued and outstanding. Under governing Minnesota law and our articles of incorporation, no action by our shareholders is necessary, and only action of the board of directors is required, to authorize the issuance of any of the shares of authorized preferred stock. The board of directors is empowered to establish, and to designate the name of, each class or series of the shares of preferred stock and to set the terms of such shares, including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion, voting rights and preferences and other rights. Accordingly, the board of directors, without shareholder approval, may issue shares of preferred stock with terms, including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion, voting rights and preferences and other rights, that could adversely affect the voting power and other rights of holders of the common stock.

        The undesignated preferred stock may have the effect of discouraging an attempt, through the acquisition of a substantial number of shares of common stock, to acquire control of our company with a view to effecting a merger, sale or exchange of assets or a similar transaction. For example, the board of directors could issue such shares as a dividend to holders of common stock or place such shares privately with purchasers who may side with the board of directors in opposing a takeover bid. The anti-takeover effects of the undesignated preferred stock may deny shareholders the receipt of a premium on their common stock and may also have a depressive effect on the market price of the common stock. Other than pursuant to the transaction contemplated by Proposal No. 1, we have no current plans to issue preferred stock and we will not issue preferred stock unless such issuance is approved by a majority of our independent, disinterested directors.

 SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next special meeting of shareholders, the proposal must have been sent by certified mail, return receipt requested, and must have been received at the executive offices of Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, Attention: Monica A. Underwood, Vice President of Finance and Secretary, no later than March 23, 2011. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next special meeting of shareholders after June 6, 2011, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that has reports, proxy statements and other information about our company. The address of that site is http://www.sec.gov. The reports and other information filed by our company are also available at our Internet site, which is http://www.gcfb.net. Internet site materials are not part of this proxy statement.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim President and Chief Executive Officer

Minneapolis, Minnesota
April 12, 2011

 Appendix A

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

GRANITE CITY FOOD & BREWERY LTD.

AND

CONCEPT DEVELOPMENT PARTNERS LLC

FEBRUARY 8, 2011

A-i

A-ii

Page
Article 11	Governing Law; Miscellaneous	A-28
11.1	Governing Law	A-28
11.2	Counterparts; Signatures by Facsimile	A-28
11.3	Headings	A-28
11.4	Severability	A-28
11.5	No Personal Liability of Directors, Officers, Owners, Etc	A-28
11.6	Entire Agreement; Amendments	A-28
11.7	Notices	A-28
11.8	Successors and Assigns	A-29
11.9	Third Party Beneficiaries	A-30
11.10	Publicity	A-30
11.11	Further Assurances	A-30
11.12	No Strict Construction	A-30
11.13	Remedies	A-30
11.14	Waiver of Jury Trial	A-30
Exhibit A—Certificate of Designation
Exhibit B—Debt Conversion Agreement
Exhibit C—DHW Registration Rights Agreement Amendment
Exhibit D—Master Agreement Amendment
Exhibit E—Registration Rights Agreement
Exhibit F—Form of Release and Escrow Agreement
Company's Disclosure Schedule

A-iii

STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement, dated as of February 8, 2011 (this "Agreement"), is entered into by and between Granite City Food & Brewery Ltd., a Minnesota corporation (the "Company"), and Concept Development Partners LLC, a Delaware limited liability company (the "Buyer").

RECITALS

        A.    WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act");

        B.    WHEREAS, the Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, 3,000,000 shares (the "Shares") of Series A Convertible Preferred Stock, $0.01 par value, of the Company (the "Series A Preferred"), the terms of which are set forth in a Certificate of Designation of Rights and Preferences to be filed with the Secretary of State of the State of Minnesota, substantially as set forth in Exhibit A (the "Certificate of Designation"); and

        C.    WHEREAS, the parties hereto have agreed to enter into certain other transactions and execute and deliver certain other documents and instruments as contemplated by this Agreement.

        NOW THEREFORE, the Company and the Buyer hereby agree as follows:

ARTICLE 1

DEFINITIONS

        "Accredited Investor" has the meaning set forth in Section 3.3.

        "Acquisition Proposal" has the meaning set forth in Section 5.2(d).

        "Adverse Recommendation Notice" has the meaning set forth in Section 5.2(b).

        "Agreement" has the meaning set forth in the opening paragraph hereof.

        "Alternative Acquisition Agreement" has the meaning set forth in Section 5.2(b).

        "Ancillary Agreements" means, collectively, the Credit Facility Agreement, the Debt Conversion Agreement Amendment, the DHW Registration Rights Agreement Amendment, the Employment Agreements, the Lease Amendments, the Master Agreement Amendment, the Release and Escrow Agreements, the Shareholder Voting Agreement and the Troy Purchase Agreement.

        "Buyer" has the meaning set forth in the opening paragraph hereof.

        "Change in Company Recommendation" has the meaning set forth in Section 5.2(b).

        "Closing" has the meaning set forth in Section 2.3.

        "Closing Date" means the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 6 and Article 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement.

        "Common Stock" means the Company's Common Stock, par value $0.01 per share.

        "Company" has the meaning set forth in the opening paragraph hereof.

        "Company Disclosure Schedule" has the meaning set forth in Article 4.

        "Company Shareholder Approval" has the meaning set forth in Section 5.4(a).

        "Company Shareholders Meeting" has the meaning set forth in Section 5.4(a).

        "Credit Facility Agreement" means a third party debt facility which totals at least $10,000,000.

        "Current Filings" means (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2009, as amended; (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2010; (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2010; (d) the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 2010; (e) the Company's Current Reports on Form 8-K filed with the SEC on March 4, 2010, March 16, 2010, June 23, 2010, August 26, 2010, August 31, 2010, September 7, 2010 and December 28, 2010; and (f) the Company's Definitive Proxy Statement on Schedule 14A for its 2010 Annual Shareholders Meeting, filed with the SEC on July 21, 2010.

        "Debt Conversion Agreement Amendment" means Amendment No. 2 to that certain Debt Conversion Agreement between DHW and the Company, substantially in the form attached as Exhibit B.

        "DHW" means DHW Leasing, L.L.C., a South Dakota limited liability company.

        "DHW Stock Repurchase Agreement" means that certain Stock Repurchase Agreement dated the date hereof by and between the Company and DHW.

        "DHW Registration Rights Agreement Amendment" means Amendment No. 1 to that certain Registration Rights Agreement between DHW and the Company, substantially in the form attached as Exhibit C.

        "Dunham" means, collectively, Mr. & Mrs. Donald A. Dunham, Jr., Mr. Charles J. Hey, Dunham Capital Management, L.L.C., DHW, and each of their and its affiliates.

        "Employment Agreements" mean (a) the Executive Employment Agreement between the Company and Robert Doran, (b) the Executive Employment Agreement between the Company and Dean Oakey and (c) the Amended and Restated Executive Employment Agreement between the Company and Steven J. Wagenheim.

        "Environmental Laws" has the meaning set forth in Section 4.13.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Evaluation Material" has the meaning set forth in Section 5.13.

        "Hazardous Materials" has the meaning set forth in Section 4.13.

        "Indemnified Party" has the meaning set forth in Section 9.1.

        "Intellectual Property" has the meaning set forth in Section 4.8.

        "Investment Company" has the meaning set forth in Section 4.15.

        "Knowledge" with respect to the Company means the actual knowledge of any member of the Board of Directors of the Company or the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company on the date of this Agreement or the Closing Date, as applicable.

        "Lease Amendments" shall mean the amendments to the leases between the Company and Dunham regarding the Company's Ft. Wayne, Creve Coeur, Madison, Roseville, Rockford and Maumee locations.

        "Lease Restructuring and Option Agreement" means the Lease Restructuring and Option Agreement dated the date hereof, among Dunham Capital Management, L.L.C., GC Rosedale, L.L.C. and the Company.

        "Lock-Up Agreements" means the letter agreements signed by the continuing directors and executive officers of the Company restricting their ability to transfer shares of Common Stock that each beneficially owns for the period of time specified in such letter agreements.

        "Losses" has the meaning set forth in Section 8.2.

        "Master Agreement Amendment" means Amendment No. 3 to the Master Agreement between Dunham Capital Management, L.L.C., DHW Leasing, L.L.C. and Dunham Equity Management, L.L.C, substantially in the form attached as Exhibit D.

        "Material Adverse Effect" means any material adverse effect on (a) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith; or (b) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, taken as a whole, other than (i) any change or effect relating to local, regional or United States national political, economic or financial conditions or resulting from or arising out of developments or conditions in credit, financial or securities markets, including without limitation, caused by acts of terrorism or war (whether or not declared) or any material worsening of such conditions existing as of the date of this Agreement, (ii) any change or effect generally affecting the industries, geographic areas or business segments in which the Company and its Subsidiaries operate, including without limitation, any increase in the prices of raw materials, to the extent such change or effect does not materially, disproportionately affect the Company relative to other industry participants, (iii) seasonal fluctuations in the business of the Company and its Subsidiaries that are reasonably consistent with the Company's and its Subsidiaries' historical seasonable fluctuations in operating performance, or (iv) any change in applicable law, rules or regulations or U.S. generally accepted accounting principles or the interpretation thereof.

        "MBCA" means Chapter 302A of Minnesota Statutes, also known as the Minnesota Business Corporation Act.

        "1933 Act" has the meaning set forth in the recitals hereof.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "Notice Period" has the meaning set forth in Section 5.2(b).

        "Potential Superior Proposal" has the meaning set forth in Section 5.2(a).

        "Proxy Statement" has the meaning set forth in Section 5.3(a).

        "Purchase Price" has the meaning set forth in Section 2.2.

        "Registrable Securities" means the shares of common stock of the Company issued by the Company to the holder of the Shares upon a conversion, pursuant to the Certificate of Designation, of the Shares or any other shares of Common Stock issued pursuant to the terms of this Agreement and held by such holder.

        "Registration Rights Agreement" means the Registration Rights Agreement, substantially in the form attached as Exhibit E, executed and delivered on the Closing Date, pursuant to which the Company agrees to register the resale of the Registrable Securities under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

        "Regulation S" means Regulation S promulgated under the 1933 Act.

        "Release and Escrow Agreements" means the three Release and Escrow Agreements among DHW, the Company and each of DHW's lenders, substantially in the form attached as Exhibit F.

        "Representatives" has the meaning set forth in Section 5.2(a).

        "Rule 144" means Rule 144 promulgated under the 1933 Act.

        "SEC" means the United States Securities and Exchange Commission.

        "SEC Documents" has the meaning set forth in Section 4.5.

        "Series A Preferred" has the meaning set forth in the recitals hereof.

        "Shareholder Voting Agreement" means the Shareholder Voting Agreement between the Company and DHW to be entered into as of the Closing.

        "Shares" has the meaning set forth in the recitals hereof.

        "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

        "Superior Proposal" has the meaning set forth in Section 5.2(d).

        "Termination Date" has the meaning set forth in Section 10.2(a).

        "Transaction Documents" means this Agreement, the Registration Rights Agreement, and the DHW Stock Repurchase Agreement.

        "Troy Property" means the approximately two-acre real property site on Big Beaver Road in Troy, Michigan owned by Dunham.

        "Troy Purchase Agreement" means the Purchase Agreement between the Company and Dunham Capital Management, L.L.C., regarding the Troy Property, to be entered into in conjunction with the Closing.

        "Voting Agreement and Irrevocable Proxy" means the Voting Agreement and Irrevocable Proxy dated the date hereof among DHW Leasing, L.L.C., certain shareholders of the Company, the Company, Joel C. Longtin, Steven J. Wagenheim and the Buyer.

ARTICLE 2

PURCHASE AND SALE OF PREFERRED STOCK

        2.1    Purchase of Preferred Stock.    Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue and sell the Shares to the Buyer, and the Buyer shall purchase from the Company the Shares.

        2.2    Purchase Price and Form of Payment.    At the Closing, the Buyer shall pay $9,000,000 (the "Purchase Price") for the Shares, by wire transfer of immediately available funds in accordance with the Company's written instructions.

        2.3    Payment of Buyer Fees and Expenses.    Concurrent with Buyer's payment of the Purchase Price, the Company shall pay to Buyer a cash transaction fee of $485,000 plus all of Buyer's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements.

        2.4    Closing Date.    Subject to the satisfaction (or permitted written waiver) of the conditions set forth in Article 6, Article 7 and Article 8 below, the closing of the transactions contemplated by this Agreement shall be held on the Closing Date at the offices of Briggs and Morgan, Professional Association, 2200 IDS Center, 80 South Eight Street, Minneapolis, Minnesota, or at such other location as may be mutually agreed upon by the parties to this Agreement (the "Closing").

 ARTICLE 3

BUYER'S REPRESENTATIONS AND WARRANTIES

        The Buyer represents and warrants to the Company that:

        3.1    Organization and Qualification.    The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to purchase the Shares.

        3.2    Authorization; Enforcement.    This Agreement has been duly and validly authorized by, and duly executed and delivered on behalf of, the Buyer, and this Agreement constitutes the valid and binding agreement of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors' rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

        3.3    Securities Matters.    In connection with the Company's compliance with applicable securities laws:

          (a)   The Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemption and the eligibility of the Buyer to acquire the Shares.

          (b)   The Buyer is purchasing the Shares for its own account, not as a nominee or agent, for investment purposes and not with a present view towards distribution.

          (c)   The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act (an "Accredited Investor"), and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. The Buyer understands that its investment in the Shares involves a significant degree of risk. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

        3.4    Information.    The Buyer and its advisors, if any, have been furnished with all information relating to the business, finances and operations of the Company and information relating to the offer and sale of the Shares that has been requested by the Buyer or its advisors. Buyer has access to and has reviewed the Current Filings. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Article 4 below.

        3.5    Ownership.    As of the date of this Agreement, Buyer owns no Common Stock of the Company.

        3.6    Financial Capability.    Buyer currently has or will have at Closing available funds necessary to pay the Purchase Price on the terms contemplated by this Agreement.

        3.7    Brokers and Finders.    Neither Buyer nor any of its Affiliates has taken any action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

        3.8    Restrictions on Transfer.    The Buyer understands that the Shares have not been and are not being registered under the 1933 Act or any applicable state securities laws. The Shares may not be transferred unless (i) the Shares are sold pursuant to an effective registration statement under the 1933

Act, (ii) the Buyer shall have delivered to the Company an opinion of counsel to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, (iii) the Shares are sold or transferred to an "affiliate" (as defined in Rule 144 (or a successor rule)) of the Buyer who agrees to sell or otherwise transfer the Shares only in accordance with this Section 3.8 and who is an Accredited Investor, (iv) the Shares are sold pursuant to Rule 144, or (v) the Shares are sold pursuant to Regulation S (or a successor rule), and the Buyer shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions. Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

        The Buyer understands that until such time as the Shares have been converted to Registrable Securities and have been resold pursuant to a registration statement filed under the 1933 Act as contemplated by the Registration Rights Agreement, are eligible for resale pursuant to Rule 144(b)(1) under the 1933 Act without volume limitations, or are sold pursuant to another exemption from registration, certificates evidencing the Shares and the Registrable Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Shares):

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS AFFORDED UNDER APPLICABLE LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH LAWS."

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the Company's Disclosure Schedule attached hereto ("Company Disclosure Schedule"), the Company represents and warrants to the Buyer that:

        4.1    Organization and Qualification.    Each of the Company and its Subsidiaries, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority as a corporation or other entity to own, lease, use and operate its properties and to carry on its business as now operated and conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary.

        4.2    Authorization; Enforcement.    The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Shares, in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, other than the Company Shareholder Approval. This Agreement and the Transaction Documents have been duly executed and delivered by the Company.

This Agreement constitutes, and each of the Transaction Documents will constitute, upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors' rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

        4.3    Capitalization; Valid Issuance of Securities.    As of the date hereof, the authorized capital stock of the Company consists of 90,000,000 shares of Common Stock, of which 7,380,304 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.01 par value per share, of which, 3,000,000 shares, including the Shares to be sold to the Buyer as contemplated by this Agreement, are issued and outstanding. All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. The Shares have been duly authorized and upon issuance pursuant to the terms of this Agreement, and upon conversion to Registrable Securities, the Registrable Securities, will be validly issued, fully paid and nonassessable. As of the date of this Agreement, the Company has reserved (i) 6,000,000 shares of Common Stock for issuance upon conversion of the Shares; (ii) 1,000,000 shares of Common Stock issuable in conjunction with any dividends on the Shares and (iii) 1,362,953 shares of Common Stock upon exercise of options previously approved or awarded by the Company, or the Company's outstanding warrants or convertible debt securities. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the Current Filings, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares. Except for the agreements contemplated in connection with the Transactions or as disclosed in the Current Filings, the Company is not a party to, and to the Company's Knowledge, none of its shareholders are a party to, any agreements with respect to the voting or transfer of the Company's capital stock or with respect to any other material aspect of the Company's affairs.

        4.4    No Conflicts.    The execution, delivery and performance by the Company of this Agreement, the Transaction Documents, the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or the Bylaws, each as amended, of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound. Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, Bylaws or other organizational documents, and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time would result in a default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, NASDAQ Marketplace Rules, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the Transaction Documents. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, except for those required and contemplated by the Registration Rights Agreement. The Company is not in violation of the listing requirements of the NASDAQ Capital Market and does not reasonably anticipate that the Common Stock will be delisted by the NASDAQ Capital Market in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances that might give rise to any of the foregoing.

        4.5    SEC Documents; Financial Statements.    The Company has timely filed all registration statements, prospectuses, reports, schedules, forms, proxy statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in any subsequent filing prior to the date hereof.) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year-end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 28, 2010 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

        4.6    Absence of Certain Changes.    Since September 28, 2010, the Company has conducted its business only in the ordinary course, consistent with past practice, and since that date there has been no change and no development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        4.7    Absence of Litigation.    Other than as set forth in the Current Filings, there is no material action, suit, claim, proceeding, inquiry or investigation pending before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries, or their officers or directors in their capacities as such. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

        4.8    Patents, Copyrights.    The Company owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") which management of the Company has determined are necessary to enable it to conduct its business as now operated (and, to the Company's Knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pending or, to the Company's Knowledge, threatened that challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated and, to the Company's Knowledge, as presently contemplated to be operated in the future; to the Company's Knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company makes no representation that any patent will issue as a result of any pending or proposed patent application.

        4.9    Tax Status.    Each of the Company and its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

        4.10    No Materially Adverse Contracts.    Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

        4.11    Certain Transactions.    Except for arm's length transactions, transactions that would not be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act, or transactions described or disclosed in the Current Filings, pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        4.12    Permits; Compliance.    Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Permits"), and there is no action pending or, to the Knowledge of the Company, threatened regarding suspension or cancellation of any of the Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 28, 2010, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

        4.13    Environmental Matters.    With respect to the Company or any of its Subsidiaries, the Company has no Knowledge of past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's Knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. Other than those that are or were stored, used or disposed of in compliance with applicable law, the Company has no Knowledge that Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, or that Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

        4.14    Title to Property.    The Company and its Subsidiaries have good and marketable title to all personal property owned by them and material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

        4.15    No Investment Company.    The Company is not, and upon the issuance and sale of the Shares as contemplated by this Agreement will not be an "investment company" as defined under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

        4.16    No Brokers.    The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

        4.17    Registration Rights.    Except pursuant to the Registration Rights Agreement, effective upon the Closing, neither Company nor any Subsidiary is currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company or any Subsidiary registered with the SEC or registered or qualified with any other governmental authority.

        4.18    1934 Act Registration.    The Common Stock is registered pursuant to Section 12(g) of the 1934 Act, and the Company has taken no action designed to, or which, to the Knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act.

        4.19    Labor Relations.    No labor or employment dispute exists or, to the Knowledge of the Company, is imminent or threatened, with respect to any of the employees or consultants of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        4.20    Insurance.    The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary for companies in the Company's line of business. The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and its Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

        4.21    ERISA.    Except as disclosed in the Current Filings, the Company does not have any employee benefit plan as defined in Section 3(3) of ERISA or any other executive or employee compensation program, and the Company has substantially performed all material obligations, whether arising by operation of law or by contract, respecting the plans and programs disclosed in the Company Disclosure Schedule, has no Knowledge respecting defaults or violations respecting such plans and programs and has timely made all contributions required to be made to such plans and programs. As to each employee benefit plan disclosed in the Company Disclosure Schedule that is intended to be "qualified" under Section 401 of the Code, such plan has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and remains so qualified. Neither the Company, nor any trade or business whether or not incorporated which together with the Company would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to any employee pension benefit plan, as defined in Section 3(2) of ERISA. The consummation of the transactions contemplated by this Agreement will not require the Company to make a larger contribution to, pay greater benefits or provide any other rights under any plan or program disclosed in the Company Disclosure Schedule or otherwise.

        4.22    Disclosure.    The Company understands and confirms that each Buyer will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the Transaction Documents. All disclosure provided to the Buyers regarding the Company herein or in the Current Filings, including the disclosures in the Company Disclosure Schedule attached hereto furnished by or on behalf of the Company, taken as a whole is true and correct in all material respects and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for breaches or inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, do not constitute and could not reasonably be expected to have a Material Adverse Effect. No event or circumstance has occurred or information exists with respect to the Company or its Subsidiaries or its or their businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

        4.23    Disclosure Controls.    Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act of the Company and each of its Subsidiaries provide reasonable assurance that material information relating to the Company and its Subsidiaries is made known to the Company's Chief Executive Officer and Chief Financial Officer and, based on an evaluation conducted as of September 28, 2010, there are no significant deficiencies or weaknesses in the design or operations of internal controls that could adversely affect the Company's ability to record, process and report financial data and other information required to be disclosed in the reports filed or furnished by the Company pursuant to the 1934 Act.

        4.24    Distribution Determination.    The Company has made a determination for the purposes of Section 302A.551 of the of MBCA, that the repurchase of Common Stock from DHW pursuant to the terms of the DHW Stock Repurchase Agreement meets the requirements of such section as of the date of this Agreement, assuming the consummation of the transactions contemplated by this Agreement, including the Company's drawdown of amounts under the Credit Facility Agreement.

ARTICLE 5

COVENANTS

        5.1    Interim Operations.    During the period from the date of this Agreement to the Closing (except as otherwise expressly provided, contemplated or permitted by the terms of this Agreement), the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted at the date of this Agreement, and, to the extent consistent therewith, use its reasonable commercial efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, governmental entities, licensees, distributors and others having business dealings with the Company with respect to its business, in each case consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided or permitted by this Agreement, prior to the Closing, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

          (a)   (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights (including convertible debt), warrants or options to acquire any such shares or other securities;

          (b)   issue, deliver, grant, sell, pledge, dispose of or otherwise encumber any of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock, other than (i) the issuance of shares of Common Stock upon the exercise of rights (including convertible debt), warrants or options outstanding on the date of this Agreement, (ii) options to purchase common stock issuable pursuant to the Company's policy of awarding options to its non-employee directors on the anniversary of their election to the Company's Board, (iii) modifications to or grants of directors' options as needed to prevent the forfeiture thereof upon a resignation of a director as contemplated by this Agreement (which modifications are described in the Company's Disclosure Schedule); or (iv) Common Stock or rights to purchase Common Stock triggered or issuable pursuant to antidilution provisions in warrants or other rights outstanding on the date of this Agreement;

          (c)   amend the Company's articles of incorporation or bylaws;

          (d)   acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock, or other ownership interests in, or substantial portion of assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (ii) any assets that would be material, individually or in the aggregate, to the Company, except purchases of supplies, equipment and inventory in the ordinary course of business consistent with past practice;

          (e)   sell, lease, transfer, sublicense, mortgage, pledge, grant a lien, mortgage, pledge, security interest, charge, claim or other encumbrance of any kind or nature on or otherwise encumber or dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

          (f)    (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (x) working capital borrowings and increases in letters of credit under revolving credit facilities incurred in the ordinary course of business consistent with past practice, (y) indebtedness incurred to refund, refinance or replace indebtedness for borrowed money outstanding on the date of this Agreement and (z) indebtedness existing solely between the Company and its wholly-owned Subsidiaries or between such Subsidiaries or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

          (g)   except for capital expenditures in compliance with the amounts and timing included in the Company's written capital expenditure plan previously made available to the Buyer, make or incur any capital expenditure, except in the ordinary course of business consistent with past practice;

          (h)   change any method of tax accounting, make or change any material election relating to taxes, file any amended tax return, settle or compromise any material tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes, enter into any closing agreement with respect to taxes, or surrender any right to claim a tax refund;

          (i)    except to the extent permitted by Section 5.2 of this Agreement, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company is a party;

          (j)    adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization;

          (k)   enter into any new collective bargaining agreement;

          (l)    change any accounting principle used by it, except as required by applicable laws or generally accepted accounting principles;

          (m)  settle or compromise any material litigation, including any litigation that is brought by any current, former or purported holder of any capital stock or debt securities of the Company or any of its Subsidiaries relating to the transactions contemplated by this Agreement, or, except in the ordinary course of business consistent with past practice or as otherwise required pursuant to contracts existing on or prior to the date of this Agreement or entered into in the ordinary course consistent with past practice after the date of this Agreement, and so long as such settlement would not impose any injunctive or similar order on the Company or restrict in any way the business of the Company, pay, discharge or satisfy any material claims, liabilities or obligations;

          (n)   except as set forth in the Company Disclosure Schedule, (i) enter into any new, or amend any existing, severance agreement or arrangement, deferred compensation arrangement or employment agreement with any officer, director or employee whose annual base salary exceeds $150,000, (ii) adopt any new incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees or amend any existing Company compensation or benefit plan (other than amendments required by law or to maintain the tax qualified status of such plans), (iii) grant any increases in employee compensation, other than in the ordinary course consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases and bonus payments consistent with past practices) provided that any such increase shall not include increases in compensation to officers or any employee whose annual base salary exceeds $150,000 or (iv) grant any stock options or stock awards;

          (o)   cancel any debts or waive any claims or rights of substantial value (including the cancellation, compromise, release or assignment of any indebtedness owed to, or claims held by, the Company), except for cancellations made or waivers granted with respect to claims other than indebtedness in the ordinary course of business consistent with past practice which, in the aggregate, are not material or for claims other than indebtedness which are cancelled or waived in connection with the settlement of the actions referred to in, and to the extent permitted by, clause (m) above;

          (p)   except as set forth in the Company Disclosure Schedule, (i) enter into any contract, agreement or other arrangement, or series of contracts, agreements or other arrangements, not in the ordinary course of business that would require the Company to expend more than $200,000 individually or $500,000 in the aggregate in any fiscal year, (ii) modify, amend in any material respect, transfer or terminate any material contract of the Company or waive, release or assign any material rights or claims thereto or thereunder, (iii) enter into or extend in any material respect any lease with respect to the Company's real property, (iv) modify, amend, transfer or terminate in any material respect any Intellectual Property agreements, standstill or confidentiality agreement with any third party, or waive, release or assign any material rights or claims thereto or thereunder or (v) enter into, modify, amend, transfer or terminate any contract to provide exclusive rights or obligations;

          (q)   except as provided in Section 5.2(b), agree, authorize or commit to do any of the foregoing or any action or fail to take any action which would result in any of the conditions set forth in Article 8 not being satisfied or that would reasonably be expected to result in a Material Adverse Effect; or

          (r)   authorize any of, or commit or agree to take any of, the foregoing actions.

        5.2    Acquisition Proposals.

          (a)    No Solicitation or Negotiation.    The Company hereby covenants that, except as expressly permitted by this Section 5.2, the Company shall not, and the Company shall use its reasonable commercial efforts to instruct and cause its officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives (such officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, "Representatives") not to, directly or indirectly:

              (i)  solicit, initiate or knowingly take any action to facilitate or encourage, whether publicly or otherwise, the submission of any inquiries or the making of any inquiry, proposal or offer or other efforts or attempts that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below);

             (ii)  enter into, or participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal; or

            (iii)  enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement with respect to any Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or propose or agree to do any of the foregoing.

  The Company shall, and shall direct its Representatives to, cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any Acquisition Proposal existing on the date of this Agreement and shall use its (and will cause the Company Representatives to use their) commercially reasonable efforts to require the other parties thereto to promptly return or destroy in accordance with the terms of such agreement any confidential information previously furnished by the Company, its Subsidiaries or its Representatives thereunder.

          Notwithstanding anything to the contrary set forth in this Agreement the Company may, to the extent failure to do so would reasonably be expected to result in a breach of the fiduciary obligations of the Company's Board of Directors under applicable law, as determined in good faith by the Company's Board of Directors after consultation with outside counsel, in response to (1) a Superior Proposal (as defined below) or (2) a bona fide, unsolicited written Acquisition Proposal that the Company's Board of Directors determines in good faith after consultation with outside counsel and its financial advisor is or is reasonably likely to lead to a Superior Proposal (any such Acquisition Proposal, a "Potential Superior Proposal"), (x) furnish information with respect to the Company to the person making such Superior Proposal or Potential Superior Proposal and its Representatives (provided that the Company shall promptly make available to the Buyer any material non-public information concerning the Company or its Subsidiaries that is made available to any person given such access which was not previously made available to the Buyer) pursuant to a customary confidentiality agreement for a period of not less than eighteen months, with a six-month standstill provision and an eighteen-month non solicitation provision and (y) participate in discussions or negotiations with such person and its Representatives regarding any such Superior Proposal or Potential Superior Proposal. The Company shall promptly advise the Buyer of the receipt by the Company of any Acquisition Proposal or any request for non public information made by any person or group of persons that has informed the Company it is considering making an Acquisition Proposal or any request for discussions or negotiations with the Company or the Company Representatives relating to an Acquisition Proposal (in each case within 48 hours of receipt thereof), and the Company shall provide to the Buyer (within such 48-hour time frame) a written summary of the material terms of such Acquisition Proposal (it being understood that such material terms shall include the identity of the person or group of persons making the Acquisition Proposal) and if the Company determines to begin providing information or to engage in discussions regarding an Acquisition Proposal. The Company shall keep the Buyer reasonably informed of any material change to the terms and conditions of any Acquisition Proposal. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any person subsequent to the date hereof which prohibits the Company from providing such information to the Buyer.

          (b)    No Change in Company Recommendation or Alternative Acquisition Agreement.    Except as expressly permitted by this Section 5.2, the Company's Board of Directors and each committee thereof shall not:

              (i)  withdraw or modify (or publicly propose to withdraw or modify), in a manner adverse to the Buyer, the approval or recommendation by the Company's Board of Directors or any committee thereof with respect to the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements;

             (ii)  cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Alternative Acquisition Agreement") providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than a confidentiality agreement entered into in the circumstances referred to in Section 5.2(a)); or

            (iii)  approve, recommend or propose publicly to approve or recommend any Acquisition Proposal.

          Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Shareholder Approval, the Company's Board of Directors may withdraw, qualify or modify or propose publicly to withdraw, qualify or modify in any manner adverse to the Buyer, its approval or recommendation with respect to the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements or approve or recommend any Superior Proposal made or received after the date of this Agreement, if the Company's Board of Directors determines in good faith, after consultation with outside counsel, that failure to do so would reasonably be expected to result in a breach of its obligations under applicable law (a "Change in Company Recommendation"); provided, however, that no Change in Company Recommendation may be made in response to a Superior Proposal until three business days (the "Notice Period") following the Buyer's receipt of written notice from the Company (an "Adverse Recommendation Notice") (x) advising the Buyer that the Company's Board of Directors intends to make such Change in Company Recommendation and the reason for such change, (y) specifying the material terms and conditions of such Superior Proposal (including the proposed financing for such proposal) and (z) identifying any party making such Superior Proposal; provided further prior to effecting such Change in Company Recommendation in response to a Superior Proposal, the Company shall, and shall cause its legal and financial advisors to, during the Notice Period, negotiate with the Buyer in good faith (to the extent the Buyer desire to negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal. In the event that during the Notice Period any revisions are made to the Superior Proposal to which the proviso in this Section 5.2(b) applies and the Company's Board of Directors in its good faith judgment determines such revisions are material (it being agreed that any change in the purchase price in such Superior Proposal shall be deemed a material revision), the Company shall be required to deliver a new Adverse Recommendation Notice to the Buyer and to comply with the requirements of this Section 5.2(b) with respect to such new written notice, except that the Notice Period shall be reduced to two business days. In determining whether to make a Change in Company Recommendation in response to a Superior Proposal, the Company's Board of Directors shall take into account any changes to the terms of this Agreement proposed by the Buyer (in response to an Adverse Recommendation Notice or otherwise) in determining whether such third party Acquisition Proposal still constitutes a Superior Proposal.

          (c)    Certain Permitted Disclosure.    Nothing contained in this Agreement shall be deemed to prohibit the Company from taking and disclosing to its shareholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the 1934 Act or from making any other disclosure to the Company's shareholders or the general public if, in the good faith judgment of the Company's Board of Directors, after consultation with outside counsel, failure to so disclose would reasonably be expected to result in a breach of its fiduciary duties under applicable law; provided, however, that neither the Company nor the Company's Board of Directors (or any committee thereof) shall be permitted to recommend that the Company's shareholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Acquisition Proposal), unless in each case, in connection therewith, the Company's Board of Directors effects a Change in Company Recommendation; provided further that any such disclosure (other than a "stop, look and listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act) shall be deemed to be a Change in Company Recommendation unless the Company's Board of Directors expressly reaffirms the Company Recommendation at least two business days prior to the Company Shareholders Meeting if the Buyer has delivered to the Company a written request to so reaffirm at least 48 hours (or if 48 hours is impracticable, as far in advance as is practicable) prior to the time such reaffirmation is to be made.

          (d)    Definitions.    As used in this Agreement:

            "Acquisition Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) any proposal or offer to acquire in any manner, directly or indirectly, 10% or more of the equity securities or consolidated total assets (including, without limitation, equity securities of its Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement.

            "Superior Proposal" means any bona fide written Acquisition Proposal made by a third party and not solicited in violation of Section 5.2(a) to acquire more than 50% of the equity securities or more than 50% of the assets of the Company and its Subsidiaries, taken as a whole, pursuant to a tender or exchange offer, a merger, a recapitalization, a consolidation or a sale of its assets, which the Company's Board of Directors determines in its good faith judgment (after consultation with its financial advisor) (i) to be more favorable from a financial point of view to the holders of Common Stock than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed on the terms proposed therein, after taking into account the likelihood and timing of completion (as compared to the transactions contemplated by this Agreement) and after taking into account all financial (including the financing terms of such Acquisition Proposal), regulatory, legal and other aspects of such proposal.

        5.3    Proxy Statement.

          (a)   As soon as practicable following the date of this Agreement, the Company shall, in consultation with the Buyer, prepare and file with the SEC a proxy statement to be sent to the shareholders of the Company regarding the Company Shareholder Approval (the "Proxy Statement"). Each of the parties hereto shall provide promptly to the other parties hereto such information concerning its business and financial statements and affairs as, in the reasonable judgment of such party and its counsel, may be required or appropriate for inclusion in the Proxy Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other party's counsel and auditors in the preparation of the Proxy Statement. Each of the Company and the Buyer shall use its reasonable commercial efforts to respond as promptly as practicable to any comments of the SEC to the Proxy Statement, and the Company shall use its reasonable commercial efforts to cause the definitive Proxy Statement to be mailed to the shareholders of the Company.

          (b)   The Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the date of the meeting of shareholders of the Company to obtain the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied in writing by the Buyer expressly for inclusion therein. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by the Company without providing the Buyer a reasonable opportunity to review and comment thereon. If at any time prior to the Closing any information relating to the Company or the Buyer, or any of their respective affiliates, officers or directors, should be discovered by such party and which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party or parties hereto, as applicable, and an appropriate amendment or supplement to the Proxy Statement describing such information shall be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the shareholders of the Company. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the 1934 Act and the rules of the NASDAQ Capital Market.

          (c)   The Buyer agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by any of them for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto, at the date of mailing to shareholders and at the date of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Buyer with respect to information supplied in writing by the Company expressly for inclusion therein.

        5.4    Shareholder Approval and Board Recommendation.

          (a)   The Company, acting through the Company's Board of Directors, will take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to convene a meeting of shareholders of the Company (the "Company Shareholders Meeting") as promptly as practicable after the Proxy Statement is available for mailing to secure the necessary approval of the transactions contemplated by this Agreement and the other Transaction Documents and Ancillary Agreements from (i) a majority of the voting power of the Company's outstanding common stock and (ii) a majority of the voting power of the Company's common stock not owned by DHW and its affiliates present in person or by proxy at the Company Shareholders Meeting, each in accordance with (A) the provisions of the Company's organizational and other governance documents, (B) the resolutions of the Company's board of directors, (C) the MBCA, (D) the continued listing requirements of the NASDAQ Capital Market and (E) any other applicable legal requirements (collectively, the "Company Shareholder Approval"). The Company will hire, at its sole expense, Georgeson Inc. as a proxy solicitor to seek the Company Shareholder Approval.

          (b)   Subject to Section 5.2, (i) the Company's independent directors shall unanimously recommend that the shareholders of the Company vote in favor of the transactions contemplated by this Agreement and the other Transaction Documents and Ancillary Agreements; (ii) the Proxy Statement shall include a statement to the effect the Company's independent directors have unanimously recommended that the shareholders of the Company vote in favor of the transactions;

  and (iii) neither the Company's independent directors nor any committee of the Company's Board of Directors shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to Buyer, the unanimous recommendation of the Company's independent directors that the shareholders of the Company vote in favor of the transactions contemplated by this Agreement and the other Transaction Documents and Ancillary Agreements.

        5.5   Filings; Notification; Access.

          (a)   The Company and Buyer shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements. Subject to applicable laws relating to the exchange of information, the Buyer and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Buyer or the Company, as the case may be, that appear in any filing made with, or written materials submitted to, any third party or any governmental entity in connection with the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements. In exercising the foregoing right, each of the Company and the Buyer shall act reasonably and as promptly as practicable.

          (b)   Subject to applicable laws relating to the exchange of such information, the Company and the Buyer each shall, upon request by the other, furnish the other with all information concerning itself, its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any other statement, filing, notice or application made by or on behalf of the Buyer or the Company to any third party or any governmental entity in connection with the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements.

          (c)   Subject to applicable law and the instructions of any governmental entity, the Company and the Buyer each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by the Buyer or the Company, as the case may be, from any third party or any governmental entity with respect to the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements. The Company and the Buyer each shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company and the Buyer to consummate the transactions contemplated by this Agreement.

          (d)   Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause each of its Subsidiaries to) afford the Representatives of the Buyer reasonable access, during normal business hours throughout the period prior to the Closing, to its properties, books, contracts, records and personnel and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 5.5(d) shall affect or be deemed to modify any representation or warranty made by the Company herein.

        5.6    Form D; Blue Sky Laws.    Following the Closing, the Company shall file with the SEC a Form D with respect to the Shares as required under Regulation D and each applicable state securities commission and will provide a copy thereof to the Buyer promptly after such filing.

        5.7    Use of Proceeds.    The Company shall use the proceeds from the sale of the Shares and proceeds obtained from drawdowns under the Credit Facility Agreement to (a) repurchase shares of Common Stock pursuant to the DHW Stock Repurchase Agreement, (b) purchase the Troy Property, (c) repay indebtedness of the Company substantially as set forth in Section 5.7 of the Company Disclosure Schedule or as otherwise directed by the Company's Board of Directors and (d) otherwise for general corporate purposes.

        5.8    Listing.    The Company will obtain and, for so long as the Buyer owns any of the Shares or Registrable Securities, use its best efforts to maintain the listing of its Common Stock on the NASDAQ Capital Market or any equivalent replacement exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASDAQ Capital Market and such exchanges, as applicable. Notwithstanding the foregoing, action taken after the Closing by the board of directors of the Company that results in the cessation of such listing, whether due to a merger, exchange, sale of assets or other transaction that result in a delisting of the Common Stock shall not give rise to liability on the part of the Company to Buyer.

        5.9    No Integration.    The Company shall not make any offers or sales of any security (other than the Shares hereunder) under circumstances that would require registration of the securities being offered or sold hereunder under the 1933 Act or cause the offering of the Shares or Registrable Securities to be integrated with any other offering of securities by the Company for the purpose of any shareholder approval provision applicable to the Company or its securities.

        5.10    DHW Common Stock Repurchase.    On the Closing Date, the Company shall repurchase 3,000,000 shares of Common Stock owned by DHW pursuant to the terms of the DHW Stock Repurchase Agreement. The Company agrees that it shall not materially amend or consent to any material provision of the DHW Stock Repurchase Agreement without obtaining the prior written consent of Buyer.

        5.11    Purchase of Dunham Troy Property.    On the Closing Date or as soon as practicable thereafter, the Company will, subject to the terms of the real estate purchase agreement with DHW, purchase fee simple title (free and clear of all liens and encumbrances) to the Troy Property, together with all the plans, permits, related assets and other costs associated with the Troy Property and held by Dunham. Upon completing such purchase of the Troy Property, the Company shall be responsible for paying the real estate taxes payable in 2010 and in all future years thereafter; provided, however, any penalties, late fees or assessments incurred by the Company as a result of not paying the real estate taxes payable in 2009 and 2010 when due shall be deducted from the purchase price of the Troy Property.

        5.12    Insurance.    For so long as Buyer beneficially owns (as defined in Rule 13d-3 promulgated under the 1934 Act) the Shares or Registrable Securities, the Company shall use its best efforts and, where applicable, shall cause each Subsidiary to maintain or cause to be maintained with financially sound and reputable insurers that have a rating of "A-" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), directors' liability insurance providing at least the same coverage and amounts and containing terms and conditions which are not less advantageous in any material respect than the directors' liability insurance maintained by the Company as of the Closing Date.

        5.13    Confidentiality.    The parties acknowledge that the letter agreement dated August 24, 2010 executed by James G. Gilbertson on behalf of the Company and Dean S. Oakey on behalf of CDP Management Partners LLC is hereby terminated and of no further force and effect and that the provisions of this Section 5.13 shall control the confidentiality of discussions and information exchanged between the Company and the Buyer; provided, however, that Buyer shall retain all liability to the Company arising from any breach of the obligations under such letter agreement prior to the date hereof. The Company and the Buyer agree that all discussions between them and all information that the Company, its affiliates or its representatives furnish to the Buyer or its representatives, whether before or after the date hereof, including any discussions, reports, analyses, compilation, memoranda, notes and any reports or analyses prepared by the Buyer or its representatives which reflect or are based upon such information (collectively the "Evaluation Material"), will be kept confidential; provided, however, that (i) any of such information may be disclosed to officers, directors, employees, counsel and other representatives of the Buyer who need to know such information for the purpose of evaluating the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements (it being understood that the Buyer will cause its representatives to treat such information confidentially and in accordance with the terms of this Section 5.13 and be responsible for any violation by them of the terms hereof) and (ii) any disclosure of such information may be made to which the Company consents in writing. The Buyer agrees that all Evaluation Material will be used solely for the purpose of evaluating and documenting the transactions contemplated by this Agreement, the other Transaction Documents and the Ancillary Agreements. The term "Evaluation Material" does not include information which was or becomes generally available on a non-confidential basis. In the event this Agreement is terminated, the Buyer will (and will cause its representatives to) promptly, upon the request of the Company, destroy the Evaluation Material without retaining any copy thereof. The provisions of this Section 5.13 shall terminate two years from the date hereof.

ARTICLE 6

CONDITIONS TO EACH PARTY'S OBLIGATIONS

        The respective obligations of each party to effect the purchase and sale of the Shares and complete the other transactions contemplated by this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions, which conditions may be waived by the Company and the Buyer:

        6.1    Approvals by the Company's Shareholders.    This Agreement and the Stock Repurchase Agreement shall have received the Company Shareholder Approval.

        6.2    No Restraints.    No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing, or rendering illegal, the consummation and performance of this Agreement; provided, however, that prior to asserting this condition, the Company shall have used reasonable best efforts to prevent the entry of any such injunction or other order, to have any such order or injunction lifted or withdrawn, and to appeal as promptly as practicable any such injunction or other order that may be entered.

ARTICLE 7

CONDITIONS TO THE COMPANY'S OBLIGATION

        In addition to the satisfaction of the conditions of Article 6, the obligation of the Company hereunder to issue and sell the Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

        7.1    Execution of Transaction Documents and Payment of Purchase Price.    Buyer shall have executed and delivered the Transaction Documents and shall have delivered the Purchase Price in accordance with Section 2.2 above.

        7.2    Representations and Warranties.    The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date).

        7.3    Performance of Obligations.    Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing, and the Company shall have received a certificate to such effect signed on behalf of Buyer by an executive officer of Buyer.

        7.4    Credit Facility Agreement.    The Credit Facility Agreement shall have been signed and closed and the proceeds available thereunder shall have been available to draw down.

        7.5    Ancillary Agreements.    Buyer shall have executed and delivered the Ancillary Agreements to which it is a party and to which a form of the Ancillary Agreement is attached as an exhibit to this Agreement.

ARTICLE 8

CONDITIONS TO BUYER'S OBLIGATION

        In addition to the satisfactions of the conditions of Article 6, obligation of the Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion:

        8.1    Delivery of Transaction Documents, Stock Certificate and Material Consents.    The Company shall have executed and delivered the Transaction Documents to the Buyer. The Company shall have delivered to the Buyer a stock certificate representing the Shares duly executed by the appropriate officers of the Company. The Company shall have obtained all material consents required to complete the Transactions.

        8.2    Execution of Ancillary Agreements.    The Ancillary Agreements shall have been executed and delivered by the applicable parties.

        8.3    Performance of Agreements.    The respective parties (other than the Buyer) have performed their material obligations under (i) the Stock Repurchase Agreement, (ii) the Lease Restructuring and Option Agreement, (iii) the Voting Agreement and Irrevocable Proxy and (iv) the Lock-Up Agreements.

        8.4    Financing.    The Buyer shall have secured financing by arranging for the Credit Facility Agreement, on terms and conditions acceptable to Buyer.

        8.5    Due Diligence.    The Buyer shall have completed its due diligence investigation of the Company and the results of such due diligence investigation shall be acceptable to Buyer; provided, however, that Buyer may only claim a failure to meet this condition at any time prior to the commencement of printing of the final Proxy Statement prior to mailing to the Company's shareholders.

        8.6    Filing of Certificate of Designation.    The Company shall have provided evidence to the Buyer of the filing of the Certificate of Designation with the Secretary of State of the state of Minnesota in substantially the form set forth in Exhibit A.

        8.7    Landlord Lease Reductions.    The Company shall have provided evidence to the Buyer that it has secured permanent rent reductions of $250,000 per year from either (i) non-Dunham affiliated landlords on the Dunham land leases or (ii) the fee-simple restaurants owned by third-party landlords other than Dunham. The $250,000 rent reduction contemplated by this Section 8.7 is in addition to any rent reductions to Dunham-owned properties required or contemplated by the Stock Repurchase Agreement.

        8.8    Representations, Warranties and Covenants.    The representations and warranties of the Company shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied in all material respects with the material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company, as applicable, at or prior to the Closing Date.

        8.9    No Material Adverse Effect.    There shall have been no change in the assets, liabilities (contingent or otherwise), affairs, business, operations, prospects or conditions (financial or otherwise) of the Company or its Subsidiaries that would constitute a Material Adverse Effect.

        8.10    Company Certificate.    The Company shall have delivered to the Buyer a certificate, signed by its Chief Executive Officer and Chief Financial Officer, as to the Company's compliance with the conditions set forth in Sections 8.8 and 8.9.

 ARTICLE 9

INDEMNIFICATION

        9.1    Survival.    The representations and warranties of the Company set forth in Sections 4.5, 4.9, 4.13, and 4.21 shall survive the Closing, notwithstanding any due diligence investigation conducted by or on behalf of the Buyer, for the greater of (a) 15 months from the Closing Date and (b) the applicable statute of limitations period. The other representations and warranties of the Company in Article 4 and the Buyer in Article 3 shall survive for a period of 15 months from the Closing Date, notwithstanding any due diligence investigation conducted by or on behalf of the Buyer.

        9.2    Indemnification by the Company.    Except as otherwise provided in this Article 9, the Company agrees to indemnify, defend and hold harmless the Buyer and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Buyer Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, or written threats thereof, damages, expenses or other liabilities (including reasonable fees, disbursements and other charges of counsel incurred by the Buyer Indemnified Party resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company to such Buyer Indemnified Party set forth in this Agreement or any of the Transaction Documents ("Buyer Losses"), other than Buyer Losses incurred by a Buyer Indemnified Party relating to a claim or action by the Company against any Buyer Indemnified Party for the breach (or alleged breach) of this Agreement or any documents contemplated by this Agreement by such Buyer Indemnified Party. In addition to all other factors that may affect the amount of indemnification paid to Buyer hereunder, in determining the amount of any such indemnification payment, Buyer and the Company shall consider the fact that Buyer has ownership interest in the Company and will bear a portion of the burden of any indemnification payment by the Company to Buyer.

        9.3    Indemnification by the Buyer.    Except as otherwise provided in this Article 9, the Buyer agrees to indemnify, defend and hold harmless the Company and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Company Indemnified Party") to the fullest extent permitted by law from and against any and all Losses (including reasonable fees, disbursements and other charges of counsel incurred by the Company Indemnified Party) resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Buyer to such Company Indemnified Party set forth in this Agreement or any of the Transaction Documents ("Company Losses"), other than Company Losses incurred by a Company Indemnified Party relating to a claim or action by the Buyer against any Company Indemnified Party for the breach (or alleged breach) of this Agreement or any documents contemplated by this Agreement by such Company Indemnified Party.

        9.4    Limitations.    The entitlement of any Buyer Indemnified Party or Company Indemnified Party (each, an "Indemnified Party") to be indemnified shall be subject to the following:

          (a)   No claim for Buyer Losses due to a breach of representation or warranty by the Company shall be made unless the aggregate of all Buyer Losses for which claims are made hereunder by the Buyer Indemnified Parties exceeds $250,000 (the "Buyer Threshold"). If the total amount of such Buyer Losses exceeds the Buyer Threshold, then the Buyer Indemnified Party shall be entitled to be indemnified against and compensated and reimbursed for the portion of such Buyer Losses exceeding the Buyer Threshold.

          (b)   No claim for Company Losses due to a breach of representation or warranty by the Buyer shall be made unless the aggregate of all Company Losses for which all claims are made hereunder by the Company Indemnified Parties exceeds $250,000 (the "Company Threshold"). If the total amount of such Company Losses exceeds the Company Threshold, then the Company Indemnified Party shall be entitled to be indemnified against and compensated and reimbursed for the portion of such Company Losses exceeding the Company Threshold.

          (c)   In no event shall the Company be responsible for an aggregate amount of Buyer Losses in excess of $2,500,000.

          (d)   In no event shall the Buyer be responsible for an aggregate amount of Company Losses in excess of $2,500,000.

          (e)   Qualifications as to materiality using the term "material" (or any variation thereof) or Material Adverse Effect in any representation, warranty or covenant shall only be taken into account in determining whether a breach of such representation, warranty or covenant (or failure of any representation or warranty to be true and correct) exists, and shall not be taken into account in determining the amount of any Buyer Losses or Company Losses with respect to such breach of representation, warranty or covenant (or failure of any representation or warranty to be true and correct).

          (f)    Except with respect to Buyer Losses or Company Losses actually awarded to a third party in an action brought against an Indemnified Person, no Indemnified Person is entitled to indemnity for punitive damages, or for lost profits, consequential, exemplary or special damages.

          (g)   All Indemnity Amounts to be paid by the Company to a Buyer Indemnified Party hereunder shall be paid in cash or, if the Company's Board of Directors determines in good faith that the Company does not have sufficient cash to pay such Indemnity Amounts or the Company is otherwise contractually restricted from making payments to shareholders of the Company, pursuant to a subordinated note that (i) bears interest at 8% per annum, (ii) will be due in full on the earlier to occur of (A) two years following the date of such note and (B) a merger involving the Company, sale of all or substantially all of the assets of the Company or other change of control of the Company and (iii) shall be prepaid without penalty if the Company's Board of Directors determines in good faith that the Company has sufficient cash and is contractually permitted to prepay such note.

          (h)   Without duplication, no indemnification payment by the Company shall be considered an additional Buyer Loss.

        9.5    Notification.    Each Indemnified Party under this Article 9 shall, promptly after the receipt of notice of the commencement of any claim against such Indemnified Party in respect of which indemnity may be sought from the other party under this Article 9, notify the other party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the other party of any such action shall not relieve the other party from any liability which it may have to such Indemnified Party except and only to the extent that such omission results in the other party's forfeiture of substantive rights or defenses and such forfeiture results in more damages than would otherwise have resulted. In case any such claim shall be brought against any Indemnified Party, and it shall notify the other party of the commencement thereof, the other party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the other party or (y) a conflict or potential conflict exists between the other party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the other party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the other party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The other party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising, or that may arise, out of such claim, including any injunctive relief against any Indemnified Party. The other party shall not be liable for any settlement of any claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise, in the case of any fraud committed by the other party.

        9.6    Contribution.    If the indemnification provided for in this Article 9 from the other party is unavailable to an Indemnified Party hereunder in respect of any Buyer Losses or Company Losses referred to herein, then the other party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Buyer Losses or Company Losses in such proportion as is appropriate to reflect the relative fault of the other party and Indemnified Party in connection with the actions which resulted in such Buyer Losses or Company Losses, as well as any other relevant equitable considerations. The relative faults of such other party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such other party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Buyer Losses or Company Losses referred to above shall be deemed to include, subject to the limitations set forth in this Article 9, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

ARTICLE 10

TERMINATION

        10.1    Termination by Mutual Consent.    This Agreement may be terminated at any time prior to the Closing, whether before or after the Company Shareholder Approval has been obtained, by mutual written consent of the Company and the Buyer.

        10.2    Termination by Either the Buyer or the Company.    This Agreement may be terminated at any time prior to the Closing by either the Company or the Buyer:

          (a)   if the Closing shall not have occurred by July 31, 2011, whether such date is before or after the date of the Company Shareholder Approval (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 10.2(a) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the transactions contemplated by this Agreement to be consummated by the Termination Date; provided, further, however, that the Termination Date may be extended up to December 31, 2011 if the termination date under the Stock Repurchase Agreement is extended past July 31, 2011, in which case the Termination Date shall be changed hereunder to the new termination date under the Stock Repurchase Agreement;

          (b)   if the conditions of Article 6 have not been satisfied or waived; or

          (c)   if any order permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement shall become final and non-appealable (whether before or after the Company Shareholder Approval).

        10.3    Termination by the Company.    This Agreement may be terminated at any time prior to the Closing, by action of the Company's Board of Directors:

          (a)   if, prior to obtaining the Company Shareholder Approval, (i) the Company's Board of Directors authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies the Buyer in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and (ii) the Buyer does not make, within two business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company's Board of Directors determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal.

          (b)   if the conditions of Article 7 have not been satisfied or waived, provided that the Company is not then in breach of this Agreement such that any of the conditions set forth in Section 8.8 would not be satisfied.

        10.4    Termination by the Buyer.    This Agreement may be terminated at any time prior to the Closing by the Buyer:

          (a)   in the event that (i) the Company's Board of Directors shall have effected a Change in Company Recommendation or (ii) the Company's Board of Directors fails publicly to reaffirm its adoption and recommendation of the transactions contemplated by this Agreement, the other Transaction Documents or the Ancillary Agreements within twenty business days of receipt of a written request by the Buyer to provide such reaffirmation following an Acquisition Proposal; or

          (b)   if the conditions of Article 8 have not been satisfied or waived, such that Section 8.8 would not be satisfied and such breach or condition is not curable by the Termination Date, provided that the Buyer is not then in breach of this Agreement such that the conditions set forth in Sections 7.2 and 7.3 would not be satisfied.

        10.5    Effect of Termination and Abandonment.

          (a)   In the event of termination of this Agreement pursuant to this Section 10, this Agreement shall , except as provided herein, become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement.

          (b)   If this Agreement is terminated because the condition of Sections 6.2, 8.5 or 8.7 have not been satisfied, or Section 10.2(c) or 10.3(b) has not been satisfied, then no Expenses or Break-up Fees shall be payable by the Company.

          (c)   If this Agreement is terminated under the provisions set forth below, the Company agrees to pay Buyer, as Buyer's exclusive remedy under or arising from the transactions contemplated by this Agreement and the other Transaction Documents and the Ancillary Agreements, Buyer's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement ("Expenses"), upon the other Transaction Document and the Ancillary Agreements and, where applicable, a break-up fee ("Break-up Fee") as follows:

              (i)  If the Company shall terminate this Agreement pursuant to Section 10.2(a) (and the Company consummates an Acquisition Proposal within twelve months of such termination) or Section 10.3(a) or Buyer shall terminate this Agreement pursuant to Section 10.2(a) (and the Company consummates an Acquisition Proposal within twelve months of such termination), Section 10.4(a) or Section 10.4(b), the Company shall pay Buyer (without duplication) its Expenses (which shall not exceed $500,000) and a Break-up Fee in the amount of $500,000.

             (ii)  If Buyer or the Company shall terminate this Agreement (x) pursuant to Section 10.2(b) because the condition of Section 6.1 shall not have been satisfied, or (y) the proposed lender(s) to the Company under the Credit Facility Agreement or a commitment letter therefor shall have withdrawn its commitment such that the Company cannot perform its obligations under this Agreement, then in either such case the Company shall pay Buyer (without duplication) its expenses equal to, at the Buyer's sole option, either (i) $100,000 in immediately available funds plus the issuance of 200,000 shares of Common Stock (which shares of Common Stock shall be subject to a registration rights agreement to be entered into between the Company and the Buyer in form and substance similar to the Registration Rights Agreement) or (ii) $100,000 in immediately available funds and $100,000 payable without interest equally over a period of 24 months ($4,166.67 per month).

          (d)   The fees set forth in Section 10.5(c) shall be paid promptly by the Company, but in no event later than (x) two business days after the first to occur of the execution of an acquisition agreement or the consummation of the Acquisition Proposal, in the case of a termination under clause (c)(i) above pursuant to Section 10.2(a); (y) on the date of termination of this Agreement in the other cases of clause (c)(i) above; and (z) two business days after termination of this Agreement in the case of clause (c)(ii) above. The Company acknowledges that that agreements contained in this Section 10.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement.

          (e)   In addition to its right to terminate this Agreement as set forth in Section 7, the Company may pursue any other remedy it may otherwise have, at law, in equity or under any statute. If the Company pursues any such remedy, it shall be entitled to recover, in addition to damages or costs, its reasonable attorneys fees. All rights and remedies of the Company under this Agreement shall be cumulative and not exclusive.

 ARTICLE 11

GOVERNING LAW; MISCELLANEOUS

        11.1    Governing Law.    This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. All parties agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party's right to serve process in any other manner permitted by law. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with such dispute.

        11.2    Counterparts; Signatures by Facsimile.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or other electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

        11.3    Headings.    The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

        11.4    Severability.    In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

        11.5    No Personal Liability of Directors, Officers, Owners, Etc.    No director, officer, employee, shareholder, managing member, member, general partner, limited partner, principal or other agent of either Buyer or the Company shall have any liability for any obligations of the Buyer or the Company, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of the Buyer or the Company, as applicable, under this Agreement. Each party hereby waives and releases all such liability. This waiver and release is a material inducement to each party's entry into this Agreement.

        11.6    Entire Agreement; Amendments.    This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and supersedes all prior written and oral agreement and understandings relating to the matters covered herein, including, without limitation, any confidentiality agreements. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement; provided, however that after the Closing the Buyer shall be permitted to approve any waiver or amendment related to any rights Buyer has transferred to a third party in accordance with this Agreement. The parties hereto agree that the letter agreement dated December 23, 2010, among the Company, Dunham and the Buyer shall be void and of no further force or effect.

        11.7    Notices.    Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service), in each case addressed to a party. The addresses for such communications shall be:

    If to the Company:

      Granite City Food & Brewery Ltd.
      5402 Parkdale Drive, Suite 101
      Minneapolis, Minnesota 55416
      Attention: James G. Gilbertson, Chief Financial Officer
      Telephone: 952-215-0676
      Facsimile: 952-215-0671

    With a copy to:

      Briggs and Morgan, P.A.
      2200 IDS Center
      80 South Eighth Street
      Minneapolis, MN 55402
      Attention: Avron L. Gordon
      Telephone: (612) 977-8455
      Facsimile: (612) 977-8650

    If to Buyer:

      Concept Development Partners LLC
      5724 Calpine Drive
      Malibu, California 90265
      Attention: Dean S. Oakey
      Telephone: (310) 457-0356
      Facsimile: (310) 457-0256

    With a copy to:

      CIC II LP
      500 Crescent Court, Suite 250
      Dallas, Texas 75201
      Attention: Fouad Bashour
      Telephone: (214) 871-6825
      Facsimile: (214) 880-4491

      and

      Fulbright & Jaworski LLP
      1301 McKinney Street, Suite 5100
      Houston, Texas 77010
      Attention: Edward Rhyne
      Telephone: (713) 651-8334
      Facsimile: (713) 651-5246

        Each party shall provide notice to the other party of any change in address in accordance with this section.

        11.8    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Buyer may assign its rights hereunder (a) to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company, provided that such affiliate is an accredited investor (as that term is defined under SEC Regulation D) or (b) subject to the consent of the Company, to any accredited investor (as that term is defined under SEC Regulation D) who purchases the Shares or Registrable Securities in a private transaction from the Buyer.

        11.9    Third Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        11.10    Publicity.    The Buyer shall have a reasonable advance period of time to review and approve any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon). Notwithstanding the foregoing, the Company shall file with the SEC a Form 8-K disclosing this Agreement and the transactions contemplated hereby and attaching the relevant agreements and instruments within four business days following the execution of this Agreement.

        11.11    Further Assurances.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        11.12    No Strict Construction.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        11.13    Remedies.    The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

        11.14    Waiver of Jury Trial.    The Company and the Buyer hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement or any Transaction Documents and for any counterclaim therein; (ii) certify that no party hereto nor any representative or administrative agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waiver, and (iii) acknowledge that such party has been induced to enter into this Agreement or any of the Transaction Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 11.14.

[Remainder of page intentionally left blank ; signature page follows]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

GRANITE CITY FOOD & BREWERY LTD.
By:	/s/ JAMES G. GILBERTSON
Name:	James G. Gilbertson
Title:	Chief Financial Officer
BUYER: CONCEPT DEVELOPMENT PARTNERS LLC
By:	/s/ FOUAD BASHOUR
Name:	Fouad Bashour
Title:	Manager

 EXHIBIT A

GRANITE CITY FOOD & BREWERY LTD.

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES

OF

SERIES A CONVERTIBLE PREFERRED STOCK

        Granite City Food & Brewery Ltd., a Minnesota corporation (the "Corporation"), does hereby certify that pursuant to authority vested in it by the provisions of the Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation by action in writing by the Board of Directors taken pursuant to Section 302A.239 of the Minnesota Business Corporation Act, did adopt the following resolution authorizing the creation and issuance of a series of preferred stock designated as Series A Convertible Preferred Stock:

        RESOLVED that, pursuant to authority expressly granted to the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation hereby creates and authorizes the issuance of a series of shares of preferred stock of the Corporation and hereby fixes, in addition to the relative rights, voting power, preferences and restrictions stated in the Articles of Incorporation of the Corporation, the following designation and number of shares of such preferred stock of the Corporation and the following voting, dividend rate, liquidation preference, conversion and other rights, preferences and restrictions with respect to such shares of preferred stock of the Corporation:

1.    Designation of Series of Preferred Stock.

        Of the 10,000,000 shares of preferred stock which the Corporation is authorized to issue pursuant to its Articles of Incorporation, 3,000,000 of such shares are designated as shares of Series A Convertible Preferred Stock of the Corporation, par value $.01 per share ("Series A Preferred"). Shares of Series A Preferred shall have a stated value of $3.00 per share (the "Stated Value"). Such shares of Series A Preferred, together with the 90,000,000 shares of authorized common stock of the Corporation, the remaining balance of the undesignated shares of preferred stock of the Corporation and any other common stock or preferred stock that may hereafter be authorized in or pursuant to the Articles of Incorporation of the Corporation, are sometimes hereinafter collectively referred to as the "capital stock."

2.    Voting Privileges.

        (a)    General.    Each holder of Series A Preferred shall have that number of votes on all matters submitted to the shareholders that is equal to the number of shares of common stock into which such holder's shares of Preferred Stock are then convertible, as hereinafter provided. Each holder of common stock shall have one vote on all matters submitted to the shareholders for each share of common stock standing in the name of such holder on the books of the Corporation. Except as otherwise provided herein, and except as otherwise required by agreement or law, all shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the shareholders.

        (b)    Additional Class Votes by Series A Preferred.    Without the affirmative vote or written consent of the holders (acting together as a class) of a majority of the shares of Series A Preferred at the time outstanding, the Corporation shall not: (i) declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to Series A Preferred as to dividends and upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to Series A Preferred either as to dividends or upon liquidation, dissolution or winding-up and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any

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dividend payable on, or any obligation to retire shares of, Series A Preferred; (ii) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to Series A Preferred as to payment of dividends, as to payment or distribution of assets upon the liquidation or dissolution of the corporation, or as to voting rights (on an as-if-converted basis or otherwise); (iii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation's Articles of Incorporation, or of this Certificate of Designation, so as to adversely affect the preferences, rights, privileges or powers of Series A Preferred; (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock, or other ownership interests in, or substantial portion of assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (y) any assets that would be material, individually or in the aggregate, to the Corporation, except purchases of supplies, equipment and inventory in the ordinary course of business consistent with past practice; or (v) sell, lease, exchange or dispose in any other manner, all or substantially all of the assets of the Corporation.

3.    Dividends.

        (a)   The holders of shares of Series A Preferred shall be entitled to receive cumulative dividends, out of funds legally available therefor, at a rate of nine percent (9%) per annum, before any dividend or distribution in cash or other property on common stock or any class or series of stock of the Corporation ranking junior to Series A Preferred as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

        (b)   Dividends on Series A Preferred shall be payable on March 31, June 30, September 30 and December 31 of each year through December 31, 2013 (each such date being hereinafter individually a "Dividend Payment Date"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty (60) days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding. The amount of dividends payable per share of Series A Preferred for each dividend period shall be computed by dividing the annual rate of 9% by four. Dividends payable on Series A Preferred for the initial dividend period and for any other period less than a full quarterly period shall be computed and prorated on the basis of a 360-day year of twelve 30-day months.

        (c)   If the Corporation is unable to pay a dividend on a Dividend Payment Date, the dividend shall be cumulative and shall accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accrued dividends shall bear interest at a rate of ten percent (10%) per annum.

        (d)   No cash dividend may be declared on any other class or series of stock ranking on a parity or junior with Series A Preferred as to dividends in respect of any dividend period unless there shall also be or have been declared and paid on Series A Preferred accrued, unpaid dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.

        (e)   Dividends on Series A Preferred shall be paid 50% in cash and 50% in shares of fully-paid and nonassessable common stock of the Corporation, valued at the market price per share of the common stock of the Corporation. As used in this Section 3, the term "market price" shall mean (i) if the common stock is traded on a securities exchange or on the NASDAQ Stock Market, the closing

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sale price of the common stock on such exchange or the NASDAQ Stock Market, or if the common stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of ninety (90) consecutive trading days prior to the date as of which "market price" is being determined, (ii) if the common stock is not traded on an exchange or the NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the higher of (A) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

        (f)    Any portion of a dividend that would result in issuance of a fractional share of common stock shall be paid in cash at the dividend rate set forth in Section 3(a).

4.    Liquidation Preference.

        (a)   In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Series A Preferred shall be entitled to receive out of the assets of the Corporation an amount per share equal to the Stated Value, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon if any. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation, payment shall be made to the holders of shares of Series A Preferred in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the common stock or any other class of shares of the Corporation ranking junior to Series A Preferred with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Series A Preferred and any liquidation preference on any other class or series of preferred stock of the Corporation ranking on a parity with Series A Preferred, to which they respectively shall be entitled, the holders of such shares of Series A Preferred and the holders of any such other class or series of preferred stock of the Corporation ranking on a parity with Series A Preferred shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled.

        (b)   Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Series A Preferred to convert such shares at any time and from time to time in accordance with Section 5 below.

5.    Optional Conversion Right.

        (a)   The holder of any shares of Series A Preferred may at any time prior to December 31, 2014 convert any or all of the shares of Series A Preferred into fully paid and non-assessable shares of common stock of the Corporation at the rate of two shares of common stock for each share of Series A Preferred, equivalent to a conversion price of $1.50 per share (the "Conversion Price"), subject to adjustment pursuant to Section 5(c). Subject to the provisions of the next sentence, shares of Series A Preferred surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date on the shares being surrendered for conversion. A holder of Series A Preferred on the record date preceding a Dividend Payment Date who (or whose transferee) converts shares of Series A Preferred on a Dividend Payment Date, will receive the dividend payable on such Series A Preferred by the Corporation on such Dividend Payment Date together with all accumulated but unpaid dividends on such Series A Preferred, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series A Preferred for conversion.

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        (b)   In order to convert shares of Series A Preferred into shares of common stock of the Corporation, the holder thereof shall give written notice to the Corporation at such office that such holder elects to convert such shares and shall surrender at the Corporation's corporate offices the certificate or certificates therefor, duly endorsed to the Corporation or in blank, within two business days following delivery of such notice. Shares of Series A Preferred shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of common stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of common stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of shares of common stock of the Corporation issuable upon such conversion.

        (c)   The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price each holder of shares of Series A Preferred shall thereafter be entitled to receive the number of shares of common stock of the Corporation obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

        (d)   Except for (i) options, warrants or other rights to purchase securities outstanding on the date of the first issuance of Series A Preferred (provided there is no adjustment to the terms of such options, warrants or other securities on or after the date of issuance of Series A Preferred, other than pursuant to the Corporation's option exchange program approved by the compensation committee of the Board of Directors of the Corporation on December 28, 2010); (ii) options to purchase shares of common stock and the issuance of awards of common stock pursuant to stock option or employee stock purchase plans adopted by the Corporation and shares of common stock issued upon the exercise of such options granted pursuant to such plans (provided there is no adjustment to the terms of such options, awards or other securities on or after the date of issuance of Series A Preferred), appropriately adjusted to reflect stock splits, combinations, stock dividends, reorganizations, consolidations and similar changes; or (iii) common stock issued to holders of Series A Preferred or upon conversion or in lieu of cash dividends on Series A Preferred, if and whenever the Corporation shall issue any additional securities, warrants or rights or any security convertible or exchangeable into equity, securities, warrants or rights (collectively, "Convertible Securities") without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of such additional common stock and the number of shares of common stock outstanding prior to such issuance. For the purpose of the above calculation, the number of shares of common stock immediately prior to such issuance shall be calculated on a fully-diluted basis, as if all shares of Series A Preferred had been fully converted into shares of common stock and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities with an exercise price at or less than the then current market value of the common stock of the Corporation had been fully exercised as of such date. Except as provided in Section 5(g) below, no further adjustments of the Conversion Price shall be made upon the actual issuance of common stock or of any Convertible Securities upon the exercise of such rights or options or upon the actual issue of such common stock upon conversion or exchange of such Convertible Securities.

        (e)   For purposes of this Section 5, in case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or

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sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase such common stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such common stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its common stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of common stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of Section 5(h), shall be made after giving effect to such adjustment of the Conversion Price.

        (f)    In case the Corporation shall at any time subdivide its outstanding shares of common stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of common stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        (g)   If (i) the purchase price provided for in any right or option referred to in Section 5(d), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for common stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution and other than pursuant to the Corporation's option exchange program approved by the compensation committee of the Board of Directors of the Corporation on December 28, 2010), or any Convertible Securities shall terminate, expire or cease to be outstanding without exercise thereof, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (x) the issuance of the number of shares of common stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (y) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of common stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such

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rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in Section 5(d), or the rate at which any Convertible Securities referred to in Section 5(d) are convertible into or exchangeable for common stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of common stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of common stock delivered as aforesaid.

        (h)   If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and except as otherwise provided herein, lawful and adequate provision shall be made whereby the holders of Series A Preferred shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the common stock of the Corporation immediately theretofore receivable upon the conversion of Series A Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such common stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series A Preferred had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Series A Preferred) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series A Preferred. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series A Preferred, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

        (i)    Upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series A Preferred, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. No adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Conversion Price; provided, however, that any adjustments which by reason of this Section 5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further, that adjustment shall be required and made in accordance with the provisions of this Section 5 (other than this Section 5(i)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of common stock. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 5 to the contrary

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notwithstanding, the Corporation shall be entitled to make such increases in the Conversion Price in addition to those required by this Section 5 as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock, hereafter made by the Corporation to its stockholders shall not be taxable.

        (j)    In case at any time: (i) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or (ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred at the addresses of such holders as shown on the books of the Corporation, of the date on which (x) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (y) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of common stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

        (k)   If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Series A Preferred in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

        (l)    As used in this Section 5 the term "common stock" shall mean and include the Corporation's presently authorized common stock and any additional common stock that may be authorized by due action of the Corporation's Board of Directors and shareholders entitled to vote thereon.

        (m)  No fractional shares of common stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of common stock as of the close of business on the day of conversion. As used in this Section 5, the term "market price" shall mean (i) if the common stock is traded on a securities exchange or on the NASDAQ Stock Market, the closing sale price of the common stock on such exchange or the NASDAQ Stock Market, or if the common stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of twenty (20) consecutive trading days prior to the date as of which "market price" is being determined, (ii) if at any time the common stock is not traded on an exchange or the NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the higher of (A) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

        (n)   The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of Series A Preferred, such number of shares of

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common stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of common stock of the Corporation.

        (o)   The Corporation covenants that if any shares of common stock required to be reserved for purposes of conversion of the shares of Series A Preferred require approval of any governmental authority under any federal or state law, before such shares may be issued upon conversion, the Corporation will cause such shares to be duly approved.

        (p)   The Corporation covenants that all shares of common stock issued upon conversion of the shares of Series A Preferred will upon issue be fully paid and nonassessable and not subject to any preemptive rights.

6.    Automatic Conversion.

        (a)   Series A Preferred shall automatically be converted into shares of common stock of the Corporation, without any act by the Corporation or the holders of Series A Preferred, on December 31, 2014.

        (b)   Upon such automatic conversion, each holder of certificates for shares of Series A Preferred shall immediately surrender such certificates in exchange for appropriate stock certificates representing shares of common stock of the Corporation. Each holder of a share of Series A Preferred so converted shall be entitled to receive the full number of shares of common stock into which such share of Series A Preferred held by such holder could be converted if such holder had exercised its conversion right.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Rights and Preferences on behalf of the Corporation as of the                        day of                                    , 2011.

GRANITE CITY FOOD & BREWERY LTD.

By

Name:

Title:

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EXHIBIT B

AMENDMENT NO. 2
TO
DEBT CONVERSION AGREEMENT
BY AND BETWEEN
GRANITE CITY FOOD & BREWERY LTD.
AND
DHW LEASING, L.L.C.

        AMENDMENT NO. 2 to Debt Conversion Agreement (this "Amendment") by and between Granite City Food & Brewery Ltd. ("GCFB") and DHW Leasing, L.L.C. ("DHW") effective as of                        , 2011.

WITNESSETH:

        WHEREAS, DHW and GCFB entered into a Debt Conversion Agreement dated September 21, 2009, as amended by Amendment No. 1 thereto (the "Debt Conversion Agreement");

        WHEREAS, the parties hereto have entered into an agreement under which GCFB will repurchase 3,000,000 shares of GCFB common stock from DHW, dated February 7, 2011 (the "Stock Repurchase Agreement") and, in connection with the transactions contemplated by GCFB's agreement to sell preferred stock to Concept Development Partners, LLC ("CDP"), dated February 8, 2011, (the "Stock Purchase Agreement,") and have agreed in connection therewith to amend this Debt Conversion Agreement in connection with Section 7.4 of the Debt Conversion Agreement.

        NOW, THEREFORE, for good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Debt Conversion Agreement as set forth below. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Debt Conversion Agreement.

        1.     Section 2.5 of the Debt Conversion Agreement is amended by deleting the second paragraph and adding the following language in its place:

          "DHW agrees that it will not sell or dispose of any of the Shares from the period from the Closing Date through December 31, 2015, except as provided under the Stock Repurchase Agreement dated February 8, 2011."

        2.     Sections 4.10 (relating to DHW's right to participate in future issuances) and 4.11 (relating to DHW's rights to appoint certain GCFB directors) are hereby deleted, and each is replaced with "Removed and Reserved."

        3.    Effect of Amendment.    All references to the Debt Conversion Agreement in any document or instrument are hereby amended and shall refer to the Debt Conversion Agreement as amended by this Amendment. Except as amended hereby, the provisions of the Debt Conversion Agreement shall remain unmodified and in full force and effect.

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        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment effective the date first above written.

GRANITE CITY FOOD & BREWERY LTD
By:
James G. Gilbertson Chief Financial Officer

DHW LEASING, L.L.C.
By:
Donald A. Dunham, Jr.

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EXHIBIT C

AMENDMENT NO. 1
TO
REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN
GRANITE CITY FOOD & BREWERY LTD.
AND
DHW LEASING, L.L.C.

        AMENDMENT NO. 1 to Registration Rights Agreement (this "Amendment") by and between Granite City Food & Brewery Ltd. ("GCFB") and DHW Leasing, L.L.C. ("DHW") effective as of                        , 2011.

WITNESSETH:

        WHEREAS, DHW and GCFB entered into a Registration Rights Agreement dated October 5, 2009 (the "Registration Rights Agreement");

        WHEREAS, the parties hereto have entered into an agreement under which GCFB will repurchase 3,000,000 shares of GCFB common stock from DHW, dated February 8, 2011 (the "Stock Repurchase Agreement"), in connection with the transactions contemplated by GCFB's agreement to sell preferred stock to Concept Development Partners, LLC ("CDP"), dated February    , 2011 (the "Stock Purchase Agreement,") and have agreed in connection therewith to amend this Registration Rights Agreement in accordance with Section 7.1 of the Registration Rights Agreement.

        NOW, THEREFORE, for good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Registration Rights Agreement as set forth below. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement.

        1.    Suspension of Registration Right.    Section 2.2 of the Registration Rights Agreement is amended by adding the following language as a new paragraph thereto:

          "Notwithstanding the foregoing, DHW may not submit any Registration Requests to GCFB until a minimum of 780,000 of the shares of common stock underlying the preferred stock issued to Investor under the Stock Purchase Agreement dated February 8, 2011 between GCFB and Concept Development Partners LLC have been registered for resale."

        2.    Effect of Amendment.    All references to the Registration Rights Agreement in any document or instrument are hereby amended and shall refer to the Registration Rights Agreement as amended by this Amendment. Except as amended hereby, the provisions of the Registration Rights Agreement shall remain unmodified and in full force and effect.

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        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 effective the date first above written.

GRANITE CITY FOOD & BREWERY LTD.
By:
James G. Gilbertson Chief Financial Officer

DHW LEASING, L.L.C.
By:
Donald A. Dunham, Jr.

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EXHIBIT D

AMENDMENT NO. 3 TO
MASTER AGREEMENT

        THIS AMENDMENT NO. 3 TO MASTER AGREEMENT entered into effective the              day of                         , 2011, by and between DUNHAM CAPITAL MANAGEMENT, L.L.C., DHW LEASING, L.L.C., and DUNHAM EQUITY MANAGEMENT, L.L.C., all South Dakota limited liability companies with a business address of 230 South Phillips Avenue, Suite 202, Sioux Falls, South Dakota 57104 (individually referred to as "DCM," "DHW," and "DEM," and collectively referred to as the "Dunham Entities"); and GRANITE CITY FOOD & BREWERY LTD., a Minnesota corporation ("Corporation" or "Granite City").

WITNESSETH:

        WHEREAS, the Dunham Entities and the Corporation entered into a Master Agreement dated February 7, 2009, as amended by Amendment No. 1 thereto dated October 5, 2009 and Amendment No. 2 thereto dated January 14, 2011 (collectively, the "Master Agreement");

        WHEREAS, one or more of the Dunham Entities have entered into an agreement dated February 8, 2011 (the "Stock Repurchase Agreement"), whereby the Corporation will purchase certain common stock of the Corporation from DHW; and

        WHEREAS, the parties hereto desire to further amend the Master Agreement pursuant to Section 16 of the Master Agreement to reflect their agreements and understandings.

        NOW, THEREFORE, for good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Master Agreement as set forth below.

        1.    Removal of Certain Provisions.    Sections 10 (relating to board observers), 11 (relating to information covenants), and 12 (relating to the appointment of a Chairman of the Board) are hereby deleted, and the text of each is replaced with "Removed and Reserved." Section 13 shall be deleted effective upon the date the Corporation purchases from one of the Dunham Entities the Troy, Michigan real estate referred to therein, and upon such purchase, all obligations of the Corporation to the Dunham Entities with respect to such real estate shall be deemed satisfied.

        2.    Effect of Amendment.    All references to the Master Agreement in any document or instrument are hereby amended and shall refer to the Master Agreement as amended by this Amendment. Except as amended hereby, the provisions of the Master Agreement shall remain unmodified and in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

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        IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to Master Agreement to be duly executed as of the date first written above.

DUNHAM CAPITAL MANAGEMENT, L.L.C.	DHW LEASING, L.L.C.
By	By
Its	Its
DUNHAM EQUITY MANAGEMENT, L.L.C.	GRANITE CITY FOOD & BREWERY LTD.
By	By
Its	Its

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EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement, dated as of                        , 2011 (this "Agreement"), is entered into by and between Granite City Food & Brewery Ltd., a Minnesota corporation (the "Company"), and Concept Development Partners LLC, a Delaware limited liability company (the "Buyer").

RECITALS

        A.    The Company has issued and sold 3,000,000 shares of its Series A Convertible Preferred Shares to the Buyer (the "Shares"), as set forth in that certain Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), entered into by and between the Company and the Buyer, which Shares are convertible into shares of common stock, $0.01 par value, of the Company (the "Common Stock"); and

        B.    It is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement that the Company provide for the rights set forth in this Agreement with respect to the Common Stock issuable upon conversion of the Shares.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Stock Purchase Agreement.

        "Affiliate" means any Person that directly or indirectly controls, or is under common control with, or is controlled by such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

        "Buyer" has the meaning set forth in the preamble.

        "Common Stock" has the meaning set forth in the recitals.

        "Company" has the meaning set forth in the preamble.

        "Designated Holder" means the Buyer and any transferee or transferees of Registrable Securities that have not ceased to be Registrable Securities, provided the registration rights conferred by this Agreement have been transferred to such transferee or transferees in compliance with this Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "FINRA" has the meaning set forth in Section 2.2.

        "Indemnified Party" has the meaning set forth in Section 2.5.

        "Indemnifying Party" has the meaning set forth in Section 2.5.

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        "Losses" has the meaning set forth in Section 2.5.

        "Person" means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

        "Registrable Securities" means, subject to the immediately following sentence, (i) the shares of Common Stock issuable upon conversion of the Shares, (ii) any shares of Common Stock or other equity securities of the Company issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other equity security of the Company issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses. As to any particular shares of equity securities of the Company constituting Registrable Securities, such shares of equity securities will cease to be Registrable Securities ten years following the date hereof or earlier upon (a) being effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering them, (b) having been sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act), or (c) becoming eligible for resale under Rule 144(b)(1) (or by similar provision under the Securities Act) without any limitation on the amount of securities that may be sold under paragraph (e) thereof.

        "Registration Statement" means a registration statement (including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement) on Form S-3 (or, if the Company is not eligible to use Form S-3, such other appropriate registration form of the SEC pursuant to which the Company is eligible to register the resale of Registrable Securities) filed by the Company under the Securities Act that registers the resale of the Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act pursuant to the provisions of this Agreement and permits or facilitates the resale of all the Registrable Securities in the manner (including the manner of sale) reasonably requested by the Designated Holders.

        "Representatives" has the meaning set forth in Section 2.5.

        "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Shares" has the meaning set forth in the recitals.

        "Stock Purchase Agreement" has the meaning set forth in the recitals.

ARTICLE II

REGISTRATION RIGHTS

        2.1    Shelf Registration.

          (a)   The Company shall, as soon as practicable and at its own expense, but in no event later than seventy-five (75) calendar days after the Closing Date, file a Registration Statement with the SEC covering the resale of all of the Registrable Securities and shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act within 120 days after the Closing Date. The Company agrees to include in the Registration Statement all information regarding the Designated Holders and the intended methods of distribution which the Designated Holders shall reasonably request. If the SEC precludes the Company from including all of the Registrable Securities in the Registration Statement for any reason, including but not limited to the availability of Rule 415 under the Securities Act, the Designated Holders hereby agree that the

A-E-2

  Company shall not be in breach of its obligations under Section 2.1 of this Agreement, provided that the Company agrees to file one or more additional Registration Statements, when permitted by the SEC, registering additional Registrable Securities until the earlier to occur of (1) all Registrable Securities being registered under the Securities Act or (2) the unregistered Registrable Securities ceasing to be Registrable Securities.

          (b)   The Company shall use its best efforts to keep the Registration Statement filed pursuant to this Section 2.1 continuously effective until the date all of the securities registered thereby cease to be Registrable Securities.

        2.2    Registration Procedures.    The Company will use its best efforts to effect the registration of Registrable Securities pursuant to this Agreement in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a)   within a reasonable period of time, and not less than three days, before filing the Registration Statement, or any amendment or supplement, furnish to the counsel selected by the Designated Holders a copy of such Registration Statement, and will provide such counsel with all correspondence with the SEC regarding the Registration Statement and notice of the effectiveness of the Registration Statement;

          (b)   prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the Securities Act or otherwise keep such Registration Statement effective for the period provided for in Section 2.1(b);

          (c)   furnish to each Designated Holder such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Designated Holder;

          (d)   use its best efforts to register or qualify such Registrable Securities under such state securities or blue sky laws as any Designated Holder reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Designated Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Designated Holder and to keep each such registration or qualification (or exemption therefrom) effective during the period that the Registration Statement is required to be kept effective; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

          (e)   notify each Designated Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, the Company will, as soon as possible, prepare and furnish to each Designated Holder the number of copies reasonably requested by such Designated Holder of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (f)    cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be approved for

A-E-3

  trading on any automated quotation system of a national securities association on which similar securities of the Company are quoted;

          (g)   enter into such customary agreements (including underwriting agreements containing customary representations and warranties by the Company and customary indemnification and contribution provisions to and from the underwriters) and take all other customary and appropriate actions as the Designated Holders reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (h)   notify each Designated Holder of any stop order issued or threatened by the SEC or any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction;

          (i)    otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (j)    in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction, use its best efforts to promptly obtain the withdrawal of such order;

          (k)   if such registration includes an underwritten offering and if requested by a Designated Holder, use its best efforts to obtain one or more comfort letters, dated the effective date of the Registration Statement and dated the date of the closing under the underwriting agreement, signed by the Company's independent public accountants in customary form and covering such matter of the type customarily covered by comfort letters as the Designated Holders reasonably request;

          (l)    if such registration includes an underwritten offering and if requested by a Designated Holder, provide a legal opinion of the Company's outside counsel, dated the effective date of the Registration Statement and dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

          (m)  subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by any seller of Registrable Securities, and any attorney, accountant or other agent retained by such seller, during normal business hours of the Company at the Company's corporate office and without unreasonable disruption of the Company's business or unreasonable expense to Company and for the purpose of due diligence with respect to the Registration Statement, legally disclosable, financial and other records and pertinent corporate documents of the Company and its subsidiaries reasonable requested by such persons, and cause the Company's officers, directors, employees and independent accountants to supply all similar information reasonably requested by any such seller, managing underwriter, attorney, accountant or agent in connection with the Registration Statement, as shall be reasonably necessary to enable them to exercise their due diligence responsibility;

          (n)   if the Designated Holders become entitled, pursuant to an event described in clauses (ii) or (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such Registrable Securities to the then effective Registration Statement, promptly file, in

A-E-4

  accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly issued Registrable Securities and will use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective within 120 days of the date that the need to file the Registration Statement arose, and (ii) keep such additional Registration Statement effective during for the period described in Section 2.1(b);

          (o)   if requested by a Designated Holder, (i) incorporate in, as soon as practicable, a prospectus supplement or post-effective amendment such information as a Designated Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to the Registration Statement if reasonably requested by a Designated Holder selling any Registrable Securities pursuant to the Registration Statement;

          (p)   cooperate with each seller of Registrable Securities and its counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. ("FINRA"); and

          (q)   take all other steps reasonably necessary to effect the registration of the. Registrable Securities contemplated hereby.

        2.3    Conditions Precedent to Company's Obligations Pursuant to this Agreement.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that each of the Designated Holders whose Registrable Securities are to be registered pursuant to this Agreement furnish its written agreement to be bound by the terms and conditions of this Agreement prior to performance by the Company of its obligations hereunder. By executing and delivering this Agreement, each Designated Holder represents and warrants that the information concerning, and representations and warranties by, such Designated Holder, including information concerning the securities of the Company held, beneficially or of record, by such Designated Holder, furnished to the Company pursuant to the Stock Purchase Agreement or otherwise, are true and correct as if the same were represented and warranted on the date the Registration Statement is filed with the SEC or the date of filing with the SEC of any amendment thereto, and each Designated Holder covenants to immediately notify the Company in writing of any change in any such information, representation or warranty and to refrain from offering or disposing of any securities pursuant to the Registration Statement until the Company has reflected such change in the Registration Statement. By executing and delivering this Agreement, each Designated Holder further agrees to furnish any additional information as the Company may reasonably request in connection with any action to be taken by the Company pursuant to this Agreement, and to pay such Designated Holder's expenses which are not required to be paid by the Company pursuant to this Agreement.

        2.4    Fees and Expenses.    All expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all registration and filing fees payable by the Company, fees and expenses of compliance by the Company with securities or blue sky laws, printing expenses of the Company, messenger and delivery expenses of the Company, fees and disbursements of counsel for the Company, all independent certified public accountants of the Company, and other Persons retained by the Company will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of the Company's employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance of the Company and the expenses and fees for listing or approval for trading of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on any automated quotation system of a national securities

A-E-5

association on which similar securities of the Company are quoted. The Company shall have no obligation to pay any underwriting discounts or commissions attributable to the sale of Registrable Securities or any of the expenses incurred by any Designated Holder that are not payable by the Company, such costs to be borne by such Designated Holder or Holders, including, without limitation, underwriting fees, discounts and expenses, if any, applicable to any Designated Holder's Registrable Securities; fees and disbursements of counsel or other professionals that any Designated Holder may choose to retain in connection with the Registration Statement filed pursuant to this Agreement; selling commissions or stock transfer taxes applicable to the Registrable Securities registered on behalf of any Designated Holder; FINRA filing fees; and any other expenses incurred by or on behalf of such Designated Holder in connection with the offer and sale of such Designated Holder's Registrable Securities other than expenses that the Company is expressly obligated to pay pursuant to this Agreement.

        2.5    Indemnification.

          (a)   The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Designated Holder and its general or limited partners, officers, directors, members, shareholders, managers, employees, advisors, representatives, agents and Affiliates (collectively, the "Representatives") from and against any loss, claim, damage, liability, attorney's fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the "Losses"), joint or several, and any action in respect thereof to which such Designated Holder or its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall advance to and reimburse each such Designated Holder and its Representatives for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that the Company shall not be liable to any such Designated Holder, Representative or other indemnitee under this Section 2.5(a) in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Designated Holder or its Representatives expressly for use therein and, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Registration Statement, to the extent a prospectus relating to the Registrable Securities was required to be delivered by such Designated Holder under the Securities Act in connection with such purchase, there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities to such person, a copy of the final prospectus that corrects such untrue statement or alleged untrue statement or omission or alleged omission, if the Company had previously furnished copies thereof to such Designated Holder, or (y) such Designated Holder's use of a Registration Statement or the related prospectus during a period when a stop order has been issued in respect of such Registration Statement or any proceedings for that purpose have been initiated or use of a prospectus when use of such prospectus has been suspended pursuant to Section 2.2(e) or 2.2(h); provided that in each case, that such Designated Holder received prior written notice of such stop order, initiation of proceedings or suspension from the Company. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors

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  and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders.

          (b)   In connection with the filing of the Registration Statement by the Company pursuant to this Agreement, the Designated Holders will furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement and the related prospectus and, to the fullest extent permitted by law, each such Designated Holder will indemnify and hold harmless the Company and its Representatives from and against any Losses, severally but not jointly, and any action in respect thereof to which the Company and its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities during a suspension as set forth in Section 2.2(e) or 2.2(h) in each case after such Designated Holder's receipt of written notice of such suspension, (ii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto in connection with a sale of Registrable Securities and as required under the Securities Act, in reliance upon and in conformity with written information prepared and furnished to the Company by such Designated Holder expressly for use therein or by failure of such Designated Holder to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto, and such Designated Holder will reimburse the Company and each Representative for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that such Designated Holder shall not be liable in any such case if, prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto, such Designated Holder has furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto that corrected or made not misleading information previously furnished to the Company. The obligation of each Designated Holder to indemnify the Company and its Representatives shall be limited to the net proceeds received by such Designated Holder from the sale of Registrable Securities under such Registration Statement. In no event, however, shall any Designated Holder be liable for indirect, incidental or consequential or special damages of any kind.

          (c)   Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 2.5(a) or 2.5(b) (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), promptly notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party under Section 2.5(a) or 2.5(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, and provided, and for so long as, the Indemnifying Party diligently pursues the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof

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  other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Representatives who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the written opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding other than the payment of monetary damages by the Indemnifying Party on behalf of the Indemnified Party.

          (d)   If the indemnification provided for in this Section 2.5 is unavailable to the Indemnified Parties in respect of any Losses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Designated Holders on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Designated Holder on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Designated Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.5, no Designated Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Designated Holder were offered to the public exceeds the amount of any Losses that such Designated Holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Designated Holder's obligations to contribute pursuant to this Section 2.5 is several in the proportion that the proceeds of the offering received by such Designated Holder bears to the total proceeds of the offering. The indemnification provided by this Section 2.5 shall be a continuing right to indemnification with respect to sales of Registrable Securities and shall survive the registration and sale of any Registrable Securities by any Designated Holder and the expiration or termination of this Agreement. The indemnity and contribution agreements contained herein are in addition to any other liability that any Indemnifying Party might have to any Indemnified Party.

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        2.6    Participation in Registrations.    Each Person that is participating in any registration under this Agreement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(e) or 2.2(h) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement and all use of the Registration Statement or any prospectus or related document until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 2.2(e) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies thereof, other than permanent file copies, then in such Designated Holder's possession of such documents at the time of receipt of such notice. Furthermore, each Designated Holder agrees that if such Designated Holder uses a prospectus in connection with the offering and sale of any of the Registrable Securities, the Designated Holder will use only the latest version of such prospectus provided by Company.

ARTICLE III

TRANSFERS OF CERTAIN RIGHTS

        3.1    Transfer.    The rights granted to the Buyer by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to the Buyer's Affiliates and members and to CIC II L.P. and to the partners of CIC II L.P., to the extent Registrable Securities are transferred or assigned to such Persons, and all other rights granted to the Buyer by the Company hereunder may be transferred or assigned to any such transferee or assignee of Registrable Securities; provided, in each case, that the Buyer must give written notice of any such transfer or assignment to the Company at the time of, or within a reasonable time after, any such transfer or assignment, stating the name and address of the transferee(s) or assignee(s) and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned.

        3.2    Transferees.    Any permitted transferee or assignee to whom rights under this Agreement are transferred or assigned shall, as a condition to such transfer or assignment, deliver to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed upon the Buyer under this Agreement to the same extent as if such transferee or assignee were the Buyer hereunder.

        3.3    Subsequent Transferees or Assignees.    A transferee or assignee to whom rights are transferred or assigned pursuant to this ARTICLE III may not again transfer or assign such rights to any other person or entity, other than as provided in Section 3.1 or 3.2 above.

ARTICLE IV

MISCELLANEOUS

        4.1    Current Public Information.    The Company covenants that it will use its best efforts to timely file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will use its best efforts to take such further action as the Buyer may reasonably request, all to the extent required to enable the holders of Registrable Securities to sell Registrable Securities pursuant to Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC. The Company shall, upon the request of a Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements during the 12-month period immediately preceding the date of such request.

        4.2    Recapitalizations, Exchanges, etc.    The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of capital stock into which the Registrable Securities are converted, exchanged or substituted in any

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recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

        4.3    No Inconsistent Agreements.    The Company has not and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Buyer in this Agreement. The parties hereto acknowledge and agree that the Company has granted registration rights heretofore and may grant registration rights hereafter, which are or shall be pari passu with the registration rights of the Buyer, and shall not be deemed to conflict with this covenant.

        4.4    Amendments and Waivers.    The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of the Designated Holders.

        4.5    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid wider applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        4.6    Counterparts.    This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        4.7    Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or five days after being placed in the mail, if mailed by regular United States mail, to the parties at the following addresses (or to such other address or telex or telecopy number as a party may have specified by notice given to the other party pursuant to this provision):

        If to the Company:

    Granite City Food & Brewery Ltd.
    5402 Parkdale Drive, Suite 101
    Minneapolis, Minnesota 55416
    Attention: James G. Gilbertson
    Telephone: (952) 215-0676
    Facsimile: (952) 215-0671

        With a copy to:

    Briggs and Morgan, P.A.
    2200 IDS Center
    80 South Eighth Street
    Minneapolis, MN 55402
    Attention: Avron L. Gordon
    Telephone: (612) 977-8455
    Facsimile: (612) 977-8650

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        If to Buyer:

    Concept Development Partners LLC
    5724 Calpine Drive
    Malibu, California 90265
    Attention: Dean S. Oakey
    Telephone: (310) 457-0356
    Facsimile: (310) 457-0256

        With a copy to:

    CIC II LP
    500 Crescent Court, Suite 250
    Dallas, Texas 75201
    Attention: Fouad Bashour
    Telephone: (214) 871-6825
    Facsimile: (214) 880-4491

        and

    Fulbright & Jaworski LLP
    1301 McKinney Street, Suite 5100
    Houston, Texas 77010
    Attention: Edward Rhyne
    Telephone: (713) 651-8334
    Facsimile: (713) 651-5246

        4.8    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the conflicts of laws rules or provisions.

        4.9    Captions.    The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

        4.10    No Prejudice.    The terms of this Agreement shall not be construed in favor of or against any party hereto on account of its participation in the preparation hereof.

        4.11    Words in Singular and Plural Form.    Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

        4.12    Remedy for Breach.    The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the Designated Holders would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Company hereby agrees that, in such event, the Designated Holders shall be entitled, and notwithstanding any election by any Designated Holder to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which any Designated Holders may have at law or in equity.

        4.13    Successors and Assigns, Third Party Beneficiaries.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each assignee of the Designated Holders permitted pursuant to ARTICLE III and their respective permitted successors and assigns and executors, administrators and heirs. Designated Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Designated Holders.

        4.14    Entire Agreement.    This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

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        4.15    Attorneys' Fees.    In the event of any action or suit based upon or arising out of any actual or alleged breach by any party of any representation, warranty, covenant or agreement in this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses of such action or suit from the other party in addition to any other relief ordered by any court.

        IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date and year first written above.

THE COMPANY:
GRANITE CITY FOOD & BREWERY LTD.
By
Name: James G. Gilbertson Title: Chief Financial Officer

BUYER:
CONCEPT DEVELOPMENT PARTNERS LLC
By
Name:
Title:

Registration Rights Agreement
Signature Page

EXHIBIT F

FORM OF
RELEASE AND ESCROW AGREEMENT

        This Release and Escrow Agreement (the "Agreement") has been executed as of the date shown below by and between:

        (a)   DHW Leasing, L.L.C., 230 S. Phillips Avenue, Suite 202, Sioux Falls, South Dakota 57104 (the "Borrower");

        (b)   Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, St. Louis Park, MN 55416 (the "Issuer");

        (c)                                        (the "Bank"); and

        (d)   First Dakota Title, 600 South Main Avenue, Sioux Falls, South Dakota 57104 (the "Escrow Agent").

RECITALS:

        WHEREAS, the Bank is the holder of a certain promissory note (the "Note") executed by the Borrower in favor of the Bank on or about September 1, 2010, in the original principal amount of $            ;

        WHEREAS, the Note is secured by a certain pledge agreement (the "Pledge Agreement") executed by the Borrower as of September 1, 2010, describing certain shares of common stock, par value $.01 per share of Issuer owned by Borrower (the "Pledged Shares"); and

        WHEREAS, by letter agreement dated on or about December     , 2010 (the "Letter Agreement"), the Bank consented to the sale of                        (the "Sale Shares") of the Pledged Shares and further agreed to release the Sale Shares from all liens and encumbrances held by the Bank, including those under the Pledge Agreement or otherwise, at the closing contemplated under the definitive agreement described below, without a requirement of additional or replacement collateral, it being understood that the remainder of the Pledged Shares shall continue to be subject to the Pledge Agreement; and

        WHEREAS, as contemplated under the letter agreement, the Borrower, Issuer and the Investor identified therein have entered into a certain definitive stock repurchase agreement (the "Stock Repurchase Agreement") executed as of February 8, 2011 relating, among other things, to the Issuer's repurchase from Borrower of an aggregate of 3,000,000 shares of the Issuer's common stock and the grant of a right of first refusal option (the "ROFR"); and

        WHEREAS, the parties have entered into this Agreement to establish the terms and conditions under which the Sale Shares shall be released from the lien of the Pledge Agreement upon the closing under the Stock Repurchase Agreement; and

        WHEREAS, the Bank is party to a certain Intercreditor Agreement among the Bank,                        Bank and                        Bank, dated October 5, 2009 (the "Intercreditor Agreement").

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

        1.     DEFINITIONS.

        Terms not otherwise defined herein shall be defined in accordance with the Stock Repurchase Agreement, which has been furnished to the Bank and is incorporated herein for reference of certain provisions thereof.

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        2.     ESTABLISHMENT OF ESCROW.

        (a)   The Bank has deposited with the Escrow Agent upon execution hereof Certificate No.                         representing the total amount of shares held by the Bank, Escrow Agent is directed to deliver such Certificate No.       to Wells Fargo Shareowner Services ("Transfer Agent") directing the Transfer Agent to reissue two Certificates, with one representing the Sale Shares, together with an assignment separate from certificate authorizing the transfer of the Sale Shares, and a Certificate representing the remaining shares held by the Bank. The Transfer Agent shall cause the remaining shares to be imprinted thereon with the following restrictive legend which gives notice of the ROFR. Once the restrictive legend has been placed on the Certificate evidencing the remaining shares, such Certificate shall be returned to the Bank:

THESE SECURITIES ARE SUBJECT TO A RIGHT OF FIRST REFUSAL BY GRANITE CITY FOOD & BREWERY LTD. AND ITS SUCCESSORS AND ASSIGNS, PURSUANT TO THE TERMS OF A STOCK REPURCHASE AGREEMENT DATED FEBRUARY 8, 2011 (THE "REPURCHASE RIGHT"). ANY SALE, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES SHALL BE SUBJECT TO SUCH REPURCHASE RIGHT AND ANY PURPORTED SALE, TRANSFER OR OTHER DISPOSITION WHICH DOES NOT REFERENCE THE REPURCHASE RIGHT SHALL BE NULL AND VOID. ANY PERSON ACQUIRING ANY PORTION OF THESE SECURITIES SHALL BE DEEMED TO HAVE ADOPTED AND BE BOUND BY SUCH REPURCHASE RIGHTS. A COPY OF THE STOCK REPURCHASE AGREEMENT HAS BEEN FILED BY GRANITE CITY FOOD & BREWERY LTD. WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY CONTACTING THE CHIEF FINANCIAL OFFICER AND/OR SECRETARY OF THE COMPANY AT ITS REGISTERED OFFICE IN THE STATE OF MINNESOTA.

        (b)   The Escrow Agent hereby acknowledges receipt of the Sale Shares described in subparagraph (a) (the "Escrow Property") and hereby agrees to act as Escrow Agent and to hold, safeguard and disburse the Escrow Property, pursuant to the terms and conditions hereof.

        3.     DISTRIBUTION OF ESCROW PROPERTY.

        (a)   Subject to the terms and conditions of this Agreement, the Escrow Agent shall distribute the Sale Shares upon receipt by the Escrow Agent of total consideration in the amount of $7,050,000 (the "Purchase Price"). Upon such receipt, Sale Shares delivered to the Escrow Agent under Sections 2(a) above shall be immediately delivered by the Escrow Agent to the Issuer, or to such entity as may be designated by the Issuer.

        (b)   Upon receipt of the Purchase Price, the parties agree that the Purchase Price shall be distributed by the Escrow Agent to the Bank and other secured creditors identified in the Intercreditor Agreement as, follows:

Bank	Amount
Great Western Bank	$4,406,251.14
Dacotah Bank	$881,249.62
CorTrust Bank	$1,762,499.24

Total	$7,050,000.00

        4.     RELEASE OF LIENS.

        (a)   Any and all liens of the Bank in the Sale Shares shall be deemed released and discharged upon distribution of the Escrow Property in accordance with this Agreement without the necessity of any further act on the part of any party. The Bank agrees to cooperate with Issuer with regard to the

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execution and filing of any documents and instruments as may be necessary to evidence the release of any and all liens as security interests in the Sale Shares.

        (b)   The parties agree that the lien of the Bank in the Sale Shares shall continue pending receipt by the Escrow Agent of the Purchase Price and delivery of the Purchase Price in accordance with Section 3 above. Pending such receipt, the Escrow Agent agrees to hold the Sale Shares as agent and bailee for the Bank.

        5.     TERMINATION OF ESCROW.

        The escrow contemplated under this agreement shall terminate on July 31, 2011, unless the Closing has occurred on or before such date. Upon termination of the escrow, the Escrow Property shall be returned to the Bank or the Borrower, as appropriate.

        6.     RIGHT OF FIRST REFUSAL.

        Subject to compliance with the applicable provisions of the Uniform Commercial Code regarding the disposition of pledged collateral by a secured party following default, the Bank hereby consents to the grant of ROFR granted by Borrower to the Issuer and the Investor, as set forth in the Stock Repurchase Agreement, to purchase any of the shares of Common Stock beneficially owned by the Borrower that Borrower desires to sell after the Closing, but prior to the fifth anniversary of the Closing or, if later, the repayment of the Note. The Issuer agrees that any proceeds from the sale of the pledged collateral shall be paid to the Bank, as its interest appears. The Bank agrees to (i) provide written notice of a default by Borrower to the Borrower, the Issuer and the Investor promptly following a default, and at least 10 days prior to any proposed disposition of any of the Pledged Shares, and (ii) to provide the Issuer and the Investor with the date, time, place and terms of sale, the opportunity to participate as a bidder in any sale of the Pledged Shares and (subject to compliance with such applicable provisions of the Uniform Commercial Code regarding the disposition of pledged collateral by a secured party following default) to permit the Issuer or the Investor, as the case may be, to exercise the right of first refusal. The Bank agrees that its obligations under this Section shall survive the Closing,

        7.     DUTIES OF ESCROW AGENT.

        (a)   The Escrow Agent shall have the duty to give the Escrow Property held by it hereunder no lesser degree of care than it gives its own similar property.

        (b)   The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Borrower and Issuer shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest incident to any such delays.

        (c)   The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The

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Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

        (d)   The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

        (e)   The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof.

        (f)    The Escrow Agent shall not be called upon to advise any party as to the advisability of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

        (g)   The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Property to any successor of the Escrow Agent jointly designated by the Bank and Borrower in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Property until receipt of (A) a joint written designation of a successor Escrow Agent or a joint written disposition instruction by the Bank and Borrower or (B) a final non-appealable order of a court of competent jurisdiction regarding the designation of a successor Escrow Agent or the disbursement of the Escrow Property.

        (h)   In consideration for the Escrow Agent's services hereunder, the Issuer agrees to pay the fees, costs, charges and expenses of the Escrow Agent, including reasonable attorneys' fees, which are incurred in connection with the performance of its duties and obligations hereunder (the "Fees"). The Escrow Agent's fees are described in Exhibit A hereto. The Escrow Agent shall submit written information (including copies of receipts) to the Bank and Issuer with respect to the nature and amount of all expenses which it may incur prior to payment of the same.

        8.     LIMITED RESPONSIBILITY.

        This Agreement expressly sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrow Agent.

        9.     NOTICES.

        All notices, requests or other communications required under this Agreement will be in writing and will be deemed "given": (i) if delivered in person or by courier, upon receipt by the intended recipient or upon the date of delivery (as confirmed by, if delivered by courier, the records of such courier); (ii) if sent by facsimile transmission, when the sender receives confirmation from the sending facsimile machine that such facsimile transmission was transmitted to the facsimile number of the addressee; (iii) if mailed, upon the date of delivery as shown by the return receipt therefor; or (iv) if delivered by a nationally recognized mail delivery service, upon the date of delivery. Notices must be sent to the addresses set forth in the introduction to this Agreement.

        10.   EXCLUSIVE JURISDICTION; SERVICE OF PROCESS.

        The parties agree and consent that any proceeding seeking to enforce any provision of this Agreement will be instituted and adjudicated solely and exclusively in any state or federal court of

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competent jurisdiction located in Minnehaha County in the State of South Dakota. Each party hereto agrees that each such court will have personal jurisdiction over it with respect to such proceeding, and waives any objections it may have, and expressly consents, to such personal jurisdiction. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT

        11.   SECTION HEADINGS.

        The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

        12.   WAIVER.

        The rights and remedies of the parties are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        13.   EXCLUSIVE AGREEMENT AND MODIFICATION.

        This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the parties.

        14.   GOVERNING LAW.

        This Agreement will be governed by and construed in accordance with the laws of the State of South Dakota (exclusive of conflicts of law provisions of any jurisdiction and the principles of comity).

        15.   ASSIGNMENT.

        No party may assign any of its rights and/or obligations hereunder without the consent of all other parties.

        16.   EXECUTION IN COUNTERPARTS AND DELIVERY OF ELECTRONIC SIGNATURES.

        This Agreement may be executed in any number of counterparts. All such counterparts will be deemed to be originals and will together constitute but one and the same instrument. This Agreement will become effective upon its execution by the parties thereto. The executed counterparts of this Agreement and any ancillary documents thereto, such as amendments, may be delivered by electronic means, such as email and/or facsimile, and the receiving party may rely on the receipt of such executed counterpart as if the original had been received.

        IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of                        day of                                    2011.

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GRANITE CITY FOOD & BREWERY LTD.
By:
Steven J. Wagenheim
Its: President

Signature page to Release and Escrow
Agreement executed February             , 2011

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[BANK]
By:
Its:

Signature page to Release and Escrow
Agreement executed February             , 2011

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GRANITE CITY FOOD & BREWERY LTD
By:
Steven J. Wagenheim
Its: President

Signature page to Release and Escrow
Agreement executed February             , 2011

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DISCLOSURE SCHEDULES

TO

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

GRANITE CITY FOOD & BREWERY LTD.

AND

CONCEPT DEVELOPMENT PARTNERS LLC

February 8, 2011

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SCHEDULE 4.3—CAPITALIZATION

  1.
  Options: In addition to the options disclosed in the SEC Documents:

        1.     The Company's board of directors granted options to certain of its employees, including its executive officers, on December 28, 2010, to purchase an aggregate of 174,000 shares of common stock.

        2.     The board of directors has authorized an option exchange plan, contingent on shareholder approval of the plan at the upcoming shareholder meeting, which would permit the exchange of outstanding options held by employees for the purchase of 193,778 shares of common stock with exercise prices in excess of $6.00 per share for new options for the purchase of the same number of shares of common stock at an exercise price of $2.00 per share. See the proxy statement, Proposal No. 3, for more detail.

(The following are set forth in the SEC Documents but are summarized here for convenience).

  2.
  Participation Rights: Under the Debt Conversion Agreement between DHW and the Company dated September 21, 2009, DHW received certain rights to participate in private placements to maintain its percentage ownership. This right is being terminated by the signing of an Amendment No. 2 to the Debt Conversion Agreement in connection with the Transactions.

  3.
  Registration Rights:

        1.     DHW has registration rights received in the Debt Conversion Agreement in September 2009, which generally entitled it to the filing of an initial resale registration statement (which became effective Feb. 5, 2010) and demand rights to file an additional registration statement each six months, but only if all previously registered shares have been sold. DHW's registration rights terminate when all its securities can be sold without volume limitations or three years from closing, whichever is earlier. These rights will be suspended by Amendment No. 1 to the DHW Registration Rights Agreement in connection with the Transactions.

        2.     The warrants held by certain of the Company's landlords under rent reduction agreements signed January—September 2009, including those held by the Dunham Landlords and their transferees, have piggy-back registration rights generally entitling them to notice of and inclusion in a registration statement being filed by the Company, including the registration statement in connection with these Transactions. However, most of these parties have already exercised such piggyback registration rights in connection with the DHW registration statement effective on February 5, 2010.

  4.
  Anti-Dilution Rights: Anti-dilution rights are present and outstanding in the warrants held by the Harmony Equity Income Funds and its assigns ("Harmony") pursuant to the March 30, 2009 bridge loan transaction, which provide for adjustments to the number of the warrants and their exercise price if the Company issues securities below the current exercise price of the warrant. These warrants currently have an exercise price of $1.52.

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SCHEDULE 4.4—NO CONFLICTS

        1.     The Company has certain agreements and negative covenants under the terms of the Bridge Loan Agreement with Harmony. The Company will seek a waiver of the applicable negative covenants from Harmony. The Company intends to repay the Harmony bridge note with the proceeds concurrent with closing, which will terminate such negative covenants.

        2.     The Company will be required to obtain approvals and permits from agencies regulating the sale of alcoholic beverages and the brewing of beer in some of the jurisdictions in which it operates.. No approvals or permits have been obtained.

        3.     The Company is required to obtain the consents of landlords for the following leased locations: (a) St. Louis Park, Minnesota; (b) Creve Coeur, Missouri. No approvals or permits have been obtained.

        4.     The Company is required to obtain the consent of Carlton Financial Corporation, as Lessor ("Carlton"), under that certain Master Lease Agreement by and between Carlton and the Company dated August 16, 2006, to any change in control. The Company intends to repay the Carlton agreement with the proceeds concurrent with closing, which will terminate such negative covenants.

        5.     DHW is seeking the consent of Great Western Bank, CorTrust Bank and Dacotah Bank under the Release and Escrow Agreement attached hereto.

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SCHEDULE 4.6—ABSENCE OF CERTAIN CHANGES

        1.     The Company sold an aggregate of approximately $930,000 (face value) of gift cards to Costco Wholesale Corporation at a discount of 31% from November 2010 to January 2011. Previously, sales of gift cards were made primarily through the Company's restaurants or in other direct transactions.

        2.     On December 30, 2010, DCM entered into agreements with General Growth Properties affiliates ("GGP") under which GGP agreed to restructure the rents for the Maumee, Ohio and Ft. Wayne, Indiana locations and DCM issued a promissory note in the amount of $400,000 to GGP to discharge and terminate the lease on the closed Rogers, Arkansas restaurant location.

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SCHEDULE 4.7—LITIGATION

        Pursuant to an engagement letter dated September 16, 2009 (the "Engagement Agreement"), the Company engaged KeyBanc Capital Markets ("KBCM") as an exclusive financial advisor to our board of directors and has utilized KBCM on an advisory basis. The Company proposes to pay an advisory fee to KBCM in the amount of $350,000, contingent upon the closing of the transactions contemplated by the Agreement. Upon payment of such advisory fee, the Engagement Agreement and the obligations of KBCM and the Company will terminate in all respects. If the transactions contemplated by the Agreement do not close, the Amendment will terminate and be void.

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SCHEDULE 4.14—TITLE TO PROPERTY

        1.     In connection with the March 2009 Harmony bridge loan, Harmony has (i) a lien and mortgage on the Company's leasehold interest in its Sioux Falls location and the buildings, improvements and fixtures at that location, and (ii) a lien and mortgage on the Company's trademarks, copyrights, works of authorship, patents, and certain know-how. Harmony's security interests will terminate when the Company pays off the Harmony loan, which it intends to do with the proceeds of the credit facility concurrent with the Closing Date.

        2.     First National Bank has liens on personal property and fixtures of the Fargo, Clive, IA, and Davenport, IA locations, and on a checking account. (See UCC filings). First National's security interests will terminate when the Company pays them off, which it intends to do with the proceeds of the credit facility concurrent with the Closing Date.

        3.     Home Federal Savings Bank—lease filings as to specific equipment at Company headquarters and leased equipment (See UCC filings) (Carlton is assignor for most).

        4.     Premier Restaurant Equipment—leased equipment at Rockford, IL location (See UCC filings)

        5.     US Express Leasing—leased personal property at Company headquarters (See UCC filings)

        6.     Carlton—lease filing with regard to Company headquarters and specified equipment at Olathe, KS location (See UCC filings)

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SCHEDULE 4.16—NO BROKERS

See Schedule 4.7.

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SCHEDULE 4.17—REGISTRATION RIGHTS

See Schedule 4.3.

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SCHEDULE 4.21—ERISA

Compensation Plans and Arrangements:

  1.
  Granite City Food & Brewery 401(k) Plan

  2.
  The Company offers its employees medical insurance, dental insurance, vision insurance, flexible spending accounts (under a Flexible Benefits Plan), life and accidental death and dismemberment insurance, and short-term and long-term disability insurance, each pursuant to certain eligibility requirements.

  3.
  Amended and Restated Equity Incentive Plan

  4.
  Amended and Restated 1997 Director Stock Option Plan (expired; no further options may be granted thereunder)

  5.
  Non-equity incentive plan (used for annual incentive compensation of executive officers, based on achievement of performance goals, paid in cash); see proxy for historical description of process

  6.
  Employment agreements with Steven J. Wagenheim, James G. Gilbertson, and Darius H. Gilanfar

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SCHEDULE 5.1(b)—ISSUANCES OF STOCK—EXCEPTIONS

See Schedule 5.1(n) #4.

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SCHEDULE 5.1(n)—BENEFITS/COMPENSATION ARRANGEMENTS : EXCEPTIONS

        1.     The Company proposes to enter into, on or before the date of this Agreement, an Amended and Restated Executive Employment Agreement with Steven J. Wagenheim, the terms of which have been disclosed to Buyer.

        2.     The Company's Board of Directors made grants of options and authorized an option exchange program on December 28, 2010, as described in Schedule 4.3.

        3.     The Company's Board of Directors intends to pay fees to independent board members and the Chairman of the Board in connection with the consideration and negotiation of the Transactions.

        4.     The Company's Board of Directors intends to (a) modify certain options to purchase 5,000 shares of the Company's common stock held by our non-employee directors to provide for vesting after departure from the Board and (b) grant new options to purchase 5,000 shares of common stock to our resigning non-employee directors in place of the non-employee director options that would have been awarded to them during 2011 in the normal course, and (c) provide that each of the forgoing options vests in full upon the Closing Date, in each case to compensate these individuals for the forfeitures of stock options due to their planned resignations in connection with the Transaction.

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SCHEDULE 5.1(p)—NEW CONTRACTS : EXCEPTIONS

        1.     The Company intends to enter into various agreements related to the procurement of food and alcoholic beverages, including the bottling and packaging of beer, any of which could exceed the limits set forth in 5.1(p) and for which there may be no precedent business transactions.

        2.     The Company proposes to enter into an agreement with KeyBanc, as described on Schedule 4.7.

        3.     Contracts with service providers related to the Transactions shall be excepted from the limitations in 5.1(p), including, but not limited to, that the Company intends to enter into an agreement with a proxy solicitor with respect to the Transactions, and all payments of transaction costs.

        4.     See Schedule 5.1(n), #3.

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SCHEDULE 5.7—USE OF PROCEEDS

In addition to the other uses of proceeds set forth in Section 5.7 of the Stock Purchase Agreement, the Company plans to repay the following outstanding indebtedness:

        1.     Repayment of the Harmony Bridge Loan in the approximate amount of $686,106;

        2.     Repayment to First National Bank in the approximate amount of $1,125,021; and

        3.     Repayment of Carlton equipment leases in the approximate amount of: $708,008.

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 Appendix B

WAIVER AND FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT

        This Waiver and First Amendment to Stock Purchase Agreement (this "Amendment") dated as of March 17, 2011, is by and between Granite City Food & Brewery Ltd., a Minnesota corporation (the "Company"), and Concept Development Partners LLC, a Delaware limited liability company (the "Buyer").

RECITALS

        WHEREAS, the Company and Buyer are parties to a Stock Purchase Agreement dated February 8, 2011 (the "Original Agreement"); and

        WHEREAS, the Company and Buyer desire to amend the terms of the Original Agreement and to provide for a waiver of certain actions of the Company as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Amendment, and in consideration of the representations, warranties, and covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows intending to be legally bound:

        1.    Defined Terms.    Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Original Agreement.

        2.    Amendment.    The parties hereto agree to the following amendment to the Original Agreement:

    Exhibit A to the Original Agreement is hereby amended in its entirety by replacing it with Exhibit A attached hereto.

        3.    Waiver.    Section 5.1 of the Original Agreement provides that the Company shall not take certain actions prior to the Closing without the prior written consent of the Buyer. The Buyer hereby consents to the actions taken or to be taken by the Company prior to the Closing as set forth in Schedule A attached hereto.

        4.    Original Agreement Continues.    Other than as amended by this Amendment, the Original Agreement shall continue in full force and effect.

        5.    Miscellaneous.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile or other electronic transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment. This Amendment shall be enforced, governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.

        IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

GRANITE CITY FOOD & BREWERY LTD.
By:	/s/ JAMES G. GILBERTSON
Name:	James G. Gilbertson
Title:	CFO
CONCEPT DEVELOPMENT PARTNERS LLC
By:	/s/ FOUAD BASHOUR
Name:	Fouad Bashour
Title:	Manager

Schedule A

WAIVERS

        1.     The Company intends to execute, deliver and perform Amendment No. 8 to Bridge Loan Agreement, by and among the Company, Granite City Restaurant Operations, Inc., Harmony Equity Income Fund, L.L.C. ("HEIFLLC") and Harmony Equity Income Fund II, L.L.C. (together with HEIFLLC, the "Harmony Funds"), pursuant to which the Harmony Funds agree to (1) a deferral until June 30, 2011 of all payments of principal and interest under the notes due to them (the "Notes") and (2) an amendment to the conversion provisions of the Notes to provide that the holder of the Notes shall have the right until December 1, 2011 to convert any or all of the outstanding principal balance of the Notes, together with accrued and unpaid interest thereon, into shares of Common Stock at a conversion price equal to $3.00, up to a maximum of 215,656 shares of Common Stock to be issued by the Company.

        2.     The Company intends to issue to its independent directors options to purchase a maximum aggregate of 62,500 shares of Common Stock, which options shall be issued on terms substantially similar to prior options granted to the members of the Company's Board of Directors.

 Exhibit A

GRANITE CITY FOOD & BREWERY LTD.

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES

OF

SERIES A CONVERTIBLE PREFERRED STOCK

        Granite City Food & Brewery Ltd., a Minnesota corporation (the "Corporation"), does hereby certify that pursuant to authority vested in it by the provisions of the Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation by action in writing by the Board of Directors taken pursuant to Section 302A.239 of the Minnesota Business Corporation Act, did adopt the following resolution authorizing the creation and issuance of a series of preferred stock designated as Series A Convertible Preferred Stock:

        RESOLVED that, pursuant to authority expressly granted to the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation hereby creates and authorizes the issuance of a series of shares of preferred stock of the Corporation and hereby fixes, in addition to the relative rights, voting power, preferences and restrictions stated in the Articles of Incorporation of the Corporation, the following designation and number of shares of such preferred stock of the Corporation and the following voting, dividend rate, liquidation preference, conversion and other rights, preferences and restrictions with respect to such shares of preferred stock of the Corporation:

1.    Designation of Series of Preferred Stock.

        Of the 10,000,000 shares of preferred stock which the Corporation is authorized to issue pursuant to its Articles of Incorporation, 3,000,000 of such shares are designated as shares of Series A Convertible Preferred Stock of the Corporation, par value $.01 per share ("Series A Preferred"). Shares of Series A Preferred shall have a stated value of $3.00 per share (the "Stated Value"). Such shares of Series A Preferred, together with the 90,000,000 shares of authorized common stock of the Corporation, the remaining balance of the undesignated shares of preferred stock of the Corporation and any other common stock or preferred stock that may hereafter be authorized in or pursuant to the Articles of Incorporation of the Corporation, are sometimes hereinafter collectively referred to as the "capital stock."

2.    Voting Privileges.

        (a)    General.    Each holder of Series A Preferred shall have 0.77922 votes per Series A Preferred share on all matters submitted to the shareholders. Except as otherwise provided herein, and except as otherwise required by agreement or law, all shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the shareholders.

        (b)    Additional Class Votes by Series A Preferred.    Without the affirmative vote or written consent of the holders (acting together as a class) of a majority of the shares of Series A Preferred at the time outstanding, the Corporation shall not: (i) declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to Series A Preferred as to dividends and upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to Series A Preferred either as to dividends or upon liquidation, dissolution or winding-up and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series A Preferred; (ii) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to Series A Preferred as to payment of dividends, as to payment or distribution of assets upon the

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liquidation or dissolution of the corporation, or as to voting rights (on an as-if-converted basis or otherwise); (iii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation's Articles of Incorporation, or of this Certificate of Designation, so as to adversely affect the preferences, rights, privileges or powers of Series A Preferred; (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock, or other ownership interests in, or substantial portion of assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (y) any assets that would be material, individually or in the aggregate, to the Corporation, except purchases of supplies, equipment and inventory in the ordinary course of business consistent with past practice; or (v) sell, lease, exchange or dispose in any other manner, all or substantially all of the assets of the Corporation.

3.    Dividends.

        (a)   The holders of shares of Series A Preferred shall be entitled to receive cumulative dividends, out of funds legally available therefor, at a rate of nine percent (9%) per annum, before any dividend or distribution in cash or other property on common stock or any class or series of stock of the Corporation ranking junior to Series A Preferred as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

        (b)   Dividends on Series A Preferred shall be payable on March 31, June 30, September 30 and December 31 of each year through December 31, 2013 (each such date being hereinafter individually a "Dividend Payment Date"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty (60) days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding. The amount of dividends payable per share of Series A Preferred for each dividend period shall be computed by dividing the annual rate of 9% by four. Dividends payable on Series A Preferred for the initial dividend period and for any other period less than a full quarterly period shall be computed and prorated on the basis of a 360-day year of twelve 30-day months.

        (c)   If the Corporation is unable to pay a dividend on a Dividend Payment Date, the dividend shall be cumulative and shall accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accrued dividends shall bear interest at a rate of ten percent (10%) per annum.

        (d)   No cash dividend may be declared on any other class or series of stock ranking on a parity or junior with Series A Preferred as to dividends in respect of any dividend period unless there shall also be or have been declared and paid on Series A Preferred accrued, unpaid dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.

        (e)   Dividends on Series A Preferred shall be paid 50% in cash and 50% in shares of fully-paid and nonassessable common stock of the Corporation, valued at the market price per share of the common stock of the Corporation. As used in this Section 3, the term "market price" shall mean (i) if the common stock is traded on a securities exchange or on the NASDAQ Stock Market, the closing sale price of the common stock on such exchange or the NASDAQ Stock Market, or if the common stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of ninety (90) consecutive trading days prior to the date as of which "market price" is

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being determined, (ii) if the common stock is not traded on an exchange or the NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the higher of (A) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

        (f)    Any portion of a dividend that would result in issuance of a fractional share of common stock shall be paid in cash at the dividend rate set forth in Section 3(a).

4.    Liquidation Preference.

        (a)   In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Series A Preferred shall be entitled to receive out of the assets of the Corporation an amount per share equal to the Stated Value, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon if any. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation, payment shall be made to the holders of shares of Series A Preferred in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the common stock or any other class of shares of the Corporation ranking junior to Series A Preferred with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Series A Preferred and any liquidation preference on any other class or series of preferred stock of the Corporation ranking on a parity with Series A Preferred, to which they respectively shall be entitled, the holders of such shares of Series A Preferred and the holders of any such other class or series of preferred stock of the Corporation ranking on a parity with Series A Preferred shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled.

        (b)   Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Series A Preferred to convert such shares at any time and from time to time in accordance with Section 5 below.

5.    Optional Conversion Right.

        (a)   The holder of any shares of Series A Preferred may at any time prior to the Automatic Conversion Date, as defined in Section 6(a) hereof, convert any or all of the shares of Series A Preferred into fully paid and non-assessable shares of common stock of the Corporation at the rate of two shares of common stock for each share of Series A Preferred, equivalent to a conversion price of $1.50 per share (the "Conversion Price"), subject to adjustment pursuant to Section 5(c). Subject to the provisions of the next sentence, shares of Series A Preferred surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date on the shares being surrendered for conversion. A holder of Series A Preferred on the record date preceding a Dividend Payment Date who (or whose transferee) converts shares of Series A Preferred on a Dividend Payment Date, will receive the dividend payable on such Series A Preferred by the Corporation on such Dividend Payment Date together with all accumulated but unpaid dividends on such Series A Preferred, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series A Preferred for conversion.

        (b)   In order to convert shares of Series A Preferred into shares of common stock of the Corporation, the holder thereof shall give written notice to the Corporation at such office that such holder elects to convert such shares and shall surrender at the Corporation's corporate offices the

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certificate or certificates therefor, duly endorsed to the Corporation or in blank, within two business days following delivery of such notice. Shares of Series A Preferred shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of common stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of common stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of shares of common stock of the Corporation issuable upon such conversion.

        (c)   The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price each holder of shares of Series A Preferred shall thereafter be entitled to receive the number of shares of common stock of the Corporation obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

        (d)   Except for (i) options, warrants or other rights to purchase securities outstanding on the date of the first issuance of Series A Preferred (provided there is no adjustment to the terms of such options, warrants or other securities on or after the date of issuance of Series A Preferred, other than pursuant to the Corporation's option exchange program approved by the compensation committee of the Board of Directors of the Corporation on December 28, 2010); (ii) options to purchase shares of common stock and the issuance of awards of common stock pursuant to stock option or employee stock purchase plans adopted by the Corporation and shares of common stock issued upon the exercise of such options granted pursuant to such plans (provided there is no adjustment to the terms of such options, awards or other securities on or after the date of issuance of Series A Preferred), appropriately adjusted to reflect stock splits, combinations, stock dividends, reorganizations, consolidations and similar changes; or (iii) common stock issued to holders of Series A Preferred or upon conversion or in lieu of cash dividends on Series A Preferred, if and whenever the Corporation shall issue any additional securities, warrants or rights or any security convertible or exchangeable into equity, securities, warrants or rights (collectively, "Convertible Securities") without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of such additional common stock and the number of shares of common stock outstanding prior to such issuance. For the purpose of the above calculation, the number of shares of common stock immediately prior to such issuance shall be calculated on a fully-diluted basis, as if all shares of Series A Preferred had been fully converted into shares of common stock and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities with an exercise price at or less than the then current market value of the common stock of the Corporation had been fully exercised as of such date. Except as provided in Section 5(g) below, no further adjustments of the Conversion Price shall be made upon the actual issuance of common stock or of any Convertible Securities upon the exercise of such rights or options or upon the actual issue of such common stock upon conversion or exchange of such Convertible Securities.

        (e)   For purposes of this Section 5, in case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In

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case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase such common stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such common stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its common stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of common stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of Section 5(h), shall be made after giving effect to such adjustment of the Conversion Price.

        (f)    In case the Corporation shall at any time subdivide its outstanding shares of common stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of common stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        (g)   If (i) the purchase price provided for in any right or option referred to in Section 5(d), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for common stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution and other than pursuant to the Corporation's option exchange program approved by the compensation committee of the Board of Directors of the Corporation on December 28, 2010), or any Convertible Securities shall terminate, expire or cease to be outstanding without exercise thereof, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (x) the issuance of the number of shares of common stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (y) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of common stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in Section 5(d), or the rate at which any Convertible Securities referred to in Section 5(d) are convertible into or exchangeable for common

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stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of common stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of common stock delivered as aforesaid.

        (h)   If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and except as otherwise provided herein, lawful and adequate provision shall be made whereby the holders of Series A Preferred shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the common stock of the Corporation immediately theretofore receivable upon the conversion of Series A Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such common stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series A Preferred had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Series A Preferred) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series A Preferred. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series A Preferred, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

        (i)    Upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series A Preferred, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. No adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Conversion Price; provided, however, that any adjustments which by reason of this Section 5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further, that adjustment shall be required and made in accordance with the provisions of this Section 5 (other than this Section 5(i)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of common stock. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 5 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the Conversion Price in addition to those required by this Section 5 as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or

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securities, or distribution of securities convertible into or exchangeable for stock, hereafter made by the Corporation to its stockholders shall not be taxable.

        (j)    In case at any time: (i) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or (ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred at the addresses of such holders as shown on the books of the Corporation, of the date on which (x) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (y) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of common stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

        (k)   If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Series A Preferred in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

        (l)    As used in this Section 5 the term "common stock" shall mean and include the Corporation's presently authorized common stock and any additional common stock that may be authorized by due action of the Corporation's Board of Directors and shareholders entitled to vote thereon.

        (m)  No fractional shares of common stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of common stock as of the close of business on the day of conversion. As used in this Section 5, the term "market price" shall mean (i) if the common stock is traded on a securities exchange or on the NASDAQ Stock Market, the closing sale price of the common stock on such exchange or the NASDAQ Stock Market, or if the common stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of twenty (20) consecutive trading days prior to the date as of which "market price" is being determined, (ii) if at any time the common stock is not traded on an exchange or the NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the higher of (A) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

        (n)   The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of Series A Preferred, such number of shares of common stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations

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in respect of the conversion of the shares by delivery of purchased shares of common stock of the Corporation.

        (o)   The Corporation covenants that if any shares of common stock required to be reserved for purposes of conversion of the shares of Series A Preferred require approval of any governmental authority under any federal or state law, before such shares may be issued upon conversion, the Corporation will cause such shares to be duly approved.

        (p)   The Corporation covenants that all shares of common stock issued upon conversion of the shares of Series A Preferred will upon issue be fully paid and nonassessable and not subject to any preemptive rights.

6.    Automatic Conversion.

        (a)   Series A Preferred shall automatically be converted into shares of common stock of the Corporation, without any act by the Corporation or the holders of Series A Preferred, on the first business day on or after December 31, 2014 (the "Automatic Conversion Date"), on which the average of the closing sale prices of the Corporation's common stock on the NASDAQ Capital Market (or other principal exchange or market on which the common stock is then traded) for the trading days within the ninety (90) calendar day period ending on the date prior to the Automatic Conversion Date is greater than $4.00 per share, as such per share amount may be adjusted for any share combination, split or distribution.

        (b)   Upon such automatic conversion, each holder of certificates for shares of Series A Preferred shall immediately surrender such certificates in exchange for appropriate stock certificates representing shares of common stock of the Corporation. Each holder of a share of Series A Preferred so converted shall be entitled to receive the full number of shares of common stock into which such share of Series A Preferred held by such holder could be converted if such holder had exercised its conversion right.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Rights and Preferences on behalf of the Corporation as of the                        day of                                    , 2011.

GRANITE CITY FOOD & BREWERY LTD.

By

Name:

Title:

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 Appendix C

SECOND AMENDMENT TO
STOCK PURCHASE AGREEMENT

        This Second Amendment to Stock Purchase Agreement (this "Amendment") dated as of April 5, 2011, is by and between Granite City Food & Brewery Ltd., a Minnesota corporation (the "Company"), and Concept Development Partners LLC, a Delaware limited liability company (the "Buyer").

RECITALS

        WHEREAS, the Company and Buyer are parties to a Stock Purchase Agreement dated February 8, 2011, as amended by the Waiver and First Amendment to Stock Purchase Agreement dated March 17, 2011 (collectively, the "Original Agreement"); and

        WHEREAS, the Company and Buyer desire to amend the terms of the Original Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Amendment, and in consideration of the representations, warranties, and covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows intending to be legally bound:

        1.    Defined Terms.    Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Original Agreement.

        2.    Amendments.    The parties hereto agree to the following amendments to the Original Agreement:

          (a)   Article 5 of the Original Agreement is hereby amended by adding the following additional Section 5.14:

          "5.14    Access to Information.    Upon the request of the Buyer, both prior to and after the Closing, the Company shall afford the Buyer and its accountants, counsel and other representatives reasonable access to all of the properties, books, contracts, commitments and records of the Company and its Subsidiaries that are reasonably requested. The Buyer will, and will cause its agents to, conduct any such investigations on reasonable advance notice, during normal business hours and in such a manner as not to interfere unreasonably with the normal operations of the Company and its Subsidiaries. In addition, the Company shall deliver to the Buyer, as long as the Buyer owns any shares of Preferred Stock or Common Stock, as promptly as practical but in no event later than 30 days after the end of each calendar month, a copy of the monthly financial reporting package for such month customarily prepared for the Company's Chief Executive Officer; provided that the monthly reporting package for the last month of each fiscal quarter or fiscal year may be delivered when available, consistent with the preparation of the Company's quarterly or annual reports to be filed with the SEC. Buyer may disclose such financial information to its equity holders, including CIC Partners, and acknowledges that such information will contain material nonpublic information within the meaning of SEC Regulation FD. Buyer agrees to maintain such information in confidence and, prior to disclosure to any of its equity holders, will obtain and furnish to the Company in writing a similar agreement from such equity holders that they will hold such information in confidence."

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          (b)   Article 8 of the Original Agreement is hereby amended by adding the following additional Sections 8.11 and 8.12:

          "8.11    Company Resolutions.    The Company shall have delivered to the Buyer resolutions of its Board of Directors, certified by the Secretary of the Company, as to (i) the setting of the size of the Board of Directors at eight persons as of the Closing Date, (ii) the appointment to the Board of Directors as of the Closing Date of the following five Buyer nominees to the Board of Directors: Fouad Z. Bashour, Robert J. Doran, Michael S. Rawlings, Louis M. Mucci and Michael Staenberg and (iii) the appointment to each committee of the Board of Directors as of the Closing Date of one Buyer nominee to be specified by Buyer to the Company in writing three Business Days prior to the Closing Date.

          8.12    Board Resignations.    The Company shall have delivered to the Buyer resignations from the Board of Directors as of the Closing Date of the following individuals: Donald A. Dunham, Jr., Charles J. Hey, Brian K. Gramm and David A. Timpe."

          (c)   Exhibit A to the Original Agreement is hereby amended in its entirety by replacing it with Exhibit A attached hereto.

        3.    Original Agreement Continues.    Other than as amended by this Amendment, the Original Agreement shall continue in full force and effect.

        4.    Miscellaneous.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile or other electronic transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment. This Amendment shall be enforced, governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.

        IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

GRANITE CITY FOOD & BREWERY LTD.
By:	/s/ JAMES G. GILBERTSON
Name: James G. Gilbertson Title: Chief Financial Officer
CONCEPT DEVELOPMENT PARTNERS LLC
By:	/s/ FOUAD Z. BASHOUR
Name: Fouad Z. Bashour Title: Manager

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 Exhibit A

GRANITE CITY FOOD & BREWERY LTD.

CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES

OF

SERIES A CONVERTIBLE PREFERRED STOCK

        Granite City Food & Brewery Ltd., a Minnesota corporation (the "Corporation"), does hereby certify that pursuant to authority vested in it by the provisions of the Articles of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation by action in writing by the Board of Directors taken pursuant to Section 302A.239 of the Minnesota Business Corporation Act, did adopt the following resolution authorizing the creation and issuance of a series of preferred stock designated as Series A Convertible Preferred Stock:

        RESOLVED that, pursuant to authority expressly granted to the Board of Directors of the Corporation by the provisions of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation hereby creates and authorizes the issuance of a series of shares of preferred stock of the Corporation and hereby fixes, in addition to the relative rights, voting power, preferences and restrictions stated in the Articles of Incorporation of the Corporation, the following designation and number of shares of such preferred stock of the Corporation and the following voting, dividend rate, liquidation preference, conversion and other rights, preferences and restrictions with respect to such shares of preferred stock of the Corporation:

1.    Designation of Series of Preferred Stock.

        Of the 10,000,000 shares of preferred stock which the Corporation is authorized to issue pursuant to its Articles of Incorporation, 3,000,000 of such shares are designated as shares of Series A Convertible Preferred Stock of the Corporation, par value $.01 per share ("Series A Preferred"). Shares of Series A Preferred shall have a stated value of $3.00 per share (the "Stated Value"). Such shares of Series A Preferred, together with the 90,000,000 shares of authorized common stock of the Corporation, the remaining balance of the undesignated shares of preferred stock of the Corporation and any other common stock or preferred stock that may hereafter be authorized in or pursuant to the Articles of Incorporation of the Corporation, are sometimes hereinafter collectively referred to as the "capital stock."

2.    Voting Privileges.

        (a)    General.    Each holder of Series A Preferred shall have 0.77922 votes per Series A Preferred share on all matters submitted to the shareholders which votes shall be subject to a proportional adjustment upon any Conversion Price adjustment pursuant to Section 5(f). Except as otherwise provided herein, and except as otherwise required by agreement or law, all shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the shareholders.

        (b)    Additional Class Votes by Series A Preferred.    Without the affirmative vote or written consent of the holders (acting together as a class) of a majority of the shares of Series A Preferred at the time outstanding, the Corporation shall not: (i) declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to Series A Preferred as to dividends and upon liquidation, dissolution or winding-up) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to Series A Preferred either as to dividends or upon liquidation, dissolution or winding-up and will not redeem, purchase or otherwise acquire any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series A Preferred; (ii) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to

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Series A Preferred as to payment of dividends, as to payment or distribution of assets upon the liquidation or dissolution of the corporation, or as to voting rights (on an as-if-converted basis or otherwise); (iii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Corporation's Articles of Incorporation, or of this Certificate of Designation, so as to adversely affect the preferences, rights, privileges or powers of Series A Preferred; (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock, or other ownership interests in, or substantial portion of assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (y) any assets that would be material, individually or in the aggregate, to the Corporation, except purchases of supplies, equipment and inventory in the ordinary course of business consistent with past practice; or (v) sell, lease, exchange or dispose in any other manner, all or substantially all of the assets of the Corporation.

3.    Dividends.

        (a)   The holders of shares of Series A Preferred shall be entitled to receive cumulative dividends, out of funds legally available therefor, at a rate of nine percent (9%) per annum, before any dividend or distribution in cash or other property on common stock or any class or series of stock of the Corporation ranking junior to Series A Preferred as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

        (b)   Dividends on Series A Preferred shall be payable on March 31, June 30, September 30 and December 31 of each year through December 31, 2013 (each such date being hereinafter individually a "Dividend Payment Date"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty (60) days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding. The amount of dividends payable per share of Series A Preferred for each dividend period shall be computed by dividing the annual rate of 9% by four. Dividends payable on Series A Preferred for the initial dividend period and for any other period less than a full quarterly period shall be computed and prorated on the basis of a 360-day year of twelve 30-day months.

        (c)   If the Corporation is unable to pay a dividend on a Dividend Payment Date, the dividend shall be cumulative and shall accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accrued dividends shall bear interest at a rate of ten percent (10%) per annum.

        (d)   No cash dividend may be declared on any other class or series of stock ranking on a parity or junior with Series A Preferred as to dividends in respect of any dividend period unless there shall also be or have been declared and paid on Series A Preferred accrued, unpaid dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.

        (e)   Dividends on Series A Preferred shall be paid 50% in cash and 50% in shares of fully-paid and nonassessable common stock of the Corporation, valued at the market price per share of the common stock of the Corporation. As used in this Section 3, the term "market price" shall mean (i) if the common stock is traded on a securities exchange or on the NASDAQ Stock Market, the closing sale price of the common stock on such exchange or the NASDAQ Stock Market, or if the common stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged

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over a period of ninety (90) consecutive trading days prior to the date as of which "market price" is being determined, (ii) if the common stock is not traded on an exchange or the NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the higher of (A) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

        (f)    Any portion of a dividend that would result in issuance of a fractional share of common stock shall be paid in cash at the dividend rate set forth in Section 3(a).

4.    Liquidation Preference.

        (a)   In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Series A Preferred shall be entitled to receive out of the assets of the Corporation an amount per share equal to the Stated Value, plus dividends unpaid and accumulated or accrued thereon, and any interest due thereon if any. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation, payment shall be made to the holders of shares of Series A Preferred in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the common stock or any other class of shares of the Corporation ranking junior to Series A Preferred with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Series A Preferred and any liquidation preference on any other class or series of preferred stock of the Corporation ranking on a parity with Series A Preferred, to which they respectively shall be entitled, the holders of such shares of Series A Preferred and the holders of any such other class or series of preferred stock of the Corporation ranking on a parity with Series A Preferred shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled.

        (b)   Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Series A Preferred to convert such shares at any time and from time to time in accordance with Section 5 below.

5.    Optional Conversion Right.

        (a)   The holder of any shares of Series A Preferred may at any time prior to the Automatic Conversion Date, as defined in Section 6(a) hereof, convert any or all of the shares of Series A Preferred into fully paid and non-assessable shares of common stock of the Corporation at the rate of two shares of common stock for each share of Series A Preferred, equivalent to a conversion price of $1.50 per share (the "Conversion Price"), subject to adjustment pursuant to Section 5(c). Subject to the provisions of the next sentence, shares of Series A Preferred surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date on the shares being surrendered for conversion. A holder of Series A Preferred on the record date preceding a Dividend Payment Date who (or whose transferee) converts shares of Series A Preferred on a Dividend Payment Date, will receive the dividend payable on such Series A Preferred by the Corporation on such Dividend Payment Date together with all accumulated but unpaid dividends on such Series A Preferred, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series A Preferred for conversion.

        (b)   In order to convert shares of Series A Preferred into shares of common stock of the Corporation, the holder thereof shall give written notice to the Corporation at such office that such

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holder elects to convert such shares and shall surrender at the Corporation's corporate offices the certificate or certificates therefor, duly endorsed to the Corporation or in blank, within two business days following delivery of such notice. Shares of Series A Preferred shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of common stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of common stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered a certificate or certificates for the number of shares of common stock of the Corporation issuable upon such conversion.

        (c)   The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price each holder of shares of Series A Preferred shall thereafter be entitled to receive the number of shares of common stock of the Corporation obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

        (d)   Except for (i) options, warrants or other rights to purchase securities outstanding on the date of the first issuance of Series A Preferred (provided there is no adjustment to the terms of such options, warrants or other securities on or after the date of issuance of Series A Preferred, other than pursuant to the Corporation's option exchange program approved by the compensation committee of the Board of Directors of the Corporation on December 28, 2010); (ii) options to purchase shares of common stock and the issuance of awards of common stock pursuant to stock option or employee stock purchase plans adopted by the Corporation and shares of common stock issued upon the exercise of such options granted pursuant to such plans (provided there is no adjustment to the terms of such options, awards or other securities on or after the date of issuance of Series A Preferred), appropriately adjusted to reflect stock splits, combinations, stock dividends, reorganizations, consolidations and similar changes; or (iii) common stock issued to holders of Series A Preferred or upon conversion or in lieu of cash dividends on Series A Preferred, if and whenever the Corporation shall issue any additional securities, warrants or rights or any security convertible or exchangeable into equity, securities, warrants or rights (collectively, "Convertible Securities") without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of such additional common stock and the number of shares of common stock outstanding prior to such issuance. For the purpose of the above calculation, the number of shares of common stock immediately prior to such issuance shall be calculated on a fully-diluted basis, as if all shares of Series A Preferred had been fully converted into shares of common stock and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities with an exercise price at or less than the then current market value of the common stock of the Corporation had been fully exercised as of such date. Except as provided in Section 5(g) below, no further adjustments of the Conversion Price shall be made upon the actual issuance of common stock or of any Convertible Securities upon the exercise of such rights or options or upon the actual issue of such common stock upon conversion or exchange of such Convertible Securities.

        (e)   For purposes of this Section 5, in case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deducting therefrom any expenses incurred or any underwriting

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commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase any such common stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Corporation in connection therewith. In case any shares of common stock or Convertible Securities or any rights or options to purchase such common stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such common stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its common stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of common stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of Section 5(h), shall be made after giving effect to such adjustment of the Conversion Price.

        (f)    In case the Corporation shall at any time subdivide its outstanding shares of common stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of common stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        (g)   If (i) the purchase price provided for in any right or option referred to in Section 5(d), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for common stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution and other than pursuant to the Corporation's option exchange program approved by the compensation committee of the Board of Directors of the Corporation on December 28, 2010), or any Convertible Securities shall terminate, expire or cease to be outstanding without exercise thereof, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (x) the issuance of the number of shares of common stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (y) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of common stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in Section 5(d), or the rate at which any

C-A-5

Convertible Securities referred to in Section 5(d) are convertible into or exchangeable for common stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of common stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have applied had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of common stock delivered as aforesaid.

        (h)   If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and except as otherwise provided herein, lawful and adequate provision shall be made whereby the holders of Series A Preferred shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the common stock of the Corporation immediately theretofore receivable upon the conversion of Series A Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such common stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Series A Preferred had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of Series A Preferred) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Series A Preferred. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series A Preferred, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

        (i)    Upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series A Preferred, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. No adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Conversion Price; provided, however, that any adjustments which by reason of this Section 5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further, that adjustment shall be required and made in accordance with the provisions of this Section 5 (other than this Section 5(i)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of common stock. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 5 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the Conversion Price in addition to those required by this Section 5 as it in its discretion shall determine to be advisable in

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order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock, hereafter made by the Corporation to its stockholders shall not be taxable.

        (j)    In case at any time: (i) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or (ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Series A Preferred at the addresses of such holders as shown on the books of the Corporation, of the date on which (x) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (y) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of common stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

        (k)   If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of Series A Preferred in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

        (l)    As used in this Section 5 the term "common stock" shall mean and include the Corporation's presently authorized common stock and any additional common stock that may be authorized by due action of the Corporation's Board of Directors and shareholders entitled to vote thereon.

        (m)  No fractional shares of common stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of common stock as of the close of business on the day of conversion. As used in this Section 5, the term "market price" shall mean (i) if the common stock is traded on a securities exchange or on the NASDAQ Stock Market, the closing sale price of the common stock on such exchange or the NASDAQ Stock Market, or if the common stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of twenty (20) consecutive trading days prior to the date as of which "market price" is being determined, (ii) if at any time the common stock is not traded on an exchange or the NASDAQ Stock Market, or otherwise traded in the over-the-counter market, the higher of (A) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or (B) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

        (n)   The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of Series A Preferred, such number of shares of common stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations

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in respect of the conversion of the shares by delivery of purchased shares of common stock of the Corporation.

        (o)   The Corporation covenants that if any shares of common stock required to be reserved for purposes of conversion of the shares of Series A Preferred require approval of any governmental authority under any federal or state law, before such shares may be issued upon conversion, the Corporation will cause such shares to be duly approved.

        (p)   The Corporation covenants that all shares of common stock issued upon conversion of the shares of Series A Preferred will upon issue be fully paid and nonassessable and not subject to any preemptive rights.

6.    Automatic Conversion.

        (a)   Series A Preferred shall automatically be converted into shares of common stock of the Corporation, without any act by the Corporation or the holders of Series A Preferred, on the first business day on or after December 31, 2014 (the "Automatic Conversion Date"), on which the average of the closing sale prices of the Corporation's common stock on the NASDAQ Capital Market (or other principal exchange or market on which the common stock is then traded) for the trading days within the ninety (90) calendar day period ending on the date prior to the Automatic Conversion Date is greater than $4.00 per share, as such per share amount may be adjusted for any share combination, split or distribution.

        (b)   Upon such automatic conversion, each holder of certificates for shares of Series A Preferred shall immediately surrender such certificates in exchange for appropriate stock certificates representing shares of common stock of the Corporation. Each holder of a share of Series A Preferred so converted shall be entitled to receive the full number of shares of common stock into which such share of Series A Preferred held by such holder could be converted if such holder had exercised its conversion right.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Rights and Preferences on behalf of the Corporation as of the                        day of                                    , 2011.

GRANITE CITY FOOD & BREWERY LTD.

By

Name:

Title:

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 Appendix D

STOCK REPURCHASE AGREEMENT

BETWEEN AND AMONG

DHW LEASING, L.L.C.,

DONALD A. DUNHAM, JR., CHRISTINE DUNHAM,

CHARLES J. HEY,

DUNHAM CAPITAL MANAGEMENT, L.L.C.,

CONCEPT DEVELOPMENT PARTNERS LLC,

AND

GRANITE CITY FOOD & BREWERY LTD.

DATED AS OF FEBRUARY 8, 2011

D-i

STOCK REPURCHASE AGREEMENT

        This Stock Repurchase Agreement, dated as of February 8, 2011, between and among DHW Leasing, L.L.C., a South Dakota limited liability company ("DHW"), Donald A. Dunham, Jr., Christine Dunham (collectively, "Dunham"), Charles J. Hey ("Hey"), Dunham Capital Management, L.L.C., a South Dakota limited liability company ("DCM"), Concept Development Partners LLC, a Delaware limited liability company ("CDP"), and Granite City Food & Brewery Ltd., a Minnesota corporation ("Company"). Dunham and Hey are parties to this Agreement solely for purposes of Sections 6, 9, 11, 12, 14, 21, 22, and 24 hereof, and CDP is a party to this Agreement solely for purposes of Section 8 hereof.

RECITALS

        A.    Pursuant to a Stock Purchase Agreement of even date entered into with CDP (the "Stock Purchase Agreement"), the Company will issue and sell to CDP, and CDP will purchase from Company, 3,000,000 shares of the Company's convertible preferred stock for the sum of $9,000,000 (such sale and purchase hereinafter referred to as the "Preferred Stock Transaction"). In addition, CDP has agreed that as a condition to Company's obligation to close the Preferred Stock Transaction, CDP will cause the Company to enter into a $10,000,000 senior credit facility (the "Credit Facility") for the financing of the Company's operations and to fund payment or retirement of other obligations, as set forth in the Stock Purchase Agreement. The proceeds from the Preferred Stock Transaction and the Credit Facility are intended, among other things, to fund the Company's purchase from DHW of 3,000,000 shares of the Company's issued and outstanding common stock owned by DHW (the "Shares"), and the purchase from DCM of certain real estate in Troy, Michigan. The closing of the Preferred Stock Transaction and the Company's entry into the Credit Facility are conditions to the Company's obligation to purchase the Shares and close the transactions contemplated by this Agreement.

        B.    The Company desires to purchase the Shares from DHW, and DHW desires to sell the Shares to the Company on the terms, and subject to the conditions set forth in this Agreement.

        C.    Dunham and Hey are the owners of all DHW's outstanding membership interests and the sole members of DHW's management and board.

        D.    DCM has entered into real estate leases with the Company and, as a condition to the Company's obligation to consummate the transactions contemplated by this Agreement, has agreed to reduce the fixed rents on certain of the properties leased to the Company, and to grant the Company an option to purchase the improvements associated with the properties for which such rents are reduced. In addition, the Company has agreed to purchase from DCM a two-acre site on Big Beaver Road in Troy, Michigan, together with all plans, permits and related assets associated with such property (the "Troy Property"), for the sum of $2,500,000, plus real estate taxes due and owing on such property for the years 2009 and 2010.

        NOW, THEREFORE, in consideration of the agreements and undertakings, and in reliance upon the representations and warranties set forth in this Agreement, the parties agree as follows:

        1.    Defined Terms.    All capitalized terms not otherwise defined in this Agreement, shall have the meanings set forth in the Stock Purchase Agreement.

        2.    Purchase and Sale of Shares.    Subject to the terms and conditions and in reliance on the representations and warranties contained in this Agreement, at the Closing (as hereinafter defined), DHW shall sell, assign and transfer to the Company, free and clear of all liens, pledges or encumbrances of any kind, nature or description, and the Company agrees to purchase, the Shares from DHW for the consideration specified in Section 4 hereof.

        3.    Time and Place of Closing.    The closing of the transactions pursuant to this Agreement (the "Closing") shall take place on the Closing Date, at 9:00 a.m., local time, at the Minneapolis offices of Briggs and Morgan or such other date or place as shall be mutually agreed upon by the parties hereto.

        4.    Purchase Price.    The purchase price for the Shares shall be $7,050,000 (the "Purchase Price"), which shall be payable by the Company to the Escrow Agent (as hereinafter defined) pursuant to the Release and Escrow Agreements (as herein defined).

        5.    Delivery of Shares; Payment for Personal Property.    Pursuant to the terms of Release and Escrow Agreements (the "Release and Escrow Agreements") to be entered into by and among DHW, the Company, and each of Great Western Bank, CorTrust Bank and Dacotah Bank (collectively, the "Banks"), and First Dakota Title Limited Partnership (the "Escrow Agent"), DHW shall cause each Bank to deliver to the Company at the Closing, the certificates representing the Shares (which are currently being held by the Banks as security for DHW's obligations to the Banks), duly endorsed and executed, with signatures guaranteed and stock powers attached, in proper form for transfer, against payment by the Company.

        6.    Obligations of DHW Prior to Closing Date.    After the date hereof and prior to or until the Closing Date, as the case may be, DHW, Dunham and Hey agree that:

          (a)   DHW will carry on its business in a manner consistent with past practices and in the ordinary course;

          (b)   Other than as permitted by this Agreement, no disposition, sale, offer for sale or option to purchase, the Shares, or any other shares of capital stock of the Company beneficially owned by DHW, will be made, proposed or entered into with any person or entity; and

          (c)   DHW will not directly or indirectly redeem, retire, purchase or otherwise reacquire the Shares or any other shares of capital stock of the Company beneficially owned by DHW.

        7.    Agreement Regarding Escrow of Shares.    Within ten (10) days following the execution of this Agreement, DHW and the Company will enter into Release and Escrow Agreements with each of the Banks. Pursuant to the Release and Escrow Agreements, the Shares shall remain subject to the lien and security interest of the Banks, as their interests appear, until the Closing Date and completion of the purchase of the Shares by the Company hereunder.

        8.    Right of First Refusal Option.    Subject to and contingent upon the Closing and payment for the Shares, DHW hereby grants to the Company, its successors and assigns, the right and option, but not the obligation, to purchase all or any portion of DHW's remaining shares of common stock of the Company that DHW desires to sell after the Closing Date and prior to the later of the fifth anniversary of the Closing Date or the date on which DHW has repaid in full the current principal balances of DHW's indebtedness to the Banks, which DHW acknowledges is in an aggregate amount of approximately $14,000,000 (the "Loans"). The Company shall have the right to assign its rights under this Section 8 of this Agreement. The right and option of the Company shall be carried out and exercised on the following basis:

          (a)    Notice of Proposed Sale.    If DHW, directly or pursuant to any collateral agreement with any of the Banks, desires to sell or otherwise dispose of any common stock of the Company to any party (a "Transfer"), DHW shall give the Company and CDP written notice of such proposed Transfer (the "First Offer Notice") which notice shall specify: (i) the number of shares that DHW proposes to sell (the "Sale Stock"); (ii) the name and address of the person or persons to whom the Sale Stock is to be sold or transferred; and (iii) the terms of sale (e.g., public market or private sale, price and payment provisions), and if a private sale, shall furnish with the First Offer Notice a copy of the agreement or other documentation under which the proposed Transfer is expected to occur, including, but not limited to, the sale price, closing date, and other significant terms and conditions, in reasonable detail of the proposed transaction (collectively, the "First Offer Terms"). The First Offer Terms shall state in U.S. dollars the per share price at which DHW proposes to sell the Sale Stock to a private party. The First Offer Notice shall constitute an offer to sell to the Company and CDP all or any portion of the Sale Stock on the First Offer Terms and at the price set forth herein. The offer, as set forth in the First Offer Notice, is hereinafter referred to as the "First Offer."

          (b)    Purchase Price.    If the Sale Stock is to be sold in a non-public transaction, the purchase price of the Sale Stock shall be the per share price set forth in the First Offer Notice, which price shall be a bona fide, arm's-length price with a third party; or, if DHW proposes to sell the Sale Stock on an exchange or in the over-the-counter market, the purchase price per share shall be the closing price of the Company's common stock on the date of the First Offer Notice. The purchase price payable pursuant to this right of first refusal shall be payable in U.S. funds, even if the consideration proposed to be paid by a third party is to be paid in a form other than cash or U.S. funds.

          (c)    Notice of Acceptance or Rejection of First Offer.    The Company shall notify DHW and CDP whether it elects to purchase some or all of the Sale Stock set forth in the First Offer in writing within seven (7) business days after receipt by the Company of the First Offer Notice (the "First Offer Period").

          (d)    CDP Notice of Acceptance or Rejection of Offer; Election upon Company Failure to Exercise.    CDP shall notify DHW and the Company whether it wishes to purchase some or all of the Sale Stock set forth in the First Offer in writing within the First Offer Period. If the Company or its assignee does not elect to purchase some or all of the Sale Stock set forth under the First Offer, CDP shall purchase all or the remainder of the Sale Stock which the Company has elected not to purchase, on the First Offer Terms.

          (e)    All Sale Stock Purchased.    Notwithstanding the foregoing, if the Company and/or CDP elect to purchase the Sale Stock pursuant to this Section 8, all the Sale Stock must be purchased. Such purchase may be by a combination of the Company, CDP, and their assignees.

          (f)    Closing on Sale Stock.    If the Company or CDP elects to purchase some or all of the Sale Stock pursuant to this Section 8, the Closing on that sale shall take place at 9:00 a.m. local time at the Company's principal executive office and shall occur on the fifteenth (15) business day following (i) the expiration of the First Offer Period, or (ii) the receipt by DHW of a Notice of Acceptance of Offer, whichever is earlier. The Closing may occur earlier or at another date, time or location if mutually agreed upon by DHW and the purchaser(s) hereunder. DHW shall deliver documentation representing the common stock to be purchased, duly endorsed for transfer with signatures guaranteed, shall represent and warrant that it has good and marketable title to such common stock and that such common stock is free from all liens, encumbrances and interests of third parties at the time of the Closing, and shall take all other actions necessary to transfer the common stock free and clear of all liens, as the purchaser may reasonably request.

          (g)    Failure of any Party to Exercise or DHW to Sell.    If neither the Company nor CDP accepts the First Offer prior to the expiration of the First Offer Period, the First Offer shall terminate, and DHW shall be free, for a period of thirty (30) days, to transfer the Sale Stock specified in the First Offer Notice in the manner and on the terms disclosed in the First Offer. If the sale by DHW of the Sale Stock has not been so effected within thirty (30) days following termination of the First Offer Period, such Sale Stock shall again be subject to all of the provisions of the right of first refusal option in this Section 8.

          (h)    Arbitration of Disputes.    Any dispute or controversy concerning the parties' obligations under this Section 8 may, at the demand of any party, be submitted for resolution by binding arbitration by a single arbitrator by and in accordance with the rules of the American Arbitration Association. The decision of the arbitrator therein shall be conclusive and binding upon the parties and shall include the award of reasonable attorney's fees and interest to a prevailing party. The award shall be enforceable in a court of competent jurisdiction.

          (i)    Legend and Stop Transfer Order.    On the Closing Date, DHW agrees to surrender all of its certificates for shares of the Company's common stock to the Company's transfer agent, to apply thereon the following restrictive legend:

    THESE SECURITIES ARE SUBJECT TO A RIGHT OF FIRST REFUSAL BY GRANITE CITY FOOD & BREWERY LTD. AND ITS SUCCESSORS AND ASSIGNS, PURSUANT TO THE TERMS OF A STOCK REPURCHASE AGREEMENT DATED FEBRUARY 8, 2011 (THE "REPURCHASE RIGHT"). ANY SALE, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES SHALL BE SUBJECT TO SUCH REPURCHASE RIGHT AND ANY PURPORTED SALE, TRANSFER OR OTHER DISPOSITION WHICH DOES NOT REFERENCE THE REPURCHASE RIGHT SHALL BE NULL AND VOID. ANY PERSON ACQUIRING ANY PORTION OF THESE SECURITIES SHALL BE DEEMED TO HAVE ADOPTED AND BE BOUND BY SUCH REPURCHASE RIGHTS. A COPY OF THE STOCK REPURCHASE AGREEMENT HAS BEEN FILED BY GRANITE CITY FOOD & BREWERY LTD. WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS AVAILABLE WITHOUT CHARGE BY CONTACTING THE CHIEF FINANCIAL OFFICER AND/OR SECRETARY OF THE COMPANY AT ITS REGISTERED OFFICE IN THE STATE OF MINNESOTA.

  Such legend shall be in addition to pre-existing restrictive legends thereon. DHW further agrees that a stop transfer order may be placed on its shares by the Company for the purpose of complying with this Section 8.

          (j)    Use of Proceeds.    DHW agrees that the proceeds of any sale of shares of Common Stock of the Company, whether to the Company, CDP or a third party, will be used to prepay the Loans due to the Banks. DHW agrees that the Loans (including the principal and all accrued interest and fees) shall be fully paid and discharged by the fifth anniversary of the Closing Date.

        9.    Representations and Warranties of DHW.    DHW, Dunham and Hey represent, warrant and agree that each of the following statements is true and correct on the date hereof and will be true on the Closing Date:

          (a)    Title to Shares.    DHW is the record and beneficial owner of the Shares. Except for the liens and interests of the Banks, the Shares are free and clear of any security interests, claims, liens (including tax liens), pledges, penalties, charges, encumbrances, buy-sell agreements, rights-of-first refusal, or rights of others whatsoever.

          (b)    Status of DHW.    DHW is a limited liability company duly organized, validly existing and in good standing under the laws of the state of South Dakota, and has the organizational power and authority to own and operate its business as now being conducted.

          (c)    Authority and Binding Obligation.    DHW has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by DHW and the consummation by DHW of the transactions contemplated by this Agreement have been duly authorized by the governing board of DHW and the holders of DHW's membership interests, consisting solely of Dunham and Hey. Dunham and Hey have caused DHW to take all necessary action on the part of DHW to carry out the transactions contemplated by this Agreement. This Agreement has been executed and delivered by DHW and constitutes a legal, valid and binding obligation of DHW enforceable against DHW in accordance with its terms, except as enforceability thereof may be limited by creditors' rights generally or by general principles of equity.

          (d)    No Conflict or Violation.    The execution and delivery of this Agreement by DHW does not, and the consummation of the transaction contemplated by this Agreement will not, (i) conflict with, or result in any violation of, DHW's organizational documents, or (ii) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, will give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any lien upon the properties or assets of DHW under, any provision of any agreement, note, bond, mortgage, indenture, lease or other contractual obligation to which DHW is a party or by which its properties and assets are bound.

          (e)    Access to Information.    DHW has reviewed the Disclosure Materials described in Section 10(c) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Shares; (ii) access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the sale of the Shares. Dunham and Hey acknowledge that they are members of the Company's board of directors and are familiar with the Company's operations and financial condition.

          (f)    Independent Investment Decision.    DHW has independently evaluated the merits of its decision to sell Shares to the Company pursuant to this Agreement, and confirms that it has not relied on the advice of the Company or any of the Company's advisors.

        10.    Representations of the Company.

          (a)    Status of Company.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota, and has the corporate power and authority to own and operate its business as now being conducted.

          (b)    Authority and Binding Obligation of the Company.    The Company has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by the board of directors of the Company. The board of directors of the Company has taken all necessary action on the part of the Company to carry out the transactions contemplated by this Agreement, subject to the Company receiving approval of its shareholders for the transactions contemplated by this Agreement. This Agreement has been executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by creditors' rights generally or by general principles of equity.

          (c)    Company Disclosure.    The Company has filed with the Securities and Exchange Commission ("SEC") all reports, forms or other information required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials being collectively referred to herein as the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such Disclosure Materials prior to the expiration of any such extension. The financial statements of the Company included in the Disclosure Materials comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

        11.    Payment of Break-Up Fees and Expenses.    DHW, Dunham, Hey and DCM acknowledge that the Company will be required to pay break-up fees and expenses pursuant to the terms of the Stock Purchase Agreement, in the event that any of them fail to perform their obligations under this Agreement. Accordingly, DHW, Dunham, Hey and DCM agree that in the event of such default and if the Company is obligated to pay break-up fees or expenses under the terms of the Stock Purchase Agreement, they will, upon written demand of the Company, promptly pay such break-up fees and expenses when due, or indemnify and reimburse the Company for the amount of such break-up fees and expenses paid or payable by it, together with interest, expenses and reasonable attorney's fees incurred by the Company in enforcing this obligation. Such indemnification obligation shall be joint and several and shall be made in accordance and pursuant to the terms of Section 21 of this Agreement. Notwithstanding the foregoing, if any such break-up fees or expenses are payable by the Company solely because one of the Banks has breached or withdrawn its obligations under the Release and Escrow Agreements and not due to any act or omission on the part of DHW, Dunham, Hey or DCM, no payment or indemnification by them shall be required under this Agreement. For purposes of the foregoing sentence, an act or omission on the part of DHW, Dunham, Hey or DCM after the date of this Agreement that gives any of the Banks the right to withhold performance under the Release and Escrow Agreements shall not relieve such parties of their obligation to pay, reimburse or indemnify the Company for any break-up fees or expenses the Company shall be obligated to pay under the Stock Purchase Agreement.

        12.    DCM Agreements.    Within ten days following execution of this Agreement, DCM will enter into a Lease Restructuring and Option Agreement with the Company, pursuant to which Dunham has agreed that fixed rents on properties listed in such Lease Restructuring and Option Agreement will be reduced as set forth therein. Consummation and performance of the Lease Restructuring and Option Agreement is a condition to the Company's performance of this Agreement. Dunham agrees to take all action necessary or required to cause DCM to sign, consummate and perform DCM's obligations under the Lease Restructuring and Option Agreement.

        13.    Purchase Agreement Between the Company and DCM for Troy Property.    Within ten days following execution of this Agreement, as a further condition to the parties' obligations under this Agreement, the Company and DCM shall have entered into a real estate purchase agreement (the "Real Estate Purchase Agreement") for the purchase by the Company from DCM of the Troy Property.

        14.    Other Landlord Lease Reductions.    Pursuant to the terms of the Stock Purchase Agreement, the Company has agreed with CDP that it will achieve permanent rent reductions in the amount of $250,000 per year from either non-DCM affiliated lessors on the DCM land leases, or on fee-simple restaurants owned by third party landlords. Such $250,000 rent reduction is in addition to and separate and apart from the rent reductions which DCM has agreed to provide the Company pursuant to the Lease Restructuring and Option Agreement. DCM and Dunham agree to use reasonable commercial efforts to assist the Company in achieving such rent reductions, but shall not be obligated to provide further rent concessions beyond those agreed to in the Lease Restructuring and Option Agreement.

        15.    Amendments to Debt Conversion and Registration Rights Agreements.    Prior to the Closing Date, the Company and DHW shall execute and deliver each of the Ancillary Documents to which they are stated parties.

        16.    Voting Agreements.    DHW, concurrent with the execution of this Agreement, will enter into the Voting Agreement and Irrevocable Proxy, pursuant to which DHW will agree to vote in favor of the Preferred Stock Transaction and the stock repurchase contemplated by this Agreement to be submitted to shareholders of the Company at a special shareholders' meeting of the Company, scheduled to be held in 2011. Such meeting will be called, among other purposes, to obtain shareholder approval of the Preferred Stock Transaction and the purchase of the Shares, as contemplated by this Agreement ("Company's Shareholder Approval").

        17.    Conditions to Each Party's Obligations.    The obligation of the Company to purchase the Shares, and the obligation of DHW to sell the Shares, is subject to the satisfaction of the following conditions:

          (a)   This Agreement and the Stock Purchase Agreement shall have been approved by the requisite vote of the holders of shares of the Company's common stock in accordance with the Minnesota Business Corporation Act and in accordance with the voting requirements specified by the board of directors of the Company in the Company's proxy statement, which includes approval thereof by the holders of a majority of the outstanding common stock of the Company and the holders of a majority of the outstanding common stock of the Company not owned by DHW and its affiliates present at the meeting in person or by proxy.

          (b)   The Company shall have closed on the sale of 3,000,000 shares of the Company's Series A Convertible Preferred Stock to CDP pursuant to the terms of the Stock Purchase Agreement entered into between the Company and CDP.

          (c)   The Company shall have entered into the Credit Facility and shall have drawn on such facility to the extent necessary, as determined by the Company, to fund the purchase of the Shares and the performance of the Company's obligations under the Real Estate Purchase Agreement.

          (d)   The Company shall have reasonably determined that the purchase of the Shares does not violate Minnesota Statutes Section 302A.551, as evidenced by a certificate of the Company's Chief Financial Officer.

          (e)   No statute, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any governmental entity or other legal restraint or prohibition preventing, or rendering illegal, the consummation and performance of this Agreement, or causing the Company to sustain any loss or prospective loss of any liquor, beer, food or brewing license or permit, shall be in effect; provided, however, that prior to asserting this condition, the Company shall have used reasonable best efforts to prevent the entry of any such injunction or other order, to have any such order or injunction lifted or withdrawn, and to appeal as promptly as practicable any such injunction or other order that may be entered.

          (f)    The Company and DHW shall have completed the purchase and sale of the Troy Property pursuant to the terms and conditions of the Real Estate Purchase Agreement.

          (g)   Each of the Ancillary Agreements has been executed and delivered by the respective parties thereto.

  The provisions of this Section 18 may not be waived without the express written consent of the Company and DHW.

        18.    Conditions Precedent to Company's Obligation.    In addition to the satisfaction of the conditions in Section 18, the obligation of the Company to purchase the Shares is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Delivery of Shares.    DHW has delivered the Shares to the Escrow Agent free and clear of any security interests, claims, liens (including tax liens), pledges, penalties, charges, encumbrances, buy-sell agreements, rights-of-first refusal, or rights of others whatsoever, other than rights in favor of the Company and CDP created by this Agreement.

          (b)    Representations and Warranties.    The representations and warranties of DHW set forth in this Agreement shall be true and correct on the date of this Agreement and at the Closing (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date). The Company shall have received a certificate to such effect signed on behalf of DHW by Dunham and Hey on behalf of DHW.

          (b)    Resignations of Directors.    Except as otherwise specified in writing by the Company, the Company shall have received, effective as of the Closing Date, the resignations of five incumbent directors of the Company who were previously designated and elected by DHW.

          (c)    Performance of Covenants and Obligations.    DHW, Dunham and Hey shall have performed or complied with, in all material respects, all obligations and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing, and the Company shall have received a certificate signed on behalf of DHW by an executive officer to such effect.

        19.    Conditions to Obligations of DHW.    In addition to the satisfaction of the conditions in Section 18, the obligation of DHW to sell the Shares subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Delivery of Purchase Price.    The Company shall have delivered the Purchase Price as provided in Section 4.

          (b)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement shall be true and correct on the date of this Agreement and at the Closing (except to the extent that such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of that date). DHW shall have received a certificate to such effect signed on behalf of the Company.

          (c)    Performance of Covenants and Obligations.    The Company shall have performed or complied with, in all material respect, all obligations and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing, and DHW shall have received a certificate signed on behalf of the Company by an executive officer to such effect.

        20.    Survival of Representations and Warranties.    The representations, warranties and covenants of the Company, DHW, Dunham, Hey and DCM contained in this Agreement shall survive the Closing Date.

        21.    Indemnification.

          (a)    Indemnification of the Company.    DHW, DCM, Dunham and Hey (collectively, "DHW Indemnifying Parties") agree to indemnify, defend and hold the Company, its directors, officers, employees and agents, harmless from and against any and all losses, claims, demands, suits, actions, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of every kind, nature and description (collectively, "Losses") based upon, arising out of or otherwise in respect of:

              (i)  breach of any warranty, agreement, covenant or representation made in this Agreement by any of the DHW Indemnifying Parties or in any statement, document, exhibit or certification furnished by DHW Indemnifying Parties pursuant hereto;

             (ii)  any liabilities or obligations arising from a breach by any of the DHW Indemnifying Parties of their obligations under the Ancillary Agreements; and

            (iii)  the Company's payment or liability for payment of damages or other amounts to CDP (including, but not limited to, break-up fees or expenses) pursuant to the Stock Purchase Agreement as contemplated by Section 11 of this Agreement.

          (b)    Indemnification by Company.    The Company agrees to indemnify, defend and hold DHW, its members, directors, officers, employees and agents, harmless from and against any and all Losses based upon, arising out of or otherwise in respect of:

              (i)  a breach of any warranty, agreement, covenant or representation made in this Agreement by the Company or in any statement, document, exhibit or certification furnished by the Company pursuant hereto; and

             (ii)  any liabilities or obligations arising from a breach by the Company of its obligations to DHW or DCM under the Ancillary Agreements.

          (c)    Indemnification Procedure.    A party claiming the right to indemnification pursuant to this Section 22 (the "Indemnified Party") shall notify the other party (the "Indemnifying Party") in writing promptly after it becomes aware of a Loss or claimed Loss, including the assertion of any third-party claim ("Claim") upon which the Indemnified Party has a right to base a claim for indemnification hereunder; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless and solely to the extent the Indemnifying Party thereby is prejudiced. Upon receipt of such notice, the Indemnifying Party shall be entitled to (i) participate at its own expense in the defense or investigation of any such Claim, or (ii) assume the defense thereof in which event the Indemnifying Party shall not be liable to the Indemnified Party for legal or attorneys' fees thereafter incurred by the Indemnified Party in defense of such Claim; provided, that if the Indemnified Party may have any unindemnified liability arising out of such Claim, the Indemnified Party shall have the right to approve the counsel selected by the Indemnifying Party, which approval shall not be unreasonably withheld. If the Indemnifying Party assumes the defense of any Claim, all costs of defense of such Claim shall thereafter be borne by the Indemnifying Party and he shall have the authority to compromise and settle such Claim, or to appeal any adverse judgment or ruling with the costs of such appeal to be paid by the Indemnifying Party; provided, however, if the Indemnified Party may have any unindemnified liability arising out of such Claim, the Indemnifying Party shall have the authority to compromise and settle each such Claim only with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party may continue to participate in the litigation of any Claim at his expense after the Indemnifying Party assumes the defense of such Claim. In the event the Indemnifying Party does not elect to assume the defense of a third-party Claim within twenty (20) days after receipt of notice of the Claim from the Indemnified Party, the Indemnified Party shall have authority to compromise and settle such Claim at the expense of the Indemnifying Party, or to appeal any adverse judgment or ruling with the costs to be paid by the Indemnifying Party.

        22.    Additional Agreements.

          (a)    Company Shareholder Approval; Proxy Statement.    The Company shall take all action reasonably necessary in accordance with the Minnesota Business Corporation Act and its Articles of Incorporation and Bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of its Shareholders (the "Shareholder Meeting") for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby, as soon as reasonably practicable following clearance of the Company's proxy statement by the SEC. The Company's Board of Directors shall recommend to the Company Shareholders the approval of this Agreement and the transactions contemplated hereby and include such recommendation in the Proxy Statement; provided, that the Board of Directors may withdraw (or modify in a manner adverse to DHW) its approval and recommendation of this Agreement (i) in accordance with the provisions of Section 5.2 of the Stock Purchase Agreement or (ii) other than in connection with the provisions of Section 5.2 of the Stock Purchase Agreement, if the Board of Directors of the Company shall have determined in good faith (based on the advice of the Company's outside counsel) that failure to take such action would reasonably be expected to result in a breach of the fiduciary duties of the board of directors of the Company under applicable law.

          (b)    Reasonable Best Efforts.    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto other than CDP shall use its or his reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the sale of the Shares pursuant to this Agreement, including (i) the obtaining of all consents and the taking of all reasonable steps as may be necessary to obtain consents, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, and (iv) the execution and delivery of any additional instruments necessary to carry out the purposes of this Agreement; provided, however, that the obligations set forth in this sentence shall not be deemed to have been breached as a result of the Company taking any of the actions under Section 5.2 of the Stock Purchase Agreement.

          (c)    Transfer Taxes.    DHW shall pay all taxes arising out of the sale of the Shares to the Company, including, but not limited to stock transfer and similar taxes and fees, arising out of or in connection with the transactions contemplated by this Agreement. For avoidance of doubt, the Company shall not be required to assume liability for or pay any income or gains tax of DHW or its members as a result of any income or gains recognized by them.

          (d)    Board Observers.    Effective on the Closing of the transaction contemplated by this Agreement, DHW may designate two representatives who shall be invited to attend regularly scheduled Board meetings as observers, who may include Donald A. Dunham, Jr., Charles J. Hey, Nancy Hughes, or other persons approved by CDP. Such observers may be excluded from all or any portion of a meeting where their presence could reasonably result in (i) the disclosure of trade secrets or other confidential information to a competitor; or (ii) the loss of the attorney-client privilege. All such observers shall enter into a confidentiality agreement with the Company prior to exercising their observation rights. Subject to the immediately preceding sentence, such observers shall be entitled to receive all materials provided to Board members and shall be invited to attend all Board training and education sessions.

        23.    Termination.

          (a)    Termination By Mutual Consent.    This agreement may be terminated by mutual written consent of DHW and the Company without liability on the part of DHW or the Company.

          (b)    Termination by Either DHW or the Company.    This Agreement may be terminated by either DHW or the Company if the conditions precedent to the parties' obligations to consummate the transactions contemplated by this Agreement as set forth in Section 18 of this Agreement have not been satisfied, waived or performed; or the Closing shall not have occurred on or before July 31, 2011, provided, however, that such date may be extended up to December 31, 2011 by mutual agreement of the parties hereto (the "Outside Date"); provided, however, that the right to terminate this agreement under this Section 24(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of this transaction to occur on or before the Outside Date.

          (c)    Termination by the Company.    The Company may terminate this Agreement if DHW breaches or fails to perform any of its material representations, warranties, covenants or obligations contained in this Agreement as a result of which a condition set forth in Section 19 is incapable of being satisfied and, such breach (if curable) has not been cured within 30 days after notice to DHW or waived by the Company (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this agreement); or if the Company or CDP shall have terminated the Stock Purchase Agreement pursuant to Section 10 thereof.

          (d)    Termination By DHW.    DHW may terminate this Agreement if the Company breaches or fails to perform any of its material representations, warranties, covenants or obligations contained in this Agreement, as a result of which a condition set forth in Section 20 is incapable of being satisfied and such breach (if curable) has not been cured within 30 days after notice to the Company or waived by DHW (provided that DHW is not then in material breach of any representation, warranty, or covenant contained in this Agreement) or if the Company or CDP shall have terminated the Stock Purchase Agreement pursuant to Section 10 thereof.

          (e)    Effect of Termination.    In the event of termination of this Agreement by either the Company or DHW as provided in this Section 23, this Agreement shall forthwith become void and of no effect, without any liability on the part of the Company or DHW, other than the indemnity obligations contained in Section 21 which shall survive such termination, and except to the extent that such termination results from a fraud or willful and intentional breach by a party of any representation, warranty or covenant set forth in this Agreement.

        24.    Miscellaneous.

          (a)    Amendment.    This Agreement may be amended by the parties at any time before or after receipt of the Company's Shareholder Approval; provided, however, that after the receipt of the Company's Shareholder Approval, there shall be no amendment that by applicable law, requires further approval by the Shareholders of the Company without the further approval of such Shareholders; and provided, further, that after this Agreement is approved by the Company's Shareholders, no such amendment or modification shall be made that materially and adversely affects the Company, without the further approval of the Company's Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          (b)    Extension; Waiver.    At any time prior to Closing, the parties may extend the time for performance of any of the obligations or other acts of the other parties or waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or, subject to the last sentence of Section 18, waive compliance with any of the Agreements or conditions contained in this Agreement (provided that a waiver must be in writing and signed by the party against whom the waiver is to be effective). Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No provision of this Agreement requiring any party to use reasonable efforts or to act in good faith in any context shall be interpreted to require a party, as a part of such party's duty to use reasonable efforts or to act in good faith in the context in question, to waive any condition to the obligations of such party hereunder or to refrain from exercising any right or power such party may have hereunder.

          (c)    Expenses and Brokers.    Each party hereto shall bear and pay its or his own costs and expenses in connection herewith (including, without limitation, fees and expenses of any finders or brokers) in all events. DHW represents and warrants that it has not negotiated in connection with the transactions contemplated by this Agreement with any finder, broker or agent. The Company represents and warrants that it has not negotiated in connection with the transactions contemplated by this Agreement with any finder, broker or agent.

          (d)    Successors.    This Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs or legal representatives of the parties hereto. Notwithstanding the foregoing sentence, this Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.

          (e)    Notices.    Any notice, request, instruction or other document to be given hereunder or to any party shall be in writing delivered personally or sent by registered or certified mail, postage prepaid, as follows:

    If to the Company:

    Granite City Food & Brewery Ltd.
    5402 Parkdale Drive, Suite 101
    Minneapolis, MN 55416

    With a copy to:

    Briggs and Morgan, P.A.
    2200 IDS Center
    80 South Eighth Street
    Minneapolis, MN 55402
    Attention: Avron L. Gordon

    If to DHW:

    DHW Leasing, L.L.C.
    230 South Phillips Avenue, Suite 202
    Sioux Falls, SD 57104

    With a copy to:

    John F. Archer
    Hagen, Wilka & Archer, LLP
    600 South Main Avenue, Suite 102
    P.O. Box 964
    Sioux Falls, SD 57104

    If to Dunham and DCM:

    Donald A. Dunham, Jr. and Dunham Capital Management
    230 South Phillips Avenue, Suite 202
    Sioux Falls, SD 57104-6321
    Attention: Nancy J. Hughes, President and Chief Operating Officer

    With a copy to:

    John F. Archer
    Hagen, Wilka & Archer, LLP
    600 South Main Avenue, Suite 102
    P.O. Box 964
    Sioux Falls, SD 57104

    If to Charles J. Hey:

    Charles J. Hey
    One South Pintail Place
    Sioux Falls, SD 57105

    If to CDP:

    Concept Development Partners LLC
    5724 Calpine Drive
    Malibu, California 90265

    With a copy to:

    CIC II LP
    500 Crescent Court, Suite 250
    Dallas, Texas 75201
    Attention: Fouad Bashour

    and

    Fulbright and Jaworski LLP
    1301 McKinney Street, Suite 5100
    Houston, Texas 77010
    Attention: Edward Rhyne

  Any party may change its address for the purposes of this Section 25(e) by giving notice of such change of address to the other party in the manner herein provided for giving notice. Any notice or communication hereunder must be in writing, and may be given by registered or certified mail, return receipt requested, and, if given by registered or certified mail, shall be deemed to have been given and received forty-eight (48) hours after the deposit in the United States mail of a registered or certified letter, return receipt requested, containing such notice, properly addressed, with postage prepaid; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed at the time received.

          (f)    Captions.    The headings of the sections herein and of the Appendices hereto are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

          (g)    Entire Agreement.    This Agreement, together with the Stock Purchase Agreement and the Ancillary Agreements, constitutes the entire understanding between the parties hereto with respect to the matters covered herein. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the parties hereto.

          (h)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to its rules of conflict of laws. The parties do not intend that any dispute or controversy under this Agreement be subject to arbitration or be arbitrated, except to the extent provided in Section 8 hereof.

          (i)    Severability.    If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

          (j)    Specific Performance.    The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

          (k)    Trial by Jury.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER AGREEMENTS AND TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR REFERRED TO HEREIN.

          (l)    Multiple Counterparts.    This Agreement may be executed in separate counterparts by the parties hereto and all of such counterparts shall be considered as one and the same instrument and all of such agreements shall be deemed but one and the same agreement.

          (m)    Singular, Plural.    Whenever the singular form of any word is used in this Agreement, the same shall include the plural form of such word, whenever appropriate, and vice versa.

          (n)    Survival of Covenants.    Each of the covenants and agreements contained herein to be performed after Closing shall survive the Closing of the transactions contemplated by this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as herein provided as of the day and year first above written.

DHW:
DHW LEASING, L.L.C.
By:	/s/ DONALD A. DUNHAM, JR.
Its:	Managing Member
BUYER:
GRANITE CITY FOOD & BREWERY LTD.
By:	/s/ JAMES G. GILBERTSON
Its:	Chief Financial Officer
DUNHAM CAPITAL MANAGEMENT, L.L.C.
By:	/s/ DONALD A. DUNHAM, JR.
Its:	Managing Member
/s/ DONALD A. DUNHAM, JR. Donald A. Dunham, Jr.
/s/ CHRISTINE DUNHAM Christine Dunham
/s/ CHARLES J. HEY Charles J. Hey
CONCEPT DEVELOPMENT PARTNERS LLC
By:	/s/ FOUAD BASHOUR
Its:	Manager

[Signature page to Stock Repurchase Agreement dated February 8, 2011]

 APPENDIX E

AMENDMENT NO. 1 TO
STOCK REPURCHASE AGREEMENT

        This Amendment No. 1 to Stock Repurchase Agreement (this "Amendment"), dated as of April 5, 2011, is by and between DHW Leasing, L.L.C., a South Dakota limited liability company ("DHW"), Donald A. Dunham, Jr., Christine Dunham (collectively, "Dunham"), Charles J. Hey ("Hey"), Dunham Capital Management, L.L.C., a South Dakota limited liability company ("DCM"), Concept Development Partners LLC, a Delaware limited liability company ("CDP"), and Granite City Food & Brewery Ltd., a Minnesota corporation ("Company").

RECITALS

        A.    WHEREAS, the parties entered into a Stock Repurchase Agreement dated February 8, 2011 (the "Original Agreement,"); and

        B.    The parties desire to amend the terms of the Original Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Amendment, and in consideration of the representations, warranties, and covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees as follows intending to be legally bound:

        1.    Defined Terms.    All capitalized terms not otherwise defined in this Amendment, shall have the meanings set forth in the Original Agreement.

        2.    Amendments.

          (a)    Board Observers.    Section 22(d) of the Original Agreement is hereby amended in its entirety by replacing it with the following:

    (d)    Board Observers.    Effective on the Closing of the transaction contemplated by this Agreement, DHW may designate three representatives who shall be invited to attend regularly scheduled Board meetings as observers, who may include Donald A. Dunham, Jr., Charles J. Hey, Nancy Hughes, or other persons approved by CDP. Such observers may be excluded from all or any portion of a meeting where their presence could reasonably result in (i) the disclosure of trade secrets or other confidential information to a competitor; or (ii) the loss of the attorney-client privilege. All such observers shall enter into a confidentiality agreement with the Company prior to exercising their observation rights. Subject to the immediately preceding sentence, such observers shall be entitled to receive all materials provided to Board members and shall be invited to attend all Board training and education sessions. The Company shall pay the reasonable out-of-pocket expenses of such observers for attendance at such board meetings.

          (b)    DHW Legal Fees.    The following is hereby added to the Original Agreement as Section 22(e):

    (e)    DHW Legal Fees.    Concurrent with the Closing of the transaction contemplated by this Agreement, the Company shall pay the reasonable legal fees of DHW's counsels incurred in the transaction contemplated by this Agreement, including the legal and appraisal fees of the Banks which DHW has agreed to pay in connection with its obligations under this Agreement, not to exceed $100,000 in the aggregate.

        3.    Shareholder and Voting Agreement.    CDP and DHW agree to enter into the Shareholder and Voting Agreement in the form of Exhibit A attached hereto and incorporated herein by reference.

        4.    Original Agreement Continues.    Other than as amended by this Amendment, the Original Agreement shall continue in full force and effect.

        5.    Miscellaneous.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile or other electronic transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment. This Amendment shall be enforced, governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Amendment as herein provided as of the day and year first above written.

DHW:
DHW LEASING, L.L.C.
By:	/s/ DONALD A. DUNHAM, JR.
Its: Managing Member
BUYER:
GRANITE CITY FOOD & BREWERY LTD.
By:	/s/ JAMES G. GILBERTSON
Its: Chief Financial Officer
DUNHAM CAPITAL MANAGEMENT, L.L.C.
By:	/s/ DONALD A. DUNHAM, JR.
Its: Managing Member
/s/ DONALD A. DUNHAM, JR. Donald A. Dunham, Jr.
/s/ CHRISTINE DUNHAM Christine Dunham
/s/ CHARLES J. HEY Charles J. Hey
CONCEPT DEVELOPMENT PARTNERS LLC
By:	/s/ FOUAD Z. BASHOUR
Its: Manager

[Signature page to Amendment No. 1 to Stock Repurchase Agreement dated April 5, 2011]

 Exhibit A

FORM OF
SHAREHOLDER AND VOTING AGREEMENT

        SHAREHOLDER AND VOTING AGREEMENT (this "Agreement"), dated as of                                    , 2011 (the "Effective Date"), by and between Concept Development Partners LLC, a Delaware limited liability company ("CDP") and DHW Leasing, L.L.C., a South Dakota limited liability company ("DHW").

W I T N E S S E T H:

        WHEREAS, pursuant to a Stock Purchase Agreement dated February 8, 2011, between Granite City Food & Brewery Ltd., a Minnesota corporation (the "Company"), and CDP (the "Stock Purchase Agreement"), CDP is the legal and beneficial holder of 3,000,000 shares of the Series A Convertible Preferred Stock, $.01 par value, of the Company (the "Series A Preferred Stock");

        WHEREAS, following the repurchase by the Company of 3,000,000 shares of common stock, $.01 par value, of the Company ("Common Stock"), from DHW pursuant to a Stock Repurchase Agreement dated February 8, 2011, among DHW, Donald A. Dunham, Jr., Christine Dunham, Charles J. Hey, Dunham Capital Management, L.L.C., CDP and the Company (the "Stock Repurchase Agreement"), DHW is the legal and beneficial holder of 1,666,666 shares of Common Stock; and

        WHEREAS, the parties hereto desire to provide for certain rights and obligations in respect of their respective ownership of shares of Series A Preferred Stock and Common Stock as hereinafter provided.

        NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

        1.1    Definitions.    As used in this Agreement, the following terms have the following meanings:

        "Affiliate" as applied to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, the term "control," when used with respect to any Person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

        "Board of Directors" shall mean the Board of Directors of the Company.

        "CDP" shall have the meaning set forth in the opening paragraph.

        "CDP Designees" shall have the meaning set forth in Section 2.1(a).

        "Common Stock" shall have the meaning set forth in the recitals.

        "Company" shall have the meaning set forth in the recitals.

        "DHW" shall have the meaning set forth in the opening paragraph.

        "DHW Designees" shall have the meaning set forth in Section 2.1(a).

        "Proxy" shall have the meaning set forth in Section 2.2(b).

        "Series A Preferred Stock" shall have the meaning set forth in the recitals.

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        "Shares" shall mean, collectively, the Common Stock and the Series A Preferred Stock, whether now owned or acquired after the date hereof.

        "Stock Purchase Agreement" shall have the meaning set forth in the recitals.

        "Stock Repurchase Agreement" shall have the meaning set forth in the recitals.

ARTICLE 2
CORPORATE GOVERNANCE AND VOTING

        2.1    Board of Directors of the Company.

          (a)   At the Effective Date, the Board of Directors shall be composed of eight members. CDP (or any representative thereof designated by CDP) shall be entitled, but not required, to nominate five members to the Board of Directors (collectively, the "CDP Designees"), and DHW (or any representative thereof designated by DHW) shall be entitled, but not required, to nominate two members to the Board of Directors (collectively, the "DHW Designees").

          (b)   DHW and CDP shall vote all of the Shares owned or held of record by them at all regular and special meetings of the shareholders of the Company called or held for the purpose of electing directors or filling positions on the Board of Directors, and in each written consent executed in lieu of such a meeting of shareholders, and, to the extent entitled to vote thereon, each party hereto shall take all actions otherwise necessary, including attending shareholder meetings in person or by proxy for purposes of obtaining a quorum, to ensure (to the extent within the parties' collective control) that the CDP Designees and the DHW Designees are elected to the Board of Directors at any such meetings of the shareholders of the Company.

          (c)   The initial CDP Designees to be elected at the 2011 annual meeting of the Company shall be Fouad Z. Bashour, Robert J. Doran, Michael S. Rawlings, Louis M. Mucci and Michael H. Staenberg and the DHW Designees that shall continue on the Board of Directors and be nominated for election at such meeting are Joel C. Longtin and Milton D. Avery.

          (d)   CDP shall be entitled to nominate an individual to fill any vacancy on the Board of Directors caused by the resignation, death or removal of a CDP Designee. DHW shall be entitled to nominate an individual to fill any vacancy on the Board of Directors caused by the resignation, death or removal of a DHW Designee. Neither CDP nor DHW shall unreasonably object to the other's designees to the Board of Directors. The full Board of Directors shall fill any vacancy on the Board of Directors caused by the resignation, death or removal or a member of the Board of Directors.

          (e)   At the Effective Date, all currently existing committees of the Board of Directors, and any newly-created committees of the Board of Directors, shall have at least one of its members be a CDP Designee and at least one of its members be a DHW Designee. The director removal and vacancy nominating provision set forth above for the Board of Directors shall apply to any committee of the Board of Directors. Neither CDP nor DHW shall unreasonably object to the other's designees to any committee of the Board of Directors.

        2.2    Other Matters to be Voted on by the Shareholders and Proxy.

          (a)   DHW shall vote all of the Shares owned or held of record by them at all regular and special meetings of the shareholders of the Company, and in each written consent executed in lieu of such a meeting of shareholders, in the same manner as CDP votes its Shares on those matters, and, to the extent entitled to vote thereon, DHW shall take all actions otherwise necessary, including attending shareholder meetings in person or by proxy for purposes of obtaining a quorum, to ensure (to the extent within its control) that its Shares are voted in the same manner

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  as CDP votes its Shares at any such meetings of the shareholders of the Company. CDP shall inform DHW in writing of its expected vote on all matters presented at all regular and special meetings of the shareholders of the Company to allow DHW to vote in the same manner.

          (b)   As of the Effective Time, DHW agrees to execute and deliver to CDP the proxy in the form attached hereto as Schedule A (the "Proxy").

          (c)   DHW ACKNOWLEDGES THAT THE PROXY GRANTED BY DHW TO CDP IS AN IRREVOCABLE PROXY, COUPLED WITH AN INTEREST IN FAVOR OF CDP. The parties agree that an interest to support the irrevocable nature of the Proxy is created as a result of, among other things, the entering into of this Agreement, the Stock Purchase Agreement and the Stock Repurchase Agreement.

          (d)   CDP shall be entitled to exercise its rights pursuant to the Proxy when and as it in its sole discretion deems appropriate. Failure of CDP to exercise its right to vote pursuant to the Proxy at any time or from time to time shall not in any way adversely affect the validity of the Proxy or CDP's rights thereunder.

          (e)   DHW agrees to vote its Shares in a manner that is consistent with this Agreement whenever CDP does not exercise its rights to vote pursuant to the Proxy. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR THE PROXY, UPON THE EXERCISE BY CDP OF ITS VOTING RIGHTS UNDER THE PROXY ON ANY ISSUE AND UPON NOTICE THEREOF TO DHW, DHW AGREES TO REFRAIN FROM ATTEMPTING TO VOTE ITS SHARES OTHER THAN IN ACCORDANCE WITH CDP'S INSTRUCTIONS OR TO IN ANY WAY HINDER OR DELAY THE VOTING BY CDP WITH RESPECT TO THE ISSUE IN QUESTION.

          (f)    DHW agrees that, during the Term (as defined in the Proxy) of the Proxy, it will cause all certificates representing all Shares now issued or that may in the future be issued to DHW, to contain the legends specified in Section 2.5 of the Proxy.

ARTICLE 3
TERMINATION

        3.1    Termination.    The provisions of Section 2.1 of this Agreement shall terminate upon the earliest to occur of:

          (a)   the mutual agreement of the parties hereto;

          (b)   the fifth anniversary of the date of this Agreement;

          (c)   the date on which DHW and its Affiliates no longer own at least 250,000 shares of outstanding Common Stock;

          (d)   the date on which DHW's loans to Great Western Bank, CorTrust Bank and Dacotah Bank are reduced to an aggregate principal amount of $250,000 or less; and

          (e)   the date on which CDP and its Affiliates no longer own any capital stock of the Company.

The provisions of Section 2.2 of this Agreement shall terminate upon the earlier to occur of (a) such time as DHW and its Affiliates no longer own any shares of outstanding capital stock of the Company, and (b) such time as CDP and its Affiliates no longer own any shares of Series A Preferred Stock.

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ARTICLE 4
MISCELLANEOUS

        4.1    No Inconsistent Agreements.    DHW represents and agrees that there is no (and from and after the date hereof it will not, and will cause its Affiliates not to, enter into any) agreement with respect to any securities of the Company or any of its subsidiaries (and from and after the date hereof DHW shall not take, or permit any of its Affiliates to take, any action) that is inconsistent in any material respect with the rights granted to CDP in this Agreement.

        4.2    Recapitalization, Exchanges, etc.    If any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to shareholders or combination of the Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement and the terms "Common Stock," "Series A Preferred Stock" and "Shares," each as used herein, shall be deemed to include shares of such capital stock or other securities, as appropriate.

        4.3    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by DHW.

        4.4    No Waivers; Amendments.    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. This Agreement may not be amended or modified, nor may any provision hereof be waived, other than by a written instrument signed by the parties hereto.

        4.5    Notices.    All notices, demands, requests, consents or approvals required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally delivered or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or such other address (and with such other copy) as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable overnight courier service.

  If to CDP:

  Concept Development Partners LLC
  5724 Calpine Drive
  Malibu, California 90265
  Attention: Dean S. Oakey
  Telephone: (310) 457-0356
  Facsimile: (310) 457-0256

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  With a copy to:

  CIC II LP
  500 Crescent Court, Suite 250
  Dallas, Texas 75201
  Attention: Fouad Bashour
  Telephone: (214) 871-6825
  Facsimile: (214) 880-4491

  and

  Fulbright & Jaworski LLP
  1301 McKinney Street, Suite 5100
  Houston, Texas 77010
  Attention: Edward Rhyne
  Telephone: (713) 651-8334
  Facsimile: (713) 651-5246

  If to DHW:

  Donald A. Dunham, Jr. and Dunham Capital Management
  230 South Phillips Avenue, Suite 202
  Sioux Falls, SD 57104-6321
  Attention: Nancy J. Hughes, President and Chief Operating Officer
  Telephone: (605) 330-9402
  Facsimile: (605) 330-9444

  With a copy to:

  John F. Archer
  Hagen, Wilka & Archer, LLP
  600 South Main Avenue, Suite 102
  P.O. Box 964
  Sioux Falls, SD 57104
  Telephone: (605) 334-0005
  Facsimile: (605) 334-4814

        4.6    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF MINNESOTA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

        4.7    Section Headings.    The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        4.8    Entire Agreement.    This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

        4.9    Counterparts.    This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

        4.10    Public Disclosure.    DHW shall not, and shall not permit any of its Affiliates to, make any public announcements or disclosures relating or referring to CDP, any of its Affiliates, or any of their respective directors, officers, partners, employees or agents (including, without limitation, any Person designated as a director of the Company pursuant to the terms hereof) unless CDP has consented to the form and substance thereof, which consent shall not be unreasonably withheld except to the extent

E-A-5

such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation, provided that (i) any such required disclosure shall only be made, to the extent consistent with the law, after consultation with CDP and (ii) no such announcement or disclosure (except as required by law or by stock exchange regulation) shall identify any such Person without CDP's prior consent. CDP and DHW shall, to the extent practicable, coordinate any filings each is required to make under the federal securities laws regarding their respective ownership of Shares.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CONCEPT DEVELOPMENT PARTNERS LLC
By:
Name: Title:
DHW LEASING, L.L.C.
By:
Name: Title:

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 Schedule A

IRREVOCABLE PROXY

        THIS IRREVOCABLE PROXY (this "Proxy") shall be effective as of                                    , 2011 (the "Effective Date"), by DHW Leasing, L.L.C., a South Dakota limited liability company ("DHW"), in favor of Concept Development Partners LLC, a Delaware limited liability company ("CDP").

RECITALS

        WHEREAS, as of the date of this Proxy, DHW owns beneficially and of record                    shares (which, together with any additional shares of the Company's capital stock owned beneficially and of record by DHW prior to the termination of this Proxy, the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of Granite City Food & Brewery Ltd., a Minnesota corporation (the "Company");

        WHEREAS, CDP and the Company have entered into a Stock Purchase Agreement dated February 8, 2011 (the "Stock Purchase Agreement"), pursuant to which CDP purchased shares of the Series A Convertible Preferred Stock of the Company;

        WHEREAS, DHW, Donald A. Dunham, Jr., Christine Dunham, Charles J. Hey, Dunham Capital Management, L.L.C., CDP and the Company have entered into a Stock Repurchase Agreement dated February 8, 2011 (the "Stock Repurchase Agreement"), pursuant to which the Company has repurchased 3,000,000 shares of Common Stock from DHW;

        WHEREAS, as of the Effective Date, DHW, CDP and the Company have entered into a Shareholder and Voting Agreement (the "Voting Agreement"), pursuant to which the parties thereto agree to the issuance of this Proxy to CDP and to certain understandings with respect to matters to be voted on by DHW and CDP at meetings of the shareholders of the Company; and

        WHEREAS, CDP has required, in connection with the closing of the transactions under the Stock Purchase Agreement, that DHW grant CDP a proxy to vote DHW's Shares on the terms set forth below and in the Voting Agreement;

TERMS OF PROXY

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and in the Voting Agreement and in order to induce CDP to, among other things, consummate the transactions set forth in the Stock Purchase Agreement, the parties hereto hereby agree as follows:

ARTICLE 1
REPRESENTATIONS AND WARRANTIES OF DHW

        DHW hereby represents and warrants to CDP as follows:

        1.1    Authorization.    DHW is a limited liability company formed and organized under the laws of the state of South Dakota. DHW has the power and authority to execute and deliver this Proxy, to consummate the transactions contemplated hereby and to grant the rights covered hereby. This Proxy has been duly executed and delivered by and on behalf of DHW and constitutes a legal, valid and binding obligation of DHW, enforceable against DHW in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

E-A-S-1

        1.2    Title to Shares.    DHW is the record and beneficial owner of the Shares owned by it on the date hereof and owns such Shares free and clear of liens, claims, charges, options or encumbrances or other rights of third parties of any kind or any proxy or voting restriction other than that granted pursuant to this Proxy and the Voting Agreement, and as set forth on Annex A attached hereto.

        1.3    Revocation of Previous Proxies.    DHW hereby revokes all previous proxies granted with respect to the Shares.

ARTICLE 2
VOTING OF SHARES

        2.1    Voting of Shares.

          (a)   DHW hereby irrevocably constitutes and appoints CDP, or any designee duly appointed by CDP, during and for the Term (as defined below), as DHW's true and lawful proxy and attorney-in-fact, with full power of substitution, for and in DHW's name, place and stead, (a) to call, attend and vote all Shares at any and all meetings of shareholders of the Company and any adjournments thereof, (b) to execute any and all written consents of shareholders of the Company and to vote all Shares, and (c) to represent and otherwise act as DHW could act, in the same manner and with the same effect as if DHW were present, at any annual, special or other meeting of the shareholders of the Company, and at any adjournment thereof, or pursuant to any written consent in lieu of meeting or otherwise. Such proxies and attorneys are hereby authorized to vote the Shares in accordance with the terms of this Proxy and the Voting Agreement.

          (b)   In the event CDP is unable or declines to exercise the power and authority granted by this Proxy for any reason, DHW covenants and agrees to vote all the Shares at any annual, special or other meeting of the shareholders of the Company, and at any adjournment thereof, or pursuant to a written consent in lieu of meeting or otherwise, in accordance with the understandings, and subject to the restrictions, set forth in this Proxy and the Voting Agreement.

          (c)   DHW hereby covenants and agrees that DHW will not vote or take any action by written consent of shareholders in lieu of meeting on any matter which is subject to this Proxy other than in accordance with the understandings, and subject to the restrictions set forth in this Proxy and the Voting Agreement.

        2.2    Further Assurances.    DHW shall take such further actions and execute such further documents and instruments as may reasonably be requested by CDP to vest in CDP (or its designee) the power to vote DHW's Shares and carry out the provisions of this Proxy.

        2.3    Term.    The term of this Proxy (the "Term") shall commence on the date hereof and shall continue until the termination of the Voting Agreement, regardless of the reason for such termination, at which time this Proxy shall terminate.

        2.4    Irrevocable Proxy Coupled with Interest.    DHW acknowledges that CDP will consummate the transactions under the Stock Purchase Agreement and the Stock Repurchase Agreement and enter into the Voting Agreement in reliance upon this Proxy, and that this Proxy is granted in partial consideration for the consummation of the transactions under the Stock Purchase Agreement and the Stock Repurchase Agreement and the execution and delivery of the Voting Agreement by CDP. DHW AGREES THAT THIS PROXY AND ALL OTHER POWER AND AUTHORITY INTENDED TO BE CONFERRED HEREBY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE PROXY AND, EXCEPT AS PROVIDED IN SECTION 2.3 ABOVE, SHALL NOT BE REVOCABLE OR TERMINATED BY ANY ACT OF DHW, BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS.

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        2.5    Legend on Stock Certificates.

          (a)   DHW consents to the placement of an appropriate legend evidencing the voting rights and restrictions provided for in this Proxy on the certificates representing DHW's Shares and any certificates issued in replacement or exchange thereof or to evidence newly issued shares of capital stock of the Company owned by DHW, and DHW shall take all actions reasonably requested by CDP or the Company to effect such placement. The restrictive legend shall be substantially in the following form:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDER AND VOTING AGREEMENT (THE "VOTING AGREEMENT") BETWEEN CONCEPT DEVELOPMENT PARTNERS LLC AND DHW LEASING, L.L.C., AND AN IRREVOCABLE PROXY, EACH DATED                        , 2011, A COPY OF WHICH VOTING AGREEMENT AND IRREVOCABLE PROXY WILL BE DELIVERED AT NO COST BY GRANITE CITY FOOD & BREWERY LTD. UPON REQUEST. THE VOTING AGREEMENT AND IRREVOCABLE PROXY AFFECT THE RIGHTS OF THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING THE VOTING OF SUCH SHARES. THE RIGHTS OF THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT AND IRREVOCABLE PROXY.

        (b)   Such certificates shall be endorsed conspicuously on the front thereof as follows:

"SEE RESTRICTIONS ON VOTING AND TRANSFER HEREOF ON REVERSE SIDE."

        (c)   DHW agrees to promptly surrender all certificates representing DHW's Shares subject to this Proxy to the Company's transfer agent for placement of the legend in accordance with this Section 2.5.

ARTICLE 3
GENERAL PROVISIONS

        3.1    Severability.    If any term or other provision of this Proxy is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Proxy shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, DHW agrees to negotiate with CDP in good faith to modify this Proxy so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        3.2    Entire Agreement.    This Proxy and the Voting Agreement constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between DHW and CDP, with respect to the subject matter hereof.

        3.3    Amendment.    This Proxy may not be changed, amended or modified orally, but only by an agreement in writing signed by DHW and CDP.

        3.4    Specific Performance.    DHW agrees that irreparable damage would occur in the event any provision of this Proxy was not performed in accordance with the terms hereof and that CDP shall be entitled to injunctive relief to prevent the breach of, and to enforce, the provisions of this Proxy and the Voting Agreement, including specific performance, in addition to any other remedy at law or in equity.

        3.5    Governing Law.    This Proxy shall be governed by, and construed in accordance with the laws of the State of Minnesota.

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        IN WITNESS WHEREOF, DHW has caused this Proxy to be duly executed and delivered as of the day and year first written above.

DHW LEASING, L.L.C.
By:
Name: Title:

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Appendix F

527 Madison Avenue New York, NY 10022 212-317-2700 212-317-2710 www.madisonwilliams.com
December 23, 2010
The Independent Directors Granite City Food & Brewery, Ltd. 5402 Parkdale Drive, Suite 101 Minneapolis, MN 55416 Attention: Joel Longtin Chairman of the Board
To the Independent Directors:

        We understand that the independent directors of the Board of Directors (the "Independent Directors") of Granite City Food & Brewery, Ltd. (the "Company" or "Granite City") are evaluating an interrelated set of proposed transactions (as described herein, the "Transactions") by and among the Company, DHW Leasing, LLC ("DHWL"), Mr. Donald A. Dunham, Jr., who together with DHWL, Dunham Capital Management, LLC, and Mr. Dunham's affiliates, is referred to herein as "DHWL/ Dunham", and Concept Development Partners, LLC, a Delaware limited liability company (the "Investor"), whose principals include an affiliate of CIC Partners, LP, a private equity fund and Delaware limited partnership ("CIC"), CDP Management Partners, LLC, a Delaware limited liability company ("CDP"), and an affiliate of CDP, which would include, among other things, the following principal elements, which are set forth in the letter of intent dated as of November 18, 2010 (the "Letter of Intent") by and among the Company, DHWL, DHWL/Dunham and the Investor:

  1.
  The purchase by the Investor of 3,000,000 shares of newly-issued Convertible Preferred Stock of the Company for $9,000,000, where each share of Convertible Preferred Stock will be convertible into two (2) shares of Common Stock at a conversion price of $1.50 per share;

  2.
  A new senior credit facility of not less than $10,000,000, to be provided by a third-party lender and arranged by the Investor to be used along with the net proceeds from the sale of the Preferred Stock to repurchase shares of Common Stock of the Company as provided for in Section 4 of the Letter of Intent, purchase the Troy Property (as defined in Section 6 of the Letter of Intent), and to repay certain indebtedness of the Company;

  3.
  The repurchase by the Company of 3,000,000 shares of its Common Stock held by DHWL for cash consideration of $7,050,000; DHWL will use these proceeds to partially repay its existing Company-related loans that have current aggregate principal balances of approximately $14,000,000;

  4.
  The purchase of the Troy Property for approximately $2,551,500;

  5.
  The reduction of fixed rents on certain properties owned by DHWL/Dunham that are leased to the Company for an aggregate rent reduction of $300,000 per annum. In addition the Company must attempt to achieve permanent annual rent reductions of $250,000 from third-party landlords;

  6.
  The provision of an option to the Company to purchase certain properties owned by DHWL/Dunham for a fixed price for a five-year period; and

  7.
  The amendment of certain lease, debt and other agreements between DHWL, DHWL/Dunham and the Company.

        Madison Williams and Company, LLC ("MWC") has been retained by the Independent Directors to undertake a study and to issue an opinion (the "Opinion") to the Independent Directors as to the fairness of the Transactions, taken together, from a financial point of view to the shareholders of the Company other than DHWL/Dunham or its Affiliates. The term "Affiliates" shall have the meaning given such term in Rule 12b-2 under the Exchange Act. We have not been requested to opine as to, and our Opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Transactions.

        In arriving at the Opinion, we have reviewed and analyzed, among other things:

  1.
  Publicly available information concerning the Company that we believe to be relevant to our analysis, including, without limitation, the Company's 10-K and 10-Qs for the past fiscal year;

  2.
  Certain financial and operating information with respect to the business, operations, and prospects of the Company, including financial and operating projections furnished by the management of the Company before and after giving effect to the Transactions;

  3.
  The historical market prices of the Company's publicly-traded securities during the last five years;

  4.
  A comparison of the historical financial results and present financial condition of the Company with those of other publicly-traded companies that we deemed relevant (selected peers) based on criteria such as restaurant category, average check size and absence of franchising revenues;

  5.
  Published estimates of independent research analysts with respect to the future financial performance of selected peer companies in the casual dining sector of the U.S. restaurant industry;

  6.
  Recent precedent change-of-control transactions involving other companies in the casual dining sector of the U.S. restaurant industry that we deemed relevant based on criteria such as restaurant category, average check size and absence of franchising revenues;

  7.
  Information received from the management of the Company with respect to the Transactions and other matters concerning the Company;

  8.
  The Letter of Intent; and

  9.
  Such other information, financial studies, analyses and investigations as we deemed relevant.

        In arriving at our Opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, with your consent, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of the Company as to the future financial performance of the Company, and that the Company will perform substantially in accordance with such projections. With your consent, we have assumed that the NOL schedule provided to us by the Company's independent certified public accountants has been reasonably prepared on a basis reflecting the best currently available historical information and judgments of the management of the Company. In arriving at our Opinion, we have not conducted a physical inspection of the properties and facilities of the Company. We have not made or obtained from third parties any evaluations or appraisals of the assets and liabilities of the Company.

        As of the date of this Opinion, MWC understands that the Company, DHWL/Dunham and the Investor have not completed final due diligence nor commenced drafting of definitive documentation for the Transactions. As a result, we have made certain additional assumptions with your consent, including:

  1.
  The senior credit facility of not less than $10,000,000 will be secured by the closing date of the Transactions and will contain commercially reasonable terms, including being secured on terms that are acceptable to the Company and the Independent Directors;

  2.
  The Troy, Michigan property owned by DHWL/Dunham is purchased by the Company for approximately $2.6 million at the end of 2010 and then is immediately resold to an unrelated third-party at a price of $1.5 million;

  3.
  No further fixed rent reductions for the Company are achieved from DHWL/Dunham through reduction of DHWL/Dunham's indebtedness to its third-party lenders;

  4.
  No fixed rent reductions are achieved by the Company with respect to properties held by owners other than DHWL/Dunham.

  5.
  The definitive documentation for the Transactions will be consistent with the Letter of Intent and the Transactions will be consummated on terms substantially similar to those contained in the Letter of Intent.

        With respect to all accounting and tax matters arising in connection with the Transactions, we have relied without independent verification on the accuracy and completeness of the advice provided to the Company by its accountants, and other financial advisers.

        In arriving at this Opinion, MWC did not attribute any particular weight to any analysis or factor considered by it. Accordingly, MWC believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this Opinion.

        MWC will receive a fee upon the delivery of this Opinion. In addition, the Company has agreed to indemnify MWC for certain liabilities that may arise out of this engagement. MWC is not otherwise engaged to perform other investment banking services for the Independent Directors or the Company, nor is MWC currently entitled to receive fees for other services to the Independent Directors or the Company. In the ordinary course of business, MWC or its affiliates may actively trade in the Company's securities for their own accounts and for the accounts of MWC's customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Board of Directors of the Company that is considering the Transactions through the Independent Directors. Our Opinion is not for the benefit of members of the Board of Directors of the Company or their Affiliates who are participating in the Transactions as members of the DHWL/Dunham group. This letter does not constitute a recommendation to any holder of the Company's stock as to how such shareholder or any other person should vote on the Transactions. This Opinion does not address the Company's underlying business decision to pursue the Transactions. In addition, we express no opinion as to the price at which shares of Common Stock of the Company actually will trade following announcement of the Transactions.

        Our Opinion is subject to the assumptions and conditions contained herein and is based upon market, economic, financial and other conditions as they exist and can be evaluated on, and on the information available to us as of the date of this letter. We have assumed the Transactions will be consummated on terms substantially similar to those contained in the Letter of Intent. Any material modification to such terms may materially affect our analyses and the conclusion of our Opinion could change or be qualified as a result. We assume no responsibility for updating or revising our Opinion based on circumstances or events occurring after the date hereof.

        Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, the Transactions are fair from a financial point of view to the shareholders of the Company who are not Affiliates of the Company.

Madison Williams and Company, LLC
By:	/s/ GREGG A. MOCKENHAUPT Gregg A. Mockenhaupt Managing Director

 Appendix G

VOTING AGREEMENT AND IRREVOCABLE PROXY

        This VOTING AGREEMENT AND IRREVOCABLE PROXY, dated as of February 8, 2011 (as amended, this "Voting Agreement") between DHW Leasing, LLC, a South Dakota limited liability company ("DHW"), the undersigned shareholders listed on Schedule A hereto ("Shareholders", and each individually, "Shareholder") of Granite City Food & Brewery Ltd., a Minnesota corporation (the "Company"), Joel C. Longtin, an individual resident in South Dakota ("Longtin"), Steven J. Wagenheim, an individual resident in Minnesota ("Wagenheim"; Longtin and Wagenheim are collectively referred to as the "Proxies" herein), and Concept Development Partners, LLC ("Investor").

RECITALS

        WHEREAS, the Company and Investor have entered into a Stock Purchase Agreement dated the date hereof (the "Stock Purchase Agreement"), pursuant to which Investor will purchase 3,000,000 shares of newly issued convertible preferred stock from the Company (the "Preferred Stock Purchase Transaction"), and DHW, the Company, the Investor and certain other parties have entered into a Stock Repurchase Agreement dated the date hereof (the "Stock Repurchase Agreement"), pursuant to which the Company will repurchase 3,000,000 shares of its common stock from DHW (the "Stock Repurchase Transaction") (collectively, the Preferred Stock Purchase Transaction and the Stock Repurchase Transaction are referred to as the "Transactions," and the Stock Purchase Agreement and the Stock Repurchase Agreement are collectively referred to as the "Transaction Agreements"); and

        WHEREAS, the Company intends to ask its shareholders to approve the Transactions, as well as an option exchange program which would permit the Company's employees to exchange certain stock options for newly issued options (the "Option Exchange Program"), at a special meeting of the Company's shareholders and will be sending a proxy statement regarding those proposals (the "Proxy Statement"); and

        WHEREAS, the Company and Investor will incur substantial expenses in connection with the Transactions and may be required to pay break-up or termination fees as a result of the termination of the Transactions; and

        WHEREAS, in order to induce the Company and Investor to enter into the Transaction Agreements, each of the Shareholders is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") beneficially owned by such Shareholder and set forth across from Shareholder's name on Schedule A hereto (the "Original Shares" and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the "Shares").

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Certain Definitions.    In addition to terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Stock Purchase Agreement or the Stock Repurchase Agreement, as appropriate, which are incorporated by reference herein. For purposes of this Voting Agreement:

          (a)   "Affiliate" means, as to any specified Person, (i) any shareholder, equity- holder, officer, or director of such Person and their family, members or (ii) any other Person which, directly or indirectly, controls, is controlled by, employed by or is under common control with, any of the foregoing. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          (b)   "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

          (c)   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

        2.    Disclosure.    Each Shareholder hereby authorizes the Company to publish and disclose in the Proxy Statement and any and all other filings of the Company (including all documents and schedules filed with the SEC), and any press release or other disclosure document which the Company or Investor reasonably determines to be necessary or desirable in connection with the Transactions and the Option Exchange Program, Shareholder's identity and ownership of the Shares and the nature of Shareholder's commitments, arrangements and understandings under this Voting Agreement.

        3.    Voting of Company Stock.    Each Shareholder hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Voting Agreement, at any meeting of the shareholders of the Company, however called, or in connection with any written consent of the shareholders of the Company, he, she or it shall vote (or cause to be voted) the Shares held by Shareholder (i) in favor of approval of the Transactions, and in favor of approval of the Option Exchange Program, and any actions required in furtherance thereof and hereof, and (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty, or any other obligation or agreement, of the Company under the Stock Purchase Agreement or the Stock Repurchase Agreement or of Shareholder under this Voting Agreement. Further, no Shareholder shall enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this Section 3. Notwithstanding the foregoing, nothing in this Section 3 shall require Shareholder to exercise any options with respect to the Shares.

        4.    Grant of Proxy; Appointment of Proxy.    Each Shareholder hereby irrevocably grants to, and appoints, Joel C. Longtin and Steven J. Wagenheim, or each of them individually, as Shareholder's proxies and attorneys-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to vote such Shareholder's Shares, or grant a consent or approval in respect of such Shares as set forth in Section 3 hereof. Shareholder shall not have any claim against such proxies and attorneys-in-fact, for any action taken, decision made or instruction given by such proxies and attorneys-in-fact in accordance with this Voting Agreement. This proxy and power of attorney shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Shareholder with respect to the Shares. The power of attorney granted by Shareholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Voting Agreement.

        5.    Covenants, Representations and Warranties of each Shareholder.    Each Shareholder hereby represents and warrants (with respect to such Shareholder only and not with respect to any other Shareholder) to, and agrees with, Investor as follows:

          (a)    Ownership of Shares.    Shareholder Beneficially Owns all of his, her or its Original Shares as set forth on Schedule A, and any other Beneficial Owners of such Shares are as set forth on Schedule A. Shareholder does not beneficially own any shares of Company Common Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, as set forth on Schedule A (collectively, "Options") and (ii) except for DHW's pledge of its Shares to the Banks (as defined in the Stock Repurchase Agreement) or pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Shareholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

          (b)    Authorization.    Shareholder has the legal capacity, power and authority to enter into and perform all of his, her or its obligations under this Voting Agreement. The execution, delivery and performance of this Voting Agreement by Shareholder will not violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholders agreement, voting trust, trust or similar agreement. This Voting Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement enforceable against Shareholder in accordance with its terms.

          (c)    No Conflicts.    (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Voting Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby and (ii) the execution and delivery of this Voting Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof will not (A) conflict with or result in any breach of the organizational documents of Shareholder (if applicable); (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or, obligation of any kind to which Shareholder is a party or by which Shareholder or any of its properties or assets may be bound, or (C) violate any order, writ injunction, decree, judgment, order, statute, rule or regulation applicable to Shareholder or any of its properties or assets.

          (d)    No Encumbrances.    Except as applicable in connection with the Transactions and this Voting Agreement, the Shares at all times during the term hereof will be Beneficially Owned by Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

          (e)    No Solicitation.    Shareholder agrees not to take any action inconsistent with or in violation of Section 5.2 of the Stock Purchase Agreement.

          (f)    Restriction on Transfer, Proxies and Non-Interference.    Shareholder shall not, directly or indirectly (i) except as contemplated by the Transaction Agreements, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of any such Shareholder's Shares or any interest therein, (ii) except as contemplated by this Voting Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to the Shares, or (iii) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling Shareholder from performing Shareholder's obligations under this Voting Agreement.

          (g)    Reliance by Investor.    Shareholder understands and acknowledges that Investor is entering into the Transaction Agreements in reliance upon Shareholder's execution and delivery of this Voting Agreement.

        6.    Additional Shares.    Each Shareholder agrees that all shares of Company Common Stock that Shareholder purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of after the execution of this Voting Agreement, but excluding shares of Company Common Stock underlying unexercised options, shall be subject to the terms of this Voting Agreement and shall constitute Shares for all purposes of this Voting Agreement.

        7.    Stop Transfer Legend.

          (a)   Each Shareholder agrees and covenants that he, she or it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Voting Agreement.

          (b)   Without limiting the covenants set forth in paragraph (a) above, in the event of a stock dividend or distribution, or any change in the Company's shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, other than pursuant to the Transactions, the term "Shares" shall be deemed to refer to and include the Shares into which or for which any or all of the Shares may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Voting Agreement.

        8.    Further Assurances.    From time to time, at the Company's request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Voting Agreement.

        9.    Shareholder Capacity.    Each of the Shareholders makes no agreement or understanding in this Agreement in Shareholder's capacity as a director or officer of the Company or any of its subsidiaries (if Shareholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in his or her capacity as such a director or officer, including in exercising rights under the Transaction Agreements, and no such actions or omissions shall be deemed a breach of this Voting Agreement or (b) will be construed to prohibit, limit or restrict Shareholder from exercising his or her fiduciary duties as an officer or director to the Company or its shareholders.

        10.    Termination.    This Voting Agreement shall terminate upon the earlier of (a) the Closing or (b) the termination of the Stock Purchase Agreement in accordance with its terms.

        11.    Miscellaneous.

          (a)    Entire Agreement.    This Voting Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b)    Certain Events.    Subject to Section 5(f) hereof, each Shareholder agrees that this Voting Agreement and the obligations hereunder shall attach to each such Shareholder's Shares and shall be binding upon any Person to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation, each Shareholder's heirs, guardians, administrators or successors. Notwithstanding any such transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Voting Agreement.

          (c)    Assignment.    This Voting Agreement shall not be assigned by operation of law or otherwise (i) by any Shareholder, without the prior written consent of Investor and the Proxies; or

  (ii) by the Investor, without the prior written consent of the Proxies, provided that Investor may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Investor, but no such assignment shall relieve Investor of its obligations hereunder if such assignee does not perform such obligations.

          (d)    Amendment and Modification.    This Voting Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto affected by such amendment.

          (e)    Notices.    Any notice or other communication required or which may be given hereunder shall be in writing and delivered (i) personally, (ii) via facsimile; (iii) via overnight courier (providing proof of delivery) or (iv) via registered or certified mail (return receipt requested). Such notice shall be deemed to be given, dated and received (i) when so delivered personally, via facsimile upon confirmation, or via overnight courier upon actual delivery or (ii) two days after the date of mailing, if mailed by registered or certified mail. Any notice pursuant to this section shall be delivered as follows:

        If to a Shareholder, to the address set forth for such Shareholder on Schedule A to this Voting Agreement.

        If to the Company:

  Granite City Food & Brewery Ltd.
  5402 Parkdale Drive, Suite 101
  Minneapolis, MN 55416
  Facsimile: (952) 215-0661
  Attention: Corporate Secretary
  with a copy to:
  Briggs and Morgan, P.A.
  2200 IDS Center
  80 South Eighth Street
  Minneapolis, MN 55402
  Facsimile: (612) 977-8650
  Attention: Avron L. Gordon, Esq.
  If to Investor:
  Concept Development Partners, LLC
  5724 Calpine Drive
  Malibu, California 90265
  Facsimile: (310) 457-0256
  Attention: Dean Oakey
  with a copy to:
  CIC II L.P.
  500 Crescent Court, Suite 250
  Dallas, Texas 75201
  Facsimile: (214) 880-4491
  Attention: Fouad Bashour
  and
  Fulbright and Jaworski LLP
  1301 McKinney Street, Suite 5100

  Houston, Texas 77010
  Facsimile: (713) 651-5246
  Attention: Edward Rhyne
  If to Joel C. Longtin:
  3800 Country Club Boulevard
  Sioux City, IA 51104
  Facsimile: (712) 755-5824
  If to Steve Wagenheim:
  321 Westwood Drive North
  Golden Valley, MN 55422

          (f)    Severability.    Whenever possible, each provision or portion of any provision of this Voting Agreement will be interpreted in such a manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Voting Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision of this Voting Agreement in such jurisdiction, and this Voting Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g)    Specific Performance.    The parties hereto agree recognize and acknowledge that a breach by it of any covenants or agreements contained in this Voting Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h)    Remedies Cumulative.    All rights, powers and remedies provided under this Voting Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative; and the exercise of any such rights, powers or remedies by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i)    No Waiver.    The failure of any party hereto to exercise any right, power or remedy provided under this Voting Agreement or otherwise available in respect hereof at law, or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j)    No Third Party Beneficiaries.    This Voting Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (k)    Governing Law.    This Voting Agreement will be governed and construed in accordance with the laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof.

          (l)    WAIVER OF JURY TRIAL.    EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH- THIS VOTING AGREEMENT.

          (m)    Description Headings.    The description headings used herein are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Voting Agreement.

          (n)    Counterparts.    This Voting Agreement may be executed in counterparts, each of which will be considered one and the same Voting Agreement and will become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          (o)    Recovery of Attorney's Fees.    In the event of any litigation between the parties relating to this Voting Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs (including court costs) from the non-prevailing party, provided that if both parties prevail in part, the reasonable attorney's fees and costs shall be awarded by the court in such a manner as it deems equitable to reflect the relative amounts and merits of the parties' claims.

[signature page follows]

        IN WITNESS WHEREOF, the Company, Investor and each of the Shareholders have caused this Voting Agreement to be duly executed as of the day and year first above written.

GRANITE CITY FOOD & BREWERY LTD.
By	/s/ STEVEN J. WAGENHEIM Name: Steven J. Wagenheim Title: President and Chief Executive Officer
CONCEPT DEVELOPMENT PARTNERS, LLC
By:	/s/ FOUAD BASHOUR Name: Fouad Bashour Title: Manager
SHAREHOLDERS: DHW LEASING, L.L.C.
By	/s/ DONALD A. DUNHAM, JR. Name: Donald A. Dunham, Jr. Title: Managing Member
/s/ DONALD A. DUNHAM, JR. Donald A. Dunham, Jr.
/s/ CHRISTINE E. DUNHAM Christine E. Dunham
/s/ CHARLES J. HEY Charles J. Hey
/s/ JOEL C. LONGTIN Joel C. Longtin
/s/ STEVEN J. WAGENHEIM Steven J. Wagenheim

/s/ JAMES G. GILBERTSON James G. Gilbertson
/s/ DARIUS H. GILANFAR Darius H. Gilanfar
/s/ MONICA A. UNDERWOOD Monica A. Underwood

 Schedule A

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)
Donald A. Dunham, Jr.(2)	4,776,707	(3)
Charles J. Hey(4)	4,687,687	(5)
DHW(6)	4,666,666
Steven J. Wagenheim(7)	215,467	(8)
James G. Gilbertson	63,749	(9)
Darius H. Gilanfar	43,826	(10)
Milton D. Avery	10,000	(11)
Joel C. Longtin	9,570	(12)
Brian K. Gramm	5,000
David A. Timpe	5,000
All directors and executive officers as a group (10 persons)	5,162,171	(13)

*
Represents less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of February 1, 2011.

(2)
Mr. Dunham may be deemed to be the indirect beneficial owner of the securities held by DHW, L.L.C. The number of shares reported in this proxy statement as beneficially owned by Mr. Dunham includes the 4,666,666 shares held by DHW. The address of this shareholder is 230 S. Phillips Avenue, Suite 202, Sioux Falls, SD 57104.

(3)
Includes 64,097 shares purchasable upon the exercise of warrants held by Mr. Dunham, Dunham Capital Management, L.L.C. and Dunham Equity Management, L.L.C., two entities controlled by Mr. Dunham.

(4)
Mr. Hey may be deemed to be the indirect beneficial owner of the securities held by DHW. The number of shares reported in this proxy statement as beneficially owned by Mr. Hey includes the 4,666,666 shares held by DHW. The address of this shareholder is 1 South Pintail Place, Sioux Falls, SD 57105.

(5)
Includes 21,021 shares purchasable upon the exercise of warrants.

(6)
DHW has entered into a stock pledge agreement with each of Great Western Bank, CorTrust Bank and Dacotah Bank (collectively, the "Lenders"), each dated October 5, 2009, pursuant to which DHW has pledged 2,916,666 shares to Great Western Bank, 1,166,666 shares to CorTrust Bank and 583,333 shares to Dacotah Bank as collateral under its loan arrangements with the Lenders. Upon a default under such loan arrangements by DHW, the Lenders may exercise control over their respective portion of the shares, including exercising the right to vote and/or dispose of such portion of the shares. The address of this shareholder is 230 S. Phillips Avenue, Suite 202, Sioux Falls, SD 57104. DHW also has entered into the stock repurchase agreement described in, and subject to shareholder approval of, Proposal No. 2.

G-A-1

(7)
Mr. Wagenheim may be deemed to be the indirect beneficial owner of the securities held by Brewing Ventures LLC. The number of shares reported in this proxy statement as beneficially owned by Mr. Wagenheim includes the 96,979 shares held by Brewing Ventures LLC.

(8)
Includes 102,914 shares purchasable upon the exercise of options within 60 days of February 1, 2011.

(9)
Includes 56,249 shares purchasable upon the exercise of options within 60 days of February 1, 2011.

(10)
Includes 43,746 shares purchasable upon the exercise of options within 60 days of February 1, 2011.

(11)
Mr. Avery may be deemed to be the indirect beneficial owner of the securities held by Avery Brothers, LLC. The number of shares reported in this proxy statement as beneficially owned by Mr. Avery includes the 10,000 shares held by Avery Brothers, LLC.

(12)
Includes 2,930 shares purchasable upon the exercise of warrants and 2,000 shares held by Mr. Longtin's spouse's IRA.

(13)
Includes 88,048 shares purchasable upon the exercise of warrants and 214,324 shares purchasable upon the exercise of options within 60 days of February 1, 2011. Also includes securities held by DHW, Brewing Ventures LLC, Avery Brothers, LLC and Mr. Longtin's spouse's IRA.

G-A-2

 Appendix H

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 28, 2010.
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to .

Commission file number 000-29643

GRANITE CITY FOOD & BREWERY LTD.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-1883639 (I.R.S. Employer Identification No.)

5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416
(Address of Principal Executive Offices, Including Zip Code)

(952) 215-0660
(Registrant's Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	NASDAQ Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

         Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐    No ☒

         Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐    No ☒

         Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

         Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

         Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 229.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐    No ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

         Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

         As of June 29, 2010, the aggregate market value of the registrant's common stock held by non-affiliates (assuming for the sole purpose of this calculation, that all directors and officers of the registrant are "affiliates") was $4,437,995 (based on the closing sale price of the registrant's common stock as reported on the NASDAQ Capital Market). The number of shares of common stock outstanding at that date was 7,367,895 shares.

         The number of shares of common stock outstanding as of February 15, 2011 was 7,385,659.

DOCUMENTS INCORPORATED BY REFERENCE

         None.

H-i

 PART I

Item 1.    Business.

Overview

        We are a Modern American upscale casual restaurant chain. As of February 15, 2011, we operated 26 restaurants in 11 Midwestern states featuring on-premises breweries, substantially all of which operate under the name of Granite City Food & Brewery®. We believe our menu features high quality yet affordable family favorite menu items prepared from made-from-scratch recipes and served in generous portions. We believe that the sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience. The location of each restaurant in operation and the month and year of its opening appear in the following chart:

Unit	Location	Opened
1	St. Cloud, Minnesota	Jun-99
2	Sioux Falls, South Dakota	Dec-00
3	Fargo, North Dakota	Nov-01
4	Des Moines, Iowa	Sep-03
5	Cedar Rapids, Iowa	Nov-03
6	Davenport, Iowa	Jan-04
7	Lincoln, Nebraska	May-04
8	Maple Grove, Minnesota	Jun-04
9	East Wichita, Kansas	Jul-05
10	Eagan, Minnesota	Sep-05
11	Kansas City, Missouri	Nov-05
12	Kansas City, Kansas	Jan-06
13	Olathe, Kansas	Mar-06
14	West Wichita, Kansas	Jul-06
15	St. Louis Park, Minnesota	Sep-06
16	Omaha, Nebraska	Oct-06
17	Roseville, Minnesota	Nov-06
18	Madison, Wisconsin	Dec-06
19	Rockford, Illinois	Jul-07
20	East Peoria, Illinois	Oct-07
21	Orland Park, Illinois	Dec-07
22	St. Louis, Missouri	Jan-08
23	Ft. Wayne, Indiana	Jan-08
24	Toledo, Ohio	Feb-08
25	South Bend, Indiana	Jul-08
26	Indianapolis, Indiana	Feb-09

        We operate a centrally-located beer production facility in Ellsworth, Iowa which facilitates the initial stage of our patented brewing process. We believe that this brewing process improves the economics of microbrewing as it eliminates the initial stages of brewing and storage at multiple locations, thereby reducing equipment and development costs at new restaurant locations. Additionally, having a common starting point, the beer production creates consistency of taste for our product from restaurant to restaurant. The initial product produced at our beer production facility is transported by truck to the fermentation vessels at each of our restaurants where the brewing process is completed. In 2007, we were granted a patent by the United States Patent Office for this brewing process. We believe that our current beer production facility, which opened in June 2005, has the capacity to service up to 35 restaurant locations.

        Our industry can be significantly affected by changes in economic conditions, discretionary spending patterns, consumer tastes, and cost fluctuations. Over the past two years, consumers have been under increased economic pressures and as a result, many have changed their discretionary spending patterns. Many consumers are dining out less frequently than in the past and/or have decreased the amount they spend on meals while dining out. To offset the negative impact of decreased sales, we undertook a series of initiatives to renegotiate the pricing of various aspects of our business, effectively reducing our cost of food, insurance, payroll processing, shipping, supplies and most recently, our property and equipment rent. We have implemented marketing initiatives designed to increase brand awareness and help drive guest traffic. We believe these initiatives contributed to the increase in sales and guest traffic in 2010. Although we have seen positive results in guest counts and same-store sales in 2010, we continue to monitor the economic conditions carefully as it relates to our overall business.

        We maintain a website at www.gcfb.net, which is also accessible through www.gcfb.com. We make available on our website, free of charge, our annual, quarterly and current reports, and all amendments to those reports, as soon as reasonably practicable after that material is electronically filed with, or furnished to, the Securities and Exchange Commission ("SEC"). Our Code of Business Conduct and Ethics and key committee charters are also available on our websites and in print upon written request to Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55402, Attention: Investor Relations. Unless otherwise indicated, we do not intend to incorporate the contents of our websites into this Annual Report or any other document filed or furnished with the SEC.

        We were incorporated on June 26, 1997, as a Minnesota corporation and became a publicly traded company in June 2000. Our corporate offices are located at 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416, and our telephone number is (952) 215-0660.

Proposed Issuance of Preferred Stock and Proposed Repurchase of Common Stock

        In February 2011, we entered into agreements with Concept Development Partners LLC ("CDP") and DHW Leasing, L.L.C. ("DHW") that, subject to obtaining shareholder approval, would result in (1) our issuance to CDP of $9.0 million of newly issued convertible preferred stock, (2) availability of a new $10.0 million credit facility to our company, (3) our repurchase of 3,000,000 shares of common stock currently held by DHW for $7.05 million, and (4) other arrangements that would focus on lowering our restaurant occupancy costs (see "Liquidity and Capital Resources—Proposed Issuance of Preferred Stock and Proposed Repurchase of Common Stock"). The transaction with CDP is, in addition to customary closing conditions, subject to:

  •
  approval by our shareholders, including a majority of the shares not owned by DHW and its affiliates present in person or by proxy at our special meeting of shareholders;

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  our company obtaining a $10.0 million credit facility;

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  our company achieving additional rent reductions of at least $250,000; and

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  CDP's satisfactory completion of due diligence on its investment in our company.

        Closing of the transactions contemplated by such agreements would result in a change in control of our company, including changes at the board and senior management levels.

        In anticipation of completing the transactions with CDP and DHW, which remain subject to approval by our shareholders, we are evaluating strategies for growth under the assumptions that we will continue to generate positive cash flow from existing operations and that we will have access to a $10.0 million credit facility, which is a condition to closing the CDP transaction. Under these assumptions, we are looking at a variety of alternatives both to generate new revenue and to invest in technologies to improve our existing business and financial condition.

        We expect to generate additional revenue through new store growth within our existing geographic footprint. We are analyzing potential new restaurant sites and expectations of revenue growth. We will also seek to generate additional revenue by enhancing our existing store operations through, for example, the addition of private dining rooms for events and regular dining and increasing the square footage of bar areas. We are evaluating the costs of these potential capital enhancements relative to the projected revenue gains to determine expected return on investment of these potential store modifications.

        We also believe that in pursuing strategies contemplated following completion of the transaction with CDP, we would be able to operate existing and future stores more efficiently through technological improvements in our table management and kitchen operations. The goal of these improvements would be to increase table turnover, provide a higher level of service to our customers, improve overall dining experience, increase our sales, and improve our financial condition.

        The above objectives assume that we continue to generate positive cash flow and that we have available a $10.0 million credit facility upon closing the CDP transaction. If we cease generating positive cash flow or the expected credit facility is not available to us, our business could be adversely affected and we may be required to alter or cease our plans for new stores, store modifications and technological improvements. If the CDP transaction is not completed, we would need to obtain significant equity or debt financing from another source to fund this growth.

Debt Conversion

        In October 2009, we completed a debt conversion transaction (the "Debt Conversion Transaction") with DHW, our primary source of financing for furniture, fixtures and equipment, as contemplated under the Debt Conversion Agreement between our company and DHW dated September 21, 2009. In the Debt Conversion Transaction, approximately $15 million of our indebtedness to DHW was converted into 4,666,666 shares of our company's common stock at a conversion price of approximately $3.24 per share. As a result, DHW and affiliated parties came to beneficially own a majority of our common stock, which constituted a change in control of our company. In connection with the closing of the Debt Conversion Transaction, the parties entered into a number of ancillary agreements which include, but are not limited to, lease amendments, deferred lease payments and an agreement to seek to obtain further rent reductions (see "Liquidity and Capital Resources—Debt Conversion Transaction"). We intend to repurchase 3,000,000 of the shares we issued to DHW in October 2009 pursuant to the above-described stock repurchase agreement with DHW, subject to shareholder approval of the stock purchase agreement with CDP and the related repurchase transaction with DHW.

Bridge Loan

        In March 2009, we entered into a bridge loan agreement with a group of accredited investors to provide $1.0 million of partially convertible debt financing. The lead investors in the transaction were Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. (collectively, "Harmony"). The former chairman of our board of directors, Eugene E. McGowan, is a member of, and has a beneficial interest in, both of the Harmony funds. The bridge loan was funded to the extent of $800,000 on March 30, 2009, with the balance of the bridge loan originally to be funded by April 30, 2009. The closing date on the remainder of the amount committed was extended by reason of successive amendments through December 16, 2009. An amendment dated December 16, 2009, provided, among other things, that the amount to be loaned under the bridge loan agreement would be decreased to $800,000 from $1.0 million. We may repay all or part of this indebtedness using proceeds from the above-described stock purchase agreement with CDP, subject to shareholder approval of the stock purchase agreement with CDP and the related stock issuance.

Master Agreement

        In February 2009, we entered into a master agreement with DHW, Dunham Capital Management, L.L.C. ("DCM") and Dunham Equity Management, L.L.C. ("DEM") (collectively, the "Dunham Entities") to provide rent or other cash flow reductions to our company (the "Master Agreement"). The Master Agreement, which was amended as part of the Debt Conversion Transaction, provided for such reductions in the amount of $2.5 million for the calendar year 2009 and $1.7 million for calendar year 2010. The Master Agreement provided that the Dunham Entities would amend and restate applicable leases and subleases to reflect negotiated rent reductions. We commenced paying reduced rent in January 2009 in anticipation of finalizing the Master Agreement, which reductions are deemed to be part of the negotiated rent reductions. In consideration of the agreements of Dunham provided in the Master Agreement, we issued to the Dunham Entities a warrant to purchase 166,666 shares of our common stock at an exercise price of $1.58 per share, representing 110% of the closing price of our common stock on the trading date prior to the date of signing the Master Agreement. The value of these warrants of $136,495 is being amortized over a ten-year period, which was the term of the majority of the underlying amended lease agreements (see "Liquidity and Capital Resources—Debt Conversion Transaction and Rent Reduction Agreement").

Other Landlord Rent Reductions

        Subsequently, we entered into agreements with certain of our other landlords for rent reductions. Such rent reductions are deemed to be part of the above-referenced $4.2 million in rent reductions. In consideration of such rent reductions, we have issued five-year warrants to purchase our common stock to such landlords. At the time of issuance, the aggregate number of shares underlying such warrants was 34,362 and the weighted average exercise price was $1.68 per share. The value of these warrants of $29,792 is being amortized over the underlying lease terms. No discount or commission was paid in connection with the issuance of the warrants.

Granite City Concept and Business Strategy

        Our objective is to develop and operate successful restaurants by consistently exceeding our guests' expectations in product, service and overall dining experience, thereby becoming a leader in the casual dining industry. Subject to closing the CDP transaction, our expansion plans include growth in restaurant and overall company earnings in an effort to provide returns for our shareholders. Our concept targets a broad guest base by incorporating two popular national dining preferences: high quality, made-from-scratch, casual, value-priced food, and fresh, handcrafted, quality beers. We believe this concept differentiates us from many of our competitors, who feature pre-prepared, smaller portioned food items and mass-produced, pre-packaged beers. The key elements of our concept and strategy are as follows:

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  Offer a broad selection of quality foods at reasonable prices.

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  Offer Old World, classic beers made with an efficient brewing process.

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  Create a fun, energetic atmosphere and destination dining experience.

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  Create a passionate culture of service.

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  Achieve attractive restaurant and microbrewery economics.

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  Pursue deliberate and careful expansion.

Locations

        As of February 15, 2011, we operated 26 Granite City Food & Brewery restaurants as set forth in "Business—Overview." Our prototypical restaurant consists of an approximately 8,800 square foot facility conveniently located just off one or more interstate highways and is centrally located within the respective area's retail, lodging and transportation activity. Our restaurants have open atmospheres as well as floor-to-ceiling window systems creating, where designs permit, expansive views of outdoor patio areas used for dining during warm weather months. This window treatment allows activity to be viewed both inside and outside the restaurant and creates a bright, open environment. We use granite and other rock materials along with natural woods and glass to create a balanced, clean, natural interior feel. The interiors are accented with vintage photographs of the local area brewing industry, as well as historical photos of the community landscape. We believe our design creates a fun and energetic atmosphere that promotes a destination dining experience.

        Future expansion will be in markets where we believe our concept will have broad appeal and attractive restaurant-level economics. We plan to continue using our restaurant prototype in future restaurants; however, where appropriate, we expect to convert existing restaurants to our Granite City concept. Additionally, we intend to explore alternative restaurant designs to enhance guest experience and increase profitability. We may also need to alter our prototype to meet various state and local regulatory requirements, including, but not limited to, pollution control requirements, liquor license ordinances and smoking regulations.

        In August 2008, we ceased operations at our restaurant in Rogers, Arkansas. In fiscal year 2011, we entered into a lease termination agreement with the mall owner of this location which included a cash payment of $159,075 and a five-year promissory note in the amount of $400,000 with annual interest of 6%. In a lease amendment agreement with DCM, the developer of the property, we are required to pay $81,000 per year for 20 years to offset property development costs. Pursuant to the lease termination agreement, we will incur no further costs associated with the property and will relinquish all equipment at the site.

        In May 2008, we entered into a lease agreement for a location in Troy, Michigan. However, we have decided not to build on that site. As part of the Master Agreement we entered into with the Dunham Entities described above, we agreed to reimburse DCM for any out-of-pocket costs that DCM incurs due to the closing of the Rogers, Arkansas location and the decision not to build on the Troy, Michigan site less net sales proceeds from the sale of any real estate or lease income associated with such sites. Pursuant to an amendment to this agreement, reimbursement of costs related to these sites will be amortized and payable to DCM over a 60-month period commencing May 15, 2011, at a 6% annual interest rate. Such reimbursement includes the carrying cost of the related land until its disposal. As part of our stock purchase agreement with CDP and our stock repurchase agreement with DHW, we separately entered into an agreement to purchase the Troy, Michigan site, together with all plans, permits and related assets associated, from DCM for approximately$2.6 million, subject to closing the CDP transaction.

Development Agreement

        In April 2008, we entered into a development agreement with United Properties Investment LLC ("United Properties") for the development of up to 22 restaurants to be built between 2009 and 2012. United Properties will be responsible for all costs related to the land and building of each restaurant. The development agreement provides for a cooperative process between United Properties and our management for the selection of restaurant sites and the development of restaurants on those sites and scheduling for the development and construction of each restaurant once a location is approved. The annual lease rate for fee-simple land and building developments will be 9.5% and we will have the right of first offer to purchase these restaurants. Additionally, in the event United Properties sells one of the buildings that it develops for us at an amount in excess of the threshold agreed to by the parties in the agreement, then we will share in the profits of that sale. We assume no liability in the event United Properties sells a building at a loss. We are not bound to authorize the construction of restaurants during that time period, but generally cannot use another developer to develop or own a restaurant as long as the development agreement is in effect. We can, however, use another developer if United Properties declines to build a particular restaurant. We currently have no sites under development, but we are beginning to review potential locations in anticipation of closing the CDP transaction.

        The selection of future Granite City locations has been and will continue to be based upon criteria which we have determined are important for restaurant development. These criteria include minimum "trade area" populations, proximity to regional retail, entertainment, financial and educational hubs, as well as excellent accessibility and visibility.

Menu

        At the core of our concept is our broad 85-item menu, which is freshly prepared and served in generous portions, complemented by our fresh, handcrafted beers. Our menu is committed to full-flavored ingredients and is based on the made-from-scratch preparation of distinctive items not generally featured on restaurant chain menus. We create new menu items and weekly specials on a regular basis. All menu items are staff and guest-tested, then refined before menu implementation.

        Our menu is designed to cater to a diverse customer base for a variety of dining occasions and is strategically tailored for patrons who tend to have greater price sensitivity toward lunch items than dinner items. When our menu is opened, our guests find a special section of lunch selections featured at prices currently ranging from $5.00 to $7.99, providing a premium meal at a special value for midday diners. We also offer signature selections, meals which are marketed as our chefs' personal favorites. These selections provide our guests with an opportunity to treat themselves to the highest quality Granite City Food & Brewery has to offer. Our overall menu prices currently range from $3.59 for a cup of soup to $25.99 for our GC Steakhouse Classic New York Strip. Most of our 85 menu items currently range from $8.49 to $17.99. Our average check per person during 2010 ranged from $13.39 to $13.68, varying by market.

        Some of our more popular items include our Ale and Cheddar Soup, Idaho Nachos, Grilled Chicken and Bruschetta Salad, Asian Chicken Salad, Grilled London Broil with Bourbon Onion Sauce, GC Meatloaf, Honey Rosemary Filet Mignon and Granite City Walleye. We currently offer three to four special menu items weekly, ranging from appetizers to salads and entrees. This approach allows us to be innovative, keeping our menu fresh and interesting. Approximately three percent of food sales during 2010 were generated through weekly specials. We also solicit input from guests regarding our menu offerings.

        To ensure that we are serving food of consistently high quality, we have developed quality control practices, including (a) the participation by each member of our kitchen staff in a thorough training program, (b) the development of strict specifications that ensure that only high quality ingredients are used in our food and (c) the requirement that each shift of cooking personnel consistently prepare each menu item. We believe through these efforts that we are able to consistently provide a superior value-oriented dining experience for our guests.

Purchasing

        We strive to obtain consistent, high-quality ingredients for our food products and brewing operations at competitive prices from reliable sources. Many of the food products and other commodities we use in our operations are subject to price volatility due to market supply and demand factors outside of our control. To attain operating efficiencies and to provide fresh ingredients for our food and beverage products while obtaining the lowest possible prices for the required quality, we generally purchase these commodities from national and regional suppliers at negotiated prices. In order to control the cost of such purchasing, we attempt to enter into fixed price purchase commitments, with terms typically up to one year, for many of our commodity requirements. We have entered into contracts through 2016 with certain suppliers of raw materials (primarily hops) for minimum purchases both in terms of quantity and in pricing. As of December 28, 2010, our future obligations under such contracts aggregated approximately $1.2 million.

        We employ a purchasing manager to ensure that we maintain high quality food products and receive competitive prices for those food products. Most food products are shipped from a central distributor directly to our restaurants three times per week. Produce is delivered three or more times per week from local distributors to ensure product freshness. We do not maintain a central food product warehouse. We purchase ingredients for our brewing operations from a variety of foreign and domestic suppliers at negotiated prices. We have not experienced significant delays in receiving food products, brewing ingredients, restaurant supplies or equipment. As the number of our restaurants has increased and/or matured, we have gained greater leverage in the purchasing of food and brewing products.

Brewing Operations—Fermentus Interruptus®

        Our flagship brews consist of five styles available every day. In addition, we also produce specialty or seasonal beers which are designed to attract beer enthusiasts. Seasonal beers are often tied to particular events like Oktoberfest and St. Patrick's Day. Further, some seasonal beers may be tied to other promotions or particular events including college events and major sales promotions. This ability to craft beers to our events builds customer appeal and provides customers with a different feel or experience on subsequent visits, which we believe promotes repeat business. Additionally, we are beginning to explore options for selling our beers at various stadiums, arenas and conventions centers, as well as bottling our beers for sale at off-sale retail establishments.

        We have created a brewing process that we believe improves the quality, consistency and efficiency of serving handcrafted brews at multiple locations. This process, Fermentus Interruptus, enables us to keep our high quality product intact while enhancing overall profitability. We believe that Fermentus Interruptus provides us with a distinct competitive advantage because it allows us to brew beer at a price below our competitors. Additionally, we believe our award-wining handcrafted beers provide a distinct flavor to our guests.

        The brewing process begins at a single location at our beer production facility in Ellsworth, Iowa where wort is produced. This non-alcoholic liquid is then transported by truck to each of our restaurant locations with fermentation vessels. It is then fermented by adding yeast to complete the brewing process. We use multiple varieties of malted barley and hops that we purchase from sources in Europe and North America. We believe that our current beer production facility, which opened in June 2005, has the capacity to service up to 35 restaurant locations.

        We believe that Fermentus Interruptus improves the economics of our microbrewing process by eliminating the initial stages of brewing and storage at multiple locations, thereby reducing equipment and development costs at our restaurant locations. Having a common starting point for our initial brewing process creates consistency of taste for our product from restaurant to restaurant. Because the initial stages of brewing are under the direction of a single brewing team and have a single water source, consistency of product is further maintained. We believe that Fermentus Interruptus gives us the ability to maintain attractive unit level economics while maintaining the consistency of our proprietary beers.

        In May 2007, we were granted a patent by the United States Patent and Trademark Office for this proprietary beer brewing process. This patent covers the method and apparatus for maintaining a centralized facility for the production of unfermented and unprocessed hopped wort (one of the last steps of the beer brewing production process) which is then transported to our restaurant fermentation tanks where it is finished into beer. In October 2008, we were granted a federally registered trademark for Fermentus Interruptus. In June 2010, we were granted an additional patent for an apparatus for distributed production of beer.

        We supplement our microbrewed products with national and international brands of beer served in bottles at each of our locations. This allows us to cater to a larger variety of beer enthusiasts.

Dedicated Guest Service

        We are committed to guest satisfaction. From the moment a guest walks through the door, he or she is treated and served in a professional, attentive manner. We understand the critical importance of our attention to detail and seek to create and maintain an exceptional service-oriented environment. We conduct daily pre-shift meetings, track service audits and assign manageable table stations in order to create a system of effective service and assure guest satisfaction. Our service is based on a team concept. Guests are made to feel that any employee can help them, and that they are never left unattended.

Marketing

        We focus our business strategy on providing high-quality, Modern American cuisine prepared by an attentive staff in a distinctive environment at a great value. By focusing on the food, service and ambiance of each of our restaurants, we have created an environment that fosters repeat patronage and encourages word-of-mouth recommendations. While we believe word-of-mouth advertising and taking care of each of our guests are key components in driving guests' initial and subsequent visits, in 2009 we began using radio and television advertising to attract and retain customer patronage. Outside media expense was less than one percent of revenue in 2010 and 2009, which we believe is significantly less than the industry average. Furthermore, we believe we have the potential to continue to grow our customer traffic through other targeted marketing programs. One such initiative is the "Mug Club" program for repeat customers. As of February 15, 2011, we had over 140,000 active Mug Club members. We have introduced several initiatives to bolster our relationship with members, to drive additional restaurant traffic and to increase sales of high-margin proprietary beers. Our initiatives include regular communication with members through e-mail and special Mug Club events such as seasonal beer-tapping parties.

Management Information Systems and Operational Controls

        We utilize an integrated information system to manage the flow of information within each restaurant and between the restaurants and the corporate office. This system includes a point-of-sales network that helps facilitate the operations of the restaurant by recording sales transactions and printing orders in the appropriate locations within the restaurant. Additionally, the point-of-sales system is utilized to authorize, batch and transmit credit card transactions, to record employee time clock information, to schedule labor and to produce a variety of management reports. Select information that is captured from this system is transmitted to the corporate office on a daily basis, which enables senior and field management to continually monitor operating results.

        Our restaurants use personal computer systems that are integrated with management reporting systems which enable us to monitor restaurant sales and product and labor costs on a daily basis. Financial controls are maintained through a centralized accounting system. In addition to our abbreviated weekly statements of operations which are provided to restaurant management, our monthly financial statements are generated within a relatively short period of time so that management may review and respond to requirements in a timely fashion. We monitor sales, product costs, labor costs, operating expenses and advertising and promotional expenses on a daily basis. We believe that our current infrastructure and our system of operational controls provide an adequate structure for future expansion.

Management and Employees

        As of February 15, 2011, we had approximately 2,322 employees, consisting of approximately 869 part-time employees and approximately 1,453 full-time employees.

Restaurant Employees

        Our ability to effectively manage restaurants in multiple geographic areas is critical to our success. Our managers are trained under the instruction of dedicated trainers and veteran managers. Our seven to ten-week training program consists of both "hands on" as well as classroom training for all aspects of management. Restaurant-level management teams consist of a managing partner, a culinary partner and generally four to six assistant managers. Each member of our restaurant management team is cross-trained in all operational areas and receives incentive bonuses based upon quantitative and qualitative performance criteria.

        Each Granite City restaurant employs approximately 85 hourly employees, approximately 40% of whom are part time. All employees are trained and follow tenured employees for a period of time before they are scheduled to work independently.

        We actively recruit and select individuals who share our passion for a high level of guest service. Multiple interviews and testing are used to aid in the selection of new employees at all levels. We believe we have developed a competitive compensation package for our restaurant management teams. This package includes a base salary, competitive benefits and participation in a management incentive plan that rewards the management teams for achieving performance objectives. It is our policy to promote from within, but we supplement this policy with employees from outside our organization as needed.

Corporate Employees

        As of February 15, 2011, we had 32 corporate-level employees. Our restaurant-level management teams are managed by three regional directors of operations. We may need to add additional employees, including additional regional personnel, to ensure proper management, support and controls in the event of future expansion. Our regional directors of operations receive incentive bonuses based upon quantitative and qualitative performance criteria.

Hours of Operation

        Although our hours vary somewhat from location to location, our restaurants are open seven days a week, generally from 11:00 a.m. to 12:00 a.m., Monday through Thursday, 11:00 a.m. to 1:00 a.m. Friday and Saturday and from 10:00 a.m. to 10:00 p.m. on Sunday. Since our inception, we have offered a buffet style brunch on Sundays, beginning at 10:00 a.m. This brunch features both breakfast and lunch items, which follows our high quality standards and price/value relationship. In January 2010, we began serving a Saturday brunch which is served from 9:00 a.m. until noon. We are open on select holidays.

Government Regulation

        Our restaurants are subject to regulation by federal agencies and to licensing and regulation by state and local health, sanitation, building, zoning, safety, fire and other departments relating to the development and operation of restaurants. These regulations include matters relating to environmental, building, construction and zoning requirements and the preparation and sale of food and alcoholic beverages. Additionally, since we operate brewing facilities at our restaurants, we are subject to a number of specific state and local regulations that apply to the ownership and the operation of microbreweries. Our facilities are licensed and subject to regulation under state and local fire, health and safety codes.

        Each of our restaurants is required by a state authority and, in certain locations, county and/or municipal authorities, to obtain a license to brew beer and a license to sell beer, wine and liquor on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each of our restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages. Our failure to receive or retain a license in a particular location could adversely affect that restaurant and our ability to obtain such a license elsewhere. We have not encountered any material difficulties in obtaining or retaining alcoholic beverage licenses to date; however, following discussions with the Kansas Alcoholic Beverage Control Division, which regulates the licensure and ownership of microbreweries in Kansas, we transferred the operations of our Kansas restaurants to a separate corporation to comply with Kansas statutes and regulations. For additional information regarding the ownership structure used in Kansas to satisfy the licensing statutes of that state, see Note 1 to our consolidated financial statements entitled "Summary of significant accounting policies."

        We are subject to "dram-shop" statutes in the states in which our restaurants are located. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual. We carry liquor liability coverage as part of our existing comprehensive general liability insurance, which generally covers us for $1.0 million per occurrence. In addition, we carry a $10.0 million umbrella policy that extends over the general liability and liquor liability coverage. We believe our coverage is consistent with coverage carried by other entities in the restaurant industry.

        Our operations are also subject to federal and state laws governing such matters as wages, working conditions, citizenship requirements and overtime. Some states have set minimum wage requirements higher than the federal level. Specifically, Illinois and Ohio, where we currently operate restaurants, have minimum wages that are higher than the federal level. Significant numbers of hourly personnel at our other restaurants are paid the federal minimum wage and, accordingly, increases in the minimum wage will increase labor costs.

Beer and Liquor Regulation

        We must comply with federal licensing requirements imposed by the United States Department of Treasury, Alcohol and Tobacco Tax and Trade Bureau, as well as the licensing requirements of states and municipalities where our restaurants are located. Failure to comply with federal, state or local regulations could cause our licenses to be revoked and force us to cease the brewing and/or sale of our beer. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Management believes that our company is operating in substantial compliance with applicable laws and regulations governing our operations.

        The federal government currently imposes an excise tax of $18.00 on each barrel of beer produced for domestic consumption in the United States. However, each brewer with production of not more than 2,000,000 barrels per year is taxed only $7.00 per barrel on the first 60,000 barrels produced annually. If company-wide production increases to amounts over 60,000 barrels per year or if the small brewer's credit is reduced or eliminated, there will be an increase in our average federal excise tax rate.

        Each of the states in which we currently do business imposes an excise tax based on the amount of beer that has been filtered and sent to the tax-determination vessels. The amounts of such taxes vary by state and range from $1.00 to $9.61 per barrel.

        Most states regulate microbreweries and maintain limits on beer production. Additionally, certain states include restrictions on beer sales and beer purchases. While regulations vary from state to state, the lowest production limit to which we are currently subject is 1,613 barrels per year. We believe we can operate our existing Granite City locations without violating such restrictions. Although states into which we may enter may also limit the amount of beer production to a specific number of barrels per year, we believe that future expansion will be possible without violating such production limits.

Competition

        The restaurant industry is intensely competitive. We positioned the Granite City concept in the high-quality casual dining segment. We compete with a number of well-established national, regional and local restaurants, many of which have substantially greater financial, marketing, personnel and other resources than we do. We compete with established local restaurants, established national chains such as The Cheesecake Factory, PF Chang's, Olive Garden, Red Robin, CPK, Applebee's, Chili's, and Ruby Tuesday, as well as Rock Bottom, which also has on-premises brewing. Throughout the United States, there are micro-breweries of various sizes and qualities, some of which feature food.

        Competition in our industry segment is based primarily upon food and beverage quality, price, restaurant ambience, service and location. We believe we compare favorably with respect to each of these factors and intend to emphasize our quality food and specialty handcrafted beers. We also compete with other retail establishments for site selections.

Trademarks, Service Marks and Patents

        We have federal registrations for the trademarks "GC Granite City Food & Brewery and Design," "Granite City Food & Brewery," "Granite City," "GC," and "Fermentus Interruptus." We have Minnesota state registrations for the trademarks "Granite City Food & Brewery," "Brother Benedict's Mai Bock," "Victory Lager," "Pride of Pilsen," "Northern Light" and "Duke of Wellington." Federal and state trademark registrations continue indefinitely, so long as the trademarks are in use and periodic renewals and other required filings are made.

        In May 2007, the United States Patent and Trademark Office granted us U.S. Patent 7,214,402 for our proprietary beer brewing process. This patent covers the method and apparatus for maintaining a centralized facility for the production of unfermented and unprocessed hopped wort (one of the last steps of the beer brewing production process) which is then transported to our restaurant fermentation tanks where it is finished into beer. U.S. Patent 7,735,412 was issued in June 2010 for an apparatus for distributed production of beer.

        We have an additional U.S. patent application, Serial Number 11/800,752 pending with the United States Patent and Trademark Office relating to a method of production of beer for distribution.

Seasonality

        We expect that our sales and earnings will fluctuate based on seasonal patterns. We anticipate that our highest sales and earnings will occur in the second and third quarters due to the milder climate and availability of outdoor seating during those quarters in our markets.

Executive Officers of the Registrant

        The following table provides information with respect to our executive officers as of February 15, 2011. Each executive officer has been appointed to serve until his or her successor is duly appointed by the board or his or her earlier removal or resignation from office. There are no familial relationships between any director or executive officer.

Name	Age	Position with Company
Steven J. Wagenheim	57	President, Chief Executive Officer and Director
James G. Gilbertson	49	Chief Financial Officer and Assistant Secretary
Darius H. Gilanfar	44	Chief Operating Officer
Monica A. Underwood	51	Vice President of Finance and Secretary

        Steven J. Wagenheim, our President, Chief Executive Officer and one of our directors, is also one of our founders. Mr. Wagenheim has over 30 years of hospitality industry experience as a corporate executive, owner/operator, manager and consultant for hotels, resorts, and individual and multi-unit restaurant operations. Mr. Wagenheim previously served as Chief Executive Officer and principal shareholder of New Brighton Ventures, Inc., an investment holding company that formerly operated a Champps Americana restaurant in New Brighton, Minnesota. Between 1989 and 1997, Mr. Wagenheim was involved in the expansion and operations of Champps restaurants, holding positions with Champps Entertainment, Inc., Champps Development Group, Inc. and Americana Dining Corporation.

        James G. Gilbertson became our Chief Financial Officer in November 2007 and our Assistant Secretary in January 2008. He also served as one of our directors from November 1999 to October 2009. From December 2005 to June 2007, Mr. Gilbertson served as Vice President, Business Development and Cable Distribution for ValueVision Media, Inc., an integrated direct marketing company that sells its products directly to consumers through television, the Internet and direct mail. From January 2001 to July 2005, Mr. Gilbertson served as Chief Financial Officer of Navarre Corporation, a major distributor of entertainment products. From January 2003 to July 2005, Mr. Gilbertson also served as a director of Navarre Corporation.

        Darius H. Gilanfar became our Chief Operating Officer in August 2008. Mr. Gilanfar previously served as our Senior Vice President—Operations from September 2007 to August 2008. Prior to joining our company, Mr. Gilanfar worked as a consultant with Global Restaurant Systems from October 2006 to September 2007. From April 2005 to September 2006, Mr. Gilanfar served as Chief Operating Officer and President of Copeland's Famous New Orleans Restaurant Bar and Bistro. Mr. Gilanfar previously served as National Director of Barnes and Noble Inc.'s Starbuck's Café Division from March 2003 to April 2005. His 20 years of restaurant experience also include having worked for The Cheesecake Factory, Brinker International and Universal Studios City Walk.

        Monica A. Underwood has served as our Vice President of Finance and Secretary since January 2008. She served as our Corporate Controller from April 2001 to January 2008. Ms. Underwood also served as our Interim Chief Financial Officer from February 2003 to September 2005.

Item 1A.    Risk Factors.

        The following are certain risk factors that could affect our business, financial condition, results of operations and cash flows. These risk factors should be considered in connection with evaluating the forward-looking statements contained in this Annual Report on Form 10-K because these risk factors could cause our actual results to differ materially from those expressed in any forward-looking statement. The risks we have highlighted below are not the only ones we face. If any of these events actually occur, our business, financial condition, operating results and cash flows could be negatively affected. We caution you to keep in mind these risk factors and to refrain from attributing undue certainty to any forward-looking statements, which speak only as of the date of this report.

Risks Related to Our Business

        We may fail to realize the anticipated benefits of the CDP transaction.    Assuming shareholder approval and closing of the CDP transaction and the availability of a $10.0 million credit facility, our future performance will depend, in part, on our ability to realize the anticipated benefits of such transaction. Even if the transaction is successfully closed, we may not successfully execute our growth strategy of building new restaurants, creating private dining rooms and expanding bar areas of existing restaurants and improving our technology. Furthermore, even with the anticipated lease restructuring and permanent rent reductions, we may not be able to continue to generate cash flow from operations. If we are not able to develop successful strategies and implement a business plan that achieves these objectives and benefits from our relationship with CDP and its board and management designees, the anticipated benefits of the CDP transaction may not be realized, which would have an adverse impact on our company and the market price of our shares.

        We have a history of losses and no assurance of future profitability.    We have incurred losses in each fiscal year since inception. We had a net loss of approximately $4.5 million for the fiscal year ended December 28, 2010 and a net loss of approximately $9.6 million for the fiscal year ended December 29, 2009. As of December 28, 2010, we had an accumulated deficit of approximately $55.7 million. We cannot assure you that we will successfully increase our revenue. Even if we substantially increase our revenue, we cannot assure you that we will achieve profitability or positive cash flow. If we do achieve profitability, we cannot assure you that we would be able to sustain or increase profitability on a quarterly or annual basis in the future because our operating results can be affected by changes in guest tastes, the popularity of handcrafted beers, economic conditions, and the level of competition in our markets.

        Disruptions in the national economy and the financial markets have adversely impacted our business and may further impact our business.    The restaurant industry has been adversely affected by current economic factors, including the deterioration of national, regional and local economic conditions, declines in employment levels, and shifts in consumer spending patterns. Disruptions in the overall economy and volatility in the financial markets have reduced, and may continue to reduce, consumer confidence in the economy, negatively affecting consumer restaurant spending, and which could adversely affect our financial position and results of operations. As a result, any decrease in cash flow generated from our business could adversely affect our financial position and our ability to fund our operations. In addition, macroeconomic disruptions, as well as the restructuring of various commercial and investment banking organizations, could adversely affect our ability to access the credit and equity markets. This disruption in the credit and equity markets has also adversely affected the availability of financing for our operations and future expansion. There can be no assurance that government responses to the disruptions in the financial markets will restore consumer confidence, stabilize the markets, or increase liquidity and the availability of credit. If the disruption in the economy continues to adversely affect revenue, we can give no assurance that we can reduce costs to a level necessary to offset potentially lower revenue. Depending upon the future economic conditions, we may need to raise capital and/or close restaurants to continue operating.

        DHW has substantial control over us, which could reduce your ability to receive a premium for your shares through a change in control.    In October 2009, DHW, an entity controlled by Donald A. Dunham, Jr., one of our directors, came to beneficially own a majority of our outstanding common stock. As of February 15, 2011, DHW beneficially owned 63.2% of our common stock. In addition, under the debt conversion agreement dated September 21, 2009, DHW elected four persons to serve on our board of directors, including Mr. Dunham, and until September 21, 2011, DHW has the right to participate in private placements of our equity (on the same terms as other investors) so that DHW may maintain its then percentage ownership of our common stock. Finally, DHW and affiliated Dunham entities are the landlord for 17 of our locations. As a result of the foregoing, DHW has a significant influence on the outcome of all corporate actions requiring shareholder approval independent of how our other shareholders may vote, including:

  •
  the election of our directors;

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  any amendment of our articles of incorporation or bylaws;

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  the approval of mergers and other significant corporate transactions, including a sale of substantially all of our assets; and

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  the defeat of any non-negotiated takeover attempt that might otherwise benefit our other shareholders.

        This concentration of ownership could depress our stock price.

        The decline in visitors to the retail centers, shopping malls, or entertainment centers where our restaurants are located has negatively affected and could continue to negatively affect our restaurant sales and may require us to record an impairment charge for restaurants performing below expectations. Our restaurants are primarily located in high-activity areas such as retail centers, shopping malls, lifestyle centers, and entertainment centers. We depend on high visitor rates at these centers to attract guests to our restaurants. Given current economic conditions, consumers have been under increased economic pressures and as a result, many have changed their discretionary spending patterns. Many consumers are dining out less frequently than in the past and/or have decreased the amount they spend on meals while dining out. As guest traffic decreases, lower sales result in decreased leverage that leads to declines in operating margins. If visitor rates to these centers continue to decline due to economic or political conditions, anchor tenants closing in retail centers or shopping malls in which we operate, further changes in consumer preferences or shopping patterns, higher frequency of online shopping, further changes in discretionary consumer spending, increasing gasoline prices, or otherwise, our revenue could decline and adversely affect our results of operations, including the possible need to record an impairment charge for restaurants that are performing below expectations.

        Changes in discretionary consumer spending could negatively impact our results.    Our success depends to a significant extent on numerous factors affecting discretionary consumer spending, including general economic conditions, disposable consumer income and consumer confidence. In a weak economy, our customers have reduced and may continue to reduce their level of discretionary spending which impacts the frequency with which our customers choose to dine out and the amount they spend when they do dine out, thereby reducing our revenue. Adverse economic conditions could continue to reduce guest traffic or impose practical limits on pricing, either of which could materially adversely affect our business, financial condition, results of operations and cash flows.

        Our geographic concentration could have a material adverse effect on our business, results of operations and financial condition.    We operate restaurants in the Midwestern United States and may be particularly susceptible to adverse trends and economic conditions in this geographic market, including its labor market, which could adversely impact our operating results.

        Less mature restaurants may vary in profitability and levels of operating revenue.    Less mature restaurants typically experience higher operating costs in both dollars and as a percentage of revenue when compared to mature restaurants due to the inefficiencies typically associated with less mature restaurants. Some or all of our less mature restaurants may not attain operating results similar to those of our mature restaurants.

        We are subject to all of the risks associated with leasing space subject to long-term non-cancelable leases.    Our leases generally are long term in nature. While several lease terms have been reduced as a result of the October 2009 debt conversion transaction with DHW, most of our leases have 13 to 20 years remaining on their terms with options to renew in five-year increments (at increased rates).

All of our leases require fixed annual rent, although some require payment of additional contingent rent if restaurant sales exceed a negotiated amount. Generally, our leases are "triple net" leases, which require us to pay all of the cost of insurance, taxes, maintenance and utilities. We generally cannot cancel these leases. Future sites that we lease are likely to be subject to similar long-term non-cancelable leases. If an existing or future restaurant is not profitable, and we decide to close it, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term.

        Our business is subject to seasonal fluctuations.    Historically, sales in most of our restaurants have been higher during the second and third quarters of each year. As a result, it is probable that our quarterly operating results and comparable restaurant sales will continue to fluctuate as a result of seasonality. Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year and comparable restaurant sales of any particular future period may decrease.

        You should not rely on past increases in our average restaurant revenues or our comparable restaurant sales as an indication of future operating results because they may fluctuate significantly. A number of factors historically have affected, and are likely to continue to affect, our average restaurant revenue and/or comparable restaurant sales, including, among other factors:

  •
  our ability to execute our business strategy effectively;

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  our ability to expand;

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  initial sales performance by our restaurants;

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  the timing of future restaurant openings and related expenses;

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  levels of competition in one or more of our markets; and

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  general economic conditions and consumer confidence.

        Our average restaurant revenue and comparable restaurant sales have decreased since 2007. Continued decreases in our average restaurant revenue and comparable restaurant sales could cause the price of our common stock to decrease.

        Our profitability depends in large measure on food, beverage and supply costs which are not within our control.    We must anticipate and react to changes in food, beverage and supply costs. Various factors beyond our control, including climatic changes and government regulations, may affect food and beverage costs. Specifically, our dependence on frequent, timely deliveries of fresh beef, poultry, seafood and produce subjects us to the risks of possible shortages or interruptions in supply caused by adverse weather or other conditions, which could adversely affect the availability and cost of any such items. Historically, commodity prices have fluctuated, often increasing, due to seasonal or economic issues and we cannot assure you that we will be able to anticipate or react to increasing food and supply costs in the future. We are also subject to the general risks of inflation. Our restaurants' operating margins are further affected by fluctuations in the price of utilities such as electricity and natural gas, whether as a result of inflation or otherwise, on which the restaurants depend for their energy supply. The failure to anticipate and respond effectively to an adverse change in any of these factors could materially and adversely affect our business, financial condition, results of operations and cash flows.

        If our distributors or suppliers do not provide food and beverages to us in a timely fashion, we may experience short-term supply shortages, increased food and beverage costs, and quality control problems. We have entered into contracts through 2016 with certain suppliers of raw materials (primarily hops) for minimum purchases both in terms of quantity and in pricing. However, if the national distributor that provides food and beverages to all our restaurants, or other distributors or suppliers, cease doing business with us, we could experience short-term supply shortages in some or all of our restaurants and could be required to purchase food and beverage products at higher prices until we are able to secure an alternative supply source. If these alternative suppliers do not meet our specifications, the consistency and quality of our food and beverage offerings, and thus our reputation, guest patronage, revenue and results of operations, could be adversely affected. In addition, any delay in replacing our suppliers or distributors on acceptable terms could, in extreme cases, require us to remove temporarily items from the menus of one or more of our restaurants, which also could materially adversely affect our business, financial condition, results of operations and cash flows.

        Our inability to successfully and sufficiently raise menu prices to address cost increases could result in a decline in margins.    We utilize menu price increases to help offset cost increases, including increased costs for food commodities (such as pork, beef, fish, poultry and dairy products), minimum wages, employee benefits, insurance arrangements, construction, energy, fuel, and other costs. Although we have not experienced significant consumer resistance to our past price increases, we cannot provide assurance that future price increases will not deter guests from visiting our restaurants or affect their purchasing decisions. If we are unsuccessful at raising prices, our business, financial condition, results of operations and cash flows could be harmed.

        The need for additional advertising may arise, which could increase our operating expenses.    We have generally relied on our high profile locations, operational excellence, "word-of-mouth," and limited paid advertising to attract and retain restaurant guests. During 2010, our radio and television advertising costs accounted for less than one percent of our net sales. Should we conclude that additional paid advertising is necessary to attract and retain guests, our operating expenses could increase and our financial results could be adversely affected.

        Changes in consumer preferences as a result of new information regarding diet, nutrition and health could negatively impact our results.    Our operating results may be affected by changes in guest tastes, the popularity of handcrafted beers, general economic and political conditions and the level of competition in our markets. Our continued success depends, in part, upon the popularity of micro-brewed beers and casual, broad menu restaurants. Shifts in consumer preferences away from these beers and this dining style could materially adversely affect any future profitability. In addition, our success depends on our ability to adapt our menu to trends in food consumption. If consumer eating habits change significantly and we are unable to respond with appropriate menu offerings, it could materially affect demand for our menu offerings resulting in lost customers and adversely impact our business, financial condition, results of operations and cash flows.

        Health concerns or negative publicity regarding our restaurants or food products could affect consumer preferences and could negatively impact our results of operations.    Like other restaurant chains, consumer preferences could be affected by health concerns or negative publicity concerning food quality, illness and injury generally, such as negative publicity concerning salmonella, E. coli, "mad cow" or "foot-and-mouth" disease, publication of government or industry findings concerning food products served by us, or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants. This negative publicity may adversely affect demand for our food and could result in a decrease in customer traffic to our restaurants. A decrease in customer traffic to our restaurants as a result of these health concerns or negative publicity could materially adversely affect our business, financial condition, results of operations and cash flows.

        We may be unable to recruit, motivate and retain qualified employees.    Our success depends, in part, upon our ability to attract, motivate and retain a sufficient number of qualified employees, including trained brewing personnel, restaurant managers, kitchen staff and wait staff. Qualified individuals needed to fill these positions could be in short supply in one or more of our markets. In addition, our success depends upon the skill and experience of our restaurant-level management teams. Our inability to recruit, motivate and retain such individuals may result in high employee turnover which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Additionally, competition for qualified employees could require us to pay higher wages and provide additional benefits to attract sufficient employees, which could result in higher labor costs.

        The loss of key personnel could adversely affect our business.    Our success depends to a significant extent on the performance and continued service of members of our senior management and certain other key employees. Competition for employees with such specialized training and deep backgrounds in the restaurant industry is intense and we cannot assure you that we will be successful in retaining such personnel. In addition, we cannot assure you that employees will not leave or compete against us. If the services of any member of management become unavailable for any reason, it could adversely affect our business and prospects.

        We may be unable to successfully compete with other restaurants in our markets.    The restaurant industry is intensely competitive. There are many well-established competitors with greater financial, marketing, personnel and other resources than ours, and many of such competitors are well established in the markets where we have restaurants. Additionally, other companies may develop restaurants with similar concepts in our markets. Any inability to successfully compete with restaurants in our markets could prevent us from increasing or sustaining our revenue and result in a material adverse effect on our business, financial condition, results of operations and cash flows. We may also need to make changes to our established concept in order to compete with new and developing restaurant concepts that become popular within our markets. We cannot assure you that we will be successful in implementing such changes or that these changes will not reduce any future profitability.

        Our success depends on our ability to protect our proprietary information.    Failure to protect our trademarks, service marks or trade secrets could adversely affect our business. Our business prospects depend in part on our ability to develop favorable consumer recognition of the Granite City Food & Brewery name. Although our service marks are federally registered trademarks with the United States Patent and Trademark Office, our trademarks could be imitated in ways that we cannot prevent. We rely on trade secrets, proprietary know-how, concepts and recipes. Our methods of protecting this information may not be adequate, however, and others could independently develop similar know-how or obtain access to our trade secrets, proprietary know-how, concepts and recipes.

        Moreover, we may face claims of misappropriation or infringement of third parties' rights that could interfere with our use of trade secrets, proprietary know-how, concepts or recipes. Defending these claims may be costly and, if unsuccessful, may prevent us from continuing to use this proprietary information in the future, and may result in a judgment or monetary damages.

        We do not maintain confidentiality and non-competition agreements with all of our executives, key personnel, managers, and suppliers.    If competitors independently develop or otherwise obtain access to our trade secrets, proprietary know-how, concepts or recipes, the appeal of our restaurants could be reduced and our business could be harmed.

        Our operations depend upon governmental licenses or permits.    Our business depends upon obtaining and maintaining required food service, liquor and brewing licenses for each of our restaurants. If we fail to hold all necessary licenses, we may be forced to close affected restaurants or limit the food and beverage offerings at our affected locations. We must comply with federal licensing requirements imposed by the United States Department of Treasury, Alcohol and Tobacco Tax and Trade Bureau, as well as licensing requirements of states and municipalities where we operate restaurants. Failure to comply with federal, state or local regulations could cause our licenses to be revoked or force us to cease brewing and selling our beer. Typically, licenses must be renewed annually and may be revoked and suspended for cause at any time. Although we do not anticipate any significant problems in obtaining required licenses, permits or approvals, any delays or failures to obtain required licenses, permits or approvals could delay existing operations or future expansion. We are at risk that state regulations concerning brewery restaurants or the interpretation of these regulations may change.

        Regulations affecting the operation of our restaurants could increase our operating costs and restrict future expansion.    We are subject to a variety of federal and state labor laws, such as minimum wage and overtime pay requirements, unemployment tax rates, workers' compensation insurance rates and citizenship requirements. Government-mandated increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, or increased tax reporting and tax payment requirements for employees who receive gratuities or a reduction in the number of states that allow tips to be credited toward minimum wage requirements could increase our labor costs and reduce our operating margins. In addition, the Federal Americans with Disabilities Act prohibits discrimination on the basis of disability in public accommodations and employment. Although our restaurants are designed to be accessible to the disabled, we could be required to make modifications to our restaurants to provide service to, or make reasonable accommodations for, disabled persons.

        We may face liability under dram shop statutes.    Our sale of alcoholic beverages subjects us to "dram shop" statutes in some states. These statutes allow an injured person to recover damages from an establishment that served alcoholic beverages to an intoxicated person. If we receive a judgment substantially in excess of our insurance coverage, or if we fail to maintain our insurance coverage, our business, financial condition, results of operations and cash flows could be materially adversely affected.

        Litigation could have a material adverse effect on our business.    We are, from time to time, the subject of complaints or litigation from guests alleging food borne illness, injury or other food quality, health or operational concerns. We may be adversely affected by publicity resulting from such allegations, regardless of whether such allegations are valid or whether we are liable. We are also subject to complaints or allegations from former or current employees from time to time. A lawsuit or claim could result in an adverse decision against us that could have a materially adverse effect on our business. Additionally, the costs and expense of defending ourselves against lawsuits or claims, regardless of merit, could have an adverse impact on our business and could cause variability in our results compared to expectations.

        Our operations are susceptible to the effects of violence, war and economic trends.    Terrorist attacks and other acts of violence or war and U.S. military reactions to such attacks may negatively affect our operations and an investment in our shares of common stock. Acts of violence or war could cause a decrease in travel and in consumer confidence, decrease consumer spending, result in increased volatility in the United States and worldwide financial markets and economy, or result in economic disruption in the United States or abroad. They could also impact consumer leisure habits, for example, by increasing time spent watching television news programs at home, and may reduce the number of times consumers dine out, which could adversely impact our revenue. Any of these occurrences could harm our business, financial condition, results of operations and cash flows, and may result in volatility of the market price for our common stock and negatively affect the price of our common stock.

        Terrorist attacks could also directly impact our physical facilities or those of our suppliers, and attacks or armed conflicts may make travel and the transportation of our supplies and products more difficult and more expensive and could adversely affect our business.

        Compliance with changing regulation of corporate governance, public disclosure and financial accounting standards may result in additional expenses and affect our reported results of operations. Keeping informed of, and in compliance with, changing laws, regulations and standards relating to corporate governance, public disclosure and accounting standards, including the Sarbanes-Oxley Act, as well as new and proposed SEC regulations, NASDAQ Stock Market rules and accounting standards, has required an increased amount of management attention and external resources. Compliance with such requirements may result in increased general and administrative expenses and an increased allocation of management time and attention to compliance activities. Additionally, changes to existing rules or current practices may adversely affect our reported financial results.

        We may be exposed to potential risks relating to our internal controls over financial reporting.    If we identify significant deficiencies or material weaknesses in our internal controls over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could be adversely affected. In addition, if our independent registered public accounting firm is unable to rely on our internal controls over financial reporting in connection with its audit of our financial statements, and in the further event that they are unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we could receive a qualified or adverse audit opinion on those financial statements. In that event, the market for our common stock could be adversely affected.

        Because the value of our business depends primarily upon intangible assets, such as our business concept, the value of your investment could decrease significantly in the event of liquidation. Because we do not own the real estate at any existing locations, we only own the building at one existing location and we lease much of the equipment we use, our tangible assets mainly consist of inventory. Until we establish a history of earnings, the value of our business that could be realized upon liquidation is comprised of primarily intangible assets, including our business concept, business strategy, intellectual property, trademarks, goodwill and employee know-how. If our business is not successful, the value of our intangible assets could decrease significantly. The value of your investment could decrease as a result.

        Increases in state or federal minimum wage or required benefits could negatively impact our operating results.    Various federal and state labor laws govern our relationship with our employees, including such matters as minimum wage requirements, overtime and working conditions. There have been increases in the federal and some state minimum wage requirements, and there may be additional increases in the future. Some states in which we operate, specifically Illinois and Ohio, have minimum wages that are higher than the federal level. A substantial majority of employees working in our restaurants receive compensation equal to the applicable minimum wage, and future increases in the minimum wage will increase our operating expenses. In addition, some states have periodically proposed laws that would require companies such as ours to provide health benefits to all employees. Additional governmental mandates such as an increased minimum wage, an increase in paid leaves of absence, extensions of health benefits or increased tax reporting and payment requirements for employees who receive gratuities, could negatively impact our operating results.

        Limitations in our insurance coverage could adversely affect our operations in certain circumstances.    We have comprehensive insurance, including workers' compensation, employee practices liability, general liability, business interruption, fire and extended coverage and property insurance. However, there are certain types of losses which may be uninsurable or not economically insurable. Such hazards may include earthquake, hurricane and flood losses. If such a loss should occur, we would, to the extent that we are not covered for such loss by insurance, suffer a loss of the capital invested in, as well as anticipated profits and/or cash flow from, such damaged or destroyed properties. Punitive damage awards are generally not covered by insurance; thus, any awards of punitive damages as to which we may be liable could adversely affect our ability to continue to conduct our business or to develop future restaurants. We cannot assure you that any insurance coverage we maintain will be adequate, that we can continue to obtain and maintain such insurance at all, or that the premium costs will not rise to an extent that they adversely affect our business or our ability to economically obtain or maintain such insurance.

Risks Related to Future Restaurant Expansion

        If the transaction with CDP, which remains subject to approval by our shareholders, is not completed, we may be unable to pursue our growth plans and would incur significant expense. If the above-referenced transaction is not completed, we will not receive the expected benefits of the transaction which include:

  •
  establishing a $10.0 million third-party credit facility, which is a condition to closing that would enable us to execute our growth strategy of building new restaurants, creating private dining rooms and expanding bar areas of existing restaurants and improving our technology;

  •
  restructuring certain of our leases and obtaining permanent rent reductions;

  •
  replacing our current majority shareholder, DHW, with CDP, a portfolio company of CIC II LP, a fund of CIC Partners Firm LP, a private equity firm with significant experience in investing in restaurants; and

  •
  employing Robert J. Doran as our chief executive officer and Dean S. Oakey as our chief concept officer, electing five new directors designated by CDP to our board and benefitting from their experience in the restaurant industry.

        In certain circumstances, termination of our stock purchase agreement with CDP would require us to pay CDP its expenses up to $500,000 and a break-up fee of $500,000. Alternatively, if either we or CDP terminate the agreement because our shareholders do not approve the transaction or the lenders to our company under the forthcoming credit facility withdraw, we would be required to pay CDP either $100,000 plus 200,000 shares of our common stock or $200,000, at CDP's discretion. In either case, we would also continue to be responsible for our transaction costs, including our legal fees and the fees paid in connection with the fairness opinion obtained in connection with the transaction, as well as the consulting fees paid to CDP, which we estimate will total approximately $600,000. Finally, we believe that failure to close the transaction with CDP would likely have an adverse effect on the trading price of our common stock, which increased substantially following the announcement of the proposed transaction.

        We have significant capital needs and cannot give assurance that financing will be available to us to pursue future expansion. We require significant capital for our operations and for future expansion. We have had no restaurant expansion since February 1, 2009 due to concerns over the economy and the lack of capital to develop additional restaurants. Because our available sources of liquidity are currently insufficient to fund expansion, we would need to raise additional capital through sales of equity securities or debt to fund growth, if we are unable to complete the CDP transaction. If we are able to complete the CDP transaction and obtain a $10.0 million credit facility, we expect to commence a program to enhance existing restaurants to increase their revenue potential and develop at least one new restaurant within 12 months following the closing of the CDP transaction.

        We cannot assure you that we will be able to complete the CDP transaction or obtain future financing on favorable terms or at all. If we raise additional capital in the future through the issuance and sale of equity securities, the sales may be at prices below the market price of our common stock, and our shareholders may suffer significant dilution. Future debt financing, if available, may involve significant cash payment obligations, covenants and financial ratios that restrict our ability to operate and grow our business, and would cause us to incur additional interest expense and financing costs. The failure to obtain financing for future growth could materially adversely affect our business, financial condition, results of operations and cash flows. Further, if future debt financing does become available, we may be adversely affected by changes in interest rates. Changes in interest rates will also affect our lease rates and can be expected to adversely impact our operating results.

        Costs associated with the proposed stock issuance to CDP could adversely affect our financial results. We are undertaking substantial costs related to obtaining shareholder approval for, and closing, the transactions contemplated by the proposed stock purchase agreement with CDP and the stock repurchase agreement with DHW. If the transactions are delayed or not completed, we could incur costs that would reduce our working capital base. Additionally, costs associated with the transactions, if not completed, would be recorded as an expense on our statement of operations, thus increasing our overall net loss.

        Our business could be materially adversely affected if we are unable to expand in a timely and profitable manner. To continue to grow, we must open new restaurants on a profitable basis. The capital resources required to develop each new restaurant are significant. Future expansion may be delayed or curtailed:

  •
  if we are unable to obtain acceptable equipment financing of restaurants;

  •
  if future cash flows from operations fail to meet our expectations;

  •
  if costs and capital expenditures for restaurant development exceed anticipated amounts;

  •
  if we incur unanticipated expenditures related to our operations; or

  •
  if we are required to reduce prices to respond to competitive pressures.

        We estimate that our cost of opening a new Granite City Food & Brewery restaurant, leased from a third party, ranges from $1.0 million to $1.5 million, which includes furniture, fixtures and equipment and pre-opening costs. This assumes land and building costs are financed by a developer under a sale-leaseback arrangement. Actual costs may vary significantly depending upon a variety of factors, including the site and size of the restaurant, conditions in the local real estate and employment markets, and leasing arrangements.

        Even with adequate financing, we may experience delays in restaurant openings which could materially adversely affect our business, financial condition, results of operations and cash flows. Our ability to expand in the future depends upon a number of factors, some of which are beyond our control, including:

  •
  identification and availability of suitable restaurant sites;

  •
  competition for restaurant sites;

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  securing required governmental approvals, licenses and permits;

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  the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards; and

  •
  recruitment of qualified operating personnel, particularly general managers and kitchen managers.

        In addition, we may enter geographic markets in which we have no prior operating experience. These new markets may have demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns different than those present in our existing markets, which may cause any new restaurants to be less successful than our existing restaurants.

        Unanticipated costs or delays in the development or construction of future restaurants could prevent our timely and cost-effective opening of future restaurants. We rely upon contractors for the construction of our restaurants. After construction, we invest heavily in leasehold improvements for completion of our restaurants. Many factors could adversely affect the costs and time associated with development of future restaurants, including:

  •
  availability of labor;

  •
  shortages of construction materials and skilled labor;

  •
  management of construction and development costs of restaurants;

  •
  adverse weather;

  •
  unforeseen construction problems;

  •
  environmental problems;

  •
  zoning problems;

  •
  federal, state and local government regulations, including licensing requirements;

  •
  modifications in design; and

  •
  other increases in costs.

        Any of these factors could give rise to delays or cost overruns which may prevent us from developing future restaurants within anticipated budgets and expected development schedules. Any such failure could have a material adverse effect on our business, financial condition, results of operations and cash flows.

        We may not be able to manage future expansion.    Even if we are able to recommence expansion, we will face many additional business risks, including the risk that our existing management, information systems and financial controls will be inadequate. We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that future expansion will impose on management and these systems and controls. Future expansion also will place increased demands on human resources, purchasing and restaurant opening teams. If we fail to continue to improve management, information systems and financial controls, or if we encounter unexpected difficulties during future expansion, we may be unable to grow and/or maintain current levels of operating performance in our existing restaurants.

Risks Related to our Securities

        Fluctuations in our operating results may decrease the price of our securities.    Our operating results may fluctuate significantly because of several factors, including the operating results of our restaurants, changes in food and labor costs, increases or decreases in comparable restaurant sales, general economic conditions, consumer confidence in the economy, changes in consumer preferences, nutritional concerns and discretionary spending patterns, competitive factors, the skill and the experience of our restaurant-level management teams, the maturity of each restaurant, adverse weather conditions in our markets, our ability to recommence our expansion plans, and the timing of future restaurant openings and related expenses. Consequently, our operating results may fall below the expectations of public market analysts and investors for any given reporting period. In that event, the price of our common stock would likely decrease.

        Shareholders may have difficulty selling our common stock.    We cannot assure you of an active public market for our common stock. Selling our common stock may be difficult because of the limited quantity of shares that may be bought and sold in the public market, the possibility that transactions may be delayed, and a low level of security analyst and news media coverage. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our common stock.

        Our articles of incorporation, bylaws and Minnesota law may discourage takeovers and business combinations that our shareholders might consider in their best interests.    Anti-takeover provisions of our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Minnesota law could diminish the opportunity for shareholders to participate in acquisition proposals at a price above the then current market price of our common stock. For example, our board of directors, without further shareholder approval, may issue up to 10,000,000 shares of undesignated preferred stock and fix the powers, preferences, rights and limitations of such class or series, which could adversely affect the voting power of our common stock. Subject to shareholder approval of the stock purchase agreement with CDP and the related issuance, we intend to issue 3,000,000 shares of 9%

Series A Convertible Preferred Stock to CDP. In addition, our Amended and Restated Bylaws provide for an advance notice procedure for the nomination of candidates to our board of directors that could have the effect of delaying, deterring or preventing a change in control. Further, as a Minnesota corporation, we are subject to provisions of the Minnesota Business Corporation Act, or MBCA, regarding "control share acquisitions" and "business combinations." We may, in the future, consider adopting additional anti-takeover measures. The authority of our board of directors to issue undesignated preferred stock, our advance notice procedure for nominations, and the anti-takeover provisions of the MBCA, as well as any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of our company not approved by our board of directors.

        If we do not maintain our NASDAQ listing, you may have difficulty reselling our shares.    We need to maintain certain financial and corporate governance qualifications to keep our shares listed on the NASDAQ Stock Market. We cannot assure you that we will at all times meet the criteria for continued listing. If we fail to maintain such qualifications, including a minimum bid price of $1.00, our shares may be delisted.

        In December 2009, NASDAQ transitioned the listing of our common stock from the NASDAQ Global Market to the NASDAQ Capital Market. We requested this transition to avoid delisting from NASDAQ due to our failure to comply with NASDAQ's $15 million market value of public float requirement for continued listing on the NASDAQ Global Market. We implemented a reverse stock split in January 2010 due to our failure to comply with NASDAQ's $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market. There can be no assurance that our stock price will continue to meet the minimum bid price requirement under NASDAQ's rules.

        In addition, we could also be subject to delisting from the NASDAQ Capital Market if we fail to maintain compliance with the other requirements for continued listing on such market. In the event of delisting, trading, if any, would be conducted in the over-the-counter market on the OTC Bulletin Board or in the so-called "pink sheets". In addition, our shares could become subject to the SEC's "penny stock rules." These rules would impose additional requirements on broker-dealers who effect trades in our shares, other than trades with their established customers and accredited investors. Consequently, the delisting of our shares and the applicability of the penny stock rules may adversely affect the ability of broker-dealers to sell our shares, which may adversely affect your ability to resell our shares. If any of these events take place, you may not be able to sell as many shares as you desire, you may experience delays in the execution of your transactions and our shares may trade at a lower market price than they otherwise would.

        A substantial number of shares are eligible for future sale by our current investors and the sale of those shares could adversely affect our stock price.    In February 2010, we registered for resale approximately 1.1 million shares of our common stock, including shares issuable upon the exercise of warrants or the conversion of convertible debt. If these shares, or additional shares that may be eligible for resale into the market, are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could be adversely affected.

Item 1B.    Unresolved Staff Comments.

Not applicable.

Item 2.    Properties.

        Our corporate headquarters is located in Minneapolis, Minnesota. We occupy this facility under a lease agreement which expires in November 2011. This office space is rented to us at an annual rate of $92,665.

        In February 2005, we commenced leasing a 5,400 square foot facility in Ellsworth, Iowa, which we use for our beer production facility. The lease is for a base term of 10 years with options to extend and the base rent is $7,200 per month for the entire life of the lease. We have the option to purchase the facility at any time during the lease term for one dollar plus the unamortized construction costs. Because the construction costs will be fully amortized through payment of rent during the base term, if the option is exercised at or after the end of the initial ten-year period, the option price will be one dollar.

        As of February 15, 2011, we operated 26 restaurants. We lease the land and building at all but one of these restaurants. At our Fargo location, we own the building, subject to a loan with a balloon payment due in August 2011, and lease the land. The majority of our existing leases are for initial terms of 20 years with options to extend. We typically lease our restaurant facilities under "triple net" leases that require us to pay minimum rent, real estate taxes, maintenance costs and insurance premiums and, in some instances, contingent rent based on sales in excess of specified amounts.

        The following table sets forth data regarding our restaurant locations as of February 15, 2011:

Location	Opened	Square Feet
St. Cloud, Minnesota	Jun-99	10,000
Sioux Falls, South Dakota	Dec-00	10,600
Fargo, North Dakota	Nov-01	9,276
Des Moines, Iowa	Sep-03	9,449
Cedar Rapids, Iowa	Nov-03	9,449
Davenport, Iowa	Jan-04	9,449
Lincoln, Nebraska	May-04	9,449
Maple Grove, Minnesota	Jun-04	9,449
Wichita, Kansas	Jul-05	9,449
Eagan, Minnesota	Sep-05	7,600
Kansas City, Missouri	Nov-05	9,449
Kansas City, Kansas	Jan-06	9,449
Olathe, Kansas	Mar-06	9,449
West Wichita, Kansas	Jul-06	9,412
St. Louis Park, Minnesota	Sep-06	7,250
Omaha, Nebraska	Oct-06	9,000
Roseville, Minnesota	Nov-06	9,531
Madison, Wisconsin	Dec-06	9,000
Rockford, Illinois	Jul-07	9,000
East Peoria, Illinois	Oct-07	9,000
Orland Park, Illinois	Dec-07	9,000
St. Louis, Missouri	Jan-08	11,360
Ft. Wayne, Indiana	Jan-08	8,550
Toledo, Ohio	Feb-08	8,550
South Bend, Indiana	Jul-08	8,729
Indianapolis, Indiana	Feb-09	8,550

        On February 18, 2011, we entered into a real estate purchase agreement to purchase an approximately two-acre site in Troy, Michigan, together with all plans, permits and related assets associated with the property, from DCM for the sum of approximately $2.6 million. We entered into this agreement in connection with the stock purchase agreement with CDP and stock repurchase agreement with DHW (see "Certain Relationships and Related Transactions, and Director Independence—Purchase of Troy, Michigan Property").

        In the opinion of our management, each of our existing locations is adequately covered by insurance. For further information on property leases, please refer to "Management's Discussion and Analysis and Results of Operations—Commitments" and Note 10 to our consolidated financial statements.

Item 3.    Legal Proceedings.

        From time to time, lawsuits are threatened or filed against us in the ordinary course of business. Such lawsuits typically involve claims from customers, former or current employees, and others related to issues common to the restaurant industry. A number of such claims may exist at any given time. Although there can be no assurance as to the ultimate disposition of these matters, it is our management's opinion, based upon the information available at this time, that the expected outcome of these matters, individually and in the aggregate, will not have a material adverse effect on the results of operations, liquidity or financial condition of our company.

Item 4.    (Removed and Reserved).

PART II

Item 5.    Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

        Effective December 14, 2009, the listing of our common stock (GCFB) moved from the NASDAQ Global Market to the NASDAQ Capital Market which has a lower threshold for minimum market capitalization.

        The following table sets forth the approximate high and low sales prices for our common stock for the periods indicated as reported by the NASDAQ Stock Market. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Period	High	Low
2010
First Quarter	$2.49	$1.26
Second Quarter	$2.54	$1.40
Third Quarter	$2.05	$1.60
Fourth Quarter	$2.11	$1.65
2009
First Quarter	$2.70	$0.84
Second Quarter	$4.80	$0.90
Third Quarter	$4.20	$1.68
Fourth Quarter	$3.36	$1.98

        On February 15, 2011, there were 74 registered holders of record of our company's common stock.

        We have not historically paid any cash dividends on our common stock. We intend to retain any earnings for use in the operation of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determinations as to the declaration or payment of dividends will depend upon our financial condition, results of operations and such other factors as our board of directors deems relevant. Further, our existing loan agreements limit our ability to pay dividends in the event of default thereunder.

        We have not historically repurchased any shares of our common stock.

        See "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters" in Item 12 for information regarding securities authorized for issuance under our equity compensation plans.

Sale of Unregistered Securities during the Fourth Quarter of 2010

        None.

Performance Graph

        This requirement is inapplicable to our company.

Item 6.    Selected Financial Data.

        Item 6 is inapplicable to our company.

Item 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations.

Forward-Looking Statement Disclaimer

        This Annual Report on Form 10-K contains forward-looking statements that involve risks and uncertainties. The statements contained in this Annual Report that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to future economic conditions in general and statements about our future:

  •
  Strategy and business;

  •
  Development plans and growth;

  •
  Sales, earnings, income, expenses, operating results, profit margins, capital resource needs and competition; and

  •
  Ability to obtain and protect intellectual property and proprietary rights.

        All of these forward-looking statements are based on information available to us on the date of filing this Annual Report. Our actual results could differ materially. The forward-looking statements contained in this Annual Report, and other written and oral forward-looking statements made by us from time to time, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in Item 1A of this report under the caption "Risk Factors."

Overview

        We are a Modern American upscale casual restaurant chain. As of February 15, 2011, we operated 26 restaurants in 11 Midwestern states featuring on-premises breweries, substantially all of which operate under the name of Granite City Food & Brewery®. We believe our menu features high quality yet affordable family favorite menu items prepared from made-from-scratch recipes and served in generous portions. We believe that the sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience.

        Our industry can be significantly affected by changes in economic conditions, discretionary spending patterns, consumer tastes, and cost fluctuations. Over the past two years, consumers have been under increased economic pressures and as a result, many have changed their discretionary spending patterns. Many consumers are dining out less frequently than in the past and/or have decreased the amount they spend on meals while dining out. To offset the negative impact of decreased sales, we undertook a series of initiatives to renegotiate the pricing of various aspects of our business, effectively reducing our cost of food, insurance, payroll processing, shipping, supplies and our property and equipment rent. We have implemented marketing initiatives designed to increase brand awareness and help drive guest traffic. We believe these initiatives contributed to the increase in sales and guest traffic in fiscal year 2010.

        We believe that our operating results will fluctuate significantly because of several factors, including the operating results of our restaurants, changes in food and labor costs, increases or decreases in comparable restaurant sales, general economic conditions, consumer confidence in the economy, changes in consumer preferences, nutritional concerns and discretionary spending patterns, competitive factors, the skill and the experience of our restaurant-level management teams, the maturity of each restaurant, adverse weather conditions in our markets, our ability to recommence our expansion plans, and the timing of any future restaurant openings and related expenses.

        We use a 52/53-week fiscal year ending on the last Tuesday of December to account for our operations. All references to "2010" and "2009" within the following discussion represent the fiscal years ended December 28, 2010 and December 29, 2009, respectively. Fiscal years 2010 and 2009 each consisted of 52 weeks. Our fiscal year ended December 28, 2010 included 1,352 operating weeks, which is the sum of the actual number of weeks each restaurant operated. Our fiscal year ended December 29, 2009 included 1,346 restaurant weeks because our Indianapolis, Indiana restaurant opened for business six weeks into fiscal year 2009. We provide the statistical measure of restaurant weeks to enhance the comparison of revenue from period to period as changes occur in the number of restaurants we are operating.

        Our restaurant revenue is comprised almost entirely of the sales of food and beverages. The sale of retail items typically represents less than one percent of total revenue. Product costs include the costs of food, beverages and retail items. Labor costs include direct hourly and management wages, taxes and benefits for restaurant employees. Direct and occupancy costs include restaurant supplies, marketing costs, rent, utilities, real estate taxes, repairs and maintenance and other related costs. Pre-opening costs consist of direct costs related to hiring and training the initial restaurant workforce, the salaries and related costs of our new store opening team, rent expense incurred during the construction period and other direct costs associated with opening new restaurants. General and administrative expenses are comprised of expenses associated with all corporate and administrative functions that support existing operations, which include management and staff salaries, employee benefits, travel, information systems, training, market research, professional fees, supplies and corporate rent. Depreciation and amortization includes depreciation on capital expenditures at the restaurant and corporate levels and amortization of intangibles that do not have indefinite lives. Interest expense represents the cost of interest expense on debt and capital leases net of interest income on invested assets.

Results of Operations as a Percentage of Sales

        The following table sets forth results of our operations expressed as a percentage of sales for fiscal years 2010 and 2009.

	Fiscal Year Ended
	December 28, 2010	December 29, 2009
Restaurant revenue	100.0%	100.0%
Cost of sales:
Food, beverage and retail	27.7	27.4
Labor	34.4	35.0
Direct restaurant operating	14.9	15.0
Occupancy	9.4	8.1

Total cost of sales	86.3	85.6

Pre-opening	—	0.2
General and administrative	7.4	8.8
Depreciation and amortization	6.7	7.9
Exit or disposal activities	0.8	2.1
Loss (gain) on disposal of assets	(0.0)	0.2

Operating loss	(1.1)	(4.9)

Interest:
Income	0.0	0.0
Expense	(4.0)	(6.3)

Net interest expense	(4.0)	(6.3)

Net loss	(5.1)%	(11.2)%

        Certain percentage amounts do not sum due to rounding.

Critical Accounting Policies

        This discussion and analysis is based upon our consolidated financial statements, which were prepared in conformity with generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We believe our estimates and assumptions are reasonable; however, actual results and the timing of the recognition of such amounts could differ from those estimates. We have identified the following critical accounting policies and estimates utilized by management in the preparation of our financial statements:

Property and Equipment

        The cost of property and equipment is depreciated over the estimated useful lives of the related assets ranging from three to 20 years. The cost of leasehold improvements is depreciated over the initial term of the related lease, which is generally 10 to 20 years. Depreciation is computed on the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Amortization of assets acquired under capital lease is included in depreciation expense. We review property and equipment, including leasehold improvements, for impairment when events or circumstances indicate these assets might be impaired pursuant the Financial Accounting Standards Board's ("FASB") accounting guidance on accounting for the impairment or disposal of long-lived assets. We base this assessment upon the carrying value versus the fair market value of the asset and whether or not that difference is recoverable. Such assessment is performed on a restaurant-by-restaurant basis and includes other relevant facts and circumstances including the physical condition of the asset.

        Our accounting policies regarding property and equipment include certain management judgments regarding the estimated useful lives of such assets and the determination as to what constitutes enhancing the value of or increasing the life of existing assets. These judgments and estimates may produce materially different amounts of depreciation and amortization expense than would be reported if different assumptions were used.

        We continually reassess our assumptions and judgments and make adjustments when significant facts and circumstances dictate. Historically, actual results have not been materially different than the estimates we have made.

Leasing Activities

        We have entered into various leases for our buildings, equipment and for ground leases. At the inception of a lease, we evaluate it to determine whether the lease will be accounted for as an operating or capital lease pursuant to the FASB guidance on accounting for leases.

        Our lease term used for straight-line rent expense is calculated from the date we take possession of the leased premises through the termination date. There is potential for variability in our "rent holiday" period which begins on the date the lease agreement is signed and ends on the date the restaurant opens, during which no cash rent payments are typically due. Factors that may affect the length of the rent holiday period generally relate to construction related delays. Extension of the rent holiday period due to delays in restaurant opening will result in greater pre-opening rent expense recognized during the rent holiday period.

        Certain leases contain provisions that require additional rent payments based upon restaurants sales volume ("contingent rentals"). Contingent rentals are accrued each period as the liabilities are incurred.

        Management makes judgments regarding the probable term for each restaurant property lease which can impact the classification and account for a lease as capital or operating. These judgments may produce materially different amounts of depreciation, rent expense and interest expense than would be reported if different assumptions were made.

Stock-Based Compensation

        We have granted stock options to certain employees and non-employee directors. We account for stock-based compensation in accordance with the FASB fair value recognition guidance. Stock-based compensation is measured at the grant date based on the value of the award and is recognized as an expense over the vesting period. Under the Black-Scholes option-pricing model, we determine the fair value of stock-based compensation at the grant date. This requires judgment, including but not limited to judgment concerning the expected volatility and forfeiture of our stock. If actual results differ significantly from these estimates, stock-based compensation expense and our results of operations could be materially impacted.

Revenue Recognition

        Revenue is derived from the sale of prepared food and beverage and select retail items and is recognized at the time of sale. Revenue derived from gift card sales is recognized at the time the gift card is redeemed. Until the redemption of gift cards occurs, the outstanding balances on such cards are included in accrued expenses in the accompanying consolidated balance sheets. When we determine there is no legal obligation to remit the value of unredeemed gift cards to the relevant jurisdictions, we periodically recognize gift card breakage which represents the portion of our gift card obligation for which management believes the likelihood of redemption by the customer is remote, based upon historical redemption patterns. Such amounts are included as a reduction to general and administrative expense. We arrive at this amount using certain management judgments and estimates. Such judgments and estimates may produce different amounts of breakage than would be reported if different assumptions were used.

Estimated Liability for Closing Restaurants

        We continually evaluate the performance of each of our restaurants. If a restaurant consistently performs poorly, we consider many factors including the demographics of the location and the likelihood of being able to improve the performance of the restaurant. If we determine that the restaurant will not, within a reasonable period of time, perform to our expectations, we may close the restaurant.

        In the event we close a restaurant, we record the liability to cover future lease termination costs using the fair value of these liabilities as estimated in accordance with the FASB guidance on accounting for costs associated with exit or disposal activities. This estimate is generally based on the term of the lease and the lease termination fee we expect to pay. The amount of the estimated liability established is generally the present value of these estimated future minimum lease payments offset by the estimated sublease rentals that could be reasonably obtained upon exiting the property.

        A significant assumption we use in determining the amount of the estimated liability for closing a restaurant is the amount of the estimated liability for future lease payments on vacant restaurants, determined based on the likelihood of successfully negotiating an early termination of the lease agreement with our landlord or subleasing the property. If it takes longer than anticipated to terminate or sublease the lease, we may need to record additional estimated liability. If the lease on the vacant restaurant is not terminated or subleased on the terms we used to estimate the liability, we may be required to record losses in future periods. Conversely, if the lease on the vacant restaurant is terminated or subleased on more favorable terms than we used to estimate the liability, we would reverse all or some portion of the previously established estimated liability, resulting in an increase in operating income.

Results of Operations for the Fiscal Years Ended December 28, 2010 and December 29, 2009

Revenue

        We generated $89,330,387 and $85,849,048 of revenue during fiscal years 2010 and 2009, respectively. The 4.1% increase in 2010 revenue was primarily the result of an increase in guest traffic of approximately 5.1%. Fiscal year 2010 included six additional restaurant operating weeks compared to the fiscal year 2009. Comparable restaurant revenue increased 3.8% from 2009 to 2010 primarily due to an increase in guest traffic of approximately 4.8%. Average weekly revenue per comparable restaurant increased $2,415 from $63,585 in 2009 to $66,000 in 2010. Throughout 2009 and particularly in the last half of the year, we began a discounting and a marketing program to drive guest traffic back into the restaurants. Although the discounting reduced our average check on a year-to-date basis, our guest traffic improved in late 2009 and in 2010.

        We expect that restaurant revenue will vary from quarter to quarter. Continued seasonal fluctuations in restaurant revenue are due in part to increased outdoor seating and weather conditions. Due to the honeymoon effect that periodically occurs with the opening of a restaurant, we expect the timing of any future restaurant openings to cause fluctuations in restaurant revenue. Additionally, other factors outside of our control, such as timing of holidays, consumer confidence in the economy and changes in consumer preferences may affect our future revenue.

Restaurant Costs

Food and beverage

        Our food and beverage costs, as a percentage of revenue, increased 0.3% to 27.7% in 2010 from 27.4% in 2009. While we experienced slight cost increases, primarily in bottled beer, fish, chicken and dairy, such costs were offset in part by decreases in wine, liquor, tap beer and soft drink costs. While pricing negotiations with our suppliers have reduced our exposure to commodity price increases, we do expect that our food and beverage costs will continue to vary going forward due to numerous variables, including seasonal changes in food and beverage costs for which we do not have contracted pricing, fluctuations within commodity-priced goods and guest preferences. We periodically create new menu offerings and introduce new craft brewed beers based upon guest preferences. Although such menu modifications may temporarily result in increased food and beverage cost, we believe we are able to offset such increases with our weekly specials which provide variety and value to our guests. Our varieties of craft brewed beer, which we believe we can produce at lower cost than beers we purchase for resale, also enable us to keep our food and beverage costs low while fulfilling guest requests and building customer loyalty.

Labor

        Labor expense consists of restaurant management salaries, hourly staff payroll costs, other payroll-related items including management bonuses, and non-cash stock-based compensation expense. Our experience to date has been that staff labor costs associated with a newly opened restaurant, for approximately its first four to six months of operation, are greater than what can be expected after that time, both in aggregate dollars and as a percentage of revenue.

        Our labor costs, as a percentage of revenue, decreased 0.6% as a percentage of revenue to 34.4% in 2010 from 35.0% in 2009. We have not opened additional restaurants since the first quarter of 2009, and therefore we did not incur additional labor costs typically associated with newly opened restaurants in the 2010. Additionally, we have trained our managers on a number of operational metrics and initiatives focused on manager accountability and internal development of restaurant-level staff to reduce labor costs as a percentage of revenue.

        We expect that labor costs will vary as minimum wage laws, local labor laws and practices, and unemployment rates vary from state to state, as will hiring and training expenses. We believe that retaining good employees and more experienced staff ensures high quality guest service and may reduce hiring and training costs.

Direct restaurant operating

        Operating supplies, repairs and maintenance, utilities, promotions and restaurant-level administrative expense represent the majority of our direct restaurant operating expense, a substantial portion of which is fixed or indirectly variable. Our direct restaurant operating expense as a percentage of revenue decreased 0.1% to 14.9% in 2010 from 15.0% in 2009. Decreases in costs of utilities, paper and plastic and uniforms were offset in part by increases in printing, repair and maintenance, and advertising costs as we continued the marketing initiatives we began in 2009.

        We continue to seek ways to reduce our direct operating costs going forward including additional pricing negotiations with suppliers and the elimination of waste.

Occupancy

        Our occupancy costs, which include both fixed and variable portions of rent, common area maintenance charges, property insurance and property taxes, increased 1.3% as a percentage of revenue to 9.4% in 2010 from 8.1% in 2009. Our occupancy cost increased significantly in the fourth quarter of 2009 as leases at nine of the restaurants we operate were converted from capital leases to operating leases as a result of lease amendments entered into in October 2009. As capital leases, a portion of the lease expense is recorded as interest expense and reduction of liability. As operating leases, all lease expense is recorded as an occupancy cost included in rent expense. During the second half of 2010 and early 2011, lease amendments we entered into with the Dunham landlords caused the classification of eight leases to change from operating leases to capital leases. As a result, we expect our rent expense to decrease and our interest expense to increase.

        Also included in our rent expense is the difference between our current rent payments and straight-line rent expense over the initial lease term. This non-cash rent expense of $726,049 and $786,767 is included in occupancy costs in 2010 and 2009, respectively. The $60,718 decrease in non-cash rent expense was due primarily to the changes in terms pursuant to lease amendments.

Pre-opening

        Pre-opening costs, which are expensed as incurred, consist of expenses related to hiring and training the initial restaurant workforce, wages and expenses of a new restaurant opening team during periods of expansion, rental costs incurred during the construction period and certain other direct costs associated with opening new restaurants. Pre-opening costs, excluding construction-period rent, are primarily incurred in the month of, and two months prior to, restaurant opening.

        In 2009, our pre-opening costs of $211,252 were related to the restaurant we opened in Indianapolis, Indiana in February 2009. We have not opened additional restaurants since that time, and therefore incurred no pre-opening costs in 2010.

General and Administrative

        General and administrative expense includes all salaries and benefits, including non-cash stock-based compensation, associated with our corporate staff that is responsible for overall restaurant quality, any future expansion into new locations, financial controls and reporting, restaurant management recruiting, management training, excess capacity costs related to our beer production facility, and salaries and expenses of our new restaurant opening team when not dedicated to a particular restaurant opening. Other general and administrative expense includes advertising, professional fees, investor relations, office administration, centralized accounting system costs and travel by our corporate management.

        General and administrative expense decreased $998,201 to $6,577,529 in 2010 from $7,575,730 in 2009. As a percentage of revenue, general and administrative expenses decreased 1.4% in 2010 compared to 2009. The primary sources of such decrease were expenses related to recruiting, consulting, compensation, travel and occupancy expense. Non-cash stock-based compensation included in general and administrative expense was $373,967 and $152,464 in 2010 and 2009, respectively.

        We continue to seek ways to reduce our general and administrative expenses through additional pricing negotiations with our vendors. While we have started seeing the effects of previously renegotiated general and administrative costs, we will closely monitor and attempt to further reduce these expenses while seeking to preserve an infrastructure that remains suitable for our current operations. Although we may need to recruit additional personnel to provide continued oversight of operations, we expect our turnover ratios to return to levels more consistent with the industry, allowing us to better manage our employee costs. To the extent our turnover increases above our expectations, additional costs above our budgeted figures could be incurred in our recruiting and training expenses.

Depreciation and Amortization

        Depreciation and amortization expense decreased $848,816 to $5,956,257 in 2010 from $6,805,073 in 2009, due principally to the reclassification of the leases at nine of the restaurants we operate from capital leases to operating leases in October 2009. However, with the reclassification of eight leases from operating to capital in late 2010 and early 2011, we expect our depreciation expense will increase in 2011. As a percentage of revenue, depreciation expense decreased 1.2% in 2010 compared to 2009.

Exit or Disposal Activities

        In August 2008, we closed our Rogers, Arkansas restaurant. Since opening in October 2007, the restaurant failed to generate positive cash flow and had approximately $1.4 million of net loss. We believe the closure of this restaurant has allowed management to focus capital and personnel resources on our other restaurants in order to increase future operating efficiencies and cash flow. Costs incurred in 2010 and 2009 in connection with this closure include costs to maintain the facility of approximately $435,284 and $495,714, respectively. We recorded a non-cash lease termination liability of $1,762,689 based on management's estimate of the fair value of these obligations. This required management to estimate the present value of the future minimum lease obligations offset by the estimated sublease rentals that could be reasonably obtained for the property. Amortization of this sublease liability was $133,195 and $52,373 in 2010 and 2009, respectively. All costs related to the closing of the Rogers restaurant, including lease payments, are reflected in our statements of operations as "exit or disposal activities." In fiscal year 2011, we entered into a lease termination agreement with the mall owner of this location which included a cash payment of $159,075 and a five-year promissory note in the amount of $400,000 with annual interest of 6%. In a lease amendment agreement with Dunham, the developer of the property, we are required to pay Dunham $81,000 per year for 20 years to offset property development costs. Pursuant to the lease termination agreement, we will incur no further costs associated with the property and will relinquish all equipment at the site. As of the date of the lease termination agreement, our future undiscounted cash payments under the terms of this lease were approximately $2.2 million.

        As part of the Master Agreement we entered into with the Dunham Entities in February 2009 which was amended in January 2011, we agreed to reimburse DCM for any out-of-pocket expenses incurred, reduced by net proceeds from the sale of the real estate or lease income associated with the Rogers, Arkansas site and the site at Troy, Michigan upon which we decided not to build a restaurant.

As December 28, 2010, the carrying cost of the land at the Troy, Michigan site approximated $16,000 per month and has been recorded in "exit and disposal activities" in our statement of operations. Reimbursement of costs related to these sites, including the carrying cost of the related land, generally will be amortized and payable to DCM over a 60-month period commencing May 15, 2011, at a 6% annual interest rate; however, in August 2010, our board of directors agreed to reimburse DCM $100,000 of such expenses. In February 2011, we entered into an agreement with DCM to purchase the Troy property, together with all plans, permits and related assets associated, for approximately $2.6 million, subject to closing the CDP transaction. If such transaction does not close, our management has concluded that as of December 28, 2010, it is probable that we will need to reimburse DCM approximately $765,750 and we have included such amount as "accrued exit or disposal activities" on our balance sheet.

Interest

        Net interest expense consists of interest expense on capital leases and long-term debt, net of interest earned from cash on hand. Interest expense decreased $1,833,791 to $3,563,816 in 2010 from $5,397,607 in 2009. This decrease was due to capital lease reductions from our landlords and equipment financers and the extinguishment of approximately $15.0 million of equipment lease debt through the issuance of common stock in October 2009. Additionally, in October 2009, leases at nine of the restaurants we operate were converted from capital leases to operating leases. As a result, expense related to such leases that was recorded as interest expense in 2009, was recorded as an occupancy cost included in rent in 2010. During the second half of 2010 and early 2011, lease amendments we entered into with the Dunham landlords caused the classification of eight leases to change from operating leases to capital leases. As a result, we expect our interest expense to decrease and our rent expense to increase. Interest income increased $12,081 in 2010 over 2009 due to the increase in cash on hand.

Liquidity and Capital Resources

        As of December 28, 2010, we had $3,104,320 of cash and a working capital deficit of $9,197,110 compared to $1,743,599 of cash and an $8,529,947 working capital deficit at December 29, 2009.

        During the year ended December 28, 2010, we obtained $3,417,997 net cash from operating activities. We used $698,755 of net cash to purchase equipment and other assets, made payments aggregating $1,138,437 on our debt and capital lease obligations, paid deferred transaction costs of $108,344 and used $111,740 cash for cost related to the issuance of common stock.

        During the year ended December 29, 2009, we obtained $1,599,439 net cash from operating activities and obtained proceeds of $1,800,000 pursuant to capital lease and debt agreements. We used $947,374 of net cash to purchase equipment and other assets primarily related to our new restaurant and our beer production facility, made payments aggregating $1,935,000 on our debt and capital lease obligations and used $1,425,877 cash for costs related to the issuance of common stock to DHW in the Debt Conversion Transaction.

Proposed Issuance of Preferred Stock and Proposed Repurchase of Common Stock:

        On February 8, 2011, we entered into agreements with CDP and DHW for transactions, subject to obtaining shareholder approval, intended to improve our capital position and provide financing for future growth. As a part of the transactions, we have entered into a stock purchase agreement with CDP for the sale of 3,000,000 shares of convertible preferred stock for $9.0 million, each share of which will be convertible into two shares of our common stock, equivalent to a conversion price of $1.50 per share. The new preferred stock will carry a dividend rate of 9% per annum through December 31, 2013, which will be paid 4.5% in cash and 4.5% in the form of newly issued common stock. CDP will become our largest shareholder as a result of this transaction. The sale of the preferred stock is subject to certain conditions, including a requirement that we obtain a $10.0 million credit facility, we achieve additional rent reductions of at least $250,000 and CDP's satisfactory completion of due diligence on its investment in our company. The proceeds of such financing will be used to fund the repurchase of 3,000,000 shares of our common stock from DHW and to repay certain indebtedness.

        We have also entered into a stock repurchase agreement with DHW, our current largest shareholder, to repurchase 3,000,000 shares of our outstanding common stock for $7.05 million. In addition, we have also entered into separate agreements with DCM, relating to the restructuring of existing leases to provide significant rent reductions and for options to purchase certain restaurant lease interests, and for the purchase of a certain parcel of developable property in Troy, Michigan at a cost of approximately $2.6 million, where we have a previous obligation to offset any carrying costs and certain other costs borne by DCM.

        Our board of directors has called a special meeting, among other purposes, to ask our shareholders to consider and vote upon a proposal to approve the stock purchase agreement and proposed sale of preferred stock to CDP, which (1) would result in a change in control of our company under applicable NASDAQ Listing Rules and require shareholder approval and (2) would result in the issuance of securities convertible into more than 20% of our common stock outstanding prior to the issuance of the preferred stock at a price that may be less than the greater of book or market value of our common stock, which also requires shareholder approval under applicable NASDAQ Listing Rules. At the special meeting, we will also ask our shareholders to vote on the stock repurchase agreement and the related stock repurchase.

Reverse Stock Split:

        In December 2009, our board of directors approved a one-for-six-share-combination of our common stock which became effective January 13, 2010. As a result of this reverse stock split, every six shares of our common stock that were issued and outstanding as of January 13, 2010, were automatically combined into one issued and outstanding share without any change in the par value of such shares, and the number of authorized but unissued shares of our common stock were proportionally reduced. A proportionate adjustment was also made to our outstanding stock options and warrants. No fractional shares were issued in connection with this reverse stock split. Shareholders who were entitled to fractional shares received cash in lieu of receiving fractional shares. All references within this document to loss per share reflect this reverse stock split. Additionally, the number of common shares, stock options and warrants, and the price per common share, stock option and warrant, reflect this reverse stock split.

Debt Conversion Transaction:

        In October 2009, we completed the Debt Conversion Transaction with DHW, our primary source of financing for furniture, fixtures and equipment, as contemplated under the Debt Conversion Agreement between our company and DHW dated September 21, 2009. In the Debt Conversion Transaction, approximately $15 million of our indebtedness to DHW was converted into 4,666,666 shares of our company's common stock at a conversion price of approximately $3.24 per share. We obtained a waiver under the financial viability exception from NASDAQ to its shareholder approval requirements, so the Debt Conversion Transaction was not subject to approval by our shareholders. The Debt Conversion Transaction was approved, however, by a special committee of our company's independent directors, by our board of directors, and by our audit committee under our company's related person transaction policy. As a result, DHW and affiliated parties came to beneficially own a majority of our company's common stock, which constituted a change in control of our company. Because of this change in control, our use of federal net operating loss carryforwards to offset future taxable income will be limited. We recorded approximately $1.7 million of issuance costs related to the Debt Conversion Transaction.

        In connection with the closing of the Debt Conversion Transaction, the parties entered into a number of ancillary agreements. Amendment No. 1 to the Master Agreement, between the Dunham Entities and our company amends the Master Agreement entered into in February 2009 by such parties. Under the amendment, the parties agreed to provide the agreed-upon rent reductions in 2009 and agreed to use reasonable commercial efforts to seek rent reductions on real estate leases of up to $1.7 million in 2010 on leases for properties controlled by the Dunham landlords and properties not controlled by the Dunham landlords, compared to $1.5 million under the original Master Agreement.

        We intend to repurchase 3,000,000 of the shares we issued to DHW in October 2009 at a cost of $7.05 million pursuant to the above-described stock repurchase agreement with DHW, subject to shareholder approval of the agreement and the related transaction with CDP.

        In connection with the Debt Conversion Transaction, a Master Amendment to Leases was entered into by and among our company and the Dunham Landlords. Under the Master Amendment to Leases, the Dunham Landlords agreed to a limited deferral of 30% of the rent due under lease agreements between our company and the Dunham landlords. In addition, for all rent payments due on or after June 1, 2009 under restaurant leases with the Dunham Landlords, rent has been deferred for one month. The deferred rents must be repaid upon the first to occur of (a) our completing a debt or equity financing in the amount of $2.0 million or (b) upon the first anniversary of closing. The monthly accrued and deferred rent is approximately $73,000 per month. In addition, the Dunham Landlords waived any defaults or events of default existing under the leases as of the closing date.

        In connection with the Debt Conversion Transaction, our company and three of our executive officers, Steven J. Wagenheim, James G. Gilbertson and Darius H. Gilanfar, entered into amendments to their existing employment agreements which provide that each will have employment for a term of one year following the closing of the Debt Conversion Transaction, and will be entitled to severance benefits that include one year of base compensation if employment is terminated without cause, in addition to the balance of the one-year term, if terminated prior to the end of such term. The employment agreements are automatically extended for one-year terms unless either our company or the executive gives at least 60 days' notice to the other of an intent not to extend. In addition, Mr. Wagenheim's employment agreement was amended to reduce his severance benefit from 18 months to 12 months.

        In connection with the Debt Conversion Transaction we also entered into an amendment to the bridge loan agreement with Harmony which deferred the October 1, 2009 interest payment, modified the minimum net consolidated revenue covenant for the quarters ending September 29, 2009 and December 28, 2010, and waived any participation rights in the Debt Conversion Transaction.

        We also entered into a Registration Rights Agreement with DHW under which we granted DHW certain registration rights with respect to the shares that DHW received in the Debt Conversion Transaction. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement with the SEC covering 777,777 of DHW's shares within 90 days of the closing date, and agreed, upon request by DHW and if DHW has sold the shares previously registered, to file registration statements covering 777,777 additional shares each six months thereafter. Under the Registration Rights Agreement, we are not obligated to file (a) more than six registration statements; (b) registration statements more frequently than every six months; or (c) any registration statement more than three years after the closing date. The first of such resale registration statements became effective in February 2010.

Harmony Bridge Loan:

        In March 2009, we entered into a bridge loan agreement with Harmony to provide $1.0 million of partially convertible debt financing. The chairman of our board of directors, Eugene E. McGowan, is a member of, and has a beneficial interest in, Harmony. The transaction was approved by our audit committee as a transaction with a related person. The bridge loan was funded to the extent of $800,000 on March 30, 2009, with the balance of the bridge loan originally to be funded by April 30, 2009. The closing date on the remainder of the amount committed was extended by reason of successive amendments through December 16, 2009. An amendment dated December 16, 2009, provided, among other things, that the amount to be loaned under the bridge loan agreement would be decreased to $800,000 from $1.0 million. The bridge loan is evidenced by notes bearing interest at 9.0% per annum, payable pursuant to the amendment as follows:

  (a)
  The principal amount outstanding under the loans shall be payable as follows: (i) six installments of $9,000 each shall be payable on January 1, 2010, and on the first day of each month thereafter including June 1, 2010; (ii) the remaining principal amount outstanding shall be payable in 12 equal monthly installments commencing on January 1, 2011 and on the first day of each month thereafter, with the final installment of any unpaid principal due on December 1, 2011.

  (b)
  Interest accrued shall be treated as follows: (i) accrued and unpaid interest shall be added to the principal amount outstanding under the loans on July 1, 2009, October 1, 2009 and January 1, 2010; (ii) accrued interest shall be payable quarterly in arrears on April 1, 2010, July 1, 2010, October 1, 2010 and January 1, 2011; and (iii) accrued interest shall be payable monthly in arrears commencing on February 1, 2011 and on the first day of each month thereafter; with a final payment of any accrued and unpaid interest due on December 1, 2011 with the final payment of principal.

        The notes are secured by a mortgage against the lease, and security agreements against personal property and intangibles, relating to the our Sioux Falls, South Dakota restaurant, including a grant of the rights to use patents, trademarks and other intangibles associated with that restaurant. The notes may be prepaid upon 30 days prior notice without premium or penalty. The notes must also be paid if we receive $4.0 million or more of proceeds from the sale of equity securities or securities convertible into equity securities. The notes must also be repaid in the event we default under the terms and conditions of the bridge loan, including the financial covenants set forth therein. Such covenants include maintaining minimum operating income before interest, taxes, depreciation and amortization from the Sioux Falls, South Dakota restaurant operations, and minimum consolidated revenue of our company, as provided in the bridge loan agreement. Up to 20% of each bridge note may be converted into common stock at a conversion price equal to $3.00 per share.

        In addition, we issued to Harmony warrants for the purchase of an aggregate of 53,332 shares of common stock exercisable six months after date of issuance at a price of $1.52 per share, or 110% of the closing price of our stock on March 30, 2009. The notes and the warrants provide customary anti-dilution rights to the holders, including weighted average anti-dilution provisions for sales at less than the exercise or conversion prices thereof. We have also agreed that if we propose to issue new securities in excess of 1.0% of our outstanding shares prior to May 1, 2010, subject to the exceptions noted below, we will give the investors the right to purchase up to that portion of the new securities which equals the proportion of the number of securities purchasable upon conversion of notes and exercise of the warrants relative to our outstanding stock as of March 30, 2009. The participation right is not applicable to certain categories of issuances, such as shares issuable pursuant to public offerings, mergers and acquisitions, and options, warrants and other rights to purchase securities. We have also granted the investors certain rights to require us to file a registration statement with the SEC covering the common stock acquired by them upon conversion of the notes or exercise of the warrants, or include such shares in certain company registrations, at our expense.

        We may repay all or part of this indebtedness using proceeds from the above-described stock purchase agreement with CDP, subject to shareholder approval of the stock purchase agreement and the related stock issuance.

Rent Reduction Agreements:

        In February 2009, we entered into a master agreement with the Dunham Entities to provide rent or other cash flow reductions to our company (the "Master Agreement"). The Master Agreement, which was amended as part of the Debt Conversion Transaction, provided for such reductions in the amount of $2.5 million for the calendar year 2009 and $1.7 million for calendar year 2010. The Master Agreement provided that the Dunham Entities would amend and restate applicable leases and subleases to reflect negotiated rent reductions. We commenced paying reduced rent in January 2009 in anticipation of finalizing the Master Agreement, which reductions are deemed to be part of the negotiated rent reductions. In consideration of the agreements of the Dunham Entities provided in the Master Agreement, we issued to the Dunham Entities a warrant to purchase 166,666 shares of our common stock at an exercise price of $1.58 per share, representing 110% of the closing price of our common stock on the trading date prior to the date of signing the Master Agreement. The value of these warrants of $136,495 is being amortized over a ten-year period, which was the term of the majority of the underlying amended lease agreements (see "Liquidity and Capital Resources—Debt Conversion Transaction").

        Subsequently, we entered into agreements with certain of our other landlords for rent reductions. Such rent reductions are deemed to be part of the above-referenced $4.2 million in aggregate rent reductions sought for 2009 and 2010. In consideration of such rent reductions, we have issued five-year warrants to purchase our common stock to such landlords. At the time of issuance, the aggregate number of shares underlying such warrants was 34,362 and the weighted average exercise price was $1.68 per share. The value of these warrants of $29,792 is being amortized over the underlying lease terms.

Funding Operations and Expansion:

        During the fiscal year ended December 28, 2010, we operated at a level that allowed us to fund our existing operations. We believe this same level of sales and margins will allow us to fund our obligations for the foreseeable future. However, our ability to continue funding our operations and meet our debt service obligations continues to depend upon our operating performance, and more broadly, achieving budgeted revenue and operating margins, both of which will be affected by prevailing economic conditions in the retail and casual dining industries and other factors, which may be beyond our control. If revenue or margins, or a combination of both, decrease to levels unsustainable for continuing operations, we will require equity or debt financing to meet ongoing obligations. The amount of any such required funding would depend upon our ability to generate working capital. Furthermore, we also believe that we will need to begin increasing the number of units we operate to lessen turnover costs as managers and other key personnel may otherwise seek new opportunities with growing restaurant chains.

        In anticipation of completing the transaction with CDP, which remains subject to approval by our shareholders, we are evaluating strategies for growth under the assumptions that we will continue to generate positive cash flow from existing operations and that we will have access to a $10.0 million credit facility, which is a condition to closing the CDP transaction. Under these assumptions, we are looking at a variety of alternatives both to generate new revenue and to invest in technologies to improve our existing business and financial condition.

        We expect to generate additional revenue through new store growth within our existing geographic footprint. We are analyzing potential new restaurant sites and expectations of revenue growth. We will also seek to generate additional revenue by enhancing our existing store operations through, for example, the addition of private dining rooms for events and regular dining and increasing the square footage of bar areas. We are evaluating the costs of these potential capital enhancements relative to the projected revenue gains to determine expected return on investment of these potential store modifications.

        We also believe that in pursuing strategies contemplated following completion of the transaction with CDP, we would be able to operate existing and future stores more efficiently through technological improvements in our table management and kitchen operations. The goal of these improvements would be to increase table turnover, provide a higher level of service to our customers, improve overall dining experience, increase our sales, and improve our financial condition.

        The above objectives assume that we continue to generate positive cash flow and that we have available a $10.0 million credit facility upon closing the CDP transaction. If we cease generating positive cash flow or the expected credit facility is not available to us, our business could be adversely affected and we may be required to alter or cease our plans for new stores, store modifications and technological improvements.

        Because our available sources of liquidity are currently insufficient to fund expansion, we would need to raise additional capital through sales of equity securities or debt to fund growth, if we are unable to complete the CDP transaction. If we are able to complete the CDP transaction and obtain a $10.0 million credit facility, we expect to commence a program to enhance existing restaurants to increase their revenue potential and develop at least one new restaurant within 12 months following the closing of the CDP transaction.

        We cannot assure you that we will be able to complete the CDP transaction or obtain future financing on favorable terms or at all. If we raise additional capital in the future through the issuance and sale of equity securities, the securities may be issued at prices below the market price of our stock, and our shareholders may suffer significant dilution. Future debt financing, if available, may involve significant cash payment obligations, covenants and financial ratios that restrict our ability to operate and grow our business, and would cause us to incur additional interest expense and financing costs. The failure to obtain financing for future growth could materially adversely affect our business, financial condition, results of operations and cash flows. Further, if future debt financing does become available, we may be adversely affected by changes in interest rates. Changes in interest rates will also affect our lease rates and can be expected to adversely impact our operating results.

Commitments

Capital Leases:

Property leases

        As of December 28, 2010, we operated 21 restaurants under capital lease agreements, of which one expires in 2020, three in 2023, five in 2024, two in 2026, three in 2027 and seven in 2030, all with renewable options for additional periods. Nineteen of these lease agreements originated with the Dunham landlords. Under certain of the leases, we may be required to pay additional contingent rent based upon restaurant sales. At the inception and the amendment date of each of these leases, we evaluated the fair value of the land and building separately pursuant to the FASB guidance on accounting for leases. The land portion of these leases is classified as an operating lease while the building portion of these leases is classified as a capital lease because its present value was greater than 90% of the estimated fair value at the beginning or amendment date of the lease and/or the lease term represents 75% or more of the expected life of the property.

        During the second half of fiscal year 2010, we entered into amendments to 11 of our leases with the Dunham landlords, changing the rental amount and extending the term of each lease. The amended terms caused the classification of six such leases to change from operating leases to capital leases (included above) and five such leases were, and continue to be, capital leases. As a result of these amendments, we recorded additional assets and capital lease liabilities of approximately $5.8 million in the aggregate. Such assets and liabilities were each reduced by a write off of approximately $1.7 million of deferred gain related to these properties.

        In fiscal year 2011, we entered into amendments to two additional leases. The amended terms of the lease caused the classification of each to change from operating leases to capital leases. As a result of these amendments, we will record additional assets and liabilities of approximately $3.2 million in the aggregate. Additionally, we are in negotiation to purchase the property improvements at two locations.

        In December 2004, we entered into a land and building lease agreement for our beer production facility. This ten-year lease, which commenced February 1, 2005, allows us to purchase the facility at any time for $1.00 plus the unamortized construction costs. Because the construction costs will be fully amortized through payment of rent during the base term, if the option is exercised at or after the end of the initial ten-year period, the option price will be $1.00. As such, the lease is classified as a capital lease.

        In May 2008, we entered into a 20-year net lease agreement relating to the restaurant we planned to open in Troy, Michigan. However, in February 2009, we decided not to build on that site, and as part of an agreement with the Dunham Entities, we will reimburse DCM for any out-of-pocket expenses incurred less net proceeds from the sale of the real estate or lease income associated with the site. Subject to closing the CDP transaction, we have agreed to purchase the Troy property, together with all plans, permits and related assets associated, from DCM for approximately $2.6 million.

Equipment leases

        In August 2006, we entered into a master lease agreement with Carlton Financial Corporation ("Carlton") pursuant to which we could "finance lease" up to $3.0 million of equipment purchases for three restaurant locations. Subsequently, we entered into three lease schedules and amendments to this master lease, pursuant to which we began leasing equipment for an initial lease term ranging from 36 to 39 months. The value of the equipment financed at each of the three locations ranges from approximately $0.8 million to $1.1 million and the annual interest rate on each ranges from 12.9% to 19.6% annually. In February 2009 and again in August 2009, we entered into amendments to the three lease schedules of our master lease agreement with Carlton consolidating the three schedules into one, reducing the monthly payments and extending the terms of the lease schedules by approximately two years. Pursuant to the amendments, we may purchase Carlton's interest in all, but not less than all, of the equipment for a purchase price equal to 15% of the original cost of the equipment. Steven J. Wagenheim, our president, chief executive officer and one of our directors, was required to personally guarantee payments to be made to Carlton under the lease financing and our board of directors agreed to compensate him for such guarantee.

        In June 2007, we entered into a lease for an energy optimization system at our Maple Grove, Minnesota restaurant for approximately $30,000. This five-year lease commenced June 28, 2007, carries an annual interest rate of approximately 11.9% and contains a bargain purchase option.

        In December 2007, we entered into an Equipment Lease Commitment with DHW, relating to the lease of furniture, fixtures and equipment for our restaurants. As of March 2009, DHW had purchased and leased to us equipment costing $16.0 million. Under the terms of the agreement, each five-year lease with DHW was for equipment costing approximately $1.0 million per restaurant and the annual interest rate on each lease ranged from 10.3% to 12.3%. Payments due DHW had an annual interest rate equal to the DHW bank base rate plus 4.8%. As part of the Debt Conversion Transaction entered into in October 2009, the aggregate balance remaining of approximately $15 million was extinguished through the issuance of 4,666,666 shares of our common stock.

Operating Lease:

        The land portions of the 21 property leases referenced above, 19 lease agreements of which originated with the Dunham Landlords, are classified as operating leases because the fair value of the land was 25% or more of the leased property at the inception of each lease. All scheduled rent increases for the land during the initial term of each lease are recognized on a straight-line basis. In addition to such property leases, we have obligations under the following operating leases:

        We operate three restaurants under operating lease agreements with the Dunham landlords. Each lease expires in 2018 and has renewable options for additional periods. Scheduled rent increases during the initial term are recognized on a straight-line basis. In fiscal year 2011, we entered into amendment to two of these leases with terms that will cause them to be classified as capital leases. Pursuant to the amendments, one such lease will expire in 2022 and the other will expire in 2023.

        In January 2001, we entered into a 20-year operating lease for the land upon which we built our Fargo, North Dakota restaurant. Under the lease terms, we are obligated to annual rent of $72,000 plus contingent rent based upon restaurant sales.

        In August 2005, we entered into a 38-month lease agreement for office space for our corporate offices. The lease commenced October 1, 2005. In November 2007 and again in December 2009, we entered into amendments to such lease to include additional space and rent reduction. Pursuant to the amended lease, which expires in November 2011, annual rent is $92,665. Scheduled rent increases have been recognized on a straight-line basis over the term of the lease.

        In March 2006, we entered into a lease agreement for the land and building for our St. Louis Park, Minnesota restaurant. Rental payments for this lease are $148,625 annually. This operating lease expires in 2016 with renewal options for additional periods.

        In August 2009, we entered into an agreement to terminate the lease for a facility in Minneapolis, Minnesota which we used as a test kitchen. This operating lease, which was to expire in October 2011, terminated effective August 20, 2009. Pursuant to the termination agreement, we were required to pay rent through August 2009 plus an additional $11,064, which is equivalent to three months of lease payments.

Personal Guaranties:

        Our board of directors has agreed to compensate Steven J. Wagenheim, our president, chief executive officer and one of our directors, for his personal guaranties of equipment loans entered into in August 2003 and January 2004. In addition, in August 2006, we entered into a lease agreement with Carlton pursuant to which we financed approximately $3.0 million of equipment. Mr. Wagenheim was required to personally guarantee payments to be made to Carlton under this lease financing agreement, for which our board of directors agreed to compensate him. The amount of annual compensation for each of these guarantees is 3% of the balance of the obligation and is calculated and accrued based on the weighted average daily balance of the obligation at the end of each monthly accounting period. During fiscal years 2010 and 2009, we recorded $31,509 and $56,880 of such compensation in general and administrative expense, respectively, and paid $113,163 and $25,000 of such compensation, respectively.

Employment Agreements:

        We have entered into employment agreements with Steven J. Wagenheim, our president and chief executive officer; James G. Gilbertson, our chief financial officer; and Darius H. Gilanfar, our chief operating officer, providing for their employment on an at-will basis. Each agreement, as amended in October 2009, provides that the executive will have employment for a term of one year following the closing of the Debt Conversion Transaction, and will be entitled to severance benefits that include one year of base compensation if his employment is terminated without cause or for good reason, as defined therein, in addition to the balance of the one-year term, if terminated prior to the end of such term. Each employment agreement is automatically extended for a one-year term unless either our company or the executive gives at least 60 days' notice to the other of an intent not to extend. The agreements also provide for a base annual salary which may be increased by our board of directors, incentive compensation as determined by our compensation committee from time to time, and participation in our company's other employee benefit plans. In addition, each agreement includes change in control provisions that entitle the executive to receive severance pay equal to 12 months of salary if there is a change in control of our company and his employment terminates without cause or for good reason, as defined in the agreement. Each executive has also agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain non-competition, non-recruitment and/or non-interference provisions during the term of his employment and for a certain period thereafter. As of February 15, 2011, the current annual base salaries in effect for such executives under the foregoing employment agreements were as follows: Mr. Wagenheim ($300,000), Mr. Gilbertson ($225,000), and Mr. Gilanfar ($202,860).

Development Agreement:

        In April 2008, we entered into a development agreement with United Properties for the development of up to 22 restaurants to be built between 2009 and 2012. United Properties will be responsible for all costs related to the land and building of each restaurant. The development agreement provides for a cooperative process between United Properties and our management for the selection of restaurant sites and the development of restaurants on those sites and scheduling for the development and construction of each restaurant once a location is approved. The annual lease rate for fee-simple land and building developments will be 9.5% and we will have the right of first offer to purchase these restaurants. Additionally, in the event United Properties sells one of the buildings that it develops for us at an amount in excess of the threshold agreed to by the parties in the agreement, then we will share in the profits of that sale. We assume no liability in the event United Properties sells a building at a loss. We are not bound to authorize the construction of restaurants during that time period, but generally cannot use another developer to develop or own a restaurant as long as the development agreement is in effect. We can, however, use another developer if United Properties declines to build a particular restaurant. We currently have no sites under development, but we are beginning to review potential locations in anticipation of closing the CDP transaction.

Off-Balance Sheet Arrangements

        It is not our business practice to enter into off-balance sheet arrangements.

Summary of Contractual Obligations

        The following table summarizes our obligations under contractual agreements and the timeframe within which payments on such obligations are due. This table includes all lease amendments and long-term debt agreements executed subsequent to December 28, 2010. This table does not include amounts related to contingent rent as such future amounts are not determinable. In addition, whether we would incur any additional expense on our employment agreements depends upon the existence of a change in control of the company coupled with a termination of employment or other unforeseeable events. Therefore, neither contingent rent nor severance expense has been included in the following table.

	Payment due by period
Contractual Obligations	Total	Fiscal Year 2011	Fiscal Years 2012-2013	Fiscal Years 2014-2015	Fiscal Years Thereafter
Long-term debt, principal	$2,532,262	$1,975,682	$173,929	$163,879	$218,771
Interest on long-term debt	377,307	147,848	66,357	44,077	119,025
Capital lease obligations, including interest	83,435,750	5,491,837	10,096,357	10,101,373	57,746,184
Operating lease obligations, including interest	64,457,736	4,831,790	8,159,304	8,369,797	43,096,846
Purchase contracts*	1,162,140	269,136	485,777	190,416	216,810
Loan guarantee	30,250	28,440	1,810	—	—

Total obligations	$151,995,446	$12,744,733	$18,983,535	$18,869,543	$101,397,635

*
While we are contractually obligated to make these purchases, we have the contractual right to defer such purchases into later years. However, if we defer such purchases into later years, we may incur additional charges.

        Certain amounts do not sum due to rounding.

        During the fiscal year ended December 28, 2010, we operated at a level that allowed us to fund our existing operations. We believe this same level of sales and margins will allow us to fund our obligations for the foreseeable future. In connection with the above-described stock purchase agreement with CDP, we expect to be able to lower our occupancy cost and increase our number of restaurants. If such transaction is not completed, we would need to obtain equity or debt financing from another source to fund this growth. We continue to review our capital needs and our ability to raise additional capital. If, however, we experience a change in our business operations or further declining revenues, we may require further funding for operations during 2011.

Seasonality

        We expect that our sales and earnings will fluctuate based on seasonal patterns. We anticipate that our highest sales and earnings will occur in the second and third quarters due to the milder climate and availability of outdoor seating during those quarters in our markets.

Inflation

        The primary inflationary factors affecting our operations are food, supplies and labor costs. A large percentage of our restaurant personnel is paid at rates based on the applicable minimum wage, and increases in the minimum wage directly affect our labor costs. In the past, we have been able to minimize the effect of these increases through menu price increases and other strategies. To date, inflation has not had a material impact on our operating results.

Item 7A.    Quantitative and Qualitative Disclosures About Market Risk.

        Our company is exposed to market risk from changes in interest rates and changes in commodity prices.

Changes in interest rate:

        Pursuant to the terms of our long-term debt agreement with an independent financial institution, we will have a balloon payment due of approximately $1.1 million in 2011. If it becomes necessary to refinance such balloon balance, we may not be able to secure financing at the same interest rate. The effect of a higher interest rate would depend upon the negotiated financing terms.

Changes in commodity prices:

        Many of the food products and other commodities we use in our operations are subject to price volatility due to market supply and demand factors outside of our control. Fluctuations in commodity prices and/or long-term changes could have an adverse effect on us. These commodities are generally purchased based upon market prices established with vendors. To manage this risk in part, we have entered into fixed price purchase commitments, with terms typically up to one year, for many of our commodity requirements. We have entered into contracts through 2016 with certain suppliers of raw materials (primarily hops) for minimum purchases both in terms of quantity and pricing. As of December 28, 2010, our future obligations under such contracts aggregated approximately $1.2 million.

        Although a large national distributor is our primary supplier of food, substantially all of our food and supplies are available from several sources, which helps to control commodity price risks. Additionally, we have the ability to increase menu prices, or vary the menu items offered, in response to food product price increases. If, however, competitive circumstances limit our menu price flexibility, our margins could be negatively impacted.

        Our company does not enter into derivative contracts either to hedge existing risks or for speculative purposes.

Item 8.    Financial Statements and Supplementary Data.

        See Index to Financial Information on page F-1.

Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 9A.    Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

        We maintain a system of disclosure controls and procedures that is designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures.

        Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). Based on this evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that, as of December 28, 2010, our disclosure controls and procedures were effective.

Management's Annual Report on Internal Control Over Financial Reporting

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f), is a process designed by, or under the supervision of, our principal executive and principal financial officers and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

  •
  Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

  •
  Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

  •
  Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

        Our management assessed the effectiveness of our internal control over financial reporting as of December 28, 2010. In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on this assessment, management believes that as of December 28, 2010, our internal control over financial reporting was effective based on those criteria.

Changes in Internal Control Over Financial Reporting

        There were no changes in our internal control over financial reporting that occurred during the quarter ended December 28, 2010, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.    Other Information.

        The following information is being reported pursuant to Item 5.02(b) of Form 8-K: On February 24, 2011, we received notice that Messrs. Dunham, Gramm, Hey and Timpe plan to resign from our board of directors effective upon closing of the CDP transaction, which remains subject to shareholder approval.

 PART III

Item 10.    Directors, Executive Officers and Corporate Governance.

Our Directors

        Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer. Certain of our directors have interests in certain of our restaurant leases and other transactions with our company, which are detailed below under the caption "Certain Relationships and Related Transactions, and Director Independence." The following table and related narrative set forth certain information concerning the members of our board of directors as of February 15, 2011.

Name	Age	Principal Occupation	Position with Granite City	Director Since
Steven J. Wagenheim(1)	57	President, Chief Executive Officer and Director of Granite City	President, Chief Executive officer and Director	1997
Joel C. Longtin(1)(2)	50	President and Chief Executive Officer of JKL Enterprises, Inc. and Longtin Leasing, LLC	Chairman of the Board	2009
Donald A. Dunham, Jr.(1)	68	Chairman of the Board, Chief Executive Officer and Founder of The Dunham Company	Director	2009
Charles J. Hey	74	Chairman of the Board of School Bus, Inc.	Director	2010
Milton D. Avery(1)(3)(4)	50	Co-Owner and Managing Partner of Avery Brothers, LLC	Director	2010
Brian K. Gramm(2)(3)(4)	36	Founder and President of Milo Belle Consultants, LLC	Director	2010
David A. Timpe(2)(3)(4)	62	Interim Chief Financial Officer at Brookings Health System	Director	2010

(1)
Member of the executive committee.

(2)
Member of the compensation committee.

(3)
Member of the audit committee.

(4)
Member of the corporate governance and nominating committee.

        Steven J. Wagenheim, President, Chief Executive Officer and one of our directors, is also one of our founders. Mr. Wagenheim has over 30 years of hospitality industry experience as a corporate executive, owner/operator, manager and consultant for hotels, resorts, and individual and multi-unit restaurant operations. Mr. Wagenheim previously served as Chief Executive Officer and principal shareholder of New Brighton Ventures, Inc., an investment holding company that formerly operated a Champps Americana restaurant in New Brighton, Minnesota. Between 1989 and 1997, Mr. Wagenheim was involved in the expansion and operations of Champps restaurants, holding positions with Champps

Entertainment, Inc., Champps Development Group, Inc. and Americana Dining Corporation. Mr. Wagenheim brings three decades of hospitality industry experience to our board.

        Joel C. Longtin became one of our directors in October 2009 upon closing of the debt conversion transaction with DHW. Mr. Longtin became Chairman of the Board in March 2010. Since January 2004, Mr. Longtin has been the President and Chief Executive Officer of JKL Enterprises, Inc. and Longtin Leasing, LLC, both of which are office equipment distribution and leasing companies. Mr. Longtin served as president of First American Bank in Sioux City, Iowa from November 2001 to January 2004. Mr. Longtin brings executive management experience in banking, restaurant and franchising industries to our board.

        Donald A. Dunham, Jr. became one of our directors in October 2009 upon closing of the debt conversion transaction with DHW. Since 1982, Mr. Dunham has been the Chairman of the Board, Chief Executive Officer and founder of The Dunham Company, a real estate brokerage company specializing in commercial and residential construction, commercial and residential sales and leasing, property management and land development projects. Mr. Dunham is a partner in various real estate joint ventures and is currently an owner-manager of various land developments in South Dakota. Mr. Dunham co-owns DHW with Mr. Hey and, therefore, has interests in certain of our restaurant leases and our company's other transactions with DHW. Mr. Dunham brings commercial real estate, leasing, property management and land development experience to our board.

        Charles J. Hey became one of our directors in June 2010. Mr. Hey, who has been in the business of operating school bus contracts since 1962, currently serves as Chairman of the Board of School Bus, Inc., a transportation company. For a five-year period in the late 1990s, Mr. Hey was a co-owner of Jasper State Bank. Mr. Hey co-owns DHW with Mr. Dunham and, therefore, has interests in certain of our restaurant leases and our company's other transactions with DHW. Mr. Hey brings business and banking experience to our board.

        Milton D. Avery became one of our directors in June 2010. Mr. Avery has been co-owner and managing partner of Avery Brothers, LLC, a family-owned commercial and outdoor sign company, since 1984. Through his position as managing partner of the outdoor advertising division, he has gained experience working with advertising clients and advertising associations at the national level. Mr. Avery also serves as a board member of Mercy Medical Center in Sioux City, Iowa. Mr. Avery brings financial oversight, management, and competitive and strategic analysis experience to our board.

        Brian K. Gramm became one of our directors in June 2010. Mr. Gramm is founder and president of Milo Belle Consultants, LLC, a finance and accounting professional services firm headquartered in Sioux Falls, South Dakota, a position he has held since October 2003. From May 2002 to September 2003, Mr. Gramm was a finance manager in the FanBuzz, Inc. division of ShopNBC, Inc., a private label e-commerce and fulfillment center. From March 2002 to May 2003, he was an adjunct professor at Minnesota School of Business. From August 1998 to April 2002, Mr. Gramm was a director of finance at Minnesota Hockey Ventures Group DBA Minnesota Wild, NHL. From June 1997 to August 1998, he was an accounting supervisor at Hoff Jewelers. From December 1996 to May 1997, Mr. Gramm was an auditor at Gardiner & Company, CPAs. He is a certified public accountant. Mr. Gramm brings business consulting, financial analysis, strategic planning, negotiating, oversight and audit experience to our board.

        David A. Timpe became one of our directors in March 2010. Mr. Timpe retired in May 2007 after 37 years as an audit partner at Eide Bailly LLP. Since his retirement, Mr. Timpe has assisted start-up companies with their accounting and business solutions. Mr. Timpe currently serves as the Interim Chief Financial Officer at Brookings Health System, a position he has held since November 2010. Mr. Timpe served as the Interim Chief Financial Officer at Avera Sacred Heart Hospital from October 2009 to August 2010. Previously he served as the Interim Chief Financial Officer at Sioux Center Community Hospital and Health Center from January 2009 to August 2009. Mr. Timpe served as a manager and the audit committee chairman of Summit Hotel Properties, LLC until February 2011, and currently serves as a director of First Bank & Trust, N.A. Mr. Timpe brings accounting, financial and audit experience to our board.

Our Executive Officers

        Pursuant to General Instruction G(3) to Form 10-K and Instruction 3 to Item 401(b) of Regulation S-K, information regarding our executive officers is provided in Part I of our Form 10-K under separate caption.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that (a) one report on Form 4 for Joel C. Longtin setting forth his acquisition of 2,000 shares by his spouse's IRA and his direct acquisition of 2,700 shares both on August 27, 2010, (b) one report on Form 4 for Steven J. Wagenheim setting forth his stock option grant in the amount of 69,958 shares on December 28, 2010, (c) one report on Form 4 for Steven J. Wagenheim setting forth his stock option grant in the amount of 75,000 shares on August 25, 2010, (d) one report for Darius H. Gilanfar setting forth his stock option grant in the amount of 34,244 shares on December 28, 2010, (e) one report for Darius H. Gilanfar setting forth his stock option grant in the amount of 75,000 shares on August 25, 2010, (f) one report for James G. Gilbertson setting forth his stock option grant in the amount of 34,244 shares on December 28, 2010, (g) one report for James G. Gilbertson setting forth his stock option grant in the amount of 75,000 shares on August 25, 2010, (h) one report for Monica A. Underwood setting forth her stock option grant in the amount of 5,070 shares on December 28, 2010, and (i) one report for Monica A. Underwood setting forth her stock option grant in the amount of 7,500 shares on August 25, 2010, were not filed on a timely basis.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K and applicable NASDAQ Marketplace Rules. Our Code of Business Conduct and Ethics is posted on our internet website at www.gcfb.net and is available, free of charge, upon written request to our Chief Financial Officer at 5402 Parkdale Drive, Suite 101, Minneapolis, MN 55416. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.gcfb.net.

Audit Committee Matters

        Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our audit committee are identified above under "Our Directors." Each member of our audit committee is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of our audit committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

        Pursuant to our listing agreement with the NASDAQ Stock Market, each member of our audit committee is able to read and understand fundamental financial statements, including an issuer's balance sheet, income statement, and cash flow statement and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication. In addition, our board of directors has determined that Messrs. Gramm and Timpe are each audit committee financial experts as such term is defined by Item 407(d)(5) of Regulation S-K. Our audit committee financial experts and the other members of our audit committee are independent, as independence for audit committee members is defined in the Marketplace Rules of the NASDAQ Stock Market.

Item 11.    Executive Compensation.

Compensation Discussion and Analysis

        This requirement is inapplicable to our company.

Summary Compensation Table

        The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2010 and 2009. Mr. Wagenheim, who also serves as a director, receives no additional compensation for his board service.

Name and Principal Position	Year	Salary ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Steven J. Wagenheim	2010	300,000	267,103	78,960	39,164	685,227
President, Chief Executive Officer and Director	2009	300,000	10,673	0	32,655	343,328
James G. Gilbertson	2010	225,000	207,310	55,979	4,200	492,489
Chief Financial Officer	2009	225,000	10,673	0	4,200	239,873
Darius H. Gilanfar	2010	202,860	207,310	44,775	6,000	460,945
Chief Operating Officer	2009	202,860	10,673	0	6,000	219,533

(a)
As of January 1, 2011, our named executive officers had the following annual base salaries: Mr. Wagenheim, $300,000; Mr. Gilbertson, $225,000; and Mr. Gilanfar, $202,860.

(b)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are those set forth in Note 1 to the consolidated financial statements of this Form 10-K.

(c)
In late 2008, Messrs. Wagenheim, Gilbertson and Gilanfar voluntarily waived the non-equity incentive compensation to which they would have otherwise been entitled for 2009 performance. Had our named executive officers not waived such compensation, they would have earned the following amounts under our non-equity incentive compensation plan for 2009 performance: Mr. Wagenheim ($21,000), Mr. Gilbertson ($28,130) and Mr. Gilanfar ($15,000). Further information regarding such plan appears below in the subsection captioned "Components of Executive Officer Compensation."

(d)
All other compensation for fiscal year 2010 was as follows:

Name	Car Allowance	Guaranty Fees	Total
Steven J. Wagenheim	7,655	31,509	39,164
James G. Gilbertson	4,200	—	4,200
Darius H. Gilanfar	6,000	—	6,000

  Components of Executive Officer Compensation

        Base Salary.    Named executive officers receive a base salary to compensate them for services rendered throughout the year. Base salary is intended to recognize each officer's responsibilities, role in the organization, experience level, and contributions to the success of our company. The compensation committee sets base salaries for the named executive officers at or above market level for the industry based on our benchmarking data.

        Pursuant to the terms of our employment agreement with our named executive officers, the compensation committee reviews individual performance and base salary level each year. In general, the compensation committee has the sole discretion to increase (but not decrease) the base salaries of our named executive officers.

        Stock Option Awards.    The compensation committee grants stock options to our named executive officers to provide additional incentives to maximize our company's share value, and to make equity ownership an important component of executive compensation. Stock option award levels are determined based on market data, and vary based on an individual's position within our company, time at our company, and contributions to our company's performance. Stock options are granted at the closing market price of our common stock on the date of grant and vest over time. Stock options are granted from time to time based on the recommendation of our Chief Executive Officer.

        Annual Incentive Compensation.    Our named executive officers receive annual incentive compensation to reward achievement of our key financial performance goals in accordance with our non-equity incentive plan. These annual key financial performance goals are sales, restaurant-level EBITDA, general and administrative cost control, and earnings per share. They are based on annual operating budgets established by management and submitted to our board of directors for review. Annual incentive compensation is paid quarterly in cash. We weigh financial metrics differently for our named executive officers, depending on the different outcomes we are seeking to incentivize. Our compensation committee can, at its discretion, adjust awards based on the executive's individual performance. Fifty percent of the quarterly bonuses are held in reserve, subject to verification of our company's performance after audited financial results become available. The targeted amounts for annual incentive compensation are set at or above market level for the industry based on our benchmarking data. As noted above, in late 2008, Messrs. Wagenheim, Gilbertson and Gilanfar voluntarily waived the non-equity incentive compensation to which they would have otherwise been entitled for 2009 performance. The non-equity incentive plan was in effect for our named executive officers for 2010 performance and is in effect for our named executive officers for 2011 performance.

  Employment Agreements with Named Executive Officers

        We have entered into employment agreements with Steven J. Wagenheim, our president and chief executive officer; James G. Gilbertson, our chief financial officer; and Darius H. Gilanfar, our chief operating officer, providing for their employment on an at-will basis. Each agreement, as amended in June 2010, provides that the executive will have employment through October 6, 2012. Each executive will be entitled to severance benefits that include one year of base compensation if his employment is terminated without cause or for good reason, as defined therein, in addition to the balance of the applicable term, if terminated prior to the end of such term. Each employment agreement is automatically extended for a one-year term unless either our company or the executive gives notice at least 60 days before the termination date to the other of an intent not to extend. If we elect not to extend the executive's employment beyond October 6, 2012, or beyond the end of any applicable extension, and terminate executive's employment, such termination will be deemed to be a termination without cause for purposes of severance benefits and the continuation of base compensation through the end of the applicable term. The agreements also provide for a base annual salary which may be increased by our board of directors, incentive compensation as determined by our compensation committee from time to time, and participation in our company's other employee benefit plans. In addition, each agreement includes change in control provisions that entitle the executive to receive severance pay equal to 12 months of salary if there is a change in control of our company and his employment is involuntarily terminated for any reason other than for cause, as defined in the agreement, or death or disability. Each executive has also agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain non-competition, non-recruitment and/or non-interference provisions during the term of his employment and for a certain period thereafter.

Grants of Plan-Based Awards

        This requirement is inapplicable to our company.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards held by our named executive officers at fiscal year-end 2010:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Steven J. Wagenheim	4,166(a)	0	9.90	12/30/2011
	5,000(b)	0	14.70	2/11/2013
	8,333(c)	0	21.72	10/24/2013
	25,000(d)	0	25.86	3/15/2015
	16,666(e)	0	25.38	2/22/2016
	16,666(f)	0	37.20	4/13/2017
	4,167(f)	8,333	1.0752	4/2/2019
	18,750(g)	56,250	2.25	5/26/2020
	0(f)	69,958	2.00	12/28/2020
James G. Gilbertson	29,166(h)	0	21.48	11/26/2017
	4,167(f)	8,333	1.0752	4/2/2019
	18,750(g)	56,250	2.25	5/26/2020
	0(f)	34,244	2.00	12/28/2020
Darius H. Gilanfar	12,499(c)	4,167	25.32	09/24/2017
	2,082(c)	2,084	11.94	06/17/2018
	2,082(c)	2,084	10.50	07/24/2018
	4,166(f)	8,334	1.0752	4/2/2019
	18,750(g)	56,250	2.25	5/26/2020
	0(f)	34,244	2.00	12/28/2020

(a)
This option became exercisable in full on the date of grant.

(b)
This option became exercisable for one-fourth of the shares purchasable thereunder on the date of grant, one-half of the shares purchasable thereunder on the first anniversary of the date of grant, three- fourths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(c)
This option is exercisable for one-fourth of the shares purchasable thereunder on the first anniversary of the date of grant, one-half of the shares purchasable thereunder on the second anniversary of the date of grant, three-fourths of the shares purchasable thereunder on the third anniversary of the date of grant and in full on the fourth anniversary of the date of grant.

(d)
This option became exercisable for one-half of the shares purchasable thereunder on the date of grant, five-sixths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(e)
This option became exercisable in full on December 31, 2006.

(f)
This option is exercisable for one-third of the shares purchasable thereunder on the first anniversary of the date of grant, two-thirds of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(g)
This option is exercisable for one-fourth of the shares purchasable thereunder on August 25, 2010, one-half of the shares purchasable thereunder on the first anniversary of the date of grant, three- fourths of the shares purchasable thereunder on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(h)
This option became exercisable for three-sevenths of the shares purchasable thereunder on the date of grant, five-sevenths of the shares purchasable thereunder on the first anniversary of the date of grant and in full on the second anniversary of the date of grant.

Option Exercises and Stock Vested

        This requirement is inapplicable to our company.

Potential Payments upon Termination or Change in Control

        Upon the termination of a named executive officer with or without a change in control of the company, a named executive officer may be entitled to payments or the provision of other benefits, depending on the triggering event, pursuant to the terms of his employment agreement. Furthermore, our Amended and Restated Equity Incentive Plan provides that involuntary termination of any optionee in connection with a change in control will cause the immediate vesting of any unvested stock options then held by the optionee.

        The events that would trigger a named executive officer's entitlement to payments or other benefits upon termination or upon termination following a change in control, and the value of the estimated payments and benefits are described in the following table, assuming a termination date and, where applicable, a change in control date of December 28, 2010, and a stock price of $1.905 per share, which was the price of one share of our common stock on such date.

	Steven J. Wagenheim	James G. Gilbertson	Darius H. Gilanfar
Involuntary Termination without Cause or Voluntary Termination for Good Reason, not upon a Change in Control
Severance	$300,000	$225,000	$202,860
Acceleration of Equity Awards	0	0	0
COBRA Continuation Payments	9,858	9,858	9,858

Total:	$309,858	$234,858	$212,718

Involuntary Termination without Cause or Voluntary Termination for Good Reason, within 12 months of Change in Control
Severance	$300,000	$225,000	$202,860
Acceleration of Equity Awards	1,951	1,951	1,951
COBRA Continuation Payments	9,858	9,858	9,858

Total:	$311,809	$236,809	$214,669

        Upon an involuntary termination without cause or a voluntary termination for good reason, the affected executive also would be entitled to receive base compensation through the end of the applicable employment agreement term. Because the amount of such base compensation is indeterminable, it is not included in the amounts set forth above. Furthermore, if we elect not to extend the executive's employment beyond October 6, 2012, or beyond the end of any applicable extension, and terminate executive's employment, such termination will be deemed to be a termination without cause for purposes of the severance benefits set forth above and the continuation of base compensation through the end of the applicable term.

Compensation of Directors

        Our non-employee directors receive (1) an annual retainer of $10,000, paid quarterly on the first day of each quarter, and (2) $500 per meeting for attending board meetings, committee meetings and our annual meeting of shareholders. In February 2010, we determined to provide additional compensation to our Chairman of the Board for his extensive involvement in connection with the renegotiation and restructuring of our leases. These additional services, for which we paid our Chairman $5,000 per month in his capacity as a non-employee director, were rendered for a period of three months. The chairmen of our audit committee and compensation committee each receive an additional annual retainer of $5,000. The chairman of our corporate governance and nominating committee receives an additional annual retainer of $2,500.

        In addition, non-employee directors also receive automatic awards of stock options for the purchase of 2,500 shares of common stock per year on the anniversary of his election to the board under our Amended and Restated Equity Incentive Plan. Such awards, which become exercisable in full on the first anniversary of the date of grant, have a ten-year term. In May 2010, our board of directors increased the number of shares under such automatic awards of stock options to 5,000 shares per year.

        Compensation of persons who served as non-employee directors during 2010 appears in the following table:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(a)	Total ($)
Joel C. Longtin	$39,250	$8,002	$47,252
Milton D. Avery(b)	$13,628	—	$13,628
Donald A. Dunham, Jr.	$16,500	$8,002	$24,502
Brian K. Gramm(b)	$15,453	—	$15,453
Charles J. Hey(b)	$8,802	—	$8,802
David A. Timpe(c)	$22,750	—	$22,750
Todd W. Hanson(d)	$8,198	—	$8,198
Eugene E. McGowan(d)	$11,372	—	$11,372
John A. Pesicka(e)	$4,500	—	$4,500
Bruce H. Senske(d)	$13,047	—	$13,047

(a)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are those set forth in Note 1 to the consolidated financial statements of this Form 10-K. The persons who served as non-employee directors during 2010 held the following unexercised options at fiscal year-end 2010. Each such option is exercisable in full on the first anniversary of the date of grant.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Joel C. Longtin	0	5,000	1.82	10/5/2020
Milton D. Avery	0	0	N/A	N/A
Donald A. Dunham, Jr.	0	5,000	1.82	10/5/2020
Brian K. Gramm	0	0	N/A	N/A
Charles J. Hey	0	0	N/A	N/A
David A. Timpe	0	0	N/A	N/A
Todd W. Hanson	0	0	N/A	N/A
Eugene E. McGowan	2,500	0	28.44	1/1/2011
	2,500	0	30.72	6/18/2011
	2,500	0	15.96	6/18/2011
	2,500	0	1.962	6/18/2011
John A. Pesicka	0	0	N/A	N/A
Bruce H. Senske	2,500	0	31.44	6/18/2011
	2,500	0	20.04	6/18/2011
	2,500	0	2.3406	6/18/2011

(b)
Messrs. Avery, Gramm and Hey commenced serving as directors on June 18, 2010.

(c)
Mr. Timpe commenced serving as a director on March 10, 2010.

(d)
Messrs. Hanson, McGowan and Senske resigned from our board on June 18, 2010.

(e)
Mr. Pesicka resigned from our board on February 28, 2010.

Item 12.    Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters.

Security Ownership

        The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of February 15, 2011, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each executive officer named in the summary compensation table below, and (d) all current executive officers and directors as a group. The percentage of beneficial ownership is based on 7,385,659 shares outstanding as of February 15, 2011. As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below, the named individual has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security. Unless otherwise indicated, the address for each listed shareholder is c/o Granite City Food & Brewery Ltd., 5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota 55416.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)		Percentage of Common Stock(1)
Donald A. Dunham, Jr.(2)	4,776,707	(3)	64.1%
Charles J. Hey(4)	4,687,687	(5)	63.3%
DHW Leasing, L.L.C.(6)	4,666,666		63.2%
Steven J. Wagenheim(7)	215,467	(8)	2.9%
James G. Gilbertson	63,749	(9)	*
Darius H. Gilanfar	43,826	(10)	*
Milton D. Avery	10,000	(11)	*
Joel C. Longtin	9,570	(12)	*
Brian K. Gramm	5,000		*
David A. Timpe	5,000		*
All directors and executive officers as a group (10 persons)	5,162,171	(13)	67.1%

*
Represents less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of February 15, 2011.

(2)
Mr. Dunham may be deemed to be the indirect beneficial owner of the securities held by DHW. The number of shares reported herein as beneficially owned by Mr. Dunham includes the 4,666,666 shares held by DHW. The address of this shareholder is 230 S. Phillips Avenue, Suite 202, Sioux Falls, South Dakota 57104.

(3)
Includes 64,097 shares purchasable upon the exercise of warrants held by Mr. Dunham, Dunham Capital Management, L.L.C. and Dunham Equity Management, L.L.C., two entities controlled by Mr. Dunham. Mr. Dunham has pledged 44,638 of the shares he directly owns to Security National Bank of Sioux Falls, South Dakota as collateral for financing of a development project.

(4)
Mr. Hey may be deemed to be the indirect beneficial owner of the securities held by DHW. The number of shares reported herein as beneficially owned by Mr. Hey includes the 4,666,666 shares held by DHW. The address of this shareholder is 1 South Pintail Place, Sioux Falls, South Dakota 57105.

(5)
Includes 21,021 shares purchasable upon the exercise of warrants.

(6)
DHW has entered into a stock pledge agreement with each of Great Western Bank, CorTrust Bank and Dacotah Bank (collectively, the "Lenders"), each dated October 5, 2009, pursuant to which DHW has pledged 2,916,666 shares to Great Western Bank, 1,166,666 shares to CorTrust Bank and 583,333 shares to Dacotah Bank as collateral under its loan arrangements with the Lenders. Upon a default under such loan arrangements by DHW, the Lenders may exercise control over their respective portion of the shares, including exercising the right to vote and/or dispose of such portion of the shares. The address of this shareholder is 230 S. Phillips Avenue, Suite 202, Sioux Falls, South Dakota 57104. DHW also has entered into a stock repurchase agreement, subject to shareholder approval, as described herein.

(7)
Mr. Wagenheim may be deemed to be the indirect beneficial owner of the securities held by Brewing Ventures LLC. The number of shares reported herein as beneficially owned by Mr. Wagenheim includes the 96,979 shares held by Brewing Ventures LLC.

(8)
Includes 102,914 shares purchasable upon the exercise of options within 60 days of February 15, 2011.

(9)
Includes 56,249 shares purchasable upon the exercise of options within 60 days of February 15, 2011.

(10)
Includes 43,746 shares purchasable upon the exercise of options within 60 days of February 15, 2011.

(11)
Mr. Avery may be deemed to be the indirect beneficial owner of the securities held by Avery Brothers, LLC. The number of shares reported herein as beneficially owned by Mr. Avery includes the 10,000 shares held by Avery Brothers, LLC.

(12)
Includes 2,930 shares purchasable upon the exercise of warrants and 2,000 shares held by Mr. Longtin's spouse's IRA.

(13)
Includes 88,048 shares purchasable upon the exercise of warrants and 214,324 shares purchasable upon the exercise of options within 60 days of February 15, 2011. Also includes securities held by DHW, Brewing Ventures LLC, Avery Brothers, LLC and Mr. Longtin's spouse's IRA.

        In October 2009, we completed a debt conversion transaction with DHW as contemplated under the debt conversion agreement between our company and DHW dated September 21, 2009. In the transaction, approximately $15 million of our indebtedness to DHW was converted into 4,666,666 shares of our company's common stock at a conversion price of approximately $3.24 per share. As a result, DHW came to beneficially own approximately 63.4% of our common stock, which constituted a change in control of our company. DHW then entered into a stock pledge agreement pursuant to which DHW pledged its shares to its Lenders as described in footnote (6) to the above table.

        In February 2011, we entered into agreements with CDP and DHW that, subject to obtaining shareholder approval, would result in (1) our issuance to CDP of $9.0 million of newly issued convertible preferred stock, (2) availability of a new $10.0 million credit facility to our company, (3) our repurchase of 3,000,000 shares of common stock currently held by DHW for $7.05 million and (4) other arrangements that would focus on lowering our restaurant occupancy costs. Closing of the transactions contemplated by such agreements would result in a change in control of our company. Further information regarding the proposed transactions appears in Part I of this Form 10-K under separate caption.

Equity Compensation Plan Information

        The following table provides information as of the end of fiscal year 2010 with respect to compensation plans under which our equity securities are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,113,890		$5.34	5,937	(1)
Equity compensation plans not approved by security holders	260,278	(2)	$1.88	—
Total	1,374,168		$5.34	5,937

(1)
Represents shares remaining available for future issuance under our Amended and Restated Equity Incentive Plan. On January 1st of each year, the aggregate number of shares of stock that may be awarded under the Amended and Restated Equity Incentive Plan automatically increases by 150,000 shares of stock. As a result, an additional 150,000 shares (not shown above) became available for future issuance under our Amended and Restated Equity Incentive Plan as of January 1, 2011.

(2)
Represents (a) an aggregate of 4,166 shares of common stock underlying ten-year options exercisable at $9.90 per share issued on December 27, 2001, to an executive officer who also serves as a director; (b) an aggregate of 3,333 shares of common stock underlying ten-year options exercisable at $14.70 per share issued on February 11, 2003 to a former executive officer who also served as a director; (c) an aggregate of 199,447 shares of common stock underlying five-year warrants exercisable at a weighted average per-share price of $1.60 issued between February 7, 2009 and August 25, 2009 to certain of our landlords; and (d) an aggregate of 53,332 shares of common stock underlying five-year warrants exercisable at $1.52 per share issued to a bridge lender of which a former director is a member and in which such former director has a beneficial interest on March 30, 2009.

Item 13.    Certain Relationships and Related Transactions, and Director Independence.

Review and Approval of Transactions with Related Persons

        Our audit committee is responsible for reviewing any proposed transaction with a related person. In April 2007, our board of directors adopted a written policy for the review and approval of related person transactions requiring disclosure under Rule 404(a) of Regulation S-K. This policy states that the audit committee is responsible for reviewing and approving or disapproving all interested transactions, which are defined as any transaction, arrangement or relationship in which (a) the amount involved may be expected to exceed $120,000 in any fiscal year, (b) our company will be a participant, and (c) a related person has a direct or indirect material interest. A related person is defined as an executive officer, director or nominee for director, or a greater than five percent beneficial owner of our company's common stock, or an immediate family member of the foregoing. The policy deems certain interested transactions to be pre-approved, including the employment and compensation of executive officers, compensation paid to directors, and the guaranty fees we pay to Steven J. Wagenheim, our President, Chief Executive Officer and one of our directors, as described below. All future transactions between us and our executive officers, directors and principal shareholders and their affiliates will be approved by our audit committee pursuant to the foregoing policy.

Relationships and Transactions with DHW

Relationships

        DHW is our principal shareholder. As of February 15, 2011, DHW beneficially owned 4,666,666 shares, or 63.2 percent, of our outstanding common stock. DHW is a South Dakota limited liability company formed to engage in the business of leasing equipment and other related activities. Donald A. Dunham, Jr., a member of our board of directors, is the managing member of DHW, the sole member of DCM, 70 percent owner of Dunham Equity Management, LLC or DEM, and chairman, chief executive officer and founder of the Dunham organization. Charles J. Hey, another member of our board of directors, is a co-owner of DHW. DHW is located at 230 South Phillips Avenue, Suite 202, Sioux Falls, SD 57104.

        DCM and DEM are entities that either are the landlord or the general partner in various limited partnerships that own real estate leased to our company. Mr. Dunham, as an individual, also owns a limited partnership interest in one of the limited partnerships that own real estate leased to our company. As of February 15, 2011, Mr. Dunham held interests, directly and indirectly, in the leases of 17 of our 26 restaurants.

        On February 8, 2011, we entered into a stock repurchase agreement with DHW and its affiliates, including Messrs. Dunham and Hey, two of our directors, DCM and CDP, pursuant to which we have agreed to repurchase from DHW, 3,000,000 shares of our issued and outstanding common stock. After our repurchase of such shares, DHW will continue to own 16.1% of our outstanding stock, calculated on a fully diluted basis (assuming (1) the conversion of 3,000,000 shares of preferred stock to be sold to CDP into 6,000,000 shares of common stock, (2) no other sales by DHW and (3) no other issuances by our company). The funds for the repurchase of the DHW shares, which is contingent upon our sale of preferred stock to CDP, will be provided by our sale of 3,000,000 shares of convertible preferred stock to CDP for $9.0 million and a draw from the $10.0 million credit facility, the availability of which is a condition to closing the CDP transaction.

        In making its proposal to acquire a majority equity position in our company, CDP desired to acquire a controlling stock position through investment in convertible preferred stock, the proceeds of which would be used to repurchase approximately 64.3% of DHW's shares. Upon the closing of the repurchase transaction, four of our seven directors will resign and be replaced by five directors designated by CDP, thereby increasing the size of our board from seven to eight persons. CDP's designees are expected to be Fouad Z. Bashour, Robert J. Doran, Michael S. Rawlings, Louis M. Mucci, and another designee. We expect that Steven J. Wagenheim, Joel C. Longtin and Milton D. Avery will remain directors.

        Agreements with Dunham Capital Management, L.L.C.    DCM has entered into a lease restructuring and option agreement with our company pursuant to which DCM has agreed to reduce fixed rents on six leases by $300,000 per year. The leases are for restaurants leased to us in Fort Wayne, Indiana; Creve Coeur, Missouri; Madison, Wisconsin; Roseville, Minnesota; Rockford, Illinois; and Maumee, Ohio. DCM and GC Rosedale, L.L.C. also agreed that there would be no additional common area or management charges due on the properties unless they are flow-through payments required under the respective land leases. DCM and GC Rosedale, L.L.C. further agreed that to the extent DHW sells additional shares of our common stock or otherwise reduces its loans to banks following closing of the repurchase transaction, the aggregate of rents due on the above-specified leases will be decreased ratably by $0.0425 for every dollar of proceeds from DHW's sales of common stock owned by DHW or, without duplication, for each dollar of principal amount that the DHW Loans are decreased. The aggregate amount of such additional reductions resulting from such stock sales may not exceed $297,500 per year.

        Purchase Options.    Upon closing the repurchase transaction, DCM and GC Rosedale, L.L.C. will also grant us a five-year option to acquire fee title to improvements on the leased premises for which the rents are to be reduced and to assume the ground leases on such properties by paying off the respective debt owed on the properties at the time as amortized to the date of exercise. DCM and GC Rosedale, L.L.C. have agreed to reduce the debt owed to its lenders, which are secured by such properties, in accordance with an agreed-upon amortization and has agreed that it will not create additional debt against the properties through the end of the five-year option period. After our company assumes one or more ground leases, any maintenance or other capital expenditures required to be made on such properties would be made by us in accordance with the provisions of existing land leases for those properties. If upon exercise of our options to acquire title to the improvements and assume the leases, a full release of DCM's or GC Rosedale, L.L.C.'s obligations, as applicable, under the leases cannot be achieved, we have agreed to indemnify DCM or GC Rosedale, L.L.C., as applicable, against any obligation which has not been released.

Purchase of Troy, Michigan Property

        On February 18, 2011, we entered into a real estate purchase agreement to purchase an approximately two-acre site in Troy, Michigan, together with all plans, permits and related assets associated with the property, from DCM for the sum of approximately $2.6 million. We entered into this Troy agreement in connection with the stock purchase agreement with CDP and stock repurchase agreement with DHW.

        The Troy, Michigan property was acquired by DCM on August 1, 2008 for $2.0 million for the purpose of constructing a Granite City restaurant to be leased to us. As a result of the economic challenges faced by the restaurant industry and our profit margins, we declined to proceed with such development and entered into an agreement with DCM to reimburse it for its carrying costs of such real estate. Since August 1, 2008, we have paid an aggregate of $106,972 to DCM in reimbursement of DCM's interest expense and taxes paid with respect to such site.

        Pursuant to this Troy agreement, we agreed to pay for the closing costs of the real estate transaction and to accept the property in "As Is" condition. In addition, our obligation to close on the real estate transaction is contingent on (i) closing the CDP transaction, and (ii) the removal or waiver of certain repurchase rights granted to the developer that originally sold the property to DCM.

Other Landlord Lease Reductions

        We have agreed that we will achieve permanent rent reductions in the amount of $250,000 per year from other non-DCM affiliated landlords on DCM land leases or on fee-simple restaurants owned by third parties. This reduction is in addition to the reductions which DCM has agreed to make in the amount of $300,000 per year. DCM has agreed to use commercially reasonable efforts to assist us in obtaining such rent reductions.

Previous Agreements with DHW

        As a result of the October 2009 debt conversion transaction by and between us and DHW, DHW became the beneficial owner of approximately 63.4% of our common stock. DHW has historically been our primary source of financing for furniture, fixtures and equipment.

        The original members of DHW were Donald A. Dunham, Jr., Charles J. Hey and Steven J. Wagenheim. We have historically treated DHW as a related person because Mr. Wagenheim, our President, Chief Executive Officer and a director, held a 10.2% voting interest in DHW and had agreed to personally guarantee 20% of DHW's indebtedness to its lenders, for which we did not compensate Mr. Wagenheim. Mr. Wagenheim was prohibited from receiving any distribution of cash or allocation of profit or loss from DHW. Mr. Wagenheim's interest in DHW was fully redeemed in September 2009 in consideration for Mr. Wagenheim's release from guarantees of DHW's bank debt. As a result, Mr. Wagenheim has no interest of any kind in DHW. Mr. Wagenheim was not entitled to receive any of the shares of common stock we issued to DHW in the October 2009 debt conversion transaction.

        Mr. Dunham, one of the two remaining principals of DHW, DCM and 70% owner of Dunham Equity Management, L.L.C. ("DEM"), became one of our directors in October 2009 upon closing of the debt conversion transaction. DHW, DCM and DEM are collectively referred to herein as the "Dunham Entities." As of February 15, 2011, Mr. Dunham beneficially owned approximately 64.1% of our common stock, including the shares held by DHW. Mr. Hey, the other remaining principal of DHW, became one of our directors in June 2010 upon the resignation of Todd W. Hanson, who was elected to our board in October 2009 upon the closing of the debt conversion transaction. As of February 15, 2011, Mr. Hey beneficially owned approximately 63.3% of our common stock, including the shares held by DHW.

        DCM and DEM are entities that either are the landlord or the general partner in various limited partnerships that own real estate leased to our company. Mr. Dunham, as an individual, also owns a limited partnership interest in three of the limited partnerships that own real estate leased to our company. Mr. Hey as an individual, also owns a limited partnership interest in eight of the limited partnerships that own real estate leased to our company. In particular, as of February 15, 2011, Messrs. Dunham and Hey held interests, directly and indirectly, in the leases of 17 of our restaurants, as follows:

	Location/Address	Owner/Landlord Name	General Partner	Dunham Percentage	Hey Percentage	Annual Rent
1	Granite City—Davenport, IA	GC CedarRapids/	DEM	26.57%	11.84%	$341,250
	5280 Utica Road, Davenport, IA	Davenport LP
2	Granite City—Lincoln, NE	GC Lincoln LP	DEM	10%	13.5%	$105,200	(1)
	6150 "O" Street, Lincoln, NE
3	Granite City—Wichita, KS	GC Wichita LP	DCM	26.86%	0%	$226,800
	2244 N. Webb Road, Wichita, KS
4	Granite City—Eagan, MN	GC Eagan LP	DEM	20.42%	29.85%	$396,375
	3330 Pilot Knob Road, Eagan, MN

	Location/Address	Owner/Landlord Name	General Partner	Dunham Percentage	Hey Percentage	Annual Rent
5	Granite City—Zona Rosa, MO	GC Holdings LP	DEM	24.89%	6.26%	$298,200
	8461 Prairie View Road,
	Kansas City, MO
6	Granite City—Olathe, KS	GC Olathe LP	DEM	17.61%	9.69%	$414,750
	15085 W. 119th Street, Olathe, KS
7	Granite City—Omaha, NE	GC Omaha LP	DEM	40%	7.5%	$220,500	(1)
	1001 N. 102nd Street, Omaha, NE
8	Granite City—Rosedale, MN	GC Rosedale, L.L.C.	Single member LLC(2)	100%	0%	$115,500	(1)
	10 Rosedale Center, Roseville, MN
9	Granite City—Creve Coeur, MO	DCM	Single member LLC	100%	0%	$150,000	(1)
	11411 Olive Street Rd., St. Louis, MO
10	Granite City—Fort Wayne, IN	DCM	Single member LLC	100%	0%	$166,500	(1)
	3809 Coldwater Road, Fort Wayne, IN
11	Granite City—West Towne	DCM	Single member LLC	100%	0%	$78,511	(1)
	66 West Towne Mall, Madison, WI
12	Granite City—Maumee, OH	DCM	Single member LLC	100%	0%	$165,000	(1)
	2300 Village Drive West, #130, Maumee, OH
13	Granite City—Cherryvale— Rockford, IL	DCM	Single member LLC	100%	0%	$180,000	(1)
	7140 Harrison Ave, Rockford, IL
14	Granite City—Rogers, AR	DCM	Single member LLC	100%	0%	$165,000	(1)
	2203 Promenade Blvd, Rogers, AR
15	Granite City—South Bend, IN	DCM	Single member LLC	100%	0%	$150,712	(1)
	University Park Mall, South Bend, IN
16	Granite City—Indianapolis, IN	DCM	Single member LLC	100%	0%	$175,665	(1)
	150 West 96th Street, Carmel, IN
17	Granite City—East Peoria, IL	GC Peoria, LLC	N/A	(3)	(3)	$468,300
	230 Conference Center Drive,
	E. Peoria, IL

(1)
A Dunham entity is a party to a land lease for this location. Rent due to the land lease landlord is generally paid by our company directly to the land lease landlord. These amounts are not included in the annual rent presented herein.

(2)
Mr. Dunham owns 100% of GC Rosedale, L.L.C.

(3)
Peoria Holdings, LP owns 50% of GC Peoria, LLC. DEM is the general partner of and owns 10% of Peoria Holdings LP. Mr. Dunham owns a 12.85% limited partnership interest in Peoria Holdings, LP. Mr. Hey owns a 6.43% limited partnership interest in Peoria Holdings, LP.

        On November 19, 2010, GC Des Moines LP, the owner and landlord of the Des Moines restaurant location from which we previously leased such restaurant for annual rent of $294,000, sold the lease to an unrelated third party. Mr. Dunham held a 15.29% interest, directly and in directly, in the lease of the restaurant. Mr. Hey held a 21.18% interest directly and indirectly, in the lease of the restaurant. GC Des Moines LP dissolved in December 2010.

  Equipment Lease Commitment

        In December 2007, we entered into an equipment lease commitment with DHW relating to the lease of furniture, fixtures and equipment for our restaurants. Under the terms of the equipment lease commitment, DHW agreed to purchase and lease to us equipment costing up to $16 million. Each five-year lease was for equipment costing a minimum of $0.8 million and a maximum of $1.25 million per restaurant, and had an interest rate equal to the DHW bank base rate plus 4.8%. Our company and DHW agreed upon a form of master equipment lease that provided, among other things, for a lease fee equal to 0.25% of the principal amount financed upon origination of each equipment lease. We had the option to purchase the leased equipment for $1.00 upon payment in full of all rent payments due under each lease.

        While the equipment lease commitment was outstanding, DHW purchased and leased to us equipment costing an aggregate of $16 million. The value of the equipment financed at each restaurant was approximately $1 million, and the annual interest rate on each lease ranged from 10.3% to 12.3%. As part of the October 2009 debt conversion transaction described below, the aggregate balance then outstanding on these leases of approximately $15 million was extinguished through the issuance of 4,666,666 shares of common stock and DHW conveyed to us all of the furniture, fixtures and equipment subject to financing lease arrangements between DHW and our company.

  Rent and Cash Flow Reductions

        In February 2009, we entered into a master agreement with the Dunham Entities to provide rent or other cash flow reductions to our company in the amount of $2.5 million for the calendar year 2009 and $1.5 million for calendar year 2010, which we refer to as the master agreement. At the time of entering into the master agreement, DCM had an ownership interest in 16 of our restaurants. The master agreement provided that DCM would amend and restate applicable leases and subleases with our company to reflect negotiated rent reductions. We agreed to deem rent reductions received from non-Dunham landlords to be part of the above-referenced aggregate rent reductions for 2009 and 2010. As a part of the master agreement, DCM also agreed to amend its leases with us that were treated as capital leases for accounting purposes by reducing their terms to periods which would thereafter qualify the leases to be treated as operating leases in accordance with generally accepted accounting principles.

        As part of the October 2009 debt conversion transaction described below, the parties entered into an amendment to the master agreement, under which the Dunham Entities agreed to use reasonable commercial efforts to seek rent reductions on real estate leases of up to $1.7 million in 2010 (rather than the above-referenced $1.5 million), and the Dunham Entities and the other entities who hold our leases who are affiliated with Dunham (the "Dunham landlords") amended their building leases. The amended terms were effective January 1, 2009, and in most cases the expiration date of the lease is December 31, 2018. We have determined that ten of the amended leases (including Rogers, Arkansas) qualify as operating leases and seven will remain capital leases. As a result of these amendments, we removed approximately $20 million of assets and $22 million of liabilities from our balance sheet. The resulting gain will be recognized over the life of the amended leases.

        We also agreed to the following additional provisions: to provide DCM with financial information concerning our operations, including a monthly comparison of actual income and expense compared to budgeted income and expense; to allow DCM, for a period of two years or such earlier time that the master agreement shall have been terminated, to appoint a board observer who will have the right to attend board meetings; to provide for a Chairman of the Board who is an independent director; to confirm our obligation to reimburse DCM for out-of-pocket losses incurred in the closing of the Rogers, Arkansas location and resulting from the decision not to build on the Troy, Michigan site, less net sales proceeds from any real estate or lease income associated with such sites; to refrain from developing any new restaurants in 2009 without the consent of DCM, with the exception of the Indianapolis, Indiana restaurant; and to amend certain leases to provide that we will pledge to DCM the liquor license owned by us for such restaurant locations. Reimbursement of costs related to the Rogers, Arkansas and Troy, Michigan sites will be amortized and payable to DCM over a 60-month period commencing January 2011, at a 6% annual interest rate. Such reimbursement includes the carrying cost of the related land until its disposal.

        In consideration of the agreements of DCM provided in the master agreement, we issued to the Dunham Entities a warrant to purchase 166,666 shares of our common stock at an exercise price of $1.584 per share, representing 110% of the closing price of our common stock on the trading date prior to the date of signing the master agreement.

        In 2010, our board and our audit committee authorized our company to enter into 11 lease amendments with the Dunham landlords. Based on such lease amendments, six existing operating leases will convert back to capital leases due to the parties extending the lease term over a longer period of time. As a result of these amendments, we recorded additional assets and capital lease liabilities of approximately $5.8 million in the aggregate. Such assets and liabilities were each reduced by a write off of approximately $1.7 million of deferred gain related to these properties.

  Debt Conversion

        In October 2009, we completed a debt conversion transaction with DHW as contemplated under the debt conversion agreement between our company and DHW dated September 21, 2009. In the debt conversion transaction, approximately $15 million of our indebtedness to DHW was converted into 4,666,666 shares of our company's common stock at a conversion price of approximately $3.24 per share. We obtained a waiver under the financial viability exception from NASDAQ to its shareholder approval requirements, so the debt conversion transaction was not subject to approval by our shareholders. The debt conversion transaction was approved, however, by a special committee of our company's independent directors, by our board of directors, and by our audit committee. As a result, DHW came to beneficially own approximately 63.4% of our common stock, which constituted a change in control of our company. Because of this change in control, our use of federal net operating loss carryforwards to offset future taxable income are limited.

        In connection with the closing of the debt conversion transaction, we entered into a number of ancillary agreements with DHW. In addition to the amendment to the master agreement discussed above, a Master Amendment to Leases was entered into by and among our company and the Dunham landlords. Under the Master Amendment to Leases, the Dunham landlords agreed to a limited deferral of 30% of the rent due under lease agreements between our company and the Dunham landlords. In addition, for all rent payments due on or after June 1, 2009 under restaurant leases with the Dunham landlords, rent has been deferred for one month. The deferred rents must be repaid upon the first to occur of (a) our completing a debt or equity financing in the amount of $2 million or (b) October 5, 2010. The monthly accrued and deferred rent is approximately $73,000 per month. In addition, the Dunham landlords waived any defaults or events of default existing under the leases as of October 5, 2009. In June 2010, our board and our audit committee authorized our company to pay rent current to the Dunham landlords; hence, the above-referenced one month deferral is no longer operative.

        In addition, in connection with the debt conversion transaction, our company and three of our executive officers, Steven J. Wagenheim, James G. Gilbertson and Darius H. Gilanfar, entered into amendments to their existing employment agreements which provided that each will have employment through October 5, 2010, and will be entitled to severance benefits that include one year of base compensation if employment is terminated without cause, in addition to the balance of the one-year term, if terminated prior to the end of such term. The employment agreements are automatically extended for one-year terms unless either our company or the executive gives notice at least 60 days prior to the termination date to the other of an intent not to extend. In addition, Mr. Wagenheim's employment agreement was amended to reduce his severance benefit from 18 months to 12 months.

        We also entered into a Registration Rights Agreement with DHW under which we granted DHW certain registration rights with respect to the shares that DHW received in the debt conversion transaction. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement with the SEC covering 777,777 of DHW's shares within 90 days of the closing date, and agreed, upon request by DHW and if DHW has sold the shares previously registered, to file registration statements covering 777,777 additional shares each six months thereafter. Under the Registration Rights Agreement, we are not obligated to file (a) more than six registration statements; (b) registration statements more frequently than every six months; or (c) any registration statement after October 5, 2012. The first of such resale registration statements became effective in February 2010.

        In connection with the debt conversion transaction, the DHW nominees became members of our board of directors. Mr. Pesicka resigned from our board in February 2010. David A. Timpe joined our board in March 2010 as Mr. Pesicka's replacement. Mr. Hanson resigned from our board in June 2010. Charles J. Hey joined our board in June 2010 as Mr. Hanson's replacement.

  August 2010 Transaction involving DHW

        On August 31, 2010, we reached an agreement with DCM, the landlord at our South Bend, Indiana and Indianapolis, Indiana restaurant locations, and its lender, First Midwest Bank, or First Midwest, to acquire ownership of improvements leased by DCM to our company at these leased locations. The total amount of DCM debt on these improvements approximated $1.8 million. We agreed to acquire ownership of such improvements by assuming $1.35 million of DCM's debt to First Midwest and paying $438,000 of DCM's remaining obligation to First Midwest. The total purchase price we will pay is based upon a 20-year amortization, with a balloon payment due January 1, 2018. This debt requires the payment of interest at 5% per year until July 1, 2015, at which time the interest rate adjusts to the then market rate, but not to exceed 7% per year. Because the terms of this debt are more favorable than our prior lease arrangements, we estimate annual cash flow savings of approximately $180,000 per year following the transaction at the current interest rate. Our obligations to First Midwest, our payment to DCM and our acquisition of the improvements are subject to a number of conditions including, but not limited to, entering into amended ground leases and other agreements with the owners of the shopping centers in which the leased restaurants are located and other customary conditions.

        The above-described related party transactions were approved by our board of directors and audit committee in accordance with our policy for the review and approval of related person transactions.

Relationships and Transactions with Harmony

        In March 2009, we entered into a bridge loan agreement with a group of accredited investors to provide $1 million of partially convertible debt financing. The lead investors in the transaction were Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. (collectively, "Harmony"). Eugene E. McGowan, one of our former directors, is a member of and has a beneficial interest in both of the Harmony funds. The bridge loan was funded to the extent of $800,000 on March 30, 2009, with the balance of the bridge loan originally to be funded by April 30, 2009. The closing date on the remainder of the amount committed was extended by successive amendments through December 16, 2009. An amendment dated December 16, 2009, provided, among other things, that the amount to be loaned under the bridge loan agreement would be decreased to $800,000. The bridge loan is evidenced by notes bearing interest at 9% per annum. Pursuant to the amendment dated December 16, 2009, payment of principal and interest were restructured as follows. The principal amount outstanding under the loans is payable as follows: (i) six installments of $9,000 each are payable on January 1, 2010, and on the first day of each month thereafter including June 1, 2010; (ii) the remaining principal amount outstanding is payable in 12 equal monthly installments commencing on January 1, 2011 and on the first day of each month thereafter, with the final installment of any unpaid principal due on December 1, 2011. Interest accrued is treated as follows: (i) accrued and unpaid interest is added to the principal amount outstanding under the loans on July 1, 2009, October 1, 2009 and January 1, 2010; (ii) accrued interest is payable quarterly in arrears on April 1, 2010, October 1, 2010 and January 1, 2011; and (iii) accrued interest is payable monthly in arrears commencing on February 1, 2011 and on the first day of each month thereafter; with a final payment of any accrued and unpaid interest due on December 1, 2011 with the final payment of principal.

        Mr. McGowan's interest in the transaction is through a family partnership which owns a 10% interest in Harmony Fund I, one-half of which is beneficially owned by Mr. McGowan. The extent of Mr. McGowan's interest in Harmony Fund II has not been determined. The Harmony funds are managed by McGowan Capital Group, which is owned by Mr. McGowan. Mr. McGowan who also has a 20% carried interest in the Harmony funds, which is a profits-only interest. Mr. McGowan has estimated his interest in the investments made by the Harmony funds in our company at $50,000 as of the date of the investment. In addition, Joel C. Longtin, our Chairman of the Board, is a 5% member and on the board of directors of the McGowan Capital Group and is an officer and investor in the Harmony funds.

        The notes are secured by a mortgage against the lease, and security agreements against personal property and intangibles, relating to our Sioux Falls, South Dakota restaurant, including a grant of the rights to use patents, trademarks and other intangibles associated with that restaurant. The notes may be prepaid upon 30 days prior notice without premium or penalty. The notes must also be paid if our company receives $4 million or more of proceeds from the sale of equity securities or securities convertible into equity securities. The notes must also be repaid in the event we default under the terms and conditions of the bridge loan, including the financial covenants set forth therein. Such covenants include maintaining minimum operating income before interest, taxes, depreciation and amortization from the Sioux Falls, South Dakota restaurant operations, and minimum consolidated revenue of our company, as provided in the bridge loan agreement. We have also agreed to (1) limitations on our ability to create liens against our property, other than in the ordinary course of business, (2) limitations on liens against the Sioux Falls, South Dakota restaurant which serves as collateral for the loan and (3) limitations on certain investments and indebtedness. The bridge loan provides for customary events of default which would give the investors the right to accelerate our indebtedness under the notes, including an adverse event affecting the Sioux Falls, South Dakota restaurant.

        Up to 20% of each bridge note may be converted into common stock at a conversion price equal to $3.00 per share. In addition, we issued to the investors warrants for the purchase of an aggregate of 53,332 shares of common stock exercisable six months after the date of issuance at a price of $1.516 per share, or 110% of the closing price of our common stock on March 30, 2009. The notes and the warrants provide customary anti-dilution rights to the holders, including weighted average anti-dilution provisions for sales at less than the exercise or conversion prices thereof. We have also agreed that if our company proposes to issue new securities in excess of 1% of its outstanding shares prior to May 1, 2010, subject to the exceptions noted below, we will give the investors the right to purchase up to that portion of the new securities which equals the proportion of the number of securities purchasable upon conversion of notes and exercise of the warrants relative to our outstanding common stock as of March 30, 2009. The participation right is not applicable to certain categories of issuances, such as shares issuable pursuant to public offerings, mergers and acquisitions and options, warrants and other rights to purchase securities. We have also granted the investors certain rights to require us to register common stock acquired by them upon conversion of the notes or exercise of the warrants under the Securities Act on Form S-3 or include such shares in certain company registrations under the Securities Act, at our expense. Such securities were registered for resale pursuant to a registration statement that became effective in February 2010.

        We may repay all or part of this indebtedness using proceeds from the above-described stock purchase agreement with CDP, subject to shareholder approval of the agreement and the related issuance.

Real Estate Interests of Other Directors

        Joel C. Longtin, our Chairman of the Board, indirectly held a 5.3% limited partnership interest through JNB Ventures, LLC, of which he is the managing member, in the GC Des Moines LP, the partnership which held the lease of our Des Moines, Iowa restaurant until the lease was sold to an unrelated third party in November 2010. John A. Pesicka, one of our former directors, also held a 2.65% limited partnership interest in such limited partnership. Mr. Longtin also holds directly a 4.17% limited partnership interest in the GC Holdings Limited Partnership, the partnership which holds the lease of our Zona Rosa, Kansas restaurant.

Personal Guaranties

        Steven J. Wagenheim, our President, Chief Executive Officer and one of our directors, has personally guaranteed certain of our leases and loan agreements. Our board of directors has agreed to compensate Mr. Wagenheim for his personal guaranties of equipment loans entered into in August 2003 and January 2004, and equipment leases entered into under our August 2006 lease financing agreement with Carlton Financial Corporation. The amount of annual compensation for each of these guaranties is 3% of the balance of the obligation and is calculated and accrued based on the weighted average daily balance of the obligation at the end of each monthly accounting period. During 2010 and 2009, we recorded $31,509 and $56,880 of such compensation in general and administrative expense, respectively, and paid $113,163 and $25,000 of such compensation, respectively.

Consulting Services

        Darius H. Gilanfar, one of our named executive officers, is married to Heidi Martin Gilanfar, who serves as a human resources/marketing consultant to our company. We paid Ms. Gilanfar $141,500 and $140,800 for such services in 2010 and 2009, respectively.

Director Independence

        Our board is comprised of a majority of independent directors as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. In this regard, the board has affirmatively determined that Messrs. Longtin, Avery, Gramm and Timpe are independent directors under that rule. Our board determined that Mr. Longtin's real estate interests and membership in, and beneficial interest in, Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. did not prevent it from reaching a determination that Mr. Longtin is independent. Mr. Wagenheim, our President and Chief Executive Officer, Mr. Dunham, the beneficial owner of approximately 64.1% of our common stock, and Mr. Hey, the beneficial owner of approximately 63.3% of our common stock, are not independent directors. With respect to persons who served on our board during part or all of the last completed fiscal year, our board previously determined Messrs. McGowan, Pesicka and Senske were independent directors and that Mr. Hanson, the owner of the Granite City restaurant building in Maple Grove, Minnesota, was not an independent director.

        Our board of directors has an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. With the exception of the executive committee, each committee consists solely of members who are independent as defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. In addition, each member of the audit committee is independent as defined in Exchange Act Rule 10A-3 and each member of the compensation committee is a non-employee director and is an outside director under the rules of the SEC and the IRS, respectively. Further information regarding the independence of our directors for service on our board's committees appears in Item 10 of this report.

Item 14.    Principal Accountant Fees and Services.

Audit and Non-Audit Fees

        The following table presents fees for audit and other services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. for the fiscal years 2010 and 2009.

	Year Ended
	December 28, 2010	December 29, 2009
Audit fees(1)	$110,965	$135,649
Audit-related fees(2)	12,400	24,548
Tax fees(3)	24,425	21,390

Total Fees	$147,790	$181,587

(1)
Audit fees consist of fees for the audit of our company's financial statements and review of financial statements included in our company's quarterly reports. Audit fees for 2010 included assistance with our Form S-8 and other regulatory filings.

(2)
Audit-related fees primarily include the audit of our company's 401(k) plan. Included in 2009 were costs related to the review of certain lease modifications.

(3)
Tax fees consist of fees for the preparation of federal and state income tax returns for the tax year ended December 2009. Tax fees for 2010 consisted of costs related to research regarding IRS Code Section 382 regarding limitations on net operating loss carry-forwards (NOLs).

Pre-Approval Policies and Procedures

        All services provided by our independent registered public accounting firm, Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., are subject to pre-approval by our audit committee. The audit committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full audit committee meeting. Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting. Before granting any approval, the audit committee (or a committee member, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The audit committee pre-approved all services provided by Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. in fiscal years 2010 and 2009.

 PART IV

Item 15.    Exhibits and Financial Statement Schedules.

(a)
See Index to Consolidated Financial Statements on page F-1 and Index to Exhibits on page E-1.

(b)
See Index to Exhibits on page E-1.

(c)
Not applicable.

 SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on February 28, 2011.

GRANITE CITY FOOD & BREWERY LTD.
By:	/s/ STEVEN J. WAGENHEIM Steven J. Wagenheim President and Chief Executive Officer (Principal Executive Officer)

POWERS OF ATTORNEY

        KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Steven J. Wagenheim and James G. Gilbertson, and each of them, acting individually, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant, and in the capacities and on the date indicated.

Signature	Title	Date

/s/ STEVEN J. WAGENHEIM Steven J. Wagenheim	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2011
/s/ JAMES G. GILBERTSON James G. Gilbertson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2011
/s/ JOEL C. LONGTIN Joel C. Longtin	Chairman	February 28, 2011
/s/ MILTON D. AVERY Milton D. Avery	Director	February 28, 2011

Signature	Title	Date

/s/ DONALD A. DUNHAM, JR. Donald A. Dunham, Jr.	Director	February 28, 2011
/s/ BRIAN K. GRAMM Brian K. Gramm	Director	February 28, 2011
Charles J. Hey	Director
/s/ DAVID A. TIMPE David A. Timpe	Director	February 28, 2011

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Granite City Food & Brewery Ltd.
Report of Independent Registered Public Accounting Firm	H-F-2
Consolidated Financial Statements
Balance Sheets	H-F-4
Statements of Operations	H-F-5
Statements of Shareholders' Equity	H-F-6
Statements of Cash Flows	H-F-7
Notes to Consolidated Financial Statements	H-F-8

H-F-1

Board of Directors
Granite City Food & Brewery Ltd.
Minneapolis, Minnesota

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have audited the accompanying consolidated balance sheets of Granite City Food & Brewery Ltd. as of December 28, 2010 and December 29, 2009, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 28, 2010. We also have audited Granite City Food & Brewery Ltd.'s internal control over financial reporting as of December 29, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Granite City Food & Brewery Ltd.'s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying "Management's Annual Report On Internal Control Over Financial Reporting." Our responsibility is to express an opinion on these consolidated financial statements for 2010 and 2009 and an opinion on the company's internal control over financial reporting for 2009 based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Granite City Food & Brewery Ltd. as of December 28, 2010 and December 29, 2009, and the consolidated results of its operations and its cash

H-F-2

flows for each of the two years in the period ended December 28, 2010, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, Granite City Food & Brewery Ltd. maintained, in all material respects, effective internal control over financial reporting as of December 29, 2009, based on criteria established in Internal Control—Integrated Framework issued by COSO.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer Ltd.

Minneapolis, Minnesota
February 28, 2011

H-F-3

GRANITE CITY FOOD & BREWERY LTD.

CONSOLIDATED BALANCE SHEETS

	December 28, 2010	December 29, 2009
ASSETS:
Current assets:
Cash and cash equivalents	$3,104,320	$1,743,599
Inventory	896,100	832,135
Prepaids and other	816,607	563,284

Total current assets	4,817,027	3,139,018
Deferred transaction costs	108,344	—
Prepaid rent, net of current portion	245,904	303,763
Property and equipment, net	50,153,176	51,336,414
Intangible and other assets	1,138,610	1,242,761

Total assets	$56,463,061	$56,021,956

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$2,513,677	$2,497,858
Accrued expenses	6,784,542	6,300,053
Accrued exit or disposal activities, current portion	139,314	133,195
Deferred rent, current portion	1,410,828	1,356,391
Deferred gain, current portion	51,532	273,607
Long-term debt, current portion	1,894,195	389,391
Capital lease obligations, current portion	1,220,049	718,470

Total current liabilities	14,014,137	11,668,965
Accrued exit or disposal activities, net of current portion	2,193,904	2,005,468
Deferred rent, net of current portion	4,132,671	3,398,193
Deferred gain, net of current portion	327,044	1,991,859
Long-term debt, net of current portion	227,268	2,122,120
Capital lease obligations, net of current portion	32,110,970	27,507,051

Total liabilities	53,005,994	48,693,656

Shareholders' equity:
Common stock, $0.01 par value, 90,000,000 shares authorized; 7,367,895 and 7,366,217 shares issued and outstanding at 12/28/10 and 12/29/09, respectively	73,679	73,662
Preferred stock, $0.01 par value, 10,000,000 shares authorized	—	—
Additional paid-in capital	59,062,891	58,409,379
Accumulated deficit	(55,679,503)	(51,154,741)

Total shareholders' equity	3,457,067	7,328,300

Total liabilities and shareholders' equity	$56,463,061	$56,021,956

The accompanying notes are an integral part of the consolidated financial statements.

H-F-4

GRANITE CITY FOOD & BREWERY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 28, 2010	December 29, 2009
Restaurant revenue	$89,330,387	$85,849,048
Cost of sales:
Food, beverage and retail	24,719,133	23,557,063
Labor	30,704,676	30,052,771
Direct restaurant operating	13,292,360	12,892,914
Occupancy	8,355,535	6,983,445

Total cost of sales	77,071,704	73,486,193

Pre-opening	—	211,252
General and administrative	6,577,529	7,575,730
Depreciation and amortization	5,956,257	6,805,073
Exit or disposal activities	729,839	1,798,401
(Gain) loss on disposal of assets	(29,636)	202,027

Operating loss	(975,306)	(4,229,628)

Interest:
Income	14,360	2,279
Expense	(3,563,816)	(5,397,607)

Net interest expense	(3,549,456)	(5,395,328)

Net loss	$(4,524,762)	$(9,624,956)

Loss per common share, basic	$(0.61)	$(2.53)

Weighted average shares outstanding, basic	7,367,079	3,802,206

The accompanying notes are an integral part of the consolidated financial statements.

H-F-5

GRANITE CITY FOOD & BREWERY LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Common stock shares	Par value	Additional paid-in capital	Accumulated deficit	Shareholders' equity
Balance on December 30, 2008	2,699,551	$26,996	$43,979,355	$(41,529,785)	$2,476,566
Compensation expense on options			205,582		205,582
Expense on warrants			207,171		207,171
Issuance of common stock to extinguish debt	4,666,666	46,666	14,017,271		14,063,937

Net loss				(9,624,956)	(9,624,956)

Balance on December 29, 2009	7,366,217	73,662	58,409,379	(51,154,741)	7,328,300
Compensation expense on options			651,046		651,046
Common shares issued upon exercise of options	1,678	17	2,641		2,658
Costs incurred upon issuance of common stock to extinguish debt			(175)		(175)
Net loss				(4,524,762)	(4,524,762)

Balance on December 28, 2010	7,367,895	$73,679	$59,062,891	$(55,679,503)	$3,457,067

The accompanying notes are an integral part of the consolidated financial statements.

H-F-6

GRANITE CITY FOOD & BREWERY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 28, 2010	December 29, 2009
Cash flows from operating activities:
Net loss	$(4,524,762)	$(9,624,956)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,829,972	6,674,551
Amortization of deferred gain	(171,068)	(91,549)
Other amortization	126,285	130,522
Stock warrant/option expense	651,046	205,582
Non-cash interest expense	26,378	358,084
Loss on disposal of assets	141,432	293,576
Loss on exit or disposal activities	173,691	1,296,169
Deferred rent	773,362	1,884,097
Changes in operating assets and liabilities:
Inventory	(63,965)	(58,667)
Prepaids and other	(195,464)	(32,079)
Accounts payable	166,601	342,243
Accrued expenses	484,489	221,866

Net cash provided by operating activities	3,417,997	1,599,439

Cash flows from investing activities:
Purchase of:
Property and equipment	(639,960)	(669,685)
Intangible and other assets	(58,795)	(277,689)

Net cash used in investing activities	(698,755)	(947,374)

Cash flows from financing activities:
Payments on capital lease obligations	(737,564)	(1,622,851)
Proceeds from capital leases	—	1,000,000
Payments on long-term debt	(400,873)	(312,149)
Proceeds from long-term debt	—	800,000
Deferred transaction costs	(108,344)	—
Net costs related to issuance of stock	(111,740)	(1,425,877)

Net cash used in financing activities	(1,358,521)	(1,560,877)

Net increase (decrease) in cash	1,360,721	(908,812)
Cash and cash equivalents, beginning	1,743,599	2,652,411

Cash and cash equivalents, ending	$3,104,320	$1,743,599

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,454,306	$5,374,580

Cash paid for state minimum fees	$2,218	$8,765

Supplemental disclosure of non-cash investing and financing activities:
Land, buildings and equipment acquired under capital lease agreements/amendments, net of deferred gain	$4,148,104	$2,938,266

Property and equipment and intangibles purchased and included in accounts payable	$150,781	$154,803

Capital lease liabilities incurred (extinguished) upon the execution of lease amendments	$5,843,062	$(23,434,420)

Capital lease liabilities and accrued interest extinguished upon the issuance of stock, net of issuance costs	$—	$15,604,035

The accompanying notes are an integral part of the consolidated financial statements.

H-F-7

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of significant accounting policies

Background

        Granite City Food & Brewery Ltd. (the "Company") develops and operates Modern American casual dining restaurants known as Granite City Food & Brewery®. The restaurant theme is upscale casual dining with a wide variety of menu items that are prepared fresh daily, combined with freshly brewed hand-crafted beers finished on-site. The Company opened its first Granite City restaurant in St. Cloud, Minnesota in July 1999 and has since expanded to other Midwest markets. As of December 28, 2010, the Company operated 26 restaurants in 11 states. The Company also operates a centralized beer production facility which is used to provide raw material support to its restaurants to create consistent quality and operational efficiencies in the production of its proprietary beer. The Company believes that this brewing process improves the economics of microbrewing as it eliminates the initial stages of brewing and storage at multiple locations. In 2007, the Company was granted a patent by the United States Patent Office for its brewing process.

Principles of consolidation and basis of presentation

        During the fiscal year ended December 28, 2010, the Company operated at a level that allowed it to fund its existing operations. The Company believes this same level of sales and margins will allow it to fund its obligations for the foreseeable future. However, the Company's ability to continue funding its operations and meet its debt service obligations continues to depend upon its operating performance, and more broadly, achieving budgeted revenue and operating margins, both of which will be affected by prevailing economic conditions in the retail and casual dining industries and other factors, which may be beyond the Company's control. If revenue or margins, or a combination of both, decrease to levels unsustainable for continuing operations, the Company will require equity or debt financing to meet ongoing obligations. The amount of any such required funding would depend upon the Company's ability to generate working capital. Furthermore, the Company also believes that it will need to begin increasing the number of units it operates to lessen turnover costs as managers and other key personnel may otherwise seek new opportunities with growing restaurant chains.

        In February 2011, the Company entered into agreements with Concept Development Partners, LLC ("CDP") and DHW Leasing, L.L.C. ("DHW") that, subject to obtaining shareholder approval, would result in (i) issuance to CDP $9.0 million of the Company's newly issued convertible preferred stock, (ii) availability of a new $10.0 million credit facility to the Company, (iii) the Company's repurchase of 3,000,000 shares of common stock currently held by DHW, and (iv) other arrangements that would focus on lowering the Company's restaurant occupancy costs (Note 16). The Company believes the transaction with CDP will allow it to gain revenue by adding space at key existing restaurants locations, building new restaurants in select markets, and improving the efficiency of its operations through upgraded technology. The Company also believes the CDP transaction will improve its capital position and provide financing for a sustained, strategic growth plan that will also allow it to minimize turnover of seasoned store managers. There can be no assurance the Company will meet all conditions of closing and/or obtain required shareholder approval in order to complete the above-described transactions.

        If the CDP transaction is not completed, the Company will need to obtain equity or debt financing from another source to fund this growth. There can be no assurance that the Company will obtain financing on favorable terms or at all. If the Company raises additional capital through the issuance and sale of equity securities, the securities may be issued at prices below the market price of its stock,

H-F-8

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of significant accounting policies (Continued)

and its shareholders may suffer significant dilution. Future debt financing, if available, may involve significant cash payment obligations, covenants and financial ratios that restrict the Company's ability to operate and grow its business, and would cause it to incur additional interest expense and financing costs. If cash flow from operations is insufficient to fund expected capital needs, or if the Company's needs are greater than anticipated and the Company is unable to obtain additional capital, the Company will be required to further restructure its debt obligations.

        The Company's consolidated financial statements include the accounts and operations of the Company and its subsidiary corporation under which its four Kansas locations are operated. By Kansas state law, 50% of the stock of the subsidiary corporation must be owned by a resident of Kansas. Granite City Restaurant Operations, Inc., a wholly-owned subsidiary of the Company, owns the remaining 50% of the stock of the subsidiary corporation. The resident-owner of the stock of that entity has entered into a buy-sell agreement with the subsidiary corporation providing, among other things, that transfer of the shares is restricted and that the shareholder must sell his shares to the subsidiary corporation upon certain events, or any event that disqualifies the resident-owner from owning the shares under applicable laws and regulations of the state. The Company has entered into a master agreement with the subsidiary corporation that permits the operation of the restaurants and leases to the subsidiary corporation the Company's property and facilities. The subsidiary corporation pays all of its operating expenses and obligations, and the Company retains, as consideration for the operating arrangements and the lease of property and facilities, all the net profits, as defined, if any, from such operations. The foregoing ownership structure was set up to comply with the licensing and ownership regulations related to microbreweries within the state of Kansas. The Company has determined that such ownership structure will cause the subsidiary corporation to be treated as a variable interest entity in which the Company has a controlling financial interest for the purpose of Financial Accounting Standards Board's ("FASB") accounting guidance on accounting for variable interest entities. As such, the subsidiary corporation is consolidated with the Company's financial statements and the Company's financial statements do not reflect a minority ownership in the subsidiary corporation. Also included in the Company's consolidated financial statements are other wholly-owned subsidiaries. All references to the Company in these notes to the consolidated financial statements relate to the consolidated entity, and all intercompany balances have been eliminated.

Related parties

        DHW, the beneficial owner of approximately 63.2% of the Company's common stock as of February 15, 2011, gained control of the Company in October 2009. The members of DHW are Donald A. Dunham, Jr. and Charles J. Hey, both of whom are directors of the Company. Mr. Dunham is also the sole member of Dunham Capital Management, L.L.C. ("DCM") and 70% owner of Dunham Equity Management, LLC ("DEM"). DHW, DCM and DEM are collectively, with Mr. Dunham, referred to herein as the "Dunham Entities." As of February 15, 2011, Mr. Dunham beneficially owned approximately 64.1% of the Company's common stock, including the shares held by DHW. DCM and DEM are entities that either are the landlord or the general partner in various limited partnerships that own real estate leased to the Company. Mr. Dunham, as an individual, also owns a limited partnership interest in one of the limited partnerships that own real estate leased to the Company.

H-F-9

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of significant accounting policies (Continued)

Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America and regulations of the Securities and Exchange Commission ("SEC") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Significant estimates include estimates related to asset lives and gift card liability. Actual results could differ from these estimates.

Fiscal year

        The Company utilizes a 52/53-week fiscal year ending on the last Tuesday in December for financial reporting purposes. Fiscal years 2010 and 2009 consisted of 52 weeks each.

Cash and cash equivalents

        The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. Amounts receivable from credit card processors are considered cash equivalents because they are both short-term and highly liquid in nature and are typically converted to cash within three days of the sales transaction.

Inventory

        Inventory, consisting of food, beverages, retail items and beer production supplies, is stated at the lower of cost or market and determined using the first-in, first-out (FIFO) method.

Prepaid expenses and other current assets

        The Company has cash outlays in advance of expense recognition for items such as rent, insurance, fees and service contracts. All amounts identified as prepaid expenses and other current assets are expected to be utilized during the twelve-month period after the balance sheet dates presented. Other current assets consist primarily of receivables of amounts due from third-party gift card sales and rebate amounts due from certain vendors.

Property and equipment

        Property and equipment (Note 5) is recorded at cost and depreciated over the estimated useful lives of the assets. Leasehold improvements are depreciated over the term of the related lease or the estimated useful life, whichever is shorter. Depreciation and amortization of assets held under capital leases and leasehold improvements are computed on the straight-line method for financial reporting purposes.

H-F-10

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of significant accounting policies (Continued)

        The estimated useful lives are as follows:

Computer software	3 years
Furniture and restaurant equipment	3-8 years
Brewery equipment	20 years
Building and leasehold improvements	10-20 years

        The Company accumulates the cost of architecture fees and equipment it has purchased, but not yet placed in service in its construction-in-progress account. Such equipment includes, but is not limited to, kitchen equipment, audio visual equipment, brewing equipment, computers and technical equipment.

        Management reviews property and equipment, including leasehold improvements for impairment when events or circumstances indicate these assets might be impaired pursuant to the FASB accounting guidance on accounting for the impairment or disposal of long-lived assets. The Company's management considers such factors as the Company's history of losses and the disruptions in the overall economy in preparing an analysis of its property, including leasehold improvements, to determine if events or circumstances have caused these assets to be impaired. Management bases this assessment upon the carrying value versus the fair market value of the asset and whether or not that difference is recoverable. Such assessment is performed on a restaurant-by-restaurant basis and includes other relevant facts and circumstances including the physical condition of the asset. If management determines the carrying value of the restaurant assets exceeds the projected future undiscounted cash flows, an impairment charge would be recorded to reduce the carrying value of the restaurant assets to their fair value. The Company does not believe there are any unrecorded impairments with respect to its property and equipment.

Intangible and other assets

        Intangible assets (Note 6) are recorded at cost and reviewed annually for impairment. Included in intangible assets are trademarks for which registrations continue indefinitely. However, the Company expects that the value derived from these trademarks will decrease over time, and therefore amortizes them under the straight-line method over 20 years. Also included in intangible assets are transferable liquor licenses that were purchased through open markets in jurisdictions with a limited number of authorized liquor licenses. These liquor licenses are renewable every year if the Company complies with basic applicable rules and policies governing the sale of liquor in the respective states. As a result, the Company expects the cash flows from these licenses to continue indefinitely. Because there is an observable market for transferable liquor licenses and the Company expects them to generate cash flow indefinitely, pursuant to the FASB guidance on intangible assets, the Company does not amortize capitalized liquor licenses as they have indefinite lives. The cost of non-transferable liquor licenses that are directly issued by local government agencies for nominal fees are not capitalized, but rather expensed as incurred. The annual renewal fees for each of the Company's liquor licenses, whether capitalized or expensed, are nominal and are expensed as incurred.

H-F-11

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of significant accounting policies (Continued)

        Included in other assets are security deposits and deferred loan costs. Deferred loan costs are amortized straight-line over the term of the financing agreements which does not differ materially from the effective interest method of amortizing such costs.

Leases and deferred rent payable

        The Company leases substantially all of its restaurant properties. Leases are accounted for under the FASB guidance on accounting for leases. For leases that contain rent escalation clauses, the Company records the total rent payable during the lease term and recognizes expense on a straight-line basis over the initial lease term, including the "build-out" or "rent-holiday" period where no rent payments are typically due under the terms of the lease. Any difference between minimum rent and straight-line rent is recorded as deferred rent payable (Note 8). Additionally, contingent rent expense based on a percentage of revenue is accrued and recorded to the extent it is expected to exceed minimum base rent per the lease agreement, based on estimates of probable levels of revenue during the contingency period. Deferred rent payable also includes a tenant improvement allowance the Company received, which is being amortized as a reduction of rent expense also on a straight-line basis over the initial term of the lease.

Revenue recognition

        Revenue is derived from the sale of prepared food and beverage and select retail items. Revenue is recognized at the time of sale and is reported on the Company's consolidated statements of operations net of sales taxes collected. Revenue derived from gift card sales is recognized at the time the gift card is redeemed. Until the redemption of gift cards occurs, the outstanding balances on such cards are included in accrued expenses in the accompanying consolidated balance sheets. When the Company determines there is no legal obligation to remit the value of unredeemed gift cards to the relevant jurisdictions, the Company periodically recognizes gift card breakage which represents the portion of its gift card obligation for which management believes the likelihood of redemption by the customer is remote, based upon historical redemption patterns. Such amounts are included as a reduction to general and administrative expense.

Advertising costs

        Advertising costs are expensed as incurred. Total amounts incurred during fiscal years 2010 and 2009 were $930,598 and $1,025,450, respectively. Advertising costs are included as a component of direct restaurant operating expense when the costs are specific to a particular restaurant or market, or in corporate-level general and administrative expense when the costs are not specific to a given restaurant.

Pre-opening costs

        Pre-opening costs are expensed as incurred and include direct and incremental costs incurred in connection with the opening of each restaurant's operations. Pre-opening costs consist primarily of travel, food and beverage, employee payroll and related training costs. Pre-opening costs also include non-cash rental costs under operating leases incurred during a construction period pursuant to the FASB guidance on accounting for rental costs incurred during a construction period.

H-F-12

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Summary of significant accounting policies (Continued)

Income taxes

        The Company utilizes the liability method of accounting for income taxes. Deferred tax assets and liabilities are computed at each balance sheet date for temporary differences between the consolidated financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on tax rates in effect in the years in which the temporary differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets to the amounts that will more likely than not be realized (Note 11). Management evaluated the Company's tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements. Tax years after 2006 are still open for examination.

Stock-based compensation

        The Company measures and recognizes all stock-based compensation under the fair value method using the Black-Scholes option-pricing model. Share-based compensation expense recognized is based on awards ultimately expected to vest, and as such, it is reduced for estimated or actual forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company used the following assumptions within the Black-Scholes option-pricing model for fiscal years 2010 and 2009:

	2010	2009
Dividend yield	None	None
Expected volatility	93.1% - 95.9%	66.3% - 96.8%
Expected life of option	10 years	10 years
Risk-free interest rate	2.5 - 3.9%	2.3% - 3.8%

Net loss per share

        Basic net loss per share is computed based on the weighted average number of shares of common stock outstanding during the fiscal year. Diluted net loss per share is not presented since the effect would be anti-dilutive due to the losses in the respective fiscal years. Calculations of the Company's net loss per common share for the years ended December 28, 2010 and December 29, 2009 are set forth in the following table:

	Year Ended
	December 28, 2010	December 29, 2009
Net loss	$(4,524,762)	$(9,624,956)

Loss per common share, basic	$(0.61)	$(2.53)

Weighted average shares outstanding, basic	7,367,079	3,802,206

        Stock options and warrants for the purchase of 1,374,168 shares at December 28, 2010 and stock options and warrants for the purchase of 758,599 shares at December 29, 2009, were not used for the calculation of loss per common share or weighted average shares outstanding on a fully diluted basis.

H-F-13

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Fair value of financial instruments

        At December 28, 2010 and December 29, 2009, the fair value of cash and cash equivalents, receivables, accounts payable and accrued expenses approximates their carrying value due to the short-term nature of these financial instruments. The fair value of the capital lease obligations and long-term debt is estimated at its carrying value based upon current rates available to the Company.

3. Significant transactions

Proposed issuance of preferred stock and proposed repurchase of common stock

        In February 2011, the Company entered into agreements with CDP and DHW that, subject to obtaining shareholder approval, would result in (i) issuance to CDP $9.0 million of the Company's newly issued convertible preferred stock, (ii) availability of a new $10.0 million credit facility to the Company, (iii) the Company's repurchase of 3,000,000 shares of common stock currently held by DHW, and (iv) other arrangements that would focus on lowering the Company's restaurant occupancy costs (Note 16). There can be no assurance the Company will meet all conditions of closing and/or obtain required shareholder approval. Therefore, there can be no assurance the above-described transactions will be completed.

Reverse stock split

        In December 2009, the Company's board of directors approved a one-for-six share combination of its common stock which became effective on January 13, 2010. As a result of this reverse stock split, every six shares of the Company's common stock that were issued and outstanding as of January 13, 2010 were automatically combined into one issued and outstanding share without any change in the par value of such shares, and the number of authorized but unissued shares of the Company's common stock was proportionally reduced. A proportionate adjustment was also made to the Company's outstanding stock options and warrants. No fractional shares were issued in connection with this reverse stock split, but rather shareholders who were entitled to fractional shares received cash in lieu of receiving fractional shares. All references within this document to loss per share reflect this reverse stock split. Additionally, the number of common shares, stock options and warrants, and the price per common share, stock option and warrant, reflect this reverse stock split.

Debt conversion transaction

        In October 2009, the Company completed a debt conversion transaction (the "Debt Conversion Transaction") with DHW, its primary source of financing for furniture, fixtures and equipment, as contemplated under the Debt Conversion Agreement between the Company and DHW dated September 21, 2009. In the Debt Conversion Transaction, approximately $15 million of the Company's indebtedness to DHW was converted into 4,666,666 shares of the Company's common stock at a conversion price of approximately $3.24 per share. As a result, DHW and affiliated parties came to beneficially own an aggregate of 63.4% of the Company's common stock, which constituted a change in control of the Company. In connection with the closing of the Debt Conversion Transaction, the parties entered into a number of ancillary agreements which include, but are not limited to, lease amendments, deferred lease payments and an agreement to seek to obtain further rent reductions. The Company intends to repurchase 3,000,000 of such shares issued to DHW pursuant to the above-described stock repurchase agreement, subject to shareholder approval of the agreement.

H-F-14

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Restaurant closing and asset impairment charges

Rogers, Arkansas

        In August 2008, the Company ceased operations at its Rogers, Arkansas restaurant. Since opening in October 2007, the restaurant failed to generate positive cash flow and had approximately $1.4 million of net loss. Management believes the closure of this restaurant has allowed the Company to focus its capital and personnel resources on its other restaurants in order to increase future operating efficiencies and cash flow. Costs incurred in connection with this closure include one-time benefits to employees who were involuntarily terminated of $57,681, costs incurred for early contract termination of $4,578 and costs to close and maintain the facility of $1,162,039. During the third quarter of 2008, the Company recorded a non-cash impairment charge of $135,057 related to the write-off of the carrying value of the restaurant equipment at the Rogers location. The amount of this write-off was equal to the difference between the net book value of the equipment and the expected future cash flows generated by leasing the equipment to a replacement tenant. In accordance with the FASB guidance on accounting for costs associated with exit or disposal activities, the Company recorded a non-cash lease termination liability of $1,762,689 based on management's estimate of the fair value of these obligations. This required management to estimate the present value of the future minimum lease obligations offset by the estimated sublease rentals that could be reasonably obtained for the property. In fiscal year 2011, the Company entered into a lease termination agreement with the mall owner of this location which included a cash payment of $159,075 and a five-year promissory note in the amount of $400,000 (Note 16). In a lease amendment agreement with Dunham, the developer of the property, the Company is required to pay Dunham $81,000 per year for 20 years to offset property development costs. Pursuant to the lease termination agreement, the Company will incur no further costs associated with the property and will relinquish all equipment at the site. Prior to the lease termination agreement, annual lease payments for the Roger's site were $405,000, and the ongoing costs to maintain the property were approximately $55,500 annually. As of the date of the lease termination agreement, the Company's future undiscounted cash payments under the terms of the lease termination agreement were approximately $2.2 million.

Troy, Michigan

        In May 2008, the Company entered into a 20-year net lease agreement relating to the restaurant it had planned to open in Troy, Michigan. However, in February 2009, the Company decided not to build on that site, and as part of an agreement with the Dunham Entities, which was amended in January 2011, the Company agreed to reimburse DCM for any out-of-pocket expenses incurred, including the carrying cost of the related land, less net proceeds from the sale of the real estate or lease income associated with the site. As of December 28, 2010, the carrying cost of the land approximated $16,000 per month. Reimbursement of costs relating to this site, including the carrying cost of the related land, generally was to be amortized and payable to DCM over a 60-month period commencing May 15, 2011, at a 6% annual interest rate; however, in August 2010, the Company's board of directors agreed to reimburse DCM $100,000 of such expenses. Based on the results of a recent appraisal, the Company accrued an additional $251,750 in the third quarter of 2010. In February 2011, the Company entered into an agreement with DCM to purchase the Troy property, together with all plans, permits and related assets associated, for approximately $2.6 million, subject to closing of the CDP transaction (Note 16). If such transactions do not occur, the Company's management has concluded that as of December 28, 2010, it is probable that the Company will need to reimburse DCM approximately

H-F-15

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Restaurant closing and asset impairment charges (Continued)

$765,750 and has included such amount as "accrued exit or disposal activities" on its balance sheet, pursuant to the FASB guidance on accounting for contingencies.

        The costs related to the closing of the Rogers restaurant and the decision not to build the Troy restaurant aggregated $729,839 in fiscal year 2010 and are reflected on the Company's consolidated statements of operations as "exit or disposal activities." The following is a reconciliation of the beginning and ending balances of accrued exit or disposal activities:

Accrued exit or disposal costs at December 28, 2008	$842,493
Costs incurred and charged to expense	1,850,774
Payments	(502,231)
Amortization of sublease liability	(52,373)

Accrued exit or disposal costs at December 29, 2009	2,138,663
Costs incurred and charged to expense	863,034
Payments	(535,285)
Amortization of sublease liability	(133,195)

Accrued exit or disposal costs at December 28, 2010	$2,333,218

5. Property and equipment

        Property and equipment, including that under capital leases (Note 10), consisted of the following:

	December 28, 2010	December 29, 2009
Land	$18,000	$18,000
Buildings	35,357,007	31,311,399
Leasehold improvements	9,720,091	9,444,418
Equipment and furniture	33,740,408	33,536,306
Construction-in-progress *	92,151	108,868

	78,927,657	74,418,991
Less accumulated depreciation	(28,774,481)	(23,082,577)

	$50,153,176	$51,336,414

*
Construction-in-progress includes the following approximate amounts for items yet to be placed in service:

	December 28,2010	December 29, 2009
Prototype/Leasehold improvements for future locations	$92,000	$96,400
Equipment at current locations	—	$12,400

H-F-16

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Intangible and other assets

        Intangible assets and other assets consisted of the following:

	December 28, 2010	December 29, 2009
Intangible assets:
Liquor licenses	$760,865	$760,865
Trademarks	196,064	160,193
Other:
Deferred loan costs	380,646	386,083
Security deposits	224,846	233,146

	1,562,421	1,540,287
Less accumulated amortization	(423,811)	(297,526)

	$1,138,610	$1,242,761

        Management expects to incur $19,482 of amortization expense in 2011, $11,891 in 2012, $10,322 in each of 2013 and 2014 and $10,287 in 2015.

7. Accrued expenses

        Accrued expenses consisted of the following:

	December 28, 2010	December 29, 2009
Payroll and related	$1,867,657	$1,863,688
Deferred revenue from gift card sales, net	2,843,396	2,304,312
Sales taxes payable	540,837	606,051
Interest	352,208	269,076
Real estate taxes	526,260	580,879
Deferred registration costs	157,360	172,179
Other	496,824	503,868

	$6,784,542	$6,300,053

8. Deferred rent

        Under the terms of the lease agreement the Company entered into regarding its Lincoln, Nebraska property, the Company received a lease incentive of $450,000, net. This lease incentive was recorded as deferred rent and is being amortized to reduce rent expense over the initial term of the lease using the straight-line method.

        Also included in deferred rent is the difference between minimum rent payments and straight-line rent over the initial lease term including the "build out" or "rent-holiday" period. Deferred rent also includes amounts certain of the Company's landlords agreed to defer for specified periods of time as well as amounts the Company withheld from certain of its landlords during rent negotiations. The deferrals are offset in part by the fair value of the warrants issued to certain landlords in consideration of rent reductions. Contingent rent expense, which is based on a percentage of revenue, is also

H-F-17

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Deferred rent (Continued)

recorded to the extent it exceeds minimum base rent per the lease agreement. Deferred rent consisted of the following:

	December 28, 2010	December 29, 2009
Difference between minimum rent and straight-line rent	$3,988,753	$3,251,235
Deferred rent*, net of $134,615 warrant value	1,244,216	1,140,843
Contingent rent expected to exceed minimum rent	41,641	63,617
Tenant improvement allowance	268,889	298,889

	$5,543,499	$4,754,584

*
Of this amount, payments were made in January 2011 of approximately $50,000 to DCM, the Company's primary landlord, and approximately $674,788 to the mall owners of the Ft. Wayne, Indiana, Toledo, Ohio and Rogers, Arkansas properties (Note 16).

9. Long-term debt

        As of December 28, 2010, the Company had two long-term loans outstanding with First National Bank ("FNB"), an independent financial institution in Pierre, South Dakota, the proceeds of which the Company used to purchase assets at its Fargo, North Dakota and Davenport, Iowa restaurants. These loans are secured by the tangible personal property and fixtures at the respective locations and are guaranteed by Steven J. Wagenheim, the Company's president, chief executive officer and one of its directors. The loan, which is secured by the personal property and fixtures at the Davenport restaurant, was paid in full in January 2011.

        In August 2008, the Company issued a promissory note to an Indiana general partnership in the amount of $250,000. The note was issued to secure the liquor license for the Company's restaurant located in South Bend, Indiana.

        In March 2009, the Company entered into a bridge loan agreement with Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. (collectively, "Harmony"), a group of accredited investors. A former director of the Company, Eugene E. McGowan, is a member of, and has a beneficial interest in Harmony. The bridge loan was funded to the extent of $800,000 on March 30, 2009 and is evidenced by notes bearing interest at 9.0% per annum. In addition, the Company issued to Harmony warrants for the purchase of an aggregate of 53,332 shares of common stock at a price of $1.52 per share. The notes are secured by a mortgage against the lease, and security agreements against personal property and intangibles relating to the Company's Sioux Falls, South Dakota restaurant, including a grant of the rights to use patents, trademarks and other intangibles associated with that restaurant. Up to 20% of each bridge note may be converted into common stock at a conversion price equal to $3.00 per share. The Company may repay all or part of this indebtedness using proceeds from the above-described stock purchase agreement with CDP, subject to shareholder approval of the stock purchase agreement and the related stock issuance (Note 16).

H-F-18

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Long-term debt (Continued)

        As of December 28, 2010 and December 29, 2009, the balances, interest rates and maturity dates of the Company's long-term debt were as follows:

	December 28, 2010	December 29, 2009
Des Moines (FNB)
Balance	$—	$94,865
Annual interest rate	N/A	5.50%
Maturity date	N/A	8/27/2010
Davenport (FNB)
Balance	$11,896	$148,828
Annual interest rate	5.50%	10.25%
Maturity date	1/6/2011	1/6/2011
Fargo (FNB)
Balance	$1,129,883	$1,187,349
Annual interest rate	8.75%	8.75%
Maturity date	8/15/2011	8/15/2011
South Bend (Liquor license)
Balance	$242,029	$245,640
Annual interest rate	8.00%	8.00%
Maturity date	9/30/2023	9/30/2023
Harmony (Bridge loan)
Balance	$748,479	$856,479
Annual interest rate	9.00%	9.00%
Maturity date	12/1/2011	12/1/2011

        Future maturities of long-term debt, exclusive of interest, are as follows:

Year ending:
2011	$1,975,682
2012	84,319
2013	89,610
2014	95,236
2015	68,644
Thereafter	218,771

$2,532,262

        The foregoing table includes the promissory note entered into regarding the Rogers, Arkansas property subsequent to December 28, 2010 (Note 16). During the years ended December 28, 2010 and December 29, 2009, the Company incurred $174,150 and $264,716, respectively, in interest expense related to long-term debt.

H-F-19

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Leases

Capital leases

        As of December 28, 2010, the Company operated 21 restaurants under capital lease agreements, of which one expires in 2020, three in 2023, five in 2024, two in 2026, three in 2027 and seven in 2030, all with renewable options for additional periods. Nineteen of these lease agreements originated with the Dunham landlords. Under certain of the leases, the Company may be required to pay additional contingent rent based upon restaurant sales. At the inception and the amendment date of each of these leases, the Company evaluated the fair value of the land and building separately pursuant to the FASB guidance on accounting for leases. The land portion of these leases is classified as an operating lease while the building portion of these leases is classified as a capital lease because its present value was greater than 90% of the estimated fair value at the beginning or amendment date of the lease and/or the lease term represents 75% or more of the expected life of the property.

        During the second half of fiscal year 2010, the Company entered into amendments to 11 of the Company's leases with the Dunham landlords, changing the rental amount and extending the term of each lease. The amended terms caused the classification of six such leases to change from operating to capital (included above) and five such leases were, and continue to be, capital leases. As a result of these amendments, the Company recorded additional assets and capital lease liabilities of approximately $5.8 million in the aggregate. Such assets and liabilities were each reduced by a write off of approximately $1.7 million of deferred gain related to these properties.

        In fiscal year 2011, the Company entered into amendments to two additional leases. The amended terms of the lease caused the classification of each to change from operating to capital. As a result of these amendments, the Company will record additional assets and liabilities of approximately $3.2 million in the aggregate. Additionally, the Company is in negotiation to purchase the property improvements at two locations.

        The Company also has a land and building lease agreement for its beer production facility. This ten-year lease allows the Company to purchase the facility at any time for $1.00 plus the unamortized construction costs. Because the construction costs will be fully amortized through payment of rent during the base term, if the option is exercised at or after the end of the initial ten-year period, the option price will be $1.00. As such, the lease, including land, is classified as a capital lease.

        In May 2008, the Company entered into a 20-year net lease agreement relating to the restaurant it had planned to open in Troy, Michigan. However, in February 2009, the Company decided not to build on that site, and as part of an agreement with the Dunham Entities, the Company will reimburse DCM for any out-of-pocket expenses incurred less net proceeds from the sale of the real estate or lease income associated with the site (Note 4). The Company has agreed to purchase the Troy property, together with all plans, permits and related assets associated with the property, from DCM for approximately $2.6 million, subject to closing the CDP transaction (Note 16).

        As of December 28, 2010, the Company leased equipment at three of its restaurants pursuant to a lease agreement with Carlton Financial Corporation ("Carlton"). The value of the equipment financed at each of the three locations ranges from approximately $0.8 million to $1.1 million, the annual interest rate on each ranges from 12.9% to 19.6% and the leases will expire in October 2012. The Company may purchase Carlton's interest in all, but not less than all, of the equipment for a purchase price equal to 15% of the original cost of the equipment. Steven J. Wagenheim, the Company's president, chief executive officer and one of its directors, was required to personally guarantee

H-F-20

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Leases (Continued)

payments to be made to Carlton under the lease financing and the Company's board of directors agreed to compensate him for such guarantee.

        In June 2007, the Company entered into a lease for an energy optimization system at its Maple Grove, Minnesota restaurant for approximately $30,000. This five-year lease carries an annual interest rate of approximately 11.9% and contains a bargain purchase option.

        Included in property and equipment as of December 28, 2010 and December 29, 2009 are the following assets held under capital leases:

	December 28, 2010	December 29, 2009
Land	$18,000	$18,000
Building	36,392,273	31,311,398
Equipment and leasehold improvements	3,365,588	3,365,588

	39,775,861	34,694,986
Less accumulated depreciation	(9,578,404)	(7,374,244)

	$30,197,457	$27,320,742

        Amortization expense related to the assets held under capital leases is included with depreciation expense on the Company's statements of operations.

Operating leases

        The land portions of the 21 property leases referenced above, 19 lease agreements of which originated with the Dunham landlords, are classified as operating leases because the fair value of the land was 25% or more of the leased property at the inception of each lease. All scheduled rent increases for the land during the initial term of each lease are recognized on a straight-line basis. In addition to such property leases, as of December 28, 2010, the Company has obligations under the following operating leases:

        The Company operates three restaurants under operating lease agreements with the Dunham landlords. Each lease expires in 2018 and has renewable options for additional periods. Scheduled rent increases during the initial term are recognized on a straight-line basis. In fiscal year 2011, the Company entered into amendment to two of these leases with terms that will cause them to be classified as capital leases. Pursuant to the amendments, one such lease will expire in 2022 and the other will expire in 2023.

        In January 2001, the Company entered into a 20-year operating lease for the land upon which the Company built its Fargo, North Dakota restaurant. Under the lease terms, the Company is obligated to annual rent of $72,000 plus percentage rent based upon restaurant sales.

        In August 2005, the Company entered into a 38-month lease agreement for office space for its corporate offices. The lease commenced October 1, 2005 with scheduled annual increases throughout the term of the lease. In November 2007 and again in December 2009, the Company entered into amendments to such lease to include additional space and rent reduction. Pursuant to the amended lease, which expires in November 2011, annual rent is $92,665. Scheduled rent increases have been recognized on a straight-line basis over the term of the lease.

H-F-21

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Leases (Continued)

        In November 2005, the Company entered into an agreement for a facility in Minneapolis, Minnesota which was used as a test kitchen. This lease commenced November 1, 2005. In October 2008, the Company exercised a three-year option on this lease which, as extended, was to expire in October 2011. However, in August 2009, the Company entered into an agreement to terminate the lease. Pursuant to the termination agreement, the Company was required to pay rent through August 2009 plus an additional $11,064, which is equivalent to three months of lease payments.

        In March 2006, the Company entered into a lease agreement for the land and building for its St. Louis Park, Minnesota restaurant. Rental payments for this lease are $148,625 annually. This operating lease expires in 2016 with renewal options for additional periods.

        Minimum future lease payments under all capital and operating leases, including all lease amendments executed subsequent to December 28, 2010 (Note 16), are as follows:

Year ending:	Capital Leases	Operating Leases
2011	$5,491,837	$4,831,790
2012	5,093,882	4,049,850
2013	5,002,475	4,109,454
2014	5,083,169	4,160,753
2015	5,018,204	4,209,044
Thereafter	57,746,184	43,096,845

Total minimum lease payments	83,435,750	$64,457,736

Less amount representing interest	(46,854,949)

Present value of net minimum lease payments	36,580,801
Less current portion	(1,282,894)

Long-term portion of obligations	$35,297,907

        Rental expense for the years ended December 28, 2010 and December 29, 2009 on all operating leases was $5,746,669 and $4,443,652, respectively. Included in rent expense at December 28, 2010 and December 29, 2009, was $66,103 and $49,434, respectively, of contingent rent expense based on revenue.

        At December 28, 2010, the annual implicit interest rates on the land and building leases were between 6.9% and 21.9%. The annual interest rates on the equipment leases were between 11.9% and 19.6%. The average interest rate on the building capital leases was 12.2%. Interest expense on these leases was $3,389,666 and $5,132,891for the years ending December 28, 2010 and December 29, 2009, respectively. Total future minimum lease payments do not include contingent rent that is based on restaurant sales.

H-F-22

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Income taxes

        The income tax provision allocated to continuing operations consists of the following:

	Year Ended
	December 28, 2010	December 29, 2009
Deferred income taxes:
Federal	$1,809,725	$4,039,829
State	110,882	(84,493)

Deferred income tax benefit	1,920,608	3,955,336

Net change to valuation allowance	(1,920,608)	(3,955,336)

Total income tax provision	$—	$—

        A reconciliation of the income tax provision at the statutory rate with actual taxes provided on loss from continuing operations is as follows:

	2010	2009
Statutory U.S. tax rate	34.0%	34.0%
State taxes, net of federal benefit	3.8%	4.4%
Share-based compensation	-3.2%	-0.4%
All others, net	-2.1%	-1.5%
U.S. business tax credits	9.9%	4.6%
Valuation allowance	-42.4%	-41.1%

Taxes provided	0.0%	0.0%

        Temporary differences giving rise to the deferred tax asset consist primarily of the excess of share-based compensation for financial reporting purposes over the amount for tax purposes, deferred rent expensed for financial reporting purposes but expensed when paid for tax purposes, other future deductible items expensed for financial reporting purposes but expensed when paid for tax purposes, general business credit carryforwards and net operating loss carryforwards. Temporary differences giving rise to the deferred tax liability consist primarily of depreciation expense for tax purposes over the amount for financial reporting purposes, the excess of amortization expense for tax purposes over the amount for financial reporting purposes and small wares capitalized for financial reporting purposes but expensed for tax purposes.

        For income tax return purposes, the Company had federal net operating loss carryforwards of approximately $36,335,000 and $36,399,000 as of December 28, 2010, and December 29, 2009, respectively. The Company also had federal general business credit carryforwards of approximately $4,146,000 and $3,461,000, respectively. These carryforwards are limited due to a change in control of the Company during 2009 and, if not used, portions of these carryforwards will begin to expire in 2020. As a result of these limitations, the carryforwards for federal net operating losses, credits, and other items is limited to approximately $9,581,000 and $8,810,000 as of December 28, 2010, and December 29, 2009, respectively.

H-F-23

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Income taxes (Continued)

        Deferred taxes were calculated using enacted tax rates of 34% for federal and an estimate based on the mix of income and applicable rates by jurisdiction for state. For the year ended December 28, 2010, the state estimate was 5.8%.

        The components of deferred tax assets and liabilities are as follows:

	Year Ended
	December 28, 2010	December 29, 2009
Deferred tax assets:
Share-based compensation	$980,758	$892,734
Net operating loss carryforwards	13,787,918	13,731,625
General business credit carryforwards	4,146,247	3,460,766
Deferred rent payable	1,783,834	1,481,807
Other future deductible items	1,226,614	1,153,373

	21,925,371	20,720,305

Deferred tax liabilities:
Amortization	(36,938)	(73,280)
Property and equipment	(333,659)	(1,014,961)
Small wares	(667,912)	(665,809)

	(1,038,509)	(1,754,050)

Net deferred tax assets	20,886,862	18,966,255
Valuation allowance	(20,886,862)	(18,966,255)

Net deferred tax assets net of valuation allowance	$—	$—

        The Company has determined, based upon its history, that it is probable that future taxable income may be insufficient to fully realize the benefits of the net operating loss carryforwards and other deferred tax assets. As such, the Company has determined that a full valuation allowance is needed at this time.

12. Commitments and contingencies

Litigation

        From time to time, lawsuits are threatened or filed against the Company in the ordinary course of business. Such lawsuits typically involve claims from customers, former or current employees, and others related to issues common to the restaurant industry. A number of such claims may exist at any given time. Although there can be no assurance as to the ultimate disposition of these matters, it is management's opinion, based upon the information available as of February 28, 2011, that the expected outcome of these matters, individually or in the aggregate, will not have a material adverse effect on the results of operation, liquidity or financial condition of the Company.

Employment agreements

        The Company has entered into employment agreements with Steven J. Wagenheim, its president and chief executive officer; James G. Gilbertson, its chief financial officer; and Darius H. Gilanfar, its

H-F-24

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Commitments and contingencies (Continued)

chief operating officer, providing for their employment on an at-will basis. Each agreement, as amended in June 2010, provides that the executive will have employment through October 6, 2012. Each executive will be entitled to severance benefits that include one year of base compensation if his employment is terminated without cause or for good reason, as defined therein, in addition to the balance of the applicable term, if terminated prior to the end of such term. Each employment agreement is automatically extended for a one-year term unless either the Company or the executive gives at least 60 days' notice to the other of an intent not to extend. If the Company elects not to extend the executive's employment beyond October 6, 2012, or beyond the end of any applicable extension, and terminate executive's employment, such termination will be deemed to be a termination without cause for purposes of severance benefits and the continuation of base compensation through the end of the applicable term. The agreements also provide for a base annual salary which may be increased by the Company's board of directors, incentive compensation as determined by the Company's compensation committee from time to time, and participation in the Company's other employee benefit plans. In addition, each agreement includes change in control provisions that entitle the executive to receive severance pay equal to 12 months of salary if there is a change in control of the Company and his employment is involuntarily terminated for any reason other than for cause, as defined in the agreement, or death or disability. Each executive has also agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain non-competition, non-recruitment and/or non-interference provisions during the term of his employment and for a certain period thereafter. As of February 25, 2011, the current annual base salaries in effect for such executives under the foregoing employment agreements were as follows: Mr. Wagenheim ($300,000), Mr. Gilbertson ($225,000), and Mr. Gilanfar ($202,860).

Related party guarantees

        One of the Company's directors and one former director have personally guaranteed certain of the Company's leases and loan agreements. The Company's board of directors has agreed to compensate Steven J. Wagenheim, the Company's president, chief executive officer and one of its directors, for his personal guaranties of equipment loans entered into in August 2003, January 2004 and August 2006. The amount of annual compensation for each of these guarantees is 3% of the balance of the obligation and is calculated and accrued based on the weighted average daily balances of the obligation at the end of each monthly accounting period. During fiscal years 2010 and 2009, the Company recorded $31,509 and $56,880 of such compensation in general and administrative expense, respectively, and paid $113,163 and $25,000 of such compensation, respectively.

        In December 2007, the Company entered into an Equipment Lease Commitment and Master Equipment Lease with DHW, relating to the lease of furniture, fixtures and equipment for current and future restaurants. Mr. Wagenheim had a 10.2% interest in DHW and personally guaranteed 20% of DHW's indebtedness to its lenders. However, he was not entitled to receive from DHW cash distributions from its operations, or the sale, disposition or financing of its assets, or any other form of fee, dividend, charges or distribution from DHW arising out of his ownership interest in DHW or his guaranty of its debt. Concurrent with the Company's entry into the Debt Conversion Transaction in October 2009, an agreement was reached among the members of DHW for the termination of Mr. Wagenheim's interest in DHW. He is no longer obligated to guaranty any of DHW's obligations to banks. Mr. Wagenheim is not entitled to receive any of the shares of common stock issued to DHW or any other benefit from the Debt Conversion Transaction. Furthermore, Mr. Wagenheim did not receive

H-F-25

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Commitments and contingencies (Continued)

a guarantee fee or other payment from the Company in connection with the equipment lease financing from DHW.

Development agreement

        In April 2008, the Company entered into a development agreement with United Properties Investment LLC ("United Properties") for the development of up to 22 restaurants to be built between 2009 and 2012. United Properties will be responsible for all costs related to the land and building of each restaurant. The development agreement provides for a cooperative process between United Properties and the Company's management for the selection of restaurant sites and the development of restaurants on those sites and scheduling for the development and construction of each restaurant once a location is approved. The annual lease rate for fee-simple land and building developments will be 9.5% and the Company will have the right of first offer to purchase these restaurants. Additionally, in the event United Properties sells one of the buildings that it develops for the Company at an amount in excess of the threshold agreed to by the parties in the agreement, then the Company will share in the profits of that sale. The Company assumes no liability in the event United Properties sells a building at a loss. The Company is not bound to authorize the construction of restaurants during that time period, but generally cannot use another developer to develop or own a restaurant as long as the development agreement is in effect. The Company can, however, use another developer if United Properties declines to build a particular restaurant. The Company currently has no sites under development, but is beginning to review a variety of locations in anticipation of closing the CDP transaction.

Purchase Commitments

        The Company has entered into contracts through 2016 with certain suppliers of raw materials (primarily hops) for minimum purchases both in terms of quantity and in pricing. As of December 28, 2010, the Company's future obligations under such contracts aggregated approximately $1.2 million.

13. Common stock warrants

        In October 2005, the Company entered into a securities purchase agreement with certain accredited investors for the sale of approximately $5.34 million of common stock and warrants. Under this agreement, the Company issued five-year warrants for the purchase of 36,960 shares of common stock at an exercise price of $39.00 per share to such investors and five-year warrants for the purchase of 9,239 shares of common stock at an exercise price of $39.00 per share to the Company's placement agent. Such warrant agreements with the investors and placement agent for this transaction contain certain anti-dilution provisions. Pursuant to these provisions, the number of shares purchasable upon exercise of these warrants and the related purchase price both required adjustment upon the issuance of warrants in the first quarter of 2009, at an exercise price less than the thresholds set forth in the security purchase agreement. The exercise price of each existing warrant was multiplied by a fraction, the numerator of which was the sum of the number of shares of common stock outstanding immediately prior to such issuance of warrants, plus the number of shares of common stock which the offering price for such shares of common stock would purchase at the closing price of the Company's common stock on the closing date of this securities purchase agreement; and the denominator of which was the sum of the number of shares of common stock outstanding immediately prior to such issuance plus the number of such new securities so issued. As a result of the issuance of common stock in

H-F-26

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Common stock warrants (Continued)

October 2009 at a price per share less than the thresholds set forth in the security purchase agreement, further anti-dilution adjustments were required. As a result of these adjustments, the number of shares purchasable under these warrants at October 21, 2010 was 110,956 and the exercise price was $16.24 per share. On October 21, 2010, all such warrants expired unexercised.

        During the first eight months of 2009, in consideration of rent reduction agreements entered into with certain of its landlords, the Company issued five-year warrants to purchase the Company's common stock to such landlords. The aggregate number of shares underlying such warrants was 201,028 and the weighted average exercise price was $1.60 per share. Pursuant to the provisions of such agreements, the number of shares purchasable upon exercise of these warrants issued prior to March 30, 2009 and the related purchase price both required adjustment upon the issuance of warrants on such date, at an exercise price less than the thresholds set forth in the agreement. The exercise price of each warrant issued prior to March 30, 2009 was multiplied by a fraction, the numerator of which was the sum of the number of shares of common stock outstanding immediately prior to such issuance of warrants, plus the number of shares of common stock which the offering price for such shares of common stock would purchase at the warrant exercise price in effect immediately prior to such issuance; and the denominator of which was the sum of the number of shares of common stock outstanding immediately prior to such issuance plus the number of such new securities so issued. As a result of these adjustments, the number of shares purchasable under these warrants came to be 201,125 and the weighted average exercise price was $1.60 per share. In June 2010, a warrant for the purchase of 1,678 shares was exercised at an exercise price of $1.58 per share. As of December 28, 2010, warrants for the purchase of 199,447 shares remained unexercised.

        Pursuant to the Harmony bridge loan agreement entered into in March 2009, the Company issued to the investors five-year warrants for the purchase of an aggregate of 53,332 shares of common stock at a price of $1.52 per share. Such warrants became exercisable September 30, 2009, and remained unexercised at December 28, 2010.

        As of December 28, 2010, warrants for the purchase of an aggregate of 252,779 shares of common stock were outstanding and exercisable. The weighted average exercise price of such warrants was $1.58 per share.

        A summary of the status of the Company's stock warrants is presented in the table below:

	Number of common stock shares	Weighted average exercise price per share	Warrants exercisable
Outstanding December 30, 2008	242,296	$31.74	242,296

Issued	254,457	1.58
Anti-dilution adjustments	265,639	N/A
Expired	(396,979)	14.82

Outstanding December 29, 2009	365,413	16.24	365,413

Exercised	(1,678)	$1.58
Expired	(110,956)	16.24

Outstanding December 28, 2010	252,779	$1.58	252,779

H-F-27

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Stock option plans

        In July 1997, the Company adopted the 1997 Stock Option Plan for employees and non-employees, including consultants to the Company, to purchase the Company's common stock at an exercise price that equals or exceeds the fair market value on the date of grant. As of December 28, 2010, no options to purchase common stock were outstanding under the plan, which expired July 28, 2007.

        As of December 28, 2010, options to purchase 7,500 shares of common stock were outstanding under the 1997 Director Stock Option Plan, which expired July 29, 2007. All such options are fully vested and exercisable for five years from the date of grant. On May 2, 2007, the Company's board of directors agreed that until the adoption of any future equity plan for non-employee directors, awards of stock options for the purchase of 2,500 shares of common stock per year, exercisable for a period of ten years, should be made to each non-employee director on the anniversary of his election to the board under the 2002 Equity Incentive Plan. In May 2010, the Company's board of directors agreed to increase such annual issuance to non-employee directors from 2,500 to 5,000 shares of common stock.

        In August 2002, the Company adopted the 2002 Equity Incentive Plan, now known as the Amended and Restated Equity Incentive Plan, for employees, prospective employees, officers and members of the Company's board of directors, as well as consultants and advisors to the Company, to purchase shares of the Company's common stock at an exercise price that equals or exceeds the fair market value on the date of grant. The number of shares authorized for issuance as of December 28, 2010 was 1,125,000. As of December 28, 2010, there were options outstanding under the plan for the purchase of 1,106,390 shares. Although vesting schedules vary, option grants under this plan generally vest over a three or four-year period and options are exercisable for no more than ten years from the date of grant.

        A summary of the status of the Company's stock options as of December 28, 2010 and December 29, 2009 and changes during the years ending on those dates is presented below:

Fixed Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at December 30, 2008	364,689	$21.60	6.2 years
Granted	127,721	1.36	9.2 years
Exercised	—	—
Forfeited	(98,391)	17.49

Outstanding at December 29, 2009	394,019	$16.07	6.6 years	$78,467
Granted	823,496	2.15	9.6 years
Exercised	—	—
Forfeited	(96,126)	12.14

Outstanding at December 28, 2010	1,121,389	$6.19	8.5 years	$68,433
Options exercisable at December 29, 2009	198,659	$23.01	5.2 years
Options exercisable at December 28, 2010	364,109	$13.87	6.7 years	$19,833
Weighted-average fair value of options granted during 2010	$1.89

H-F-28

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Stock option plans (Continued)

        The following table presents additional information regarding options granted and exercised:

	Year Ended December 28, 2010	Year Ended December 29, 2009
Weighted average fair value of stock options granted	$1.89	$1.11
Intrinsic value of stock options exercised	N/A	N/A
Fair value of stock options vested during the year	$821,329	$422,652

        The intrinsic value of stock options outstanding at December 28, 2010 and December 29, 2009 was $68,433 and $78,467, respectively. Aggregate intrinsic value is the difference between the closing price of the Company's stock on December 28, 2010 and the exercise price, multiplied by the number of shares that would have been received by the option holders had all option holders exercised their in-the-money options on December 28, 2010. As of December 28, 2010, there was approximately $1,099,794 of total unrecognized compensation cost related to unvested share-based compensation arrangements, of which $696,805 is expected to be recognized in fiscal year 2011, $294,274 in fiscal year 2012, $98,504 in fiscal year 2013 and $10,211 in fiscal year 2014.

        The following table summarizes information about stock options outstanding at December 28, 2010:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price
$ 1.00 - $ 6.00	902,613	9.4 years	$2.10	169,849	$2.12
$ 6.01 - $12.00	19,164	6.1 years	$10.51	11,246	$10.47
$12.01 - $18.00	35,824	5.2 years	$14.01	23,393	$14.50
$18.01 - $24.00	52,830	5.0 years	$21.84	52,830	$21.84
$24.01 - $30.00	67,964	4.9 years	$25.70	63,797	$25.73
$30.01 - $36.00	26,328	1.5 years	$31.11	26,328	$31.11
$36.01 - $42.00	16,666	6.3 years	$37.20	16,666	$37.20

Total	1,121,389	8.5 years	$6.19	364,109	$13.87

        On February 9, 2011, the Company announced its intention to seek shareholder approval for a one-time stock option exchange program for employees under its Equity Incentive Plan (Note 16). If the program is approved, employees will be permitted to exchange their outstanding options with exercise prices in excess of $6.00 per share for new options for the purchase of the same number of shares of common stock at an exercise price of $2.00 per share. If all eligible options are exchanged, the weighted average exercise price of outstanding options would be approximately $2.55 per share.

15. Retirement plan

        The Company sponsors a defined contribution plan under the provisions of section 401(k) of the Internal Revenue Code. The Plan is voluntary and is provided to all employees who meet the eligibility requirements. A participant can elect to contribute up to 100% of his/her compensation subject to IRS limits. Beginning in fiscal year 2009, the Company elected to match 10% of such contributions up to

H-F-29

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Retirement plan (Continued)

6% of the participant's compensation. As of December 28, 2010 and December 29, 2009, the Company had contributed $13,789 and $12,761 in the aggregate, respectively, under the plan.

16. Subsequent events

Lease agreements

        On December 30, 2010, the Company entered into rental abatement and amendment agreements concerning its restaurants in Toledo, Ohio and Ft. Wayne, Indiana. Pursuant to the agreements, the rental amounts for each lease have been reduced through 2018 and the Company paid $515,713 of rents withheld during negotiations in 2009 and 2010. The changes in the terms of these amendments cause the classification of the leases to change from operating to capital. Pursuant to the terms of the lease amendments, the Company will record additional assets and liabilities of approximately $3.2 million in the aggregate.

        On December 30, 2010, the Company entered into lease termination and amendment agreements regarding its Rogers, Arkansas property. The lease termination agreement with the mall owner required the Company to pay $159,075 in cash and $400,000 payable under a five-year promissory note bearing 6% annual interest. Pursuant to this termination agreement, the Company will incur no further costs associated with the property and will relinquish all equipment at the site. The Company entered into a lease amendment with Dunham, whereby it will pay $81,000 annually for 20 years to offset the property development costs. All such payments will be recorded as exit and disposal activities. The Company will write off all remaining assets and deferred rents related to the Rogers property and adjust the accrued exit liability to reflect the present value of the future minimum payments due under the termination and amendment agreements. As such, the Company will record a reduction of assets of approximately $545,000, a reduction of liabilities of approximately $713,000 and income of approximately $168,000.

Proposed issuance of preferred stock and proposed repurchase of common stock

        On February 8, 2011, the Company entered into agreements with CDP and DHW for transactions, subject to obtaining shareholder approval, intended to improve the Company's capital position and provide financing for future growth. As a part of the transactions, the Company has entered into a stock purchase agreement with CDP for the sale of 3,000,000 shares of convertible preferred stock for $9.0 million, each share of which will be convertible into two shares of the Company's common stock, equivalent to a conversion price of $1.50 per share. The new preferred stock will carry a dividend rate of 9% per annum through December 31, 2013, which will be paid 4.5% in cash and 4.5% in the form of newly issued common stock. CDP will become the Company's largest shareholder as a result of this transaction. The sale of the preferred stock is subject to certain conditions, including a requirement that the Company obtains a $10.0 million credit facility. The Company has also entered into a stock repurchase agreement with DHW, its current largest shareholder, to repurchase 3,000,000 shares of its outstanding common stock using $7.05 million of the proceeds from the stock purchase agreement referenced above. The remaining proceeds may be used to repay certain indebtedness. In addition, the Company has also entered into separate agreements with DCM, relating to the restructuring of existing leases to provide significant rent reductions and for options to purchase certain restaurant lease interests, and for the purchase of a certain parcel of developable property in Troy, Michigan where the Company has a previous obligation to offset any carrying costs and other cost offsets to DCM.

        The Company's board of directors has called a special meeting, of shareholders to consider and vote upon, among other items, a proposal to approve the stock purchase agreement and proposed sale

H-F-30

GRANITE CITY FOOD & BREWERY LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Subsequent events (Continued)

of preferred stock to CDP, which (1) would result in a change in control of the Company under applicable NASDAQ Listing Rules and require shareholder approval and (2) would result in the issuance of securities convertible into more than 20% of the Company's common stock outstanding prior to the issuance of the preferred stock at a price that may be less than the greater of book or market value of the Company's common stock, which also requires shareholder approval under applicable NASDAQ Listing Rules. At the special meeting, the Company will also ask shareholders to vote on the stock repurchase agreement and the related stock repurchase.

Consulting agreement

        On January 12, 2011, the Company entered into an engagement agreement with CDP Management Partners, LLC ("CDP Management"), a 50% owner of CDP, pursuant to which CDP Management will act as an operating consultant to the Company in connection with planning and executing a management strategy to ensure the growth stability of the Company prior to the closing on the issuance of preferred stock to CDP. This engagement provides for the management services of CDP Management co-owners, Robert J. Doran and Dean S. Oakey, for the period of time commencing January 10, 2011 through the date of the shareholder vote on the proposed stock purchase agreement with CDP and stock repurchase agreement with DHW. For CDP Management's services, the Company has agreed to pay a fee of $7,500 per week. In addition, the Company has agreed to reimburse CDP Management for its reasonable third-party out-of-pocket expenses, not to exceed $6,000 per month.

Issuance of common stock

        Subsequent to December 28, 2010, the Company issued 21,109 shares of its common stock upon the exercise of options and warrants. The exercise price of such options and warrants ranged from $1.08 to $2.34 per share.

        On February 9, 2011, the Company announced its intention to seek shareholder approval for a one-time stock option exchange program for employees under its Equity Incentive Plan. Such program would permit the exchange of outstanding options held by employees for the purchase of 193,778 shares of common stock with exercise prices in excess of $6.00 per share for new options for the purchase of the same number of shares of common stock at an exercise price of $2.00 per share. The new options will vest in full on December 28, 2011, one year following the date of approval of the option exchange program by the Company.

Purchase agreement for Troy

        On February 18, 2011, the Company entered into a real estate purchase agreement to purchase an approximately two-acre site in Troy, Michigan, together with all plans, permits and related assets associated with the property, from DCM for the sum of approximately $2.6 million. The Company entered into this agreement in connection with the stock purchase agreement and stock repurchase agreement transactions described above. Pursuant to this agreement, the Company agreed to pay for the closing costs of the real estate transaction and to accept the property in "As Is" condition. In addition, the Company's obligation to close on the real estate transaction is contingent on (i) closing the CDP transaction, and (ii) the removal or waiver of certain repurchase rights granted to the developer that originally sold the property to DCM.

H-F-31

 INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to our Current Report on Form 8-K, filed on August 31, 2010 (File No. 000-29643)).
3.2	Amended and Restated By-laws of the Registrant, dated May 2, 2007 (incorporated by reference to our Current Report on Form 8-K, filed on May 4, 2007 (File No. 000-29643)).
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2	Specimen common stock certificate (incorporated by reference to our Current Report on Form 8-K, filed on September 20, 2002 (File No. 000-29643)).
10.1	Granite City Food & Brewery Ltd. 1997 Director Stock Option Plan, as amended effective November 27, 2007 (incorporated by reference to our Annual Report on Form 10-K, filed on March 10, 2008 (File No. 000-29643)).
10.2	Granite City Food & Brewery Ltd. Amended and Restated Equity Incentive Plan, effective June 17, 2010 (incorporated by reference to our Definitive Proxy Statement filed on July 21, 2010 (File No. 000-29643)).
10.3	Form of Non-Qualified Stock Option Agreement between the Registrant and certain employees of the Registrant, dated December 27, 2001 (incorporated by reference to our Annual Report on Form 10-KSB, filed on March 28, 2003 (File No. 000-29643)).
10.4	Form of Stock Option Agreement under the Registrant's 1997 Director Stock Option Plan (incorporated by reference to our Current Report on Form 8-K, filed on March 21, 2005 (File No. 000-29643)).
10.5	Form of Employee Non-Qualified Stock Option Agreement under the Registrant's Amended and Restated Equity Incentive Plan (incorporated by reference to our Current Report on Form 8-K, filed on March 21, 2005 (File No. 000-29643)).
10.6	Form of Incentive Stock Option Agreement under the Registrant's Amended and Restated Equity Incentive Plan (incorporated by reference to our Current Report on Form 8-K, filed on March 21, 2005 (File No. 000-29643)).
10.7	Form of Director Non-Qualified Stock Option Agreement under the Registrant's Amended and Restated Equity Incentive Plan (incorporated by reference to our Annual Report on Form 10-K, filed on March 10, 2008 (File No. 000-29643)).
10.8	Executive Employment Agreement by and between the Registrant and Steven J. Wagenheim, dated June 15, 2005 (incorporated by reference to our Current Report on Form 8-K/A, filed on June 16, 2005 (File No. 000-29643)).
10.9	Executive Employment Agreement by and between the Registrant and James G. Gilbertson, dated November 29, 2007 (incorporated by reference to our Current Report on Form 8-K, filed on November 29, 2007 (File No. 000-29643)).
10.10	Amendment No. 1 to Executive Employment Agreement by and between the Registrant and Steven J. Wagenheim, dated December 29, 2009 (incorporated by reference to our Annual Report on Form 10-K, filed on March 19, 2009 (File No. 000-29643)).
10.11	Amendment No. 1 to Executive Employment Agreement by and between the Registrant and James G. Gilbertson, dated December 29, 2009 (incorporated by reference to our Annual Report on Form 10-K, filed on March 19, 2009 (File No. 000-29643)).

H-E-1

Exhibit Number	Description
10.12	Amendment No. 2 to Executive Employment Agreement by and between the Registrant and Steven J. Wagenheim, dated October 5, 2009 (incorporated by reference to our Current Report on Form 8-K, filed on October 6, 2009 (File No. 000-29643)).
10.13	Amendment No. 2 to Executive Employment Agreement by and between the Registrant and James G. Gilbertson, dated October 5, 2009 (incorporated by reference to our Current Report on Form 8-K, filed on October 6, 2009 (File No. 000-29643)).
10.14	Amendment No. 3 to Executive Employment Agreement by and between the Company and Steven J. Wagenheim, dated June 17, 2010 (incorporated by reference to our Quarterly Report on Form 10-QSB, filed on August 10, 2010 (File No. 000-29643)).
10.15	Amendment No. 3 to Executive Employment Agreement by and between the Company and James G. Gilbertson, dated June 17, 2010 (incorporated by reference to our Quarterly Report on Form 10-QSB, filed on August 10, 2010 (File No. 000-29643)).
10.16	Amended and Restated Employment and Severance Agreement by and between the Company and Darius H. Gilanfar, dated August 9, 2010 (incorporated by reference to our Quarterly Report on Form 10-QSB, filed on August 10, 2010 (File No. 000-29643)).
10.17	Loan Agreement by and between the Registrant and First National Bank, Pierre, South Dakota, dated July 19, 2001 (incorporated by reference to our Quarterly Report on Form 10-QSB, filed on August 9, 2001 (File No. 000-29643)).
10.18	Agreement Concerning Guaranty by and between the Registrant and Steven Wagenheim, Arthur E. Pew III and William Burdick, dated July 17, 2001 (incorporated by reference to our Quarterly Report on Form 10-QSB, filed on August 9, 2001 (File No. 000-29643)).
10.19	Development Agreement between Donald A. Dunham, Jr. and the Registrant, dated October 22, 2002 (incorporated by reference to our Annual Report on Form 10-KSB, filed on March 28, 2003 (File No. 000-29643)).
10.20	Assignment Agreement among Donald A. Dunham, Jr., Dunham Capital Management, L.L.C. and the Registrant, dated October 22, 2002 (incorporated by reference to our Annual Report on Form 10-KSB, filed on March 28, 2003 (File No. 000-29643)).
10.21	Correspondence from Dunham Capital Management, L.L.C. to the Registrant, dated March 17, 2003 (incorporated by reference to our Annual Report on Form 10-KSB, filed on March 28, 2003 (File No. 000-29643)).
10.22	Loan Agreement between the Registrant and First National Bank, dated August 28, 2003 (incorporated by reference to our Quarterly Report on Form 10-QSB, filed on November 12, 2003 (File No. 000-29643)).
10.23	Term Note for the principal sum of $750,000 issued by the Registrant, Maker, to First National Bank, Payee, dated August 28, 2003 (incorporated by reference to our Quarterly Report on Form 10-QSB, filed on November 12, 2003 (File No. 000-29643)).
10.24	Security Agreement between the Registrant and First National Bank, dated August 28, 2003 (incorporated by reference to our Quarterly Report on Form 10-QSB, filed on November 12, 2003 (File No. 000-29643)).
10.25	Lease—Business Property Agreement between the Registrant and Ellsworth Development Corp., dated December 13, 2004 (incorporated by reference to our Current Report on Form 8-K, filed on December 14, 2004 (File No. 000-29643)).

H-E-2

Exhibit Number	Description
10.26	Master Lease Agreement by and between the Registrant and Carlton Financial Corporation, dated August 16, 2006 (including lease schedule and form of first amendment thereto) (incorporated by reference to our Current Report on Form 8-K, filed on August 22, 2006 (File No. 000-29643)).
10.27	Interim Funding Agreement by and between the Registrant and Carlton Financial Corporation, dated August 16, 2006 (incorporated by reference to our Current Report on Form 8-K, filed on August 22, 2006 (File No. 000-29643)).
10.28	Guaranty from Steven J. Wagenheim to Carlton Financial Corporation, dated August 16, 2006 (incorporated by reference to our Current Report on Form 8-K, filed on August 22, 2006 (File No. 000-29643)).
10.29	First Amendment to Loan Agreement by and between First National Bank and the Registrant, effective August 16, 2006 (incorporated by reference to our Current Report on Form 8-K, filed on August 22, 2006 (File No. 000-29643)).
10.30	Amendment to Development Agreement by and between Donald A. Dunham, Jr., Dunham Capital Management, L.L.C. and the Registrant, dated September 19, 2006 (incorporated by reference to our Current Report on Form 8-K, filed on September 22, 2006 (File No. 000-29643)).
10.31	Development Agreement between United Properties Investment LLC and the Registrant, dated April 30, 2008 (incorporated by reference to our Quarterly Report on Form 10-Q, filed on May 5, 2008 (File No. 000-29643)).
10.32	Master Agreement by and between Dunham Capital Management, L.L.C., DHW Leasing, L.L.C., and Dunham Equity Management, L.L.C., and the Registrant, dated February 7, 2009 (incorporated by reference to our Current Report on Form 8-K, filed on February 12, 2009 (File No. 000-29643)).
10.33	Bridge Loan Agreement by and between the Registrant, Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C., dated March 30, 2009 (incorporated by reference to our Current Report on Form 8-K, filed on April 3, 2009 (File No. 000-29643)).
10.34	Security Agreement by and among the Registrant, Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C., dated March 30, 2009 (incorporated by reference to our Current Report on Form 8-K, filed on April 3, 2009 (File No. 000-29643)).
10.35	Leasehold 180-Day Redemption Mortgage and Security Agreement and Fixture Filing Statement by Granite City Restaurant Operations, Inc. as debtor in favor of Harmony Equity Income Fund, L.L.C., dated March 30, 2009 (incorporated by reference to our Current Report on Form 8-K, filed on April 3, 2009 (File No. 000-29643)).
10.36	Patent and Trademark Security Agreement by and between the Registrant and Harmony Equity Income Fund, L.L.C., dated March 30, 2009 (incorporated by reference to our Current Report on Form 8-K, filed on April 3, 2009 (File No. 000-29643)).
10.37	IP Agreement by and between the Registrant and Harmony Equity Income Fund, L.L.C., dated March 30, 2009 (incorporated by reference to our Current Report on Form 8-K, filed on April 3, 2009 (File No. 000-29643)).
10.38	Amendment No. 1 to Bridge Loan Agreement by and between the Registrant, Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C., including the Amended Forms of Note and Warrant, dated April 22, 2009 (incorporated by reference to our Current Report on Form 8-K, filed on May 6, 2009 (File No. 000-29643)).

H-E-3

Exhibit Number	Description
10.39	Amendment No. 2 to Bridge Loan Agreement by and between the Registrant, Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C., dated April 30, 2009 (incorporated by reference to our Current Report on Form 8-K, filed on May 6, 2009 (File No. 000-29643)).
10.40	Amendment No. 3 to Bridge Loan Agreement by and between the Registrant, Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C., dated May 29, 2009 (incorporated by reference to our Current Report on Form 8-K, filed on June 4, 2009 (File No. 000-29643)).
10.41	Amendment No. 4 to Bridge Loan Agreement by and between the Registrant, Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C., dated August 10, 2009 (incorporated by reference to our Quarterly Report on Form 10-Q, filed on August 14, 2009 (File No. 000-29643)).
10.42	Amendment No. 5 to Bridge Loan Agreement by and between the Registrant, Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C. dated September 30, 2009 (incorporated by reference to our Current Report on Form 8-K filed on October 6, 2009 (File No. 000-29643)).
10.43	Amendment No. 6 to Bridge Loan Agreement by and between the Registrant, Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C. dated October 31, 2009 (incorporated by reference to our Current Report on Form 8-K filed on November 5, 2009 (File No. 000-29643)).
10.44	Amendment No. 7 to Bridge Loan Agreement by and between the Registrant, Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C. dated December 16, 2009 (incorporated by reference to our Current Report on Form 8-K filed on December 22, 2009 (File No. 000-29643)).
10.45	Debt Conversion Agreement between the Registrant and DHW Leasing, L.L.C., dated September 21, 2009 (incorporated by reference to our Current Report on Form 8-K filed on September 22, 2009 (File No. 000-29643)).
10.46	Amendment No. 1 to Master Agreement by and between Dunham Capital Management, L.L.C., DHW Leasing, L.L.C., Dunham Equity Management, L.L.C. and the Registrant, dated October 5, 2009 (incorporated by reference to our Current Report on Form 8-K filed on October 6, 2009 (File No. 000-29643)).
10.47	Registration Rights Agreement by and between the Registrant and DHW Leasing, L.L.C., dated October 5, 2009 (incorporated by reference to our Current Report on Form 8-K filed on October 6, 2009 (File No. 000-29643)).
10.48	Waiver of Default regarding Bridge Loan Agreement by and between the Registrant, Granite City Restaurant Operations, Inc., Harmony Equity Income Fund I, L.L.C. and Harmony Equity Income Fund II, L.L.C, dated October 5, 2009 (incorporated by reference to our Current Report on Form 8-K filed on October 6, 2009 (File No. 000-29643)).
10.49	Master Amendment to Leases by and among GC Omaha Limited Partnership, Dunham Capital Management, L.L.C., GC Rosedale, L.L.C., GC Lincoln Limited Partnership, GC Olathe Limited Partnership, GC Eagan Limited Partnership, GC Cedar Rapids/Davenport Limited Partnership, GC Des Moines Limited Partnership, GC Holdings Limited Partnership, GC Wichita Limited Partnership, and the Registrant, dated October 5, 2009 (incorporated by reference to our Current Report on Form 8-K filed on October 6, 2009 (File No. 000-29643)).

H-E-4

Exhibit Number	Description
10.50	Termination of Equipment Lease and Bill of Sale by and between the Registrant and DHW Leasing, L.L.C., dated October 5, 2009 (incorporated by reference to our Current Report on Form 8-K filed on October 6, 2009 (File No. 000-29643)).
10.51	Loan Agreement by and between the Registrant, First Midwest Bank, Dunham Capital Management, L.L.C., and Donald Dunham, Jr., dated August 31, 2010 (incorporated by reference to our Quarterly Report on Form 10-Q, filed on November 9, 2010 (File No. 000-29643)).
10.52	Stock Purchase Agreement by and between the Registrant and Concept Development Partners LLC, dated February 8, 2011(incorporated by reference to our Current Report on Form 8-K filed on February 14, 2011 (File No. 000-29643)).
10.53	Stock Repurchase Agreement by and between DHW Leasing, L.L.C, Donald A. Dunham, Jr., Christine Dunham, Charles T. Hey, Dunham Capital Management, L.L.C., Concept Development Partners LLC and the Registrant, dated February 8, 2011 (incorporated by reference to our Current Report on Form 8-K filed on February 14, 2011 (File No. 000-29643)).
10.54	Voting Agreement and Irrevocable Proxy between DHW Leasing, LLC, Concept Development Partners LLC, and certain shareholders listed on Schedule A thereto, dated February 8, 2011 (incorporated by reference to our Current Report on Form 8-K filed on February 14, 2011 (File No. 000-29643)).
10.55	Lease Restructuring and Option Agreement by and between Dunham Capital Management, L.L.C., GC Rosedale, L.L.C and the Registrant, dated February 8, 2011 (incorporated by reference to our Current Report on Form 8-K filed on February 14, 2011 (File No. 000-29643)).
10.56	Troy, Michigan Purchase Agreement by and between Dunham Capital Management, L.L.C. and the Registrant, dated February 18, 2011 (incorporated by reference to our Current Report on Form 8-K filed on February 24, 2011 (File No. 000-29643)).
21	Subsidiaries.
23	Consent of Independent Registered Public Accounting Firm.
24	Powers of Attorney (included on Signatures page).
31.1	Certification by Steven J. Wagenheim, President and Chief Executive Officer of the Registrant, pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification by James G. Gilbertson, Chief Financial Officer of the Registrant, pursuant to Exchange Act Rule 13a-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification by Steven J. Wagenheim, President and Chief Executive Officer of the Registrant, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification by James G. Gilbertson, Chief Financial Officer of the Registrant, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

H-E-5

GRANITE CITY FOOD & BREWERY LTD.

SPECIAL MEETING OF SHAREHOLDERS

May 10, 2011

9:00 a.m.

80 South Eighth Street, Suite 2200
Minneapolis, Minnesota 55402

Preliminary Copy Pursuant to Rule 14(a)-6(e)(1)

Granite City Food & Brewery Ltd.	proxy

5402 Parkdale Drive, Suite 101

Minneapolis, Minnesota 55416

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Granite City Food & Brewery Ltd., a Minnesota corporation, hereby acknowledges receipt of the notice of special meeting of shareholders and proxy statement, each dated April 12, 2011, and hereby appoints Steven J. Wagenheim and James G. Gilbertson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting of shareholders of Granite City Food & Brewery Ltd. to be held at 80 South Eighth Street, Suite 2200, Minneapolis, Minnesota, on May 10, 2011, at 9:00 a.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Granite City Food & Brewery Ltd. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions

Please detach here
ò  ò

The Board of Directors recommends you vote FOR the following proposals:

1. Approval of the stock purchase agreement, as it may be amended from time to time, and the related issuance of preferred stock.	☐ For	☐ Against	☐ Abstain

2. Approval of the stock repurchase agreement, as it may be amended from time to time, and the related repurchase of common stock.	☐ For	☐ Against	☐ Abstain

3. Approval of the option exchange program.	☐ For	☐ Against	☐ Abstain

4. Approval of the amendment to our bridge loan agreement.	☐ For	☐ Against	☐ Abstain

5. Advisory approval of executive compensation.	☐ For	☐ Against	☐ Abstain

The Board of Directors recommends you vote 3 YEARS on the following proposal:

6. Advisory vote on frequency of shareholder approval of executive compensation.	☐ 1 year	☐ 2 years	☐ 3 years	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE,  THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5 AND 3 YEARS ON PROPOSAL 6.  ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Address change? Mark Box ☐ Indicate changes below:

Dated: , 2011

Signature(s) in Box
(If there are co-owners both must sign)

Please sign exactly as name appears on this proxy, when shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.